            AS  FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                               NOVEMBER 17, 1994
                             REGISTRATION NO. 33-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CURTICE-BURNS FOODS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

               NEW YORK                                 16-0845824                                2037
   (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)      (PRIMARY STANDARD INDUSTRIAL
    INCORPORATION OR ORGANIZATION)                                                    CLASSIFICATION CODE NUMBER)

                               AND ITS GUARANTORS

      PRO-FAC COOPERATIVE, INC.                     NEW YORK                     16-6036816                      5148
     CURTICE-BURNS EXPRESS, INC.                    NEW YORK                     16-1198316                      4213
   CURTICE BURNS MEAT SNACKS, INC.                  DELAWARE                     13-3346668                      2013
 FINGER LAKES PACKAGING COMPANY, INC.               NEW YORK                     16-1262806                      3411
   HUSMAN SNACK FOODS COMPANY, INC.                   OHIO                       31-1308171                      2096
   KENNEDY ENDEAVORS, INCORPORATED                 WASHINGTON                    91-1350382                      2096
       NALLEY'S CANADA LIMITED                       CANADA                          N/A                         2032
    QUALITY SNAX OF MARYLAND, INC.                  MARYLAND                     52-0911948                      5145
       SEASONAL EMPLOYERS, INC.                     NEW YORK                     16-1375253                      7363
PRO-FAC HOLDING COMPANY OF IOWA, INC.               NEW YORK                     16-1335217                      6799
     (EXACT NAME OF REGISTRANT AS       (STATE OR OTHER JURISDICTION OF        (I.R.S EMPLOYER       (PRIMARY STANDARD INDUSTRIAL
      SPECIFIED IN ITS CHARTER)          INCORPORATION OR ORGANIZATION)    IDENTIFICATION NUMBER)     CLASSIFICATION CODE NUMBER)

                            ------------------------

                                                                                               ROY A. MYERS
                                                                                        CURTICE-BURNS FOODS, INC.
                          90 LINDEN PLACE                                                    90 LINDEN PLACE
                            P.O. BOX 681                                                       P.O. BOX 681
                     ROCHESTER, NEW YORK 14603                                          ROCHESTER, NEW YORK 14603
                           (716) 383-1850                                                     (716) 383-1850
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,             (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)              INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                              SCOTT F. SMITH, ESQ.
                             HOWARD, DARBY & LEVIN
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO  PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                              PROPOSED
                                                                                             PROPOSED         MAXIMUM
                                                                                             MAXIMUM         AGGREGATE
                   TITLE OF EACH CLASS OF SECURITIES                      AMOUNT TO BE    OFFERING PRICE      OFFERING
                           TO BE REGISTERED                               REGISTERED(1)    PER NOTE(1)      PRICE(1)(2)
12 1/4% Senior Subordinated Notes due 2005.............................   $160,000,000          100%        $160,000,000
Guarantees of 12 1/4% Senior Subordinated Notes due 2005...............        (3)              (3)             (3)
     Total.............................................................   $160,000,000          100%        $160,000,000

                   TITLE OF EACH CLASS OF SECURITIES                        AMOUNT OF
                           TO BE REGISTERED                              REGISTRATION FEE
12 1/4% Senior Subordinated Notes due 2005.............................      $ 55,173
Guarantees of 12 1/4% Senior Subordinated Notes due 2005...............        (3)
     Total.............................................................      $ 55,173

(1) Estimated solely for purposes of calculating the registration fee.
(2) Plus accrued interest, if any, from the date of issuance.
(3) No additional consideration will be paid by the recipients of the 12 1/4% Senior Subordinated Notes due 2005 for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees.
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                           CURTICE-BURNS FOODS, INC.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

 ITEM
NUMBER                              ITEM IN FORM S-4                              LOCATION OR CAPTION IN PROSPECTUS
- ------   ----------------------------------------------------------------------  ------------------------------------
 1.      Forepart of the Registration Statement and Outside Front Cover Page of
           Prospectus..........................................................  Facing Page; Outside Front Cover
                                                                                   Page of Prospectus
 2.      Inside Front and Outside Back Cover Pages of Prospectus...............  Inside Front and Outside Back Cover
                                                                                   Pages of Prospectus; Table of
                                                                                   Contents; Available Information
 3.      Risk Factors, Ratio of Earnings to Fixed Charges and Other
           Information.........................................................  Summary; Risk Factors; The Company;
                                                                                   The Exchange Offer; Selected
                                                                                   Historical Consolidated Financial
                                                                                   Data of the Company; Selected
                                                                                   Historical Consolidated Financial
                                                                                   Data of Pro-Fac; Pro Forma
                                                                                   Financial Data of the Company; Pro
                                                                                   Forma Financial Data of Pro-Fac
                                                                                   and the Company
 4.      Terms of the Transaction..............................................  Summary; The Exchange Offer;
                                                                                   Description of the Notes
 5.      Pro Forma Financial Information.......................................  Pro Forma Financial Data of the
                                                                                   Company; Pro Forma Financial Data
                                                                                   of Pro-Fac and the Company
 6.      Material Contracts with the Company Being Acquired....................  Not Applicable
 7.      Additional Information Required for Reoffering by Persons and Parties
           Deemed to be Underwriters...........................................  Not Applicable
 8.      Interests of Named Experts and Counsel................................  Not Applicable
 9.      Disclosure of Commission Position on Indemnification for Securities
           Act Liabilities.....................................................  Part II -- Indemnification of
                                                                                   Directors and Officers
10.      Information with Respect to S-3 Registrants...........................  Not Applicable
11.      Incorporation of Certain Information by Reference.....................  Not Applicable
12.      Information with Respect to S-2 or S-3 Registrants....................  Not Applicable
13.      Incorporation of Certain Information by Reference.....................  Not Applicable
14.      Information with Respect to Registrants Other Than S-2 or S-3
           Registrants.........................................................  Summary; Risk Factors;
                                                                                   Capitalization; Selected
                                                                                   Historical Consolidated Financial
                                                                                   Data of the Company; Selected
                                                                                   Historical Consolidated Financial
                                                                                   Data of Pro-Fac; Management's
                                                                                   Discussion and Analysis of
                                                                                   Financial Condition and Results of
                                                                                   Operations of the Company;
                                                                                   Management's Discussion and
                                                                                   Analysis of Financial Condition
                                                                                   and Results of Operation of
                                                                                   Pro-Fac; Business; Description of
                                                                                   Certain Indebtedness; Description
                                                                                   of the Notes; Financial Statements

 ITEM
NUMBER                              ITEM IN FORM S-4                              LOCATION OR CAPTION IN PROSPECTUS
- ------   ----------------------------------------------------------------------  ------------------------------------
15.      Information with Respect to S-3 Companies.............................  Not Applicable
16.      Information with Respect to S-2 or S-3 Companies......................  Not Applicable
17.      Information with Respect to Companies Other Than S-2 or S-3
           Companies...........................................................  Not Applicable
18.      Information if Proxies, Consents or Authorizations are to be
           Solicited...........................................................  Not Applicable
19.      Information if Proxies, Consents or Authorizations are not to be
           Solicited, or in an Exchange Offer..................................  Management; Executive Compensation;
                                                                                   The Acquisition; Certain
                                                                                   Transactions; Security Ownership
                                                                                   of Certain Beneficial Owners and
                                                                                   Management

                 SUBJECT TO COMPLETION, DATED NOVEMBER 17, 1994

PROSPECTUS

                           CURTICE-BURNS FOODS, INC.
                             OFFER TO EXCHANGE ITS
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005

      THE  EXCHANGE OFFER  WILL EXPIRE  AT 5:00  P.M., NEW  YORK CITY  TIME, ON
                , 1994, UNLESS EXTENDED.

     Curtice-Burns Foods, Inc., a New York corporation (the 'Company'), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the 'Prospectus') and the accompanying Letter of Transmittal (the 'Letter of Transmittal'), to exchange (the 'Exchange Offer') its 12 1/4% Senior Subordinated Notes due 2005 (the 'New Notes') for an equal principal amount of its outstanding 12 1/4% Senior Subordinated Notes due 2005 (the 'Old Notes,' and, together with the New Notes, the 'Notes'), of which $160.0 million aggregate principal amount is outstanding. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The New Notes will evidence the same debt as the Old Notes and will be issued under the same Indenture (as defined below) as the Indenture governing the Old Notes. See 'The Exchange Offer' and 'Description of the Notes.'

     The Company will accept for exchange any and all Old Notes validly tendered
and  not withdrawn prior to 5:00 p.m., New York City  time, on                 ,
1994, unless extended (the 'Expiration Date'). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See 'The Exchange Offer.' Old Notes may be tendered only in integral multiples of $1,000.

     Interest on the Notes is payable on February 1 and August 1 of each year, commencing February 1, 1995. The Notes are redeemable in whole or in part at the option of the Company at any time on or after February 1, 2000 at the redemption prices hereinafter set forth. In addition, at any time on or prior to February 1, 1998, the Company may redeem up to $56.0 million aggregate principal amount of the Notes, provided that after giving effect to such redemption at least $104.0 million aggregate principal amount remains outstanding, with the proceeds of certain offerings of Capital Stock (as defined herein) of the Company or the proceeds of certain Asset Sales (as defined herein).

     Upon a Change of Control (as defined herein), each holder of the Notes has the right to require the Company to purchase all outstanding Notes then held by it at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

     The Notes are general unsecured obligations of the Company and are subordinate in right of payment to the Company's Senior Indebtedness (as defined herein). The Notes are unconditionally guaranteed on an unsecured senior subordinated basis by Pro-Fac Cooperative, Inc., a New York cooperative corporation ('Pro-Fac'), which owns 100% of the capital stock of the Company, and certain of the Company's subsidiaries. At November 3, 1994, on a pro forma basis after giving effect to the Transactions, the total Senior Indebtedness of the Company would have been $255.4 million. The indenture governing the Notes permits the incurrence of additional Indebtedness (as defined herein) by Pro-Fac, the Company and its subsidiaries under certain circumstances.

     Prior to this offering, there has been no public market for the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. The Company has agreed to pay the expenses of the Exchange Offer.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See 'Plan of Distribution.'

                        -------------------------

     SEE 'RISK FACTORS' FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NOTES.

                        -------------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION, NOR HAS  THE
      SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
      COMMISSION  PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS
        PROSPECTUS.  ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL
         OFFENSE.

                        -------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

     FOR NEW HAMPSHIRE RESIDENTS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             AVAILABLE INFORMATION

     Pro-Fac is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations promulgated thereunder, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'SEC' or the 'Commission'). The Company has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     Reports and other information filed by Pro-Fac with the SEC, and the Registration Statement and the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Northwestern
Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Upon consummation of the Exchange Offer, the Company will become subject to the information requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the SEC. In the event Pro-Fac or the Company is not subject to the reporting requirements of the Exchange Act at any time following consummation of the Exchange Offer, Pro-Fac and the Company will be required under the Indenture, dated as of November 3, 1994, as supplemented by the First Supplemental Indenture, dated November 3, 1994 (as so supplemented, the 'Indenture'), among the Company, Pro-Fac, certain subsidiaries of the Company and IBJ Schroder Bank & Trust Company, as trustee (the 'Trustee'), pursuant to which the Old Notes were, and the New Notes will be, issued, to continue to file with the SEC, and to furnish holders of the Notes with (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Pro-Fac or the Company were required to file such forms, including a 'Management's Discussion and Analysis of Financial Condition and Results of Operations' with respect to Pro-Fac or the Company, as the case may be, and, with respect to the annual information only, a report on the financial statements therein by Pro-Fac's or the Company's certified independent accountants, as the case may be, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if Pro-Fac or the Company were required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, each of Pro-Fac and the Company has agreed to make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                                    SUMMARY

     The following information is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus. All references in this Prospectus to the 'Company' will include the Company and its subsidiaries. Unless otherwise stated herein, market share data used throughout this Prospectus was obtained from industry sources believed by the Company to be reliable. The Company has not independently verified this market share data and makes no representation as to its accuracy.

                                  THE COMPANY

GENERAL

     Curtice-Burns Foods, Inc. (the 'Company') is a producer and marketer of processed food products including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter and snack foods. In addition, the Company manufactures cans which are both utilized by the Company and sold to third parties. For the fiscal year ended June 25, 1994, on a pro forma basis after giving effect to the Transactions (as defined herein), the Company would have had net sales and operating income plus depreciation and amortization of $749.2 million and $77.0 million (excluding the nonrecurring restructuring gain of $7.8 million and the $3.5 million charge relating to legal and advisory costs incurred in connection with the change of control), respectively. See 'Pro Forma Financial Data of the Company.'

     The Company sells products in three principal categories: (i) 'branded' products, which are sold under the Company's trademarks, (ii) 'private label' products, which are sold to grocers that in turn use their own brand names on the products and (iii) 'food service' products, which are sold to food service institutions, such as restaurants, caterers and bakeries and to schools. In fiscal 1994, approximately one-half of the Company's net sales were branded and the remainder were split between private label and food service. The Company's branded products include 'Comstock,' 'Thank You' and 'Wilderness' fruit fillings and toppings, 'Nalley' chilies and stews, 'Bernstein's' salad dressings and 'Adams' peanut butter. The Company's private label products include salad dressings, salsa, fruit fillings and toppings, canned puddings and canned and frozen vegetables, which are sold to customers such as A&P, Kroger, Safeway, Topco, Wegman's and Winn-Dixie. The Company's food service products include salad dressings, pickles, fruit fillings and toppings, canned and frozen vegetables, canned puddings, cheese sauces and canned and frozen fruit, which are sold to customers such as Carvel, Disney, Foodservice of America, KFC, McDonald's and Sysco.

OPERATIONS

     The Company operates throughout the United States and in Western Canada through six operating divisions. Each division (other than the Snack Foods Group, which has three separate divisional operations) is managed by a division president and has its own sales, marketing and financial staff.

     Comstock Michigan Fruit. The Company's largest division, Comstock Michigan Fruit ('CMF'), produces products in three principal categories: (i) fruit fillings and toppings, (ii) aseptically produced products and (iii) canned and frozen fruits and vegetables. In fiscal 1994, approximately one-third of CMF's net sales represented branded products, approximately one-third represented private label products and approximately one-third represented food service products. CMF's fruit fillings and toppings, sold under the Company's
'Comstock,' 'Thank You' and 'Wilderness' brand names, had a national market share of approximately 56% in fiscal 1994. CMF's aseptic operations produce puddings, cheese sauces and dips primarily for sale nationally to food service outlets. CMF's canned and frozen fruits and vegetables are sold primarily in the Eastern United States to private label customers. In fiscal 1994, CMF had net sales and division operating income of $333.4 million and $29.6 million, respectively.

     Nalley's. The Nalley's Fine Foods division ('Nalley's'), which includes Nalley's Canada Ltd., markets canned meat products such as chilies and stews, pickles, salad dressings and peanut butter. Nalley's products are primarily branded, accounting for approximately three-quarters of Nalley's fiscal 1994 net sales. Several of Nalley's branded products have leading market shares in the Pacific

Northwest, such as 'Nalley' chili, which had a market share of approximately 57%, and 'Nalley' and 'Farman's' pickles, which together had a market share of approximately 49%, for the 52-week period ended August 7, 1994. In the Pacific Northwest, the Company's 'Nalley' and 'Bernstein's' brands of salad dressings had a combined market share of approximately 17% for the same period. In fiscal 1994, Nalley's had net sales and division operating income of $214.8 million and $17.6 million, respectively.

     Southern Frozen Foods. The Southern Frozen Foods division ('Southern') specializes in producing and selling a full line of southern vegetables such as black-eyed peas, okra and leafy greens as well as a line of traditional vegetables such as corn, peas, squash and green beans. In fiscal 1994, branded sales represented approximately one-half of total net sales of Southern, food service sales represented more than a quarter of the total and private label sales accounted for the remainder. Southern's line of frozen southern vegetables, which are marketed under the 'McKenzie's' and 'Southern Farms' brand names, had a leading market share of approximately 26% in the Southeast for the 52-week period ended March 6, 1994. Southern distributes primarily in the Southeast and South Central portions of the United States. In fiscal 1994, Southern had net sales and division operating income of $94.3 million and $10.2 million, respectively.

     Snack Foods Group. The Company's Snack Foods Group consists of Snyder of Berlin ('Snyder') and Husman Snack Foods ('Husman'), which produce and distribute their snack food products primarily in the Mid-Atlantic and Midwest regions of the country, and Tim's Cascade Chips ('Tim's'), which produces and distributes kettle-fried chips in the Pacific Northwest. In fiscal 1994, the Snack Foods Group had net sales and division operating income of $61.2 million and $2.7 million, respectively.

     Brooks Foods. The Company's Brooks Foods division ('Brooks') markets specialty chili beans, specialty tomato products, barbecue sauce and related products under the 'Brooks' label. Sales of Brooks products are principally in the Midwest. In fiscal 1994, Brooks had net sales and division operating income of $30.0 million and $3.1 million, respectively.

     Finger Lakes Packaging. Finger Lakes Packaging ('Finger Lakes') manufactures various sizes of three-piece sanitary food cans for the Company and third-party food processors. Approximately two-thirds of the cans manufactured by Finger Lakes are sold to divisions of the Company, with the remaining one-third sold to other customers. In fiscal 1994, Finger Lakes had net sales and operating income (before elimination of intercompany transactions) of $49.9 million and $3.9 million, respectively.

BUSINESS STRATEGY

     Achieve Leading Market Shares of Branded Products. The Company believes that having branded products with strong shares in regional markets provides it with distinct advantages. Specifically, by achieving a market presence within a geographic region, the Company believes it is better able to create avenues for the sale of the Company's other branded products and to assess and meet local market and consumer needs.

     Diversify Through Sales of Branded, Private Label and Food Service Products. Historically, the Company has focused primarily on its branded products, many of which have leading market shares in the regions they serve. However, with the growth of the private label and food service businesses, the Company has also begun to focus on profitable opportunities in these areas. For example, Nalley's has been working with grocers on programs for private label salsa, soups and salad dressings with 'good,' 'better' and 'best' categories. This concept offers the grocer a three-tiered product selection and provides the Company with a means to customize products and programs specifically for consumer desires. The Company is currently reviewing the expansion of the 'good,' 'better' and 'best' program to many other products. In addition, with the growth of the food service sector, the Company has pursued food service opportunities for its fruit fillings and toppings, puddings and cheese sauces. Future food service growth is planned for other products such as breaded vegetables and salad dressings.

     Engage in Selective National Expansion Program. Certain of the Company's products have achieved significant market shares within specific geographic regions, and the Company believes substantial opportunities exist to distribute these products on a national basis. The Company recently began selling its 'Bernstein's' salad dressing, first introduced in California, in Arizona, Colorado and Upstate New

York. Other products under consideration for national expansion include Mexican specialty items, such as chili and salsa, other salad dressings and canned soups.

     Continuous Focus on Cost Reduction. Through a corporate wide program of information management, selected capital expenditures and individual division initiatives, the Company continuously seeks to reduce costs and improve efficiency. During fiscal 1993, the Company initiated production consolidation efforts involving the closing of three plants located in Michigan, Colorado and New York. Further consolidations are being explored to reduce operational redundancies. In the area of purchasing, by maximizing market leverage through collaborative and cooperative purchasing activities throughout the Company, significant savings have been achieved. As a result of the Company's cost reduction activities, the Company's operating income margin from ongoing businesses improved from 6.0% to 6.5% to 6.9% in each of fiscal 1992, 1993 and 1994, respectively.

                                    PRO-FAC

     On November 3, 1994 the Company was acquired by Pro-Fac, an agricultural cooperative formed under New York State law to process and market crops grown by its members. Only growers of crops marketed through Pro-Fac, or associations of such growers, can become members of Pro-Fac. A grower becomes a member of Pro-Fac through the purchase of common stock, which obligates the grower to supply, and Pro-Fac to purchase, crops. Pro-Fac's approximately 700 members are growers, or associations of growers, located principally in California, Florida, Georgia, Illinois, Iowa, Michigan, Nebraska, New York, North Dakota, Oregon, Pennsylvania and Washington. Crops grown by Pro-Fac members and purchased by Pro-Fac include fruits (cherries, apples, blueberries, peaches and plums), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus, potatoes, dry beans, southern peas, turnip roots and leafy greens) and popcorn. All of the crops supplied to Pro-Fac by its members are sold to the Company for processing.

     Pro-Fac and the Company were established together in the early 1960s and before Pro-Fac's recent acquisition of the Company, had a long-standing contractual relationship under the Integrated Agreement between Pro-Fac and the Company (the 'Integrated Agreement') and similar predecessor agreements. The Integrated Agreement, which has been superseded by the Marketing and Facilitation Agreement, dated as of November 3, 1994, between Pro-Fac and the Company (the 'Pro-Fac Marketing Agreement'), principally governed four arrangements between Pro-Fac and the Company: facilities financing, operations financing, marketing and management. Pro-Fac continues to market its members' crops and provide other accommodations to the Company, and the Company continues to provide management services to Pro-Fac, pursuant to the Pro-Fac Marketing Agreement.

                                THE ACQUISITION

GENERAL

     The proceeds of the Old Notes, together with the proceeds of borrowings under a new credit facility (the 'New Credit Agreement') with Springfield Bank for Cooperatives (the 'Bank'), were used to pay the purchase price and related fees and expenses paid in connection with the acquisition of the Company by Pro-Fac and to repay the existing bank loans of Pro-Fac and the Company. The Acquisition was effected through the Agreement and Plan of Merger dated as of September 27, 1994 among PF Acquisition Corp., a New York corporation ('PFAC'), Pro-Fac and the Company (the 'Merger Agreement'). Pursuant to the Merger Agreement, (i) PFAC commenced a tender offer (the 'Tender Offer') for all of the outstanding shares of Class A and Class B Common Stock, $.99 par value (collectively, the 'Shares'), of the Company, (ii) on November 3, 1994, PFAC accepted for payment and paid for Shares validly tendered and not withdrawn at a price per Share of $19.00 in cash, (iii) substantially simultaneously with the acceptance of Shares for payment pursuant to the Tender Offer, PFAC merged with and into the Company, with the Company continuing as the surviving corporation (the 'Merger'), (iv) any Shares (except Shares owned by Pro-Fac or its subsidiaries or held by the Company or its subsidiaries (which were cancelled) or Shares as to which stockholders of the Company may exercise appraisal rights provided in connection with the Merger) not tendered and accepted for payment pursuant to the Tender Offer were converted in the Merger into the right to receive from the

Company $19.00 per Share in cash, and (v) each issued and outstanding share of the capital stock of PFAC, all of which were owned by Pro-Fac, was converted into one share of common stock of the Company. As a result of the Merger, the Company is a wholly-owned subsidiary of Pro-Fac and has assumed all of the obligations and liabilities of PFAC, including PFAC's obligations and liabilities under the Old Notes.

     The Acquisition, the contribution of certain assets by Pro-Fac to PFAC, the repurchase or repayment of existing indebtedness of Pro-Fac and the Company, the offering of the Old Notes (the 'Old Notes Offering') and the execution of, and initial borrowings under, the New Credit Agreement entered into by Pro-Fac, PFAC and the Bank are referred to herein collectively as the 'Transactions.'

     The Old Notes were sold in a private placement pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. PFAC structured the Old Notes Offering as a private placement to be followed by an Exchange Offer of New Notes for Old Notes in order to raise funds on a more expeditious basis than would have been possible had the initial sale been pursuant to an offering registered under the Securities Act. Such funds were required in order to consummate the Acquisition in a timely manner. The purchasers of the Old Notes, as a condition to such purchase, requested that the Company agree to commence the Exchange Offer following the Old Notes Offering.

SOURCES AND USES OF FUNDS

     The sources and uses of funds necessary to consummate the Transactions were as follows:

                                                                                            AMOUNT(1)
                                                                                      ---------------------
                                                                                      (DOLLARS IN MILLIONS)

SOURCES OF FUNDS:
     Borrowings under New Credit Agreement(2):
          Acquisition Facility:
               Term Loan...........................................................          $  80.0
               Term Loan Facility..................................................             97.5
          Seasonal Facility........................................................             72.6
     Sale of Notes.................................................................            160.0
     Capital contribution by Pro-Fac(3)............................................            134.6
                                                                                             -------
               Total sources of funds..............................................            544.7
                                                                                             -------
                                                                                             -------

USES OF FUNDS:
     Purchase of the Company's Class A and Class B Common Stock(4).................          $ 166.8
     Repayment of existing debt (other than seasonal debt) and other
      obligations(5)...............................................................            276.4
     Repayment of existing seasonal debt...........................................             84.1
     Fees, discounts and commissions(6)............................................             17.4
                                                                                             -------
               Total uses of funds.................................................          $ 544.7
                                                                                             -------
                                                                                             -------

- ------------

(1) Sources and uses of funds are based on (i) the borrowings of bank debt that were outstanding under the Company's existing credit facilities on November 3, 1994, the date that the Transactions were consummated (the 'Closing Date'), (ii) the amounts due from the Company to Pro-Fac that were outstanding on the Closing Date, (iii) the purchase price paid for the Company in connection with the Acquisition and (iv) the fees, discounts and commissions paid on or subsequent to the Closing Date in connection with the Transactions.

(2) In connection with the Acquisition, PFAC entered into the New Credit Agreement with the Bank, pursuant to which the Bank agreed to provide loans to PFAC of up to $200.0 million to finance the Acquisition, to refinance certain existing indebtedness of Pro-Fac and the Company and to pay fees and expenses related to the Acquisition (the 'Acquisition Facility'). On completion of the Merger,

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    the obligations of PFAC under the New Credit Agreement became obligations of the Company. The Acquisition Facility consists of (i) an $80.0 million term loan (the 'Term Loan'), which is fully drawn, payable in 20 equal semi-annual installments and (ii) a $120.0 million term loan facility (the 'Term Loan Facility'), approximately $97.5 million of which has been or will be drawn in connection with the Transactions, payable during the first five years in annual installments each in an amount equal to the 'annual cash sweep' for the preceding fiscal year as defined in the New Credit Agreement, and payable thereafter in ten equal semi-annual installments. Amounts drawn under the Acquisition Facility include $155.2 million to repay indebtedness due from the Company to Pro-Fac, which Pro-Fac, in turn, applied to repay an equal amount of outstanding debt plus accrued and unpaid interest due to the Bank. The New Credit Agreement also provides the Company with seasonal financing of up to $86.0 million (the 'Seasonal Facility'), which has an 18 month term, and a $10.0 million letter of credit facility, which has a 12 month term (the 'Letter of Credit Facility'). On the Closing Date, $72.6 million was drawn under the Seasonal Facility to repay outstanding seasonal debt, together with accrued and unpaid interest and additional capital investment, due from Pro-Fac to the Bank and outstanding seasonal debt, together with accrued and unpaid interest and fees, due from the Company to a syndicate of commercial lenders led by The Chase Manhattan Bank, N.A. The Company estimates that its peak borrowings under the Seasonal Facility during fiscal 1995 will not increase significantly over the $72.6 million drawn on the Closing Date. In fiscal 1994, the Company's borrowings under its existing seasonal line of credit peaked at approximately $81.0 million and the average amount outstanding during such year was approximately $51.5 million. See 'Description of Certain Indebtedness -- New Credit Agreement.'

(3) In connection with the Acquisition, Pro-Fac made a $134.6 million capital contribution to the Company which consisted of the cancellation of $110.0 million of indebtedness and capital lease obligations due to Pro-Fac by the Company (including the cancellation of certain accounts payable due to Pro-Fac by the Company, in the amount of $5.1 million) and the cancellation of $24.6 million of obligations due to Pro-Fac from the Company as a result of Pro-Fac's transfer to the Company of (i) its investment in the Bank in the amount of $21.3 million and (ii) certain legal and advisory costs incurred by Pro-Fac in connection with the Transactions in the amount of $3.3 million. See 'Certain Transactions -- Equity Ownership in Springfield Bank for Cooperatives.'

(4) The purchase price for the Shares consists of $165.1 million for the 8,690,005 shares outstanding as of the Closing Date at $19.00 per share plus $1.7 million representing the aggregate payments being made by the Company in connection with the cancellation of certain options to purchase shares of the Company exercisable at a price less than $19.00 per share.

(5) Includes the cancellation of (i) $246.7 million of indebtedness and capital lease obligations due to Pro-Fac by the Company, (ii) certain accounts payable due to Pro-Fac by the Company , in the amount of $5.1 million, and
    (iii) $24.6 million of obligations due to Pro-Fac by the Company as a result of the transfer by Pro-Fac to the Company of its (a) $21.3 million investment in the Bank and (b) $3.3 million of legal and advisory costs incurred in connection with the Transactions. See 'Certain Transactions -- Equity Ownership in Springfield Bank for Cooperatives.'

(6) $17.4 million in fees, discounts and commissions were paid on or subsequent to the Closing Date. This amount excludes amounts paid for similar charges prior to the Closing Date.

                               THE EXCHANGE OFFER

Registration Rights Agreement......  The Old Notes were sold by the Company on November 3, 1994 to institutional investors. In connection therewith, the Company executed and delivered  for the benefit of the holders of the Old Notes a registration rights agreement
                                     (the  'Registration Rights  Agreement') providing, among  other things, for the Exchange Offer.

The Exchange Offer.................  New Notes are being offered in exchange for a like principal amount of  Old
                                     Notes.  As of the date hereof, $160.0 million aggregate principal amount of
                                     Old Notes are outstanding. The Company will issue the New Notes to  holders promptly  following the Expiration Date.  See 'Risk Factors -- Consequences
                                     of Failure to Exchange.'
                                     Based on  interpretations by  the  staff of  the  Commission set  forth  in no-action  letters issued to  third parties, the  Company believes that New
                                     Notes issued pursuant to the Exchange  Offer in exchange for Old Notes  may be  offered  for resale,  resold and  otherwise  transferred by  any holder thereof (other than any such holder which is an 'affiliate' of the  Company or  any Guarantor within the meaning of  Rule 405 under the Securities Act)
                                     without compliance with the registration and prospectus delivery provisions of the Securities  Act, provided that  such New Notes  are acquired in  the ordinary  course  of such  holder's business  and that  such holder  is not engaged in, and does  not intend to  engage in, and  has no arrangement  or understanding  with any person to participate  in, the distribution of such
                                     New Notes.  Each broker  or dealer  that  receives New  Notes for  its  own account  in exchange for Old  Notes, where such Old  Notes were acquired by such broker or  dealer as  a result  of market-making  activities or  other trading  activities, must acknowledge that it  will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.'
Expiration Date....................  5:00 p.m., New York City time, on               , 1994, unless the Exchange
                                     Offer is  extended, in  which case  the term  'Expiration Date'  means  the latest date and time to which the Exchange Offer is extended.
Conditions to the Exchange Offer...  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See 'The Exchange Offer -- Conditions.'
Procedures for Tendering Old
  Notes............................  Each  holder  of  Old  Notes  wishing to  accept  the  Exchange  Offer must complete, sign and date the Letter of Transmittal, or a facsimile  thereof, in  accordance with the instructions contained herein and therein, and mail or otherwise  deliver  such  Letter  of  Transmittal,  or  such  facsimile, together  with the  Old Notes and  any other required  documentation to the exchange agent (the 'Exchange Agent') at the address set forth herein.  Old
                                     Notes may be physically delivered, but physical delivery is not required if a  confirmation of a book-entry  of such Old Notes  to the Exchange Agent's account at  The Depository  Trust Company  ('DTC' or  the 'Depositary')  is
                                     delivered in a timely fashion. By executing the Letter of Transmittal, each holder  will represent  to the  Company that,  among other  things, the New
                                     Notes acquired pursuant  to the Exchange  Offer are being  obtained in  the ordinary course of business of the person receiving such New Notes, whether or  not such  person is the  holder, that  neither the holder  nor any such other person is engaged in, or intends to engage in, or has an  arrangement or  understanding with  any person to  participate in,  the distribution of such New Notes and that neither the holder nor any such other person is  an
                                     'affiliate,'  as  defined under  Rule  405 of  the  Securities Act,  of the
                                     Company or any Guarantor. Each broker or dealer that receives New Notes for its own  account in  exchange for  Old  Notes, where  such Old  Notes  were acquired  by such broker or dealer  as a result of market-making activities or other  trading  activities, must  acknowledge  that it  will  deliver  a prospectus  in  connection with  any  resale of  such  New Notes.  See 'The
                                     Exchange Offer -- Procedures for Tendering' and 'Plan of Distribution.'
Special Procedures for Beneficial
  Owners...........................  Any beneficial  owner whose  Old Notes  are  registered in  the name  of  a broker,  dealer, commercial  bank, trust company  or other  nominee and who wishes to  tender  should  contact  such  registered  holder  promptly  and instruct such registered holder to tender on

                                     such  beneficial owner's behalf. If such  beneficial owner wishes to tender on such  owner's own  behalf,  such owner  must,  prior to  completing  and executing  the Letter of  Transmittal and delivering  his Old Notes, either make appropriate arrangements  to register  ownership of the  Old Notes  in such  owner's  name or  obtain  a properly  completed  bond power  from the
                                     registered  holder.  The   transfer  of  registered   ownership  may   take
                                     considerable time. See 'The Exchange Offer -- Procedures for Tendering.'
Guaranteed Delivery Procedures.....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are  not  entirely available  or who  cannot deliver  their Old  Notes, the
                                     Letter of Transmittal  or any  other documents  required by  the Letter  of
                                     Transmittal  to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to  the guaranteed delivery procedures set  forth in 'The Exchange Offer -- Guaranteed Delivery Procedures.'
Withdrawal Rights..................  Tenders  may be  withdrawn at any  time prior  to 5:00 p.m.,  New York City time, on the  Expiration Date.  See 'The  Exchange Offer  -- Withdrawal  of
                                     Tenders.'
Acceptance of Old Notes and
  Delivery of New Notes............  The  Company  will accept  for exchange  any  and all  Old Notes  which are properly tendered in the Exchange Offer  prior to 5:00 p.m., New York  City time, on the Expiration Date. The New Notes issued pursuant to the Exchange
                                     Offer  will be delivered  promptly following the  Expiration Date. See 'The
                                     Exchange Offer -- Terms of the Exchange Offer.'
Exchange Agent.....................  IBJ Schroder  Bank  &  Trust  Company  is  serving  as  Exchange  Agent  in connection  with the  Exchange Offer. See  'The Exchange  Offer -- Exchange
                                     Agent.'

                                 TERMS OF NOTES

     The Exchange Offer applies to $160.0 million aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which both the Old Notes were, and the New Notes will be, issued. See 'Description of the Notes.'

The New Notes.......................  Up  to  $160,000,000  in  aggregate  principal  amount  of  12  1/4% Senior
                                      Subordinated Notes due 2005.
Interest Payment Dates..............  February 1 and August 1, commencing February 1, 1995.
Maturity Date.......................  February 1, 2005.
Rank................................  The Notes  are  general  unsecured  obligations  of  the  Company  and  are subordinate in right of payment to the Company's existing and future Senior
                                      Indebtedness (as defined herein). At November 3, 1994, on a pro forma basis after  giving effect to the Transactions,  the total Senior Indebtedness of the Company would have been $255.4 million.
Guarantees..........................  The Notes  are  unconditionally  guaranteed by  Pro-Fac  and  Curtice-Burns
                                      Express,  Inc.,  Curtice Burns  Meat Snacks,  Inc., Finger  Lakes Packaging
                                      Company,  Inc.,  Husman  Snack  Foods  Company,  Inc.,  Kennedy  Endeavors,
                                      Incorporated,  Nalley's  Canada Limited,  Quality  Snax of  Maryland, Inc.,
                                      Seasonal  Employers,  Inc.  and  Pro-Fac  Holding  Company  of  Iowa,  Inc.
                                      (collectively  the 'Subsidiary Guarantors' and  together, with Pro-Fac, the
                                      'Guarantors'). The  guarantees of  Pro-Fac  and the  Subsidiary  Guarantors
                                      (collectively,   the  'Guarantees')   are  unsecured   obligations  of  the
                                      Guarantors and are  subordinate in  right of  payment to  the existing  and future Senior Indebtedness of such Guarantors.

Optional Redemption.................  The  Notes are redeemable in whole or in  part at the option of the Company at any  time  on  or  after  February 1,  2000  at  the  redemption  prices hereinafter  set forth. In addition, at any time on or prior to February 1,
                                      1998, the Company may redeem up to $56.0 million aggregate principal amount of the Notes, provided that after giving effect to such redemption at least
                                      $104.0 million  aggregate principal  amount remains  outstanding, with  the proceeds  of certain offerings of Capital  Stock (as defined herein) of the
                                      Company or the  proceeds of certain  Asset Sales (as  defined herein).  The
                                      Notes are not otherwise redeemable at the option of the Company.
Offers to Purchase..................  In  the event of  a Change of  Control (as defined  herein), each holder of
                                      Notes has the right  to require the  Company to purchase  all of the  Notes then  held  by  it at  a  purchase price  equal  to 101%  of  the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase. In addition, under certain circumstances, the Company will  be required  to offer  to purchase  Notes with  the proceeds  of certain Asset
                                      Sales. For more complete information regarding mandatory offers to purchase the Notes, see 'Description of the Notes.'
Certain Covenants...................  The Indenture contains  certain covenants that,  among other things,  limit
                                      the   incurrence  of  additional  indebtedness   by  the  Company  and  its
                                      Subsidiaries (as defined herein); restrict the payment of dividends by  the
                                      Company;   restrict  the  repurchase  of   capital  stock  or  subordinated
                                      indebtedness by the Company and its Subsidiaries; limit the ability of  the
                                      Company and its Subsidiaries to enter into sale and leaseback transactions;
                                      limit  the creation of  certain liens by the  Company and the Subsidiaries;
                                      limit the Company's creation of restrictions on the ability of Subsidiaries to pay  dividends or  make other  payments to  the Company;  and limit  the
                                      ability   of  the  Company  or  its  Subsidiaries  to  enter  into  certain
                                      transactions  with   affiliates   or   merge,   consolidate   or   transfer
                                      substantially all of their assets. See 'Description of the Notes -- Certain
                                      Covenants.'
Use of Proceeds.....................  There  will be no proceeds to the Company from any exchange pursuant to the
                                      Exchange Offer.

                                  RISK FACTORS

     See 'Risk Factors' for a discussion of certain factors that investors should consider before exchanging Old Notes for New Notes in the Exchange Offer.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND
                         OPERATING DATA OF THE COMPANY

                                                      FISCAL YEAR ENDED
                                    ------------------------------------------------------
                                                                        JUNE 25, 1994
                                                                    ----------------------
                                    JUNE 26, 1992   JUNE 26, 1993   ACTUAL   PRO FORMA(1)
                                    --------------  --------------  -------  -------------
                                                    (DOLLARS IN MILLIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales...................... $      896.9    $      878.6    $ 829.1  $     749.2
    Cost of sales..................        652.3           632.6      592.6        534.3
                                          ------          ------    -------       ------
        Gross profit...............        244.6           246.0      236.5        214.9
    Selling, administrative and
      general......................        201.4           207.1      186.9        159.3
    Amortization of unallocated
      excess of purchase cost over
      net assets acquired..........         --              --          --           4.7
    Restructuring including net
      loss (gain) from division
      disposals(2).................         --              61.0       (7.8)        --
    Change in control
      expenses(3)..................         --              --          3.5         --
    (Gain) on assets resulting from
      fire claim(4)................         --              --          --          --
                                          ------          ------    -------       ------
        Operating income (loss)....         43.2           (22.1  )    53.9         50.9
    Total interest expense.........         22.8            19.6       18.2         37.2
                                          ------          ------    -------       ------
        Pre-tax earnings (loss)
          before dividing with Pro-
          Fac......................         20.4           (41.7  )    35.7         13.7
    Pro-Fac share of earnings
      (loss).......................          9.5           (21.8  )    16.9          6.9
                                          ------          ------    -------       ------
        Income (loss) before
          taxes....................         10.9           (19.9  )    18.8          6.8
    Provision for taxes............          4.8             3.9        8.7          3.8
                                          ------          ------    -------       ------
        Net income (loss).......... $        6.1    $      (23.8  ) $  10.1  $       3.0
                                          ------          ------    -------       ------
                                          ------          ------    -------       ------
BALANCE SHEET DATA:
    Working capital................ $      101.7    $      100.4    $ 104.0
    Total assets...................        529.7           493.7      446.9
    Total debt(5)..................        357.7           316.3      271.6
    Shareholders' equity...........        104.5            75.7       80.9

SELECTED OTHER DATA:
    Adjusted EBITDA(6)............. $       73.1    $       69.4    $  75.3  $      77.0
    Depreciation and amortization
      of fixed assets..............         24.4            25.4       22.3         19.7
    Amortization of
      intangibles(7)...............          5.5             5.1        3.4          6.4
    Capital expenditures(8)........         16.2            21.5       19.5         19.5

SELECTED RATIOS:
    Adjusted EBITDA/total interest
      expense......................         3.21  x         3.54  x    4.14x        2.07 x
    Adjusted EBITDA less capital
      expenditures/total interest
      expense......................         2.50  x         2.44  x    3.07x        1.55 x
    Total debt/Adjusted EBITDA.....         4.89  x         4.56  x    3.61x        4.46 x

                                                THREE MONTHS ENDED
                                    -------------------------------------------
                                                           SEPTEMBER 24, 1994
                                                         ----------------------
                                    SEPTEMBER 25, 1993   ACTUAL   PRO FORMA(1)
                                    -------------------  -------  -------------
                                              (DOLLARS IN MILLIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales...................... $         210.1      $ 176.8  $     174.5
    Cost of sales..................           153.1        126.8        125.3
                                             ------      -------       ------
        Gross profit...............            57.0         50.0         49.2
    Selling, administrative and
      general......................            46.3         38.0         36.1
    Amortization of unallocated
      excess of purchase cost over
      net assets acquired..........             --           --           1.2
    Restructuring including net
      loss (gain) from division
      disposals(2).................             --           8.4         --
    Change in control
      expenses(3)..................             --           1.8         --
    (Gain) on assets resulting from
      fire claim(4)................             --          (6.5)        --
                                             ------      -------       ------
        Operating income (loss)....            10.7          8.3         11.9
    Total interest expense.........             4.8          5.1          9.9
                                             ------      -------       ------
        Pre-tax earnings (loss)
          before dividing with Pro-
          Fac......................             5.9          3.2          2.0
    Pro-Fac share of earnings
      (loss).......................             2.8          1.5          1.0
                                             ------      -------       ------
        Income (loss) before
          taxes....................             3.1          1.7          1.0
    Provision for taxes............             1.9          1.4          0.6
                                             ------      -------       ------
        Net income (loss).......... $           1.2      $   0.3  $       0.4
                                             ------      -------       ------
                                             ------      -------       ------
BALANCE SHEET DATA:
    Working capital................                      $ 101.8  $     125.8
    Total assets...................                        524.4        681.4
    Total debt(5)..................                        351.1        427.8
    Shareholders' equity...........                         79.9        134.6
SELECTED OTHER DATA:
    Adjusted EBITDA(6)............. $          17.2      $  17.5  $      18.1
    Depreciation and amortization
      of fixed assets..............             5.7          4.7          4.6
    Amortization of
      intangibles(7)...............             0.8          0.8          1.6
    Capital expenditures(8)........             4.5          5.4          5.4
SELECTED RATIOS:
    Adjusted EBITDA/total interest
      expense......................            3.58    x    3.43x        1.83  x
    Adjusted EBITDA less capital
      expenditures/total interest
      expense......................            2.65    x    2.37x        1.28  x
    Total debt/Adjusted EBITDA.....            5.5 (9)      5.02         5.91  (9)

- ------------

(1) For information regarding the pro forma data, see 'Pro Forma Financial Data of the Company.'

(2) In fiscal 1993, the Company incurred restructuring charges of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland potato chips businesses, and other costs anticipated in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets rather than cash expense. During fiscal 1994, the Company sold the oats operations of National Oats realizing a gain of $10.9 million (before dividing such gain with Pro-Fac and before taxes), which was offset by a charge of $3.1 million (before dividing such charge with Pro-Fac and before taxes) to adjust previous estimates recorded regarding these restructuring activities. During the first quarter of fiscal 1995, the Company incurred a restructuring

                                              (footnotes continued on next page)

(footnotes continued from previous page) charge of $8.4 million (before dividing such charge with Pro-Fac and before taxes) to reflect the estimated impact of the potential sale of certain assets of the Nalley's U.S. Chips and Snacks operation and other expenses relating to the disposal of this operation.

(3) In fiscal 1994 and the first quarter of fiscal 1995 the Company expensed $3.5 million and $1.8 million, respectively, in each case before dividing such charges with Pro-Fac and before taxes, for legal, accounting, investment banking and other expenses in connection with the change of control issue. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company.'

(4) In the first quarter of fiscal 1995, the Company realized a gain of $6.5 million (before dividing such gain with Pro-Fac and before taxes) representing the insurance proceeds for the replacement value in excess of the depreciated value of the building and equipment destroyed by fire on July 7, 1994 at the Southern division.

(5) Total debt is defined as the sum of (i) current and long-term debt due to Pro-Fac, (ii) current and long-term debt due to others, including notes payable and borrowings under the Seasonal Facility, if any, (iii) current and long-term capital lease obligations, (iv) other amounts due to Pro-Fac and (v) the finance receivable relating to intangibles owed to Pro-Fac, which was $53.4 million, $26.5 million, $24.9 million and $24.5 million at June 26, 1992, June 26, 1993, June 25, 1994 and September 24, 1994,
    respectively, and would have been zero at September 24, 1994 on a pro forma basis, after giving effect to the Transactions.

(6) Adjusted EBITDA is defined as the sum of (i) pre-tax earnings (loss) before dividing with Pro-Fac, (ii) total interest expense, (iii) depreciation and amortization of fixed assets and (iv) amortization of intangibles. Adjusted EBITDA excludes the nonrecurring restructuring charge of $61.0 million in fiscal 1993, the nonrecurring restructuring gain of $7.8 million in fiscal 1994, the nonrecurring restructuring charge of $8.4 million and the nonrecurring gain on assets resulting from the fire claim of $6.5 million in the first quarter of fiscal 1995 and the $3.5 million and $1.8 million charges in fiscal 1994 and the first quarter of fiscal 1995, respectively, relating to legal and advisory costs incurred in connection with the change of control. Adjusted EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(7) Amortization of intangibles is defined as the sum of amortization of goodwill and intangibles, including the amount of the finance receivable relating to goodwill recognized by Pro-Fac. Through the provisions of the earnings split, amortization of intangibles has been recognized equally between the Company and Pro-Fac in the amounts of $2.8 million, $2.6 million, $1.7 million, $0.4 million and $0.4 million for fiscal 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively.

(8) Includes capital expenditures of the Company of $0.6 million, $8.4 million, $9.5 million, $4.5 million and $4.5 million for fiscal 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively, and capital expenditures of Pro-Fac of $15.6 million, $13.1 million, $10.0 million, $0.0 million and $0.9 million for fiscal 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively. Historically, under the Integrated Agreement, the Company financed its purchase of assets through Pro-Fac.

(9) Adjusted EBITDA for the three months ended September 25, 1993 and September 24, 1994 has been annualized in computing this ratio and therefore does not take into account seasonal factors that affect Adjusted EBITDA.

                                  RISK FACTORS

     Holders of the Old Notes should consider carefully the specific risk factors set forth below as well as the other information contained in this Prospectus before deciding to tender their Old Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE

     The Company is highly leveraged, and such leverage may increase as a result of future borrowings to fund capital expenditures, working capital needs or for other general corporate purposes. At November 3, 1994, on a pro forma basis, after giving effect to the Transactions, the Company would have had total indebtedness of $421.9 million and shareholders' equity of $134.6 million, and the Company's ratio of total debt to total shareholders' equity would have been
3.1 to 1.

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal of and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

     Based on current operations, the Company expects that it will be able to service the interest and principal obligations on its indebtedness as well as its working capital needs and to fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the New Credit Agreement. However, the Company may be unable to pay principal when due on the Notes unless it is able to refinance the Notes. The
Company's future operating performance as well as its ability to service or refinance the Notes and to extend or refinance the New Credit Agreement will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. There can be no assurance that the Company's future operating performance and borrowing availability under the New Credit Agreement will be sufficient to service its indebtedness or that the Company will be able to repay or refinance the Notes in whole or in part.

     For additional information on the Company's indebtedness, see 'Capitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Liquidity and Capital Resources,' 'Description of Certain Indebtedness -- New Credit Agreement' and 'Description of the Notes.'

RELATIONSHIP WITH PRO-FAC; POTENTIAL CONFLICT OF INTEREST

     Pro-Fac is an agricultural cooperative of over 700 members formed for the purpose of developing and maintaining markets for its members' crops. The principal reason for the purchase by Pro-Fac of the Company was to provide a market for its members' crops, although the members are also seeking a favorable return on their equity investment in Pro-Fac and the Company. The members' interest in marketing their crops will at times conflict with the interest of the Company in maximizing profits. This conflict may have an adverse effect on the Company's ability to pay interest and principal on the Notes.

     The Company has entered into the Pro-Fac Marketing Agreement with Pro-Fac for the purchase of crops grown by Pro-Fac's members. The Pro-Fac Marketing Agreement is the successor to the Integrated Agreement and other predecessor marketing agreements between the Company and Pro-Fac, which have been continuously in effect since the formation of these companies in the early 1960s. Under the Pro-Fac Marketing Agreement, the Company purchases crops from Pro-Fac at the Commercial Market Value of those crops, which is generally defined as the weighted average of the prices paid by other commercial processors for similar crops used for similar or related purposes sold under pre-season contracts and in the open market in the same or similar market areas. Although Commercial Market Value is intended to be no more than the fair market value of the crops purchased by the Company, it may be more or less than the price the Company would pay in the open market in the absence of the Pro-Fac Marketing Agreement. Under the predecessor agreements to the Pro-Fac Marketing Agreement, the Company paid Pro-Fac $64.2 million, $59.8 million and $59.2 million as Commercial Market Value for crops purchased from Pro-Fac in fiscal 1992, 1993 and 1994, respectively.

The crops purchased by the Company from Pro-Fac represented approximately 65%, 60% and 65% of all raw agricultural crops purchased by the Company in fiscal 1992, 1993 and 1994, respectively.

     Commercial Market Value for each crop has in the past been and will continue to be determined by a joint committee of the Boards of Directors of Pro-Fac and the Company. The joint committee will be comprised of the Chief Executive Officer of the Company and an equal number of Pro-Fac directors and Disinterested Directors (as defined herein). The Pro-Fac Marketing Agreement requires a majority of the Disinterested Directors to approve the recommendation of the joint committee. The volume and type of crops to be purchased by the Company under the Pro-Fac Marketing Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors.

     In addition to the arrangements between Pro-Fac and the Company governed by the Pro-Fac Marketing Agreement, as owner of the Company and through its representatives on the Company's Board of Directors, Pro-Fac has significant influence over the operations of the Company, including, without limitation, the acquisition and disposition of assets and the making of capital expenditures. However, Pro-Fac has established a management structure for the Company providing for a Board of Directors of the Company consisting of one management director, Pro-Fac Directors (as defined herein) and Disinterested Directors. The Indenture provides that there will be a Change of Control if, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company is less than the greater of (i) two and (ii) the number of directors of the Company who are Pro-Fac Directors. See 'Description of the Notes -- Repurchase at the Option of the Holders.' The initial management director is Roy A. Myers, who is the new Chief Executive Officer of the Company. See 'Management -- Directors and Executive Officers of the Company.' There can be no assurance that the management and Board structure will eliminate the conflict of interest described above.

     For additional information on the Pro-Fac Marketing Agreement, see 'Certain Transactions -- Pro-Fac Marketing Agreement.'

GENERAL RISKS OF THE FOOD INDUSTRY; COMPETITION

     Food processors are subject to the risks of adverse changes in general economic conditions; evolving consumer preferences and nutritional and health-related concerns; changes in food distribution channels and increasing buying power of large supermarket chains and other retail outlets that tend to resist price increases; federal, state and local food processing controls; consumer product liability claims; and risks of product tampering.

     All products of the Company, particularly branded products, compete with those of national and major regional food processors under highly competitive conditions. Many of these manufacturers have substantially greater resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully or that competition will not have a material adverse effect on the Company's business or financial results in the future.

SEASONALITY; RAW MATERIALS

     The Company's sales are not highly seasonal, although some products have higher sales volumes in the cool weather months (such as canned fruits and vegetables, chilies and fruit fillings and toppings) and others have higher sales volumes in the warm weather months (such as potato chips and condiments).

     Because many of the raw materials processed by the Company are agricultural crops, production of products using these crops is predominantly seasonal. As a result, the Company needs access to working capital financing to meet its production requirements during these periods. In fiscal 1994, the Company's borrowings under its seasonal line peaked at approximately $81.0 million and the average amount outstanding during such year was approximately $51.5 million. Although management believes that the availability under the New Credit Agreement together with cash generated from operations will be adequate to provide for its cash requirements, there can be no assurance that such increased availability together with cash generated by operations will continue to be adequate in the future. See

'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company -- Liquidity and Capital Resources.'

     The canned and frozen vegetable portion of the Company's business can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation in a given year. This oversupply typically will result in depressed selling prices and reduced profitability to the Company on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This shortage typically will result in higher selling prices and increased profitability to the Company. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The 1993 floods in the Midwest and the drought in the South increased prices of vegetable products, even though the crops in the Company's growing areas were at normal levels.

     Except for cans manufactured by its subsidiary, Finger Lakes, the Company purchases all of its requirements for nonagricultural products, including containers, on the open market. Although the Company has not experienced any difficulty in obtaining adequate supplies of such items, occasional periods of short supply of certain raw materials may occur.

ENVIRONMENTAL

     The disposal of solid and liquid waste material resulting from the preparation and processing of foods and the emission of odors inherent in the heating of foods during preparation are subject to various federal, state, and local laws and regulations relating to the protection of the environment. Such laws and regulations have had an important effect on the food processing industry as a whole, requiring substantially all firms in the industry to incur material expenditures for modification of existing processing facilities and for construction of new waste treatment facilities. See 'Business -- Environmental Matters.'

     The Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require additional expenditures by the Company, some of which could be material.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The New Credit Agreement and the Indenture contain covenants imposing certain operating and financial restrictions on the Company. These covenants, among other things, limit the incurrence or maintenance of additional indebtedness by the Company and its Subsidiaries and the incurrence or maintenance of liens, restrict the payment by the Company of dividends or other distributions, the redemption of capital stock of the Company and its Subsidiaries and the making of other restricted payments, and restrict transactions with affiliates, the sale or disposal of assets, and the merger, consolidation or sale of all or substantially all of the assets of the Company. In addition, under its guarantee of the indebtedness under the New Credit Agreement (the 'Pro-Fac Bank Guarantee'), Pro-Fac is required to maintain specified financial ratios and levels, including those relating to minimum interest and fixed charge coverage, net worth and maximum leverage, and Pro-Fac is subject to certain other restrictions.

     The ability of the Company to comply with certain provisions in the New Credit Agreement and the Indenture and of Pro-Fac to comply with the Pro-Fac Bank Guarantee will depend on their future performance, which will, in part, be subject to prevailing economic, financial and business factors beyond the control of the Company and Pro-Fac. Although each of the Company and Pro-Fac expects that it will be able to comply with such provisions, there can be no assurance that it will be able to do so.

     The  failure  of  the Company  to  comply  with certain  provisions  in the
Indenture or the New Credit Agreement or of Pro-Fac to comply with certain provisions of the Pro-Fac Bank Guarantee would result in a default under the New Credit Agreement and the Pro-Fac Bank Guarantee. Upon the occurrence of a default under the New Credit Agreement or the Pro-Fac Bank Guarantee, the Bank could terminate its loan commitments, including its commitment under the Seasonal Facility. Because the Company is highly dependent on the Bank for liquidity, the termination of the Seasonal Facility could significantly impair the operations of the Company. In addition, upon the occurrence of a default under the New Credit Agreement or the Pro-Fac Bank Guarantee, the Bank could accelerate its outstanding loans, foreclose upon its collateral or exercise any other right or remedy available under the New Credit Agreement or the Pro-Fac Bank Guarantee, or in lieu thereof, the Bank could waive such default or, with the consent of Pro-Fac, the Company and the Subsidiary Guarantors, as the case may be, amend the terms and provisions of the New Credit Agreement or the Pro-Fac Bank Guarantee. The occurrence of a default under the New Credit Agreement or the Pro-Fac Bank Guarantee could have a material adverse effect on Pro-Fac and the Company and its Subsidiaries. See 'Description of Certain Indebtedness -- New Credit Agreement' and 'Description of the Notes.'

FRAUDULENT CONVEYANCE STATUTES

     Various laws enacted for the protection of creditors may apply to the Company's incurrence of indebtedness in connection with the issuance of the Notes and the guarantees by Pro-Fac and the Subsidiary Guarantors of such indebtedness in the event of bankruptcy or a lawsuit on behalf of unpaid creditors of the Company, Pro-Fac or any of the Subsidiary Guarantors. If a court were to find in a lawsuit by an unpaid creditor or representative of unpaid creditors, such as a trustee in bankruptcy, or the Company, Pro-Fac or any of the Subsidiary Guarantors as a debtor in possession, that the Company, Pro-Fac or such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligation (including any guarantee thereof) and, at the time of such incurrence, the Company, Pro-Fac or such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or the aggregate payment of $544.7 million in connection with the Transactions, (iii) was engaged in a business or transaction for which the assets remaining in the Company, Pro-Fac or such Subsidiary Guarantor, as the case may be, constituted unreasonably small capital, or (iv) intended to incur or believed it would incur debts beyond its ability to pay such debts as they mature, such court, subject to applicable statutes of limitation, could determine to invalidate, in whole or in part, such indebtedness and obligations as fraudulent conveyances or subordinate such indebtedness and obligations to existing or future creditors of the Company, Pro-Fac or such Subsidiary Guarantor, as the case may be. If a court were to find that the Company, Pro-Fac or any Subsidiary Guarantor satisfied the measures of insolvency or capital inadequacy described in (i) through (iv) above, such court could avoid any distribution by such entity in respect of such indebtedness (including, without limitation, any payment of principal or interest) and order that it be returned to the Company, Pro-Fac or such Subsidiary Guarantor, as the case may be, or to a fund for the benefit of the creditors of such entity. Further, if a court were to find that, at the time Pro-Fac, the Company or any Subsidiary Guarantor granted security interests for the benefit of the Bank, Pro-Fac, the Company or such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for the grant of such security interests and came within any of the foregoing clauses (i) through
(iv), a creditor or representative of creditors could seek to avoid the grant of such security interests. This could result in an event of default with respect to the New Credit Agreement which, under the terms thereof (subject to applicable law), would allow the Bank to accelerate such debt.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, the Company, Pro-Fac or any of the Subsidiary Guarantors would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. On the basis of the financial information, the recent operating history as discussed in 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company' and other factors, Pro-Fac believes that, after giving effect to the issuance of the Notes, none of the Company, Pro-Fac or any of the Subsidiary Guarantors has been rendered insolvent, each such entity has sufficient capital for the businesses in which it is engaged and it will be able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply in making any such determinations.

SUBORDINATION OF THE NOTES; GUARANTEES

     The Notes are general unsecured obligations of the Company and are subordinate to all Senior Indebtedness of the Company, including all obligations under the New Credit Agreement. The Company's obligations under the New Credit Agreement are secured by all of the assets of the Company. The Guarantees are general unsecured obligations of Pro-Fac and the Subsidiary Guarantors and subordinate to all Senior Indebtedness of Pro-Fac and the Subsidiary Guarantors, as the case may be, including all obligations pursuant to the Pro-Fac Bank Guarantee and the guarantees by the Subsidiary Guarantors of the Company's obligations under the New Credit Agreement (the 'Subsidiaries' Bank Guarantee'). The obligations of Pro-Fac and the Subsidiary Guarantors under the Pro-Fac Bank Guarantee and the Subsidiaries' Bank Guarantee are secured by all of the assets of Pro-Fac and the Subsidiary Guarantors, as the case may be. As of November 3, 1994, on a pro forma basis after giving effect to the Transactions, each of the Company and Pro-Fac (after the elimination in consolidation of intercompany obligations of $6.5 million) would have had $255.4 million of Senior Indebtedness. In the event of a bankruptcy, liquidation or reorganization of the Company, Pro-Fac or any of the Subsidiary Guarantors or in the event that any default in payment of any debt constituting Senior Indebtedness occurs, holders of Senior Indebtedness are entitled to payment in full from the proceeds of all assets of the Company, Pro-Fac or the Subsidiary Guarantors, as the case may be, prior to any payment of such proceeds to holders of Notes, and the Bank will have certain rights as a secured creditor of the Company. In addition, upon the occurrence of certain events of default under the New Credit Agreement, the Company will be prohibited from making any payments in respect of the Notes under certain circumstances. See 'Description of the Notes' and 'Description of Certain Indebtedness -- New Credit Agreement.'

     Pro-Fac has no independent operations and no significant assets other than the capital stock of the Company, and is dependent upon the receipt of payments under the Pro-Fac Marketing Agreement, dividends or other distributions from the Company to fund its obligations, including its obligations under its Guarantee. The assets and operations of the Subsidiary Guarantors do not constitute a substantial portion of the assets and operations of the Company as a whole. In the event that the Company is not able to make interest or principal payments on the Notes, it is unlikely that Pro-Fac or the Subsidiary Guarantors would be able to meet their obligations under the Guarantees.

CHANGE OF CONTROL

     The Indenture provides that, upon the occurrence of any Change of Control (as defined herein), the Company will be required to make an offer (a 'Change of Control Offer') to purchase all or any part of a holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Any Change of Control, and any repurchase of the Notes required under the Indenture upon a Change of Control, would constitute an event of default under the New Credit Agreement, with the result that the obligations of the Company thereunder could be declared due and payable. Any acceleration of the Company's obligations under the New Credit Agreement would make it unlikely that the Company would be able to purchase the Notes pursuant to the Change of Control Offer.

LACK OF PUBLIC MARKET

     The New Notes are being offered exclusively to the holders of the Old Notes. The Old Notes were issued to a limited number of institutional investors on November 3, 1994. There is currently no established market for the New Notes, and there can be no assurance as to the liquidity of the trading markets for the New Notes or that an active trading market for the New Notes will develop or be sustained. If any such markets were to develop, the New Notes may trade at prices that may be higher or lower than their principal amount, depending on many factors, including prevailing interest rates and the markets for similar securities. The Company does not intend to list the New Notes on any national securities exchange or to apply for the quotation thereof on any automated quotation system. Dillon, Read & Co. Inc. has advised Pro-Fac that it currently intends to make a market in the Old Notes until the Expiration Date, and thereafter it intends to make a market in the New Notes. However, Dillon, Read & Co. Inc. is not obligated to do so, and any market making with respect to the Notes may be discontinued at any time without notice. In addition, such market activity may be limited during the pendency of the Exchange Offer.

     To the extent Old Notes are tendered and accepted in the exchange, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes will be adversely affected.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such holder which is an 'affiliate' of any issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.' However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

                                  THE COMPANY

GENERAL

     The Company is a producer and marketer of processed food products including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter and snack foods. In addition, the Company manufactures cans which are both utilized by the Company and sold to third parties. In fiscal 1994, on a pro forma basis after giving effect to the Transactions, the Company would have had net sales and operating income plus depreciation and amortization of $749.2 million and $77.0 million (excluding the nonrecurring restructuring gain of $7.8 million and the $3.5 million charge relating to legal and advisory costs incurred in connection with the change of control), respectively. See 'Pro Forma Financial Data of the Company.'

     The Company sells products in three principal categories: (i) 'branded' products, which are sold under the Company's trademarks, (ii) 'private label' products, which are sold to grocers that in turn use their own brand names on the products and (iii) 'food service' products, which are sold to food service institutions such as restaurants, caterers and bakeries and to schools. In fiscal 1994, approximately one-half of the Company's net sales were branded and the remainder were split between private label and food service. The Company's branded products include 'Comstock,' 'Thank You' and 'Wilderness' fruit fillings and toppings, 'Nalley' chilies and stews, 'Bernstein's' salad dressings and 'Adams' peanut butter. The Company's private label products include salad dressings, salsa, fruit fillings and toppings, canned puddings and canned and frozen vegetables, which are sold to customers such as A&P, Kroger, Safeway, Topco, Wegman's and Winn-Dixie. The Company's food service products include salad dressings, pickles, fruit fillings and toppings, canned and frozen vegetables, canned puddings, cheese sauces and canned and frozen fruit, which are sold to customers such as Carvel, Disney, Foodservice of America, KFC, McDonald's and Sysco.

OPERATIONS

     The Company operates throughout the United States and in Western Canada through six operating divisions. Each division (other than the Snack Foods Group, which has three separate divisional operations) is managed by a division president and has its own sales, marketing and financial staff.

     Comstock Michigan Fruit. The Company's largest division, CMF, produces products in three principal categories: (i) fruit fillings and toppings, (ii) aseptically produced products and (iii) canned and frozen fruits and vegetables. In fiscal 1994, approximately one-third of CMF's net sales represented branded products, approximately one-third represented private label products and approximately one-third represented food service products. CMF's fruit fillings and toppings, sold under the Company's 'Comstock,' 'Thank You' and 'Wilderness' brand names, had a national market share of approximately 56% in fiscal 1994. CMF's aseptic operations produce puddings, cheese sauces and dips primarily for sale nationally to food service outlets. CMF's canned and frozen fruits and vegetables are sold primarily in the Eastern United States to private label customers. In fiscal 1994, CMF had net sales and division operating income of $333.4 million and $29.6 million, respectively.

     Nalley's. Nalley's, which includes Nalley's Canada Ltd., markets canned meat products such as chilies and stews, pickles, salad dressings and peanut butter. Nalley's products are primarily branded, accounting for approximately three-quarters of Nalley's fiscal 1994 net sales. Several of Nalley's branded products have leading market shares in the Pacific Northwest, such as 'Nalley' chili, which had a market share of approximately 57%, and 'Nalley' and 'Farman's' pickles, which together had a market share of approximately 49%, for the 52-week period ended August 7, 1994. In the Pacific Northwest, the Company's 'Nalley' and 'Bernstein's' brands of salad dressings had a combined market share of approximately 17% for the same period. In fiscal 1994, Nalley's had net sales and division operating income of $214.8 million and $17.6 million, respectively.

     Southern Frozen Foods. Southern specializes in producing and selling a full line of southern vegetables such as black-eyed peas, okra and leafy greens as well as a line of traditional vegetables such as corn, peas, squash and green beans. In fiscal 1994, branded sales represented approximately one-half of total net sales of Southern, food service sales represented more than a quarter of the total and private  label  sales accounted  for the  remainder.  Southern's line  of frozen southern vegetables, which are marketed under the 'McKenzie's' and 'Southern Farms' brand names, had a leading market share of approximately 26% in the Southeast for the 52-week period ended March 6, 1994. Southern distributes primarily in the Southeast and South Central portions of the United States. In fiscal 1994, Southern had net sales and division operating income of $94.3 million and $10.2 million, respectively.

     Snack Foods Group. The Company's Snack Foods Group consists of Snyder and Husman, which produce and distribute their snack food products primarily in the Mid-Atlantic and Midwest regions of the country, and Tim's, which produces and distributes kettle-fried chips in the Pacific Northwest. In fiscal 1994, the Snack Foods Group had net sales and division operating income of $61.2 million and $2.7 million, respectively.

     Brooks Foods. The Company's Brooks division markets specialty chili beans, specialty tomato products, barbecue sauce and related products under the 'Brooks' label. Sales of Brooks products are principally in the Midwest. In fiscal 1994, Brooks had net sales and division operating income of $30.0 million and $3.1 million, respectively.

     Finger Lakes Packaging. Finger Lakes manufactures various sizes of three-piece sanitary food cans for the Company, and third-party food processors. Approximately two-thirds of the cans manufactured by Finger Lakes are sold to divisions of the Company, with the remaining one-third sold to other customers. In fiscal 1994, Finger Lakes had net sales and operating income (before elimination of intercompany transactions) of $49.9 million and $3.9 million, respectively.

BUSINESS STRATEGY

     Achieve Leading Market Shares of Branded Products. The Company believes that having branded products with strong shares in regional markets provides it with distinct advantages. Specifically, by achieving a market presence within a geographic region, the Company believes it is better able to create avenues for the sale of the Company's other branded products and to assess and meet local market and consumer needs.

     Diversify  Through  Sales  of  Branded,  Private  Label  and  Food  Service
Products. Historically, the Company has focused primarily on its branded products, many of which have leading market shares in the regions they serve. However, with the growth of the private label and food service businesses, the Company has also begun to focus on profitable opportunities in these areas. For example, Nalley's has been working with grocers on programs for private label salsa, soups and salad dressings with 'good,' 'better' and 'best' categories. This concept offers the grocer a three-tiered product selection and provides the Company with a means to customize products and programs specifically for consumer desires. The Company is currently reviewing the expansion of the 'good,' 'better' and 'best' program to many other products. In addition, with the growth of the food service sector, the Company has pursued food service opportunities for its fruit fillings and toppings, puddings and cheese sauces. Future food service growth is planned for other products such as breaded vegetables and salad dressings.

     Engage in Selective National Expansion Program. Certain of the Company's products have achieved significant market shares within specific geographic regions, and the Company believes substantial opportunities exist to distribute these products on a national basis. The Company recently began selling its 'Bernstein's' salad dressing, first introduced in California, in Arizona, Colorado and Upstate New York. Other products under consideration for national expansion include Mexican specialty items, such as chili and salsa, other salad dressings and canned soups.

     Continuous Focus on Cost Reduction. Through a corporate wide program of information management, selected capital expenditures and individual division initiatives, the Company continuously seeks to reduce costs and improve efficiency. During fiscal 1993, the Company initiated production consolidation efforts involving the closing of three plants located in Michigan, Colorado and New York. Further consolidations are being explored to reduce operational redundancies. In the area of purchasing, by maximizing market leverage through collaborative and cooperative purchasing activities throughout the Company, significant savings have been achieved. As a result of the Company's cost reduction activities, the Company's operating income margin from ongoing businesses improved from 6.0% to 6.5% to 6.9% in each of fiscal 1992, 1993 and 1994, respectively.

     The Company's principal executive offices are located at 90 Linden Place, P.O. Box 681, Rochester, New York 14603 and its telephone number is (716) 383-1850.

PRO-FAC COOPERATIVE, INC.

     On November 3, 1994 the Company was acquired by Pro-Fac, an agricultural cooperative formed under New York State law to process and market crops grown by its members. Only growers of crops marketed through Pro-Fac, or associations of such growers, can become members of Pro-Fac. A grower becomes a member of Pro-Fac through the purchase of common stock, which obligates the grower to supply, and Pro-Fac to purchase, crops. Pro-Fac's approximately 700 members are growers, or associations of growers, located principally in California, Florida, Georgia, Illinois, Iowa, Michigan, Nebraska, New York, North Dakota, Oregon, Pennsylvania and Washington. Crops grown by Pro-Fac members and purchased by Pro-Fac include fruits (cherries, apples, blueberries, peaches and plums), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus, potatoes, dry beans, southern peas, turnip roots and leafy greens) and popcorn. All of the crops supplied to Pro-Fac by its members are sold to the Company for processing.

     Pro-Fac and the Company were established together in the early 1960s and before Pro-Fac's recent acquisition of the Company, had a long-standing contractual relationship under the Integrated Agreement, and similar predecessor agreements. The Integrated Agreement, which has been superseded by the Pro-Fac Marketing Agreement, principally governed four arrangements between Pro-Fac and the Company: facilities financing, operations financing, marketing and management. Pro-Fac continues to market its members' crops and provide other accommodations to the Company, and the Company continues to provide management services to Pro-Fac, pursuant to the Pro-Fac Marketing Agreement. See 'Certain Transactions -- Pro-Fac Marketing Agreement.'

     Pro-Fac's principal executive offices are located at 90 Linden Place, P.O. Box 682, Rochester, New York 14603 and its telephone number is (716) 383-1850.

                                THE ACQUISITION

     The proceeds of the Old Notes, together with the proceeds of borrowings under the New Credit Agreement, were used to pay the purchase price and related fees and expenses paid by Pro-Fac in connection with the Acquisition and to repay the existing bank loans of Pro-Fac and the Company. The Acquisition was effected through the Merger Agreement. Pursuant to the Merger Agreement, (i) PFAC commenced the Tender Offer, (ii) on November 3, 1994, PFAC accepted for payment and paid for Shares validly tendered and not withdrawn at a price per Share of $19.00 in cash, (iii) simultaneously with the acceptance of Shares for payment pursuant to the Tender Offer, the Merger occurred, (iv) any Shares (except Shares owned by Pro-Fac or its subsidiaries or the Company or its subsidiaries (which was cancelled) or Shares as to which stockholders of the Company may exercise their appraisal rights provided in connection with the Merger) not tendered and accepted for payment pursuant to the Tender Offer were converted into the right to receive from the Company $19.00 per Share in cash, and (v) each issued and outstanding share of the capital stock of PFAC, all of which were owned by Pro-Fac, was converted into one share of common stock of the Company. As a result of the Merger, the Company is a wholly-owned subsidiary of Pro-Fac and has assumed all of the obligations and liabilities of PFAC, including PFAC's obligations and liabilities under the Old Notes.

     The Old Notes were sold in a private placement pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. PFAC structured the Old Notes Offering as a private placement to be followed by an Exchange Offer of New Notes for Old Notes in order to raise funds on a more expeditious basis than would have been possible had the initial sale been pursuant to an offering registered under the Securities Act. Such funds were required in order to consummate the Acquisition in a timely manner. The purchasers of the Old Notes, as a condition to such purchase, requested that the Company agree to commence the Exchange Offer following the Old Notes Offering.

FINANCING THE ACQUISITION

  SOURCES AND USES OF FUNDS

     The sources and uses of funds necessary to consummate the Transactions were as follows:

                                                                                            AMOUNT(1)
                                                                                      ---------------------
                                                                                      (DOLLARS IN MILLIONS)

SOURCES OF FUNDS:
     Borrowings under New Credit Agreement(2):
          Acquisition Facility:
               Term Loan...........................................................          $  80.0
               Term Loan Facility..................................................             97.5
          Seasonal Facility........................................................             72.6
     Sale of Notes.................................................................            160.0
     Capital contribution by Pro-Fac(3)............................................            134.6
                                                                                             -------
               Total sources of funds..............................................          $ 544.7
                                                                                             -------
                                                                                             -------
USES OF FUNDS:
     Purchase of the Company's Class A and Class B Common Stock(4).................          $ 166.8
     Repayment of existing debt (other than seasonal debt) and other
      obligations(5)...............................................................            276.4
     Repayment of existing seasonal debt...........................................             84.1
     Fees, discounts and commissions(6)............................................             17.4
                                                                                             -------
               Total uses of funds.................................................          $ 544.7
                                                                                             -------
                                                                                             -------

- ------------

(1) Sources and uses of funds are based on (i) the borrowings of bank debt that were outstanding under the Company's existing credit facilities on the Closing Date, (ii) the amounts due from the Company to Pro-Fac that were outstanding on the Closing Date, (iii) the purchase price paid for the Company in connection with the Acquisition and (iv) the fees, discounts and commissions paid on or subsequent to the Closing Date in connection with the Transactions.

(2) In connection with the Acquisition, PFAC entered into the New Credit Agreement with the Bank, pursuant to which the Bank agreed to provide loans to PFAC of up to $200.0 million pursuant to the Acquisition Facility. On completion of the Merger, the obligations of PFAC under the New Credit Agreement became obligations of the Company. The Acquisition Facility consists of (i) the $80.0 million Term Loan, which is fully drawn and (ii) the $120.0 million Term Loan Facility, approximately $97.5 million of which has been or will be drawn in connection with the Transactions. Amounts drawn under the Acquisition Facility include $155.2 million to repay indebtedness due from the Company to Pro-Fac, which Pro-Fac, in turn, applied to repay an equal amount of outstanding debt plus accrued and unpaid interest due to the Bank. The New Credit Agreement also provides the Company with the Seasonal Facility of up to $86.0 million and a $10.0 million Letter of Credit Facility. On the Closing Date, $72.6 million was drawn under the Seasonal Facility to repay outstanding seasonal debt, together with accrued and unpaid interest and additional capital investment, due from Pro-Fac to the Bank and outstanding seasonal debt, together with accrued and unpaid interest and fees, due from the Company to a syndicate of commercial lenders led by The Chase Manhattan Bank, N.A. The Company estimates that its peak borrowings under the Seasonal Facility during fiscal 1995 will not increase significantly over the $72.6 million drawn on the Closing Date. In fiscal 1994, the Company's borrowings under its existing seasonal line of credit peaked at approximately $81.0 million and the average amount outstanding during such year was approximately $51.5 million. See 'Description of Certain Indebtedness -- New Credit Agreement.'

(3) In connection with the Acquisition, Pro-Fac made a $134.6 million capital contribution to the Company which consisted of the cancellation of $110.0 million of indebtedness and capital lease obligations due to Pro-Fac by the Company (including the cancellation of certain accounts payable due to Pro-Fac by the Company, in the amount of $5.1 million) and the cancellation of $24.6 million

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    of obligations due to Pro-Fac from the Company as a result of Pro-Fac's transfer to the Company of (i) its investment in the Bank in the amount of $21.3 million and (ii) certain legal and advisory costs incurred by Pro-Fac in connection with the Transactions in the amount of $3.3 million. See 'Certain Transactions -- Equity Ownership in Springfield Bank for Cooperatives.'

(4) The purchase price for the Shares consists of $165.1 million for the 8,690,005 shares currently outstanding as of the Closing Date at $19.00 per share plus $1.7 million representing the aggregate payments being made by the Company in connection with the cancellation of certain options to purchase shares of the Company exercisable at a price less than $19.00 per share.

(5) Includes the cancellation of (i) $246.7 million of indebtedness and capital lease obligations due to Pro-Fac by the Company, (ii) certain accounts payable due to Pro-Fac by the Company, in the amount of $5.1 million, and
    (iii) $24.6 million of obligations due to Pro-Fac by the Company as a result of the transfer by Pro-Fac to the Company of its (a) $21.3 million investment in the Bank and (b) $3.3 million of legal and advisory costs incurred in connection with the Transactions. See 'Certain Transactions -- Equity Ownership in Springfield Bank for Cooperatives.'

(6) $17.4 million in fees, discounts and commissions were paid on or subsequent to the Closing Date. This amount excludes amounts paid for similar charges prior to the Closing Date.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from any exchange pursuant to the Exchange Offer.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on November 3, 1994 to institutional investors (the 'Initial Investors'). In connection therewith, the Company and the Initial Investors entered into the Registration Rights Agreement, which requires that, as soon as practicable within 45 days following the issuance of the Old Notes, the Company file with the Commission a Registration Statement (the 'Exchange Offer Registration Statement,' of which this Prospectus is a part) under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Old Notes, use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act and, upon the effectiveness of that Exchange Offer Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which might be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Exchange Offer Registration Statement.

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an 'affiliate' of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on the staff position enunciated in the no-action letters issued to third parties referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. By acceptance of this Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer agrees to notify the Company prior to using this Prospectus in connection with the sale or transfer of New Notes. See 'Plan of Distribution.'

     As a result of the filing and the effectiveness of the Exchange Offer Registration Statement and the consummation of the Exchange Offer, the Company's obligation to make certain semi-annual payments with respect to the Old Notes will be terminated. The Old Notes were issued to a small number of institutional investors on November 3, 1994 and there is no public market for them at present. To the extent Old Notes are tendered and accepted in the exchange, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). An aggregate of $160.0 million principal amount of the Old Notes is outstanding. The Company will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See ' -- Fees and Expenses.'

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The  term 'Expiration Date'  shall mean 5:00  p.m., New York  City time, on
            , 1994, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under 'Conditions' shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (or a confirmation of an appropriate book-entry transfer into the Exchange Agent's account at DTC as described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC as described below), Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under 'Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses set forth below under 'Exchange Agent', or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through DTC, is at the election and risk of the holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If Old Notes are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company.

Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled 'Special Registration Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act (an 'Eligible Institution').

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders (or, in the case of Old Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such shares), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under 'Conditions,' to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that each of the holder and any such other person is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such New Notes and that neither the holder nor any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Company or any Guarantor. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.'

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at DTC), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five (5) New York Stock Exchange, Inc. trading days after the Expiration Date, a duly executed Letter of Transmittal (or facsimile thereof) together with the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), and all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five (5) New York Stock Exchange, Inc. trading days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the 'Depositor'),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If the Old Notes have been delivered pursuant to the book-entry procedure set forth above under ' -- Procedures for Tendering', any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Old Notes. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under '-- Procedures for Tendering' at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the holder thereof without cost to such holder.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgement of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgement of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) any governmental  approval has not  been obtained, which  approval
     the   Company  shall  in  its  sole  discretion,  deem  necessary  for  the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders (or, in the case of Old Notes delivered by book-entry transfer within DTC, credit such Old Notes to the account maintained within DTC by the participant in DTC which delivered such shares), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see 'Withdrawal of Tenders' above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                       IBJ SCHRODER BANK & TRUST COMPANY

           By Mail:                       By Facsimile              By Hand or Overnight Delivery:
         P.O. Box 84                    Transmission (for                  One State Street
    Bowling Green Station              eligible financial              New York, New York 10004
New York, New York 10274-0084          institutions only):            Attn: Securities Processing
     Attn: Reorganization                (212) 858-2611                  Window, Subcellar One
          Operations
          Department
                                       To Confirm Facsimile
                                        Transmissions Call:
                                          (212) 858-2103
                                          (call collect)

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of one firm acting as counsel for the holders of Old Notes should such holders deem it advisable to appoint such counsel.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be registered, or are to be issued in the name of, or delivered to, any person other than the registered holder, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material federal income tax considerations applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly retroactively. The discussion is not based on the opinion of tax counsel or any other tax expert nor does it cover all aspects of federal income taxation that may be relevant to holders, in light of their specific circumstances, particularly holders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, tax exempt organizations, foreign persons, and taxpayers subject to the alternative minimum tax). It also does not address state, local, foreign or other tax laws. The description assumes that holders of the New Notes will hold the New Notes as 'capital assets' (generally, property held for investment purposes) under the Internal Revenue Code of 1986, as amended (the 'Code'). EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER

OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

  EXCHANGE OF NOTES

     There will be no federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer and such a holder will have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

UNITED STATES TAXATION OF UNITED STATES HOLDERS

     As used herein, the term 'United States Holder' means a holder of a New Note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of source.

  PAYMENT OF INTEREST ON NEW NOTES

     Interest paid or payable on the New Notes will be taxable to a United States Holder as ordinary interest income, generally as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes.

  DISPOSITION OF NEW NOTES

     In general, the holder of a New Note will recognize gain or loss upon the sale, redemption, retirement or other disposition of the New Note measured by the difference between the amount of cash and the fair market value of property received (except to the extent attributable to accrued interest, which constitutes ordinary income), and the holder's tax basis in the New Note. Subject to the market discount rules discussed below, the gain or loss on the sale or other disposition of the New Note should be long-term capital gain or loss, provided the holder has a holding period for the New Note (which would include the holding period of the Old Note) of more than one year.

  MARKET DISCOUNT ON RESALE

     Holders, other than the Initial Investors, should be aware that the resale of the New Notes may be affected by the market discount provisions of the Code. These rules generally provide that, if a subsequent holder of a Note purchases it at a market discount in excess of a statutorily defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the Note, the lesser of such gain or the portion of the market discount that accrued while the Note was held by such holder will be treated as ordinary interest income at the time of the disposition. The rules also provide that a holder that acquires a Note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Note until the holder disposes of such Note in a taxable transaction. If a holder of a Note elects to include market discount income currently, neither of the foregoing rules would apply.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, a United States Holder of a New Note may be subject to backup withholding at the rate of 31% with respect to interest and principal paid on a New Note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) which is exempt from withholding and, when required, demonstrates this fact, or (b) provides the payor with its Taxpayer Identification Number ('TIN') (which for an individual would be the holder's Social Security number), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the Internal Revenue Service ('IRS') that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal and interest to United States Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements. A holder of a New Note who does not provide the payor with his correct TIN may be subject to penalties imposed by the IRS.

     The payor will report to holders of the New Notes and the IRS the amount of any 'reportable payments' (including any interest paid) and any amount withheld with respect to the New Notes during the calendar year.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES TAXATION OF FOREIGN HOLDERS

  PAYMENT OF INTEREST ON NOTES

     In general, payments of interest received by any holder that is not a United States Holder (a 'Foreign Holder') will not be subject to United States federal withholding tax, provided that (a)(i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership and (iii) either (x) the beneficial owner of the New Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder on IRS Form W-8 (or a suitable substitute form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'financial institution') holds the New Note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof, (b) the Foreign Holder is subject to United States federal income tax with respect to the New Note on a net basis because payments received with respect to the New Note are effectively connected with a United States trade or business of the Foreign Holder (in which case the Foreign Holder may also be subject to 'branch profits tax' under section 884 of the
Code) and provides the Company with a properly executed IRS Form 4224 or (c) the Foreign Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax, and the Foreign Holder or such holder's agent provides the Company with a properly executed IRS Form 1001 claiming the exemption. Payments of interest not exempt from United States withholding tax as described above will be subject to such withholding tax at the rate of 30% (subject to reduction under an applicable income tax treaty).

  DISPOSITION OF NEW NOTES

     A Foreign Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, redemption, retirement or other disposition of New Notes unless (i) the gain is effectively connected with a United States trade or business conducted by the Foreign Holder or (ii) the Foreign Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current Treasury regulations, backup withholding and information reporting do not apply to payments made by the Company or a paying agent to Foreign Holders if the certification described under ' -- United States Taxation of Foreign Holders -- Payment of Interest on Notes' above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of a New Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign 'broker' (as defined in applicable United States Treasury regulations) pays the proceeds of the sale of a New Note or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a foreign office of a broker that is a United States person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a 'controlled foreign corporation' (generally, a foreign corporation controlled by United States shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Foreign Holder or otherwise establishes an exemption. A Foreign Holder may obtain a refund or a credit against such holder's United States federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

                                 CAPITALIZATION

     The following table sets forth the historical consolidated capitalization of the Company as of September 24, 1994 and the pro forma consolidated capitalization of the Company as adjusted to give effect to the Transactions, including the sale of the Old Notes as if they had occurred as of September 24, 1994. This presentation should be read in conjunction with the Consolidated Financial Statements and the other information contained in this Prospectus.

                                                                                              SEPTEMBER 24, 1994
                                                                                           -------------------------
                                                                                                        PRO FORMA
                                                                                                         FOR THE
                                                                                           ACTUAL    TRANSACTIONS(1)
                                                                                           ------    ---------------
                                                                                             (DOLLARS IN MILLIONS)

Existing seasonal debt(2)...............................................................   $ 90.0        $--
Long-term debt, including current portion:
     Existing long-term debt(3).........................................................    257.5            6.5
     Acquisition Facility:
          Term Loan(4)..................................................................     --             80.0
          Term Loan Facility(4).........................................................     --             97.5
     Seasonal Facility(4)...............................................................     --             78.5
     Old Notes..........................................................................     --            160.0
     Other long-term debt(5)............................................................      3.6            5.3
                                                                                           ------        -------
          Total debt(6).................................................................    351.1          427.8
Shareholders' equity....................................................................     79.9          134.6
                                                                                           ------        -------
          Total capitalization..........................................................   $431.0          562.4
                                                                                           ------        -------
                                                                                           ------        -------
Total debt/total capitalization.........................................................     81.5%          76.1%
Total debt/pro forma Adjusted EBITDA(7).................................................     4.85x          5.91x

- ------------

(1) For information regarding the pro forma data, see 'Pro Forma Financial Data of the Company.'

(2) Includes $40.0 million of notes payable and $50.0 million of seasonal debt due to Pro-Fac.

(3) Includes accounts payable, capital lease obligations and debt due to Pro-Fac as calculated by the Company at September 24, 1994 and, therefore, excludes $2.6 million of disputed legal and advisory costs incurred by the Company in fiscal 1994 and allocated to Pro-Fac. Also includes the finance receivable relating to intangibles owed to Pro-Fac, which was $24.5 million at September 24, 1994.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) In connection with the Acquisition, PFAC and Pro-Fac entered into the New Credit Agreement with the Bank, pursuant to which the Bank has provided loans pursuant to the Acquisition Facility. On completion of the Merger, the obligations of PFAC under the New Credit Agreement became obligations of the Company. The Acquisition Facility consists of (i) the $80.0 million Term Loan, all of which was drawn in connection with the Transactions and (ii) the $120.0 million Term Loan Facility, $97.5 million of which has been or will be drawn in connection with the Transactions. See 'The Acquisition.' Amounts drawn under the Acquisition Facility include $155.2 million to repay indebtedness due from the Company to Pro-Fac, which Pro-Fac, in turn, applied to repay an equal amount of outstanding debt due to the Bank plus accrued and unpaid interest. The New Credit Agreement also provides the Company with the Seasonal Facility of up to $86.0 million and a $10.0 million Letter of Credit Facility. As of September 24, 1994, on a pro forma basis after giving effect to the Transactions, there would have been $78.5 million of borrowings under the Seasonal Facility. On the Closing Date, $72.6 million was drawn under the Seasonal Facility to repay outstanding seasonal debt. The Company estimates that its peak borrowings under the Seasonal Facility during fiscal 1995 will not increase significantly over the $72.6 million drawn on the Closing Date. In fiscal 1994, the Company's borrowings under its existing seasonal line of credit peaked at approximately $81.0 million and the average amount outstanding during such year was approximately $51.5 million. See 'Description of Certain Indebtedness -- New Credit Agreement.'

(5) The increase in other debt reflects (i) employee severance and retirement benefits for certain employees incurred in conjunction with the Merger in the amount of $0.7 million and (ii) the reclassification of previously accrued retirement benefits totalling $1.0 million.

(6) Total debt is defined as the sum of (i) current and long-term debt due to Pro-Fac, (ii) current and long-term debt due to others, including notes payable and borrowings under the Seasonal Facility, if any, (iii) current and long-term capital lease obligations, (iv) other amounts due to Pro-Fac and (v) the finance receivable relating to intangibles owed to Pro-Fac which was $24.5 million on September 24, 1994.

(7) Total debt divided by pro forma first quarter fiscal 1995 Adjusted EBITDA of $18.1 million (presented on an annualized basis). Adjusted EBITDA for the three months ended September 24, 1994 has been annualized in computing this ratio and therefore does not take into account seasonal factors that affect Adjusted EBITDA.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following table sets forth selected historical consolidated financial data of the Company for the periods indicated. The information should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto appearing elsewhere herein and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company.'

     The selected historical consolidated financial data for each of the years ended June 26, 1992, June 26, 1993 and June 25, 1994 and as of June 26, 1993 and June 25, 1994 have been derived from the Company's audited consolidated financial statements included elsewhere herein. The selected historical consolidated financial data for each of the years ended June 29, 1990 and June 28, 1991 and as of June 29, 1990, June 28, 1991 and June 26, 1992 have been derived from the Company's audited consolidated financial statements not included herein. The financial data for the three months ended September 25, 1993 and September 24, 1994 and as of September 24, 1994 are unaudited, but in the opinion of the Company reflect all adjustments necessary for a fair presentation of such data. The data for the three months ended September 24, 1994 are not necessarily indicative of results of operations for fiscal 1995.

                                                                        FISCAL YEAR ENDED
                                                  --------------------------------------------------------------
                                                                                                JUNE 25, 1994
                                                   JUNE       JUNE       JUNE       JUNE      ------------------
                                                    29,        28,        26,        26,                   PRO
                                                   1990       1991       1992       1993      ACTUAL     FORMA(1)
                                                  -------    -------    -------    -------    -------    -------
                                                                      (DOLLARS IN MILLIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales..................................   $926.9     $933.1     $896.9     $878.6     $ 829.1    $749.2
    Cost of sales..............................    658.5      673.3      652.3      632.6       592.6    534.3
                                                  -------    -------    -------    -------    -------    -------
        Gross profit...........................    268.4      259.8      244.6      246.0       236.5    214.9
    Selling, administrative and general........    218.4      220.9      201.4      207.1       186.9    159.3
    Amortization of unallocated excess of
      purchase price over net assets
      acquired.................................     --         --         --         --         --         4.7
    Restructuring including net loss (gain)
      from division disposals(2)...............     --         --         --         61.0        (7.8)     --
    Change in control expenses(3)..............     --         --         --         --           3.5      --
    (Gain) on assets resulting from fire
      claim(4).................................     --         --         --         --         --        --
                                                  -------    -------    -------    -------    -------    -------
        Operating income (loss)................     50.0       38.9       43.2      (22.1 )      53.9     50.9
    Total interest expense.....................     26.0       26.1       22.8       19.6        18.2     37.2
                                                  -------    -------    -------    -------    -------    -------
        Pre-tax earnings (loss) before dividing
          with Pro-Fac.........................     24.0       12.8       20.4      (41.7 )      35.7     13.7
    Pro-Fac share of earnings (loss)...........     11.5        5.9        9.5      (21.8 )      16.9      6.9
                                                  -------    -------    -------    -------    -------    -------
        Income (loss) before taxes and
          cumulative effect of an accounting
          change...............................     12.5        6.9       10.9      (19.9 )      18.8      6.8
    Provision for taxes........................      5.2        3.2        4.8        3.9         8.7      3.8
                                                  -------    -------    -------    -------    -------    -------
        Net income (loss) before cumulative
          effect of an accounting change.......      7.3        3.7        6.1      (23.8 )      10.1      3.0
    Cumulative effect of an accounting
      change...................................      4.3       --         --         --         --         --
                                                  -------    -------    -------    -------    -------    -------
        Net income (loss)......................   $ 11.6     $  3.7     $  6.1     $(23.8 )   $  10.1    $ 3.0
                                                  -------    -------    -------    -------    -------    -------
                                                  -------    -------    -------    -------    -------    -------
    Ratio of earnings to fixed charges(5)......    1.47x      1.26x      1.46x       --   (6)   1.98x    1.14x
BALANCE SHEET DATA:
    Working capital............................   $121.4     $106.8     $101.7     $100.4     $ 104.0
    Total assets...............................    567.1      557.9      529.7      493.7       446.9
    Total debt(7)..............................    396.7      387.4      357.7      316.3       271.6
    Shareholders' equity.......................    102.5      107.3      104.5       75.7        80.9
SELECTED OTHER DATA:
    Adjusted EBITDA(8).........................   $ 76.8     $ 69.1     $ 73.1     $ 69.4     $  75.3    $77.0
    Depreciation and amortization of fixed
      assets...................................     22.2       24.4       24.4       25.4        22.3     19.7
    Amortization of intangibles(9).............      4.6        5.8        5.5        5.1         3.4      6.4
    Capital expenditures(10)...................     40.0       24.9       16.2       21.5        19.5     19.5
SELECTED RATIOS:
    Adjusted EBITDA/total interest expense.....    2.95x      2.65x      3.21x      3.54x       4.14x    2.07x
    Adjusted EBITDA less capital
      expenditures/total interest expense......    1.42x      1.69x      2.50x      2.44x       3.07x    1.55x
    Total debt/Adjusted EBITDA.................    5.17x      5.61x      4.89x      4.56x       3.61x    4.46x

                                                          THREE MONTHS ENDED
                                                  ----------------------------------
                                                                  SEPTEMBER 24, 1994
                                                                  ------------------
                                                  SEPTEMBER 25,                PRO
                                                      1993        ACTUAL     FORMA(1)
                                                  -------------   -------    -------
                                                          (DOLLARS IN MILIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales..................................   $     210.1     $176.8     $174.5
    Cost of sales..............................         153.1      126.8     125.3
                                                       ------     -------    -------
        Gross profit...........................          57.0       50.0      49.2
    Selling, administrative and general........          46.3       38.0      36.1
    Amortization of unallocated excess of
      purchase price over net assets
      acquired.................................       --            --         1.2
    Restructuring including net loss (gain)
      from division disposals(2)...............       --             8.4      --
    Change in control expenses(3)..............       --             1.8      --
    (Gain) on assets resulting from fire
      claim(4).................................       --            (6.5 )    --
                                                       ------     -------    -------
        Operating income (loss)................          10.7        8.3      11.9
    Total interest expense.....................           4.8        5.1       9.9
                                                       ------     -------    -------
        Pre-tax earnings (loss) before dividing
          with Pro-Fac.........................           5.9        3.2       2.0
    Pro-Fac share of earnings (loss)...........           2.8        1.5       1.0
                                                       ------     -------    -------
        Income (loss) before taxes and
          cumulative effect of an accounting
          change...............................           3.1        1.7       1.0
    Provision for taxes........................           1.9        1.4       0.6
                                                       ------     -------    -------
        Net income (loss) before cumulative
          effect of an accounting change.......           1.2        0.3       0.4
    Cumulative effect of an accounting
      change...................................       --            --        --
                                                       ------     -------    -------
        Net income (loss)......................   $       1.2     $  0.3     $ 0.4
                                                       ------     -------    -------
                                                       ------     -------    -------
    Ratio of earnings to fixed charges(5)......         1.62x      1.32x     1.10x
BALANCE SHEET DATA:
    Working capital............................                   $101.8     $125.8
    Total assets...............................                    524.4     681.4
    Total debt(7)..............................                    351.1     427.8
    Shareholders' equity.......................                     79.9     134.6
SELECTED OTHER DATA:
    Adjusted EBITDA(8).........................   $      17.2     $ 17.5     $18.1
    Depreciation and amortization of fixed
      assets...................................           5.7        4.7       4.6
    Amortization of intangibles(9).............           0.8        0.8       1.6
    Capital expenditures(10)...................           4.5        5.4       5.4
SELECTED RATIOS:
    Adjusted EBITDA/total interest expense.....         3.58x      3.43x     1.83x
    Adjusted EBITDA less capital
      expenditures/total interest expense......         2.65x      2.37x     1.28x
    Total debt/Adjusted EBITDA.................         5.56x  (11)  5.02x (11) 5.91x  (11)

                                                        (footnotes on next page)

(footnotes from previous page)

(1) For information regarding the pro forma data, see 'Pro Forma Financial Data of the Company.'


(2) In fiscal 1993, the Company incurred restructuring charges of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland potato chips businesses, and other costs anticipated in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense. During fiscal 1994, the Company sold the oats operations of National Oats realizing a gain of $10.9 million (before dividing such gain with Pro-Fac and before taxes), which was offset by a $3.1 million charge (before dividing such charge with Pro-Fac and before taxes) to adjust previous estimates recorded regarding these restructuring activities. During the first quarter of fiscal 1995, the Company incurred a restructuring charge of $8.4 million (before dividing such charge with Pro-Fac and before taxes) to reflect the estimated impact of the potential sale of certain assets of the Nalley's U.S. Chips and Snacks operation and other expenses relating to the disposal of this operation.


(3) In fiscal 1994 and the first quarter of fiscal 1995 the Company expensed $3.5 million and $1.8 million, respectively, in each case before dividing such charges with Pro-Fac and before taxes, for legal, accounting, investment banking and other expenses in connection with the change of control issue. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company.'

(4) In the first quarter of fiscal 1995, the Company realized a gain of $6.5 million (before dividing such gain with Pro-Fac and before taxes), representing insurance proceeds for the replacement value in excess of the depreciated value of the building and equipment destroyed by fire on July 7, 1994 at the Southern division.


(5) For purposes of calculating earnings to fixed charges, earnings are determined by adding fixed charges to pre-tax earnings (loss) after dividing with Pro-Fac. On a pro forma basis, earnings are determined by adding fixed charges to pre-tax earnings (loss) after dividing with Pro-Fac less undistributed earnings of the Bank. Fixed charges consist of interest expense and the interest component of rental obligations.


(6) Earnings were inadequate to cover fixed charges by $20.0 million in fiscal 1993.

(7) Total debt is defined as the sum of (i) the current and long-term debt due to Pro-Fac, (ii) the current and long-term debt due to others, including notes payable and borrowings under the Seasonal Facility, if any, (iii) the current and long-term capital lease obligations, (iv) the other amounts due to Pro-Fac and (v) the finance receivable relating to intangibles owed to Pro-Fac, which was $53.4 million, $55.8 million, $53.4 million, $26.5 million, $24.9 and $24.5 million at June 29, 1990, June 28, 1991, June 26, 1992, June 26, 1993, June 25, 1994 and September 24, 1994, respectively, and would have been zero at September 24, 1994, on a pro forma basis, after giving effect to Transactions.

(8) Adjusted EBITDA is defined as the sum of (i) pre-tax earnings (loss) before dividing with Pro-Fac, (ii) total interest expense, (iii) depreciation and amortization of fixed assets and (iv) amortization of intangibles. Adjusted EBITDA excludes the nonrecurring restructuring charge of $61.0 million in fiscal 1993, the nonrecurring restructuring gain of $7.8 million in fiscal 1994, the nonrecurring restructuring charge of $8.4 million and the nonrecurring gain on assets resulting from the fire claim of $6.5 million in the first quarter of fiscal 1995 and the $3.5 million and $1.8 million charges in fiscal 1994 and the first quarter of fiscal 1995, respectively, relating to legal and advisory costs incurred in connection with the change of control. Adjusted EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company.

(9) Amortization of intangibles is defined as the sum of amortization of goodwill and intangibles, including the amount of the finance receivable relating to goodwill recognized by Pro-Fac. Through the provisions of the earnings split, amortization of intangibles has been recognized equally between

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    the Company and Pro-Fac in the amounts of $2.3 million, $2.9 million, $2.8 million, $2.6 million, $1.7 million and $0.4 million and $0.4 million for fiscal 1990, 1991, 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively.

(10) Includes capital expenditures of the Company of $5.7 million, $1.5 million, $0.6 million, $8.4 million, $9.5 million, $4.5 million and $4.5 million for fiscal 1990, 1991, 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively, and capital expenditures of Pro-Fac of $34.3 million, $23.4 million, $15.6 million, $13.1 million, $10.0 million, $0.0 million and $0.9 million for fiscal 1990, 1991, 1992, 1993 and 1994, the first quarter of fiscal 1994 and the first quarter of fiscal 1995, respectively. Historically, under the Integrated Agreement, the Company financed its purchases of assets through Pro-Fac.


(11) The ratio has been presented on an annualized basis. Adjusted EBITDA for the three months ended September 25, 1993 and September 24, 1994 has been annualized in computing this ratio and therefore does not take into account seasonal factors that affect Adjusted EBITDA.

                 SELECTED HISTORICAL FINANCIAL DATA OF PRO-FAC

     The following table sets forth selected historical financial data of Pro-Fac for the periods indicated. The information should be read in conjunction with the Pro-Fac Financial Statements and related notes thereto appearing elsewhere herein and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Pro-Fac.'

     The selected historical financial data for each of the years ended June 26, 1992, June 26, 1993 and June 25, 1994 and as of June 26, 1993 and June 26, 1994
have been derived from Pro-Fac's audited financial statements included elsewhere herein. The selected historical financial information for each of the years ended June 29, 1990 and June 28, 1991 and as of June 29, 1990, June 28, 1991 and June 26, 1992 have been derived from Pro-Fac's audited financial statements not included herein. The financial data for the three months ended September 25, 1993 and September 24, 1994 and as of September 24, 1994 are unaudited, but in the opinion of Pro-Fac reflect all adjustments necessary for a fair presentation of such data. The data for the three months ended September 24, 1994 are not necessarily indicative of results of operations for fiscal 1995.

                                                                         FISCAL YEAR ENDED
                                               ----------------------------------------------------------------------
                                                                                                   JUNE 25, 1994
                                               JUNE 29,   JUNE 28,   JUNE 26,   JUNE 26,      -----------------------
                                                 1990       1991       1992       1993        ACTUAL    PRO FORMA(1)
                                               --------   --------   --------   --------      -------   -------------
                                                                       (DOLLARS IN MILLIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales................................    --         --         --         --            --         $ 749.2
    Raw product deliveries at Commercial
      Market Value...........................   $ 54.9     $ 61.2     $ 64.2     $ 59.8       $ 59.2        --
    Adjust to fiscal year basis..............      5.9        1.0       (0.7)      (0.1)        (1.0 )      --
    Additional proceeds (loss) from Curtice-
      Burns under the Integrated Agreement...     11.5        5.9        9.5      (21.8)        18.6        --
    Interest income..........................     22.6       22.7       19.8       17.1         15.6        --
    Other income.............................      1.1        0.9        1.4        1.9          1.9        --
                                               --------   --------   --------   --------      -------       ------
        Total revenues.......................     96.0       91.7       94.2       56.9         94.3         749.2
                                               --------   --------   --------   --------      -------       ------
    Cost of sales............................    --         --         --         --            --           534.3
    Selling, administrative and general......    --         --         --         --            --           160.1
    Total interest and other expenses........     20.4       21.2       18.0       14.7         12.4          37.2
    Commercial Market Value paid or accrued..     60.8       62.2       63.4       59.7         58.2        --
    Amortization of unallocated excess of
      purchase cost over net assets
      acquired...............................    --         --         --         --            --             4.7
                                               --------   --------   --------   --------      -------       ------
        Total costs and expenses.............     81.2       83.4       81.4       74.4         70.6         736.3
                                               --------   --------   --------   --------      -------       ------
    Excess (deficiency) of revenues before
      taxes, dividends and allocation of net
      proceeds...............................     14.8        8.3       12.8      (17.5)        23.7          12.9
    Tax benefit (provision) for taxes on
      income.................................     (4.4)      (3.0)       1.1      --             0.8          (3.0)
                                               --------   --------   --------   --------      -------       ------
        Net income (loss) (proceeds before
          dividends).........................   $ 10.4     $  5.3     $ 13.9     $(17.5)      $ 24.5       $   9.9
                                               --------   --------   --------   --------      -------       ------
                                               --------   --------   --------   --------      -------       ------
    Ratio of earnings to fixed charges(2)....    1.71x      1.41x      1.74x      --   (3)     3.04x         1.00x
BALANCE SHEET DATA:
    Investment in direct financing leases....   $146.6     $193.3     $187.3     $173.5       $141.4
    Total assets.............................    385.1      385.6      361.4      324.9        296.1
    Total debt...............................    192.4      178.0      164.0      168.0        127.1
    Shareholders' investment and members'
      capitalization.........................    124.1      126.6      133.1      109.9        123.8

                                                         THREE MONTHS ENDED
                                                ------------------------------------
                                                                SEPTEMBER 24, 1994
                                                SEPTEMBER 25,  ---------------------
                                                    1993       ACTUAL   PRO FORMA(1)
                                                -------------  ------   ------------
                                                        (DOLLARS IN MILLIONS)

STATEMENT OF OPERATIONS DATA:
    Net sales................................       --           --        $174.5
    Raw product deliveries at Commercial
      Market Value...........................   $      42.3    $ 37.7      --
    Adjust to fiscal year basis..............       --           --        --
    Additional proceeds (loss) from Curtice-
      Burns under the Integrated Agreement...           2.8       2.4      --
    Interest income..........................           4.1       4.2      --
    Other income.............................           0.4       0.2      --
                                                     ------    ------      ------
        Total revenues.......................          49.6      44.5       174.5
                                                     ------    ------      ------
    Cost of sales............................       --           --         125.3
    Selling, administrative and general......       --           --          36.3
    Total interest and other expenses........           3.4       3.1         9.9
    Commercial Market Value paid or accrued..          42.3      37.7      --
    Amortization of unallocated excess of
      purchase cost over net assets
      acquired...............................       --           --           1.2
                                                     ------    ------      ------
        Total costs and expenses.............          45.7      40.8       172.7
                                                     ------    ------      ------
    Excess (deficiency) of revenues before
      taxes, dividends and allocation of net
      proceeds...............................           3.9       3.7         1.8
    Tax benefit (provision) for taxes on
      income.................................          (0.4  )    0.0        (1.2)
                                                     ------    ------      ------
        Net income (loss) (proceeds before
          dividends).........................   $       3.5    $  3.7      $  0.6
                                                     ------    ------      ------
                                                     ------    ------      ------
    Ratio of earnings to fixed charges(2)....         2.22x     2.28x       1.00x
BALANCE SHEET DATA:
    Investment in direct financing leases....                  $130.7      --
    Total assets.............................                   338.1      $684.7
    Total debt...............................                   190.9       421.3
    Shareholders' investment and members'
      capitalization.........................                   122.1       122.1


- ------------

(1) For information regarding the pro forma data, see 'Pro Forma Financial Data of Pro-Fac and the Company.'

(2) For purposes of calculating earnings to fixed charges, earnings are determined by adding fixed charges to excess (deficiency) of revenues before taxes, dividends and allocation of net proceeds less undistributed earnings of the Bank. Fixed charges consist of interest expense.

(3) Earnings were inadequate to cover fixed charges by $19.9 million in fiscal 1993.

                    PRO FORMA FINANCIAL DATA OF THE COMPANY

     The following unaudited pro forma condensed consolidated financial data (the 'Pro Forma Financial Data') of the Company is based on the historical Consolidated Financial Statements of the Company included elsewhere herein, adjusted to give effect to the Transactions.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 24, 1994 gives effect to the Transactions as if they had occurred as of September 24, 1994. The Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended June 25, 1994 and for the Three Months Ended September 24, 1994 of the Company give effect to the Transactions as if they had occurred as of June 27, 1993 and June 26, 1994, respectively. The Pro Forma Financial Data do not purport to represent what the Company's results of operations or financial position would actually have been had the Transactions in fact occurred on such dates or to project the Company's results of operations or financial position for any future period or date. The Pro Forma Financial Data do not give effect to any transactions other than the Transactions as discussed in the notes to the Pro Forma Financial Data set forth below.

     The Acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying unaudited pro forma condensed consolidated financial data. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial data are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed consolidated financial data. The Acquisition and Merger will be accounted for as a step acquisition. The step acquisition method of purchase accounting requires that the percentage of assets and liabilities acquired be recorded at fair values at the acquisition date. As Pro-Fac has historically shared in 50% of the earnings of the Company, acquired assets will be reflected as 50% of historic value, representing the interest of Pro-Fac retained. The remaining 50% will be recorded at fair value, representing the interest acquired. Once an appropriate allocation is made after the closing of the Acquisition in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. The Company expects that significant goodwill will be recorded as a result of the Acquisition.

     The Pro Forma adjustments are based on available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Financial Data and accompanying notes should be read in conjunction with the historical Consolidated Financial Statements of the Company, including the notes thereto, and other financial information pertaining to the Company included elsewhere herein.

                           CURTICE-BURNS FOODS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 24, 1994


                                                                                                     PRO FORMA
                                                                                      ----------------------------------------
                                                                                                      ACQUISITION
                                                                                                        AND OLD
                                                                     CURTICE-BURNS                       NOTES
                                                                      FOODS, INC.       DIVISION       OFFERING
                                                                     (HISTORICAL)     DISPOSALS(A)    ADJUSTMENTS       TOTAL
                                                                     -------------    ------------    -----------       ------
                                                                                       (DOLLARS IN MILLIONS)
ASSETS
Current assets:
     Inventory....................................................      $ 222.4          $ (1.5)                        $220.9
     Accounts receivable trade....................................         65.1            (3.2)                          61.9
     Other current assets.........................................         34.2                         $   0.5(e)(i)     34.7
                                                                     -------------       ------       -----------       ------
          Total current assets....................................        321.7            (4.7)            0.5          317.5
Net property, plant and equipment.................................        160.3            (0.5)                         159.8
Net assets available for disposal.................................                          3.4                            3.4
Goodwill and other intangibles....................................         24.5                             0.0(c)(g)     24.5
Unallocated excess of purchase cost over net assets acquired......                                        132.0(g)       132.0
Other assets......................................................         17.9                            26.3(e)(g)     44.2
                                                                     -------------       ------       -----------       ------
          Total assets............................................      $ 524.4          $ (1.8)        $ 158.8         $681.4
                                                                     -------------       ------       -----------       ------
                                                                     -------------       ------       -----------       ------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable................................................      $  40.0                         $ (40.0)(d)
     Seasonal Facility under New Credit Agreement.................                                         78.5(b)      $ 78.5
     Current portion of long-term debt under New Credit
       Agreement..................................................                                          8.0(b)         8.0
     Current portion of obligations under Pro-Fac capital
       leases.....................................................         17.7                           (17.7)(c)
     Current portion of Pro-Fac long-term debt....................         14.0                           (14.0)(c)
     Current portion of other long-term debt and capital leases...          1.4                             1.7(j)         3.1
     Due to Pro-Fac...............................................         49.3                           (42.8)(c)(f)     6.5
     Accounts payable.............................................         53.5          $ (1.4)                          52.1
     Accruals and other current liabilities.......................         44.0            (0.4)           (0.1)(j)(k)    43.5
                                                                     -------------       ------       -----------       ------
          Total current liabilities...............................        219.9            (1.8)          (26.4)         191.7
Long-term debt under New Credit Agreement:
     Acquisition Facility:
          Term Loan...............................................                                         72.0(b)        72.0
          Term Loan Facility......................................                                         97.5(b)        97.5
Notes.............................................................                                        160.0(b)       160.0
Long-term debt due Pro-Fac........................................         89.0                           (89.0)(c)
Obligations under Pro-Fac capital leases..........................        113.1                          (113.1)(c)
Long-term debt due others and obligations under other capital
  leases..........................................................          2.2                                            2.2
Other long-term liabilities.......................................         20.3                             3.1(g)(k)     23.4
                                                                     -------------       ------       -----------       ------
          Total liabilities.......................................        444.5            (1.8)          104.1          546.8
Shareholders' equity:
     Common stock.................................................         22.9                           111.7(h)       134.6(l)
     Retained earnings............................................         57.0                           (57.0)(h)
                                                                     -------------       ------       -----------       ------
          Total shareholders' equity..............................         79.9                            54.7          134.6
                                                                     -------------       ------       -----------       ------
          Total liabilities and shareholders' equity..............      $ 524.4          $ (1.8)        $ 158.8         $681.4
                                                                     -------------       ------       -----------       ------
                                                                     -------------       ------       -----------       ------


      See accompanying notes to the pro forma consolidated financial data.

                           CURTICE-BURNS FOODS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 25, 1994

                                                                                          PRO FORMA
                                                                         --------------------------------------------
                                                                                        ACQUISITION AND
                                                        CURTICE-BURNS                      OLD NOTES
                                                         FOODS, INC.     DIVISION          OFFERING
                                                        (HISTORICAL)     DISPOSALS        ADJUSTMENTS          TOTAL
                                                        -------------    ---------      ---------------        ------
                                                                            (DOLLARS IN MILLIONS)
Net sales............................................      $ 829.1        $ (79.9)(a)                          $749.2
Cost of sales........................................        592.6          (58.3)(a)                           534.3(e)
                                                        -------------    ---------                             ------
     Gross profit....................................        236.5          (21.6)                              214.9
Selling, administrative and general..................        186.9          (24.0)(a)         $(3.6)(b)(c)      159.3(e)
Amortization of unallocated excess of purchase cost
  over net assets acquired...........................                                           4.7(b)            4.7
Restructuring including net (gain)/loss from division
  disposals..........................................         (7.8)                             7.8(h)
Change in control expenses...........................          3.5                             (3.5)(g)
                                                        -------------    ---------          -------            ------
     Operating income (loss).........................         53.9            2.4              (5.4)             50.9
Total interest expense...............................         18.2                             19.0(d)           37.2
                                                        -------------    ---------          -------            ------
     Pre-tax earnings before dividing with Pro-Fac...         35.7            2.4             (24.4)             13.7
Pro-Fac share of earnings (loss).....................         16.9            1.2(f)          (11.2)(f)           6.9
                                                        -------------    ---------          -------            ------
     Income (loss) before taxes......................         18.8            1.2             (13.2)              6.8
Provision (benefit) for taxes........................          8.7            0.5(i)           (5.4)(i)           3.8
                                                        -------------    ---------          -------            ------
     Net income (loss)...............................      $  10.1        $   0.7           $  (7.8)           $  3.0
                                                        -------------    ---------          -------            ------
                                                        -------------    ---------          -------            ------

                           CURTICE-BURNS FOODS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 24, 1994

                                                                                          PRO FORMA
                                                                         --------------------------------------------
                                                                                        ACQUISITION AND
                                                        CURTICE-BURNS                      OLD NOTES
                                                         FOODS, INC.     DIVISION          OFFERING
                                                        (HISTORICAL)     DISPOSALS        ADJUSTMENTS          TOTAL
                                                        -------------    ---------      ---------------        ------
                                                                            (DOLLARS IN MILLIONS)
Net sales............................................      $ 176.8        $  (2.3)(a)                          $174.5
Cost of sales........................................        126.8           (1.5)(a)                           125.3(e)
                                                        -------------    ---------                             ------
     Gross profit....................................         50.0           (0.8)                               49.2
Selling, administrative and general..................         38.0           (1.2)(a)       $  (0.7)(b)(c)       36.1(e)
Amortization of unallocated excess of purchase cost
  over net assets acquired...........................                                           1.2(b)            1.2
Restructuring including net (gain)/loss from division
  disposals..........................................          8.4                             (8.4)(h)
(Gain) on assets resulting from fire claim...........         (6.5)                             6.5(h)
Change in control expenses...........................          1.8                             (1.8)(g)
                                                        -------------    ---------          -------            ------
     Operating income (loss).........................          8.3            0.4               3.2              11.9
Total interest expense...............................          5.1                              4.8(d)            9.9
                                                        -------------    ---------          -------            ------
     Pre-tax earnings before dividing with Pro-Fac...          3.2            0.4              (1.6)              2.0
Pro-Fac share of earnings (loss).....................          1.5            0.2(f)           (0.7)(f)           1.0
                                                        -------------    ---------          -------            ------
     Income (loss) before taxes......................          1.7            0.2              (0.9)              1.0
Provision (benefit) for taxes........................          1.4            0.1(i)           (0.9)(i)           0.6
                                                        -------------    ---------          -------            ------
     Net income (loss)...............................      $   0.3        $   0.1           $   0.0            $  0.4
                                                        -------------    ---------          -------            ------
                                                        -------------    ---------          -------            ------

      See accompanying notes to the pro forma consolidated financial data.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL DATA

NOTE 1 -- BASIS OF PRESENTATION

     The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 24, 1994 has been presented assuming the Merger of the Company and PFAC occurred as of September 24, 1994. The unaudited Pro Forma Consolidated Statements of Operations for the Year Ended June 25, 1994 and for the Three Months Ended September 24, 1994 have been presented assuming the Merger was consummated as of June 27, 1993 and June 26, 1994, respectively. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and Pro-Fac included elsewhere in this document.

NOTE 2 -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 24, 1994 ADJUSTMENTS

     (a) To reflect anticipated net realizable value and related adjustments from the sale of the Nalley's U.S. Chips and Snacks operations, expected to occur in fiscal 1995.


     (b) To reflect the issuance by the Company of $160.0 million in aggregate principal amount of Notes, due 2005, bearing interest at an estimated rate of 12.25% and borrowings of $256.0 million under the New Credit Agreement. The New Credit Agreement includes (i) an $80.0 million Term Loan, which was fully drawn on the Closing Date, with a 10 year term (the current portion of which is $8.0 million), bearing an interest rate, at the Company's option, of (A) the relevant London interbank offered rate plus 2.60%, (B) the relevant prime rate plus 0.50% or (C) the relevant U.S. Treasury Rate plus 3.00%, which rate is assumed to be 8.5%; (ii) a $120.0 million Term Loan Facility, approximately $97.5 million of which has been or will be drawn in connection with the Transactions, payable during the first five years in annual installments in an amount equal to the 'annual cash sweep' (as defined in the New Credit Agreement) for the preceding fiscal year (there was no amount of annual cash sweep for the quarter ended September 24, 1994; accordingly, a current portion of long-term debt is not reflected in the unaudited pro forma condensed consolidated balance sheet), and payable thereafter in ten equal, consecutive semi-annual installments, bearing an interest rate, at the Company's option of (A) the relevant London interbank offered rate plus 2.60%, (B) the relevant prime rate plus 0.50% or (C) the relevant U.S. Treasury Rate plus 3.00%, which rate is assumed to be 8.0% and
(iii) an $86.0 million Seasonal Facility, $78.5 million of which would have been drawn as of September 24, 1994, after giving effect to the Transactions, borrowings under which mature 18 months after the Closing Date, except that for 15 consecutive calendar days before the end of fiscal 1995, the borrowings under such facility must be zero, bearing an interest rate at the Company's option of
(A) the relevant London interbank offered rate plus 1.75%, (B) the relevant prime rate minus 0.25% or (C) the relevant U.S. Treasury Rate plus 2.00%, which rate is assumed to be the same as the actual rate for seasonal borrowings during the first quarter of fiscal 1995. The assumed rates for the Acquisition Facility reflect the Bank's extension under the New Credit Agreement of certain fixed rates selected by the Company earlier this year. For a description of the indebtedness under the New Credit Agreement, see 'Description of Certain Indebtedness -- New Credit Agreement.'



     (c) To reflect the elimination of certain outstanding amounts due to Pro-Fac from the Company of $303.7 million, including the repurchase by the Company of the finance receivable related to intangibles held by Pro-Fac of $24.5 million and other amounts as follows: (i) current portion of obligations under Pro-Fac capital leases of $17.7 million; (ii) current portion of Pro-Fac long-term debt in the amount of $14.0 million; (iii) certain amounts due to Pro-Fac totalling $42.8 million (which includes borrowings under seasonal debt, which has been refinanced with borrowings under the New Credit Agreement); (iv) long-term debt due to Pro-Fac of $89.0 million; (v) obligations under Pro-Fac capital leases totalling $113.1 million; and (vi) the $2.6 million credited to Pro-Fac upon consummation of the Transactions as a result of the resolution of the disputed matter regarding legal, accounting, investment banking and other expenses incurred by the Company in connection with the change of control.


     (d) To reflect repayment of seasonal debt, which has been refinanced with borrowings under the New Credit Agreement.

     (e) To reflect the transfer of the investment in the Bank to the Company, including the current portion of $1.3 million and the long-term portion of $20.0 million. This transfer is required under the provisions of the New Credit
Agreement and reflects a capital contribution by Pro-Fac. See 'Certain Transactions -- Equity Ownership in Springfield Bank for Cooperatives.'


     (f) To reflect the crediting to Pro-Fac of $2.6 million upon consummation of the Transactions as a result of the settlement of the disputed matter regarding legal, accounting, investment banking and other expenses incurred in fiscal 1994 and the first quarter of fiscal 1995 by the Company in connection with the change of control.


     (g) Under purchase accounting, tangible and identifiable intangible assets acquired will be recorded at their respective fair values. Current information regarding the fair values of assets to be acquired is not available. As such, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying unaudited pro forma condensed consolidated financial data. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial data are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed consolidated financial data. Once an appropriate allocation is made, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. The acquisition and merger will be accounted for as a step acquisition. The step acquisition method of purchase accounting requires that the percentage of assets and liabilities acquired be recorded at fair values at the acquisition date. As Pro-Fac has historically shared in 50% of the earnings of the Company, acquired assets will be reflected at 50% of historic value, representing the interest of Pro-Fac retained. The remaining 50% will be recorded at fair value, representing the interest acquired. It is expected that significant goodwill in addition to existing goodwill retained will be recorded as a result of the Merger.

     (h) To reflect the elimination of the historical shareholders' equity accounts of the Company of $22.9 million for the common stock and $57.0 million of retained earnings, and to reflect the capital contribution of approximately $134.6 million by Pro-Fac in conjunction with the Merger.

     (i) To reflect the elimination of debt issuance costs of $0.8 million relating to debt repaid in connection with the Merger.

     (j) To reflect (i) employee severance and retirement benefits for certain employees incurred in conjunction with the Merger in the amount of $0.7 million and (ii) the reclassification of previously accrued retirement benefits totalling $1.0 million. Such amounts are treated as Senior Indebtedness under the Indenture.

     (k) To reflect a reclassification for the income tax effect of the pro forma adjustments based on an estimated marginal income tax rate of 40% in the amount of $0.9 million.

     (l) The amount of common stock as reflected in the unaudited pro forma condensed consolidated balance sheet is summarized as follows:


                                                                                      (DOLLARS IN MILLIONS)

Class A and Class B Common Stock, prior to Merger..................................          $  22.9
Adjustments:
     To reflect elimination of historical common stock.............................            (22.9)
     To reflect the capital contribution of Pro-Fac:
          Capital lease obligations and certain debt due Pro-Fac...................            305.1
          Accounts payable due to Pro-Fac to be canceled at closing................              5.1
          Accounts payable due to Pro-Fac not to be canceled at closing............             (6.5)
          Repayment in part of capital lease obligations and certain debt due
            Pro-Fac................................................................           (193.7)
                                                                                            --------
               Sub-total...........................................................            110.0
          Transfer of the investment in the Bank from Pro-Fac to the Company.......             21.3
          Other....................................................................              3.3
                                                                                            --------
               Common stock, after the Merger......................................          $ 134.6
                                                                                            --------
                                                                                            --------


NOTE 3 -- UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR YEAR ENDED JUNE 25, 1994 ADJUSTMENTS

     (a) To reflect the division disposals completed during fiscal 1994 and to reflect the elimination of the fiscal 1994 operating activities of the Nalley's U.S. Chips and Snacks operation anticipated to be sold. In conjunction with this decision, the Company has recognized a charge of approximately $8.4 million (pre-tax and pre-earnings split with Pro-Fac) during the first quarter of fiscal 1995. Such charge has not been reflected in the unaudited Pro Forma Consolidated Statement of Operations.

     (b) To reflect $4.7 million of additional amortization assuming an estimated weighted average life of 28 years. Depreciation and amortization recorded by the Company subsequent to the Merger will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting. Additionally, to reduce previously recorded amortization of goodwill and other intangibles by $1.7 million.

     (c) To reflect the fiscal 1994 patronage dividend from the Bank of $1.9 million.

     (d) To reflect the net adjustment to interest expense calculated as follows:

                                                                            (DOLLARS IN MILLIONS)
Notes at rate of 12.25%..................................................           $19.6
Borrowings under New Credit Agreement:
     $80.0 million Term Loan at assumed rate of 8.3%.....................             6.7
     $97.5 million Term Loan Facility at assumed rate of 7.8%............             7.6
Amortization of debt issuance costs (10 year period).....................             0.8
Less historical interest expense net adjustment..........................           (15.4)
Less amortization of debt issuance costs related to debt repaid..........            (0.3)
                                                                                   ------
  Net adjustment to interest expense.....................................           $19.0
                                                                                   ------
                                                                                   ------

     (e) Cost of sales and other selling, administrative and general expenses includes $21.4 million of depreciation and amortization expenses (including $1.7 million of amortization of goodwill and intangibles, which is not extinguished as a result of the Transactions).

     (f) Reflects the assumption that the Pro-Fac Marketing Agreement will, in effect, continue a comparable 50% earnings split with Pro-Fac.

     (g) To reflect the elimination of change in control expenses incurred by the Company during fiscal 1994.

     (h) To reflect the elimination of the restructuring charge, including net gains from division disposals, incurred by the Company during fiscal 1994.

     (i) To reflect the income tax effect of the pro forma adjustments (exclusive of non-deductible expenses) based on an assumed marginal income tax rate of 40%.

NOTE 4 -- UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 24, 1994 ADJUSTMENTS

     (a) To reflect the elimination of the fiscal 1995 operating activities of the Nalley's U.S. Chips and Snacks operation prior to the disposition of this operation. The operation is anticipated to be sold during fiscal 1995.

     (b) To reflect $1.2 million of additional depreciation and amortization assuming an estimated weighted average life of 28 years. Depreciation and amortization recorded by the Company subsequent to the Merger will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting. Additionally, to reduce previously recorded amortization of goodwill and other intangibles by $0.4 million.

     (c) To reflect the patronage dividend from the Bank of $0.3 million for the three month period ended September 24, 1994.

     (d) To reflect the net adjustment to interest expense calculated as follows:

                                                                                      (DOLLARS IN MILLIONS)

Notes at rate of 12.25%............................................................           $ 4.9
Borrowings under New Credit Agreement:
     $80.0 million Term Loan at assumed rate of 8.5%...............................             1.7
     $97.5 million Term Loan Facility at assumed rate of 8.0%......................             2.0
Amortization of debt issuance costs (10 year period)...............................             0.2
Less historical interest expense net adjustment....................................            (3.8)
Less amortization of debt issuance costs related to debt repaid....................            (0.2)
                                                                                             ------
     Net adjustment to interest expense............................................           $ 4.8
                                                                                             ------
                                                                                             ------

     (e) Cost of sales and other selling, administrative and general expenses includes $5.0 million of depreciation and amortization expenses (including $0.4 million of amortization of goodwill and intangibles, which is not extinguished as a result of the Transactions).

     (f) Reflects the assumption that the Pro-Fac Marketing Agreement will, in effect, continue a comparable 50% earnings split with Pro-Fac.

     (g) To reflect the elimination of change in control expenses incurred by the Company during the three month period ended September 24, 1994.

     (h) To reflect the elimination of the restructuring charge, including net gains from division disposals, and the elimination of the gain on assets resulting from the Southern Frozen Foods fire claim incurred by the Company during the three month period ended September 24, 1994.

     (i) To reflect the income tax effect of the pro forma adjustments (exclusive of non-deductible expenses) based on an assumed marginal income tax rate of 40%.

              PRO FORMA FINANCIAL DATA OF PRO-FAC AND THE COMPANY

     The following unaudited pro forma condensed combined financial data (the 'Pro Forma Combined Financial Data') of Pro-Fac and the Company is based on the historical Financial Statements of Pro-Fac and the historical Consolidated Financial Statements of the Company included elsewhere herein, adjusted to give effect to the Transactions.

     The Unaudited Pro Forma Condensed Combined Balance Sheet of Pro-Fac and the Company as of September 24, 1994 gives effect to the Transactions as if they had occurred as of September 24, 1994. The Unaudited Pro Forma Combined Statements of Operations of Pro-Fac and the Company for the Year Ended June 25, 1994 and the Three Months Ended September 24, 1994 give effect to the Transactions as if they had occurred as of June 27, 1993 and June 26, 1994, respectively. The Pro Forma Combined Financial Data do not purport to represent what the combined results of operations or financial position of Pro-Fac and the Company would actually have been had the Transactions in fact occurred on such dates or to project the combined results of operations or financial position of Pro-Fac and the Company for any future period or date. The Pro Forma Combined Financial Data do not give effect to any transactions other than the Transactions as discussed in the notes to the Pro Forma Combined Financial Data set forth below.

     The Acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanied unaudited pro forma condensed combined financial data. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial data are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial data. The Acquisition and Merger will be accounted for as a step acquisition. The step acquisition method of purchase accounting requires that the percentage of assets and liabilities acquired be recorded at fair values at the acquisition date. As Pro-Fac has historically shared in 50% of the earnings of the Company, acquired assets will be reflected as 50% of historic value, representing the interest of Pro-Fac retained. The remaining 50% will be recorded at fair value, representing the interest acquired. Once an appropriate allocation is made after the closing of the Acquisition in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. The Company expects that significant goodwill will be recorded as a result of the Acquisition.

     The Pro Forma adjustments are based on available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Combined Financial Data of Pro-Fac and the Company and accompanying notes should be read in conjunction with the historical Financial Statements of Pro-Fac and the historical Consolidated Financial Statements of the Company, including the notes thereto, and other financial information pertaining to Pro-Fac and the Company included elsewhere herein.

            PRO-FAC COOPERATIVE, INC. AND CURTICE-BURNS FOODS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 24, 1994

                                                                                                      PRO FORMA
                                                                                     --------------------------------------------
                                                        PRO-FAC                                      ACQUISITION
                                                      COOPERATIVE,   CURTICE-BURNS                  AND OLD NOTES
                                                          INC.        FOODS, INC.      DIVISION       OFFERING
                                                      (HISTORICAL)   (HISTORICAL)    DISPOSALS(A)    ADJUSTMENTS         COMBINED
                                                      ------------   -------------   ------------   -------------        --------
                                                                                 (DOLLARS IN MILLIONS)
ASSETS
Current assets:
    Receivable from the Company.....................     $ 51.9                                        $ (51.9)(c)
    Current portion of long-term loans receivable
      from the Company..............................       14.0                                          (14.0)(c)
    Current portion of investment in direct
      financing leases..............................       17.7                                          (17.7)(c)
    Inventory.......................................                    $ 222.4         $ (1.5)                           $220.9
    Accounts receivable trade.......................                       65.1           (3.2)                             61.9
    Other current assets............................        5.0            34.2                           (4.1)(f)(h)       35.1
                                                         ------          ------         ------      -------------        --------
        Total current assets........................       88.6           321.7           (4.7)          (87.7)            317.9
Long-term loans receivable from the Company.........       89.0                                          (89.0)(c)
Long-term portion of investment in direct financing
  leases............................................      113.1                                         (113.1)(c)
Finance receivable related to intangibles...........       24.5                                          (24.5)(c)
Net property, plant and equipment...................                      160.3           (0.5)                            159.8
Net assets available for disposal...................                                       3.4                               3.4
Goodwill and other intangibles......................                       24.5                            0.0(c)(f)        24.5
Unallocated excess of purchase cost over net assets
  acquired..........................................                                                     132.0(f)          132.0
Other assets........................................       22.9            17.9                            6.3(f)           47.1
                                                         ------          ------         ------      -------------        --------
        Total assets................................     $338.1         $ 524.4         $ (1.8)        $(176.0)           $684.7
                                                         ------          ------         ------      -------------        --------
                                                         ------          ------         ------      -------------        --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Notes payable...................................     $ 50.0         $  40.0                        $ (90.0)(d)
    Seasonal Facility under New Credit Agreement....                                                      78.5(b)         $ 78.5
    Current portion of long-term debt under New
      Credit Agreement..............................                                                       8.0(b)            8.0
    Current portion of obligations under Pro-Fac
      capital leases................................                       17.7                          (17.7)(c)
    Current portion of Pro-Fac long-term debt.......                       14.0                           14.0)(c)
    Current portion of other long-term debt.........       14.0             1.4                          (12.3)(d)(i)        3.1
    Due to Pro-Fac..................................                       49.3                          (49.3)(c)(e)
    Accounts payable................................        2.3            53.5         $ (1.4)                             54.4
    Accruals and other current liabilities..........       22.3            44.0           (0.4)           (2.9)(d)(i)(j)    63.0
                                                         ------          ------         ------      -------------        --------
        Total current liabilities...................       88.6           219.9           (1.8)          (99.7)            207.0
Long-term debt due others...........................      126.9                                         (126.9)(d)
Long-term debt under New Credit Agreement:
    Acquisition Facility:
        Term Loan...................................                                                      72.0(b)           72.0
        Term Loan Facility..........................                                                      97.5(b)           97.5
Notes...............................................                                                     160.0(b)          160.0
Long-term debt due Pro-Fac..........................                       89.0                          (89.0)(c)
Obligations under Pro-Fac capital leases............                      113.1                         (113.1)(c)
Long-term debt due others and obligations under
  other capital leases..............................                        2.2                                              2.2
Other long-term liabilities.........................        0.5            20.3                            3.1(f)(j)        23.9
                                                         ------          ------         ------      -------------        --------
        Total liabilities...........................      216.0           444.5           (1.8)          (96.1)            562.6
Shareholders' equity and members' capitalization:
    Retained earnings allocated to members..........       36.9                                                             36.9
    Non-qualified allocations to members............        6.0                                                              6.0
Capital stock:
    Preferred.......................................       65.6                                                             65.6
    Common..........................................       10.2            22.9                          (22.9)(g)          10.2
Earned surplus/retained earnings....................        3.4            57.0                          (57.0)(g)           3.4
                                                         ------          ------         ------      -------------        --------
        Total capitalization........................      122.1            79.9                          (79.9)            122.1
                                                         ------          ------         ------      -------------        --------
        Total liabilities and capitalization........     $338.1         $ 524.4         $ (1.8)        $(176.0)           $684.7
                                                         ------          ------         ------      -------------        --------
                                                         ------          ------         ------      -------------        --------

        See accompanying notes to the pro forma combined financial data.

            PRO-FAC COOPERATIVE, INC. AND CURTICE-BURNS FOODS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 25, 1994

                                                                                                    PRO FORMA
                                                                                  ---------------------------------------------
                                                   PRO-FAC                                         ACQUISITION
                                                 COOPERATIVE,    CURTICE-BURNS                    AND OLD NOTES
                                                     INC.         FOODS, INC.     DIVISION          OFFERING          PRO FORMA
                                                 (HISTORICAL)    (HISTORICAL)     DISPOSALS        ADJUSTMENTS        COMBINED
                                                 ------------    -------------    ---------       -------------       ---------
                                                                             (DOLLARS IN MILLIONS)

Net sales and revenues........................      $ 94.3          $ 829.1        $ (79.9)(a)       $ (94.3)(d)       $ 749.2
Cost of sales.................................        58.2            592.6          (58.3)(a)         (58.2)(d)         534.3(g)
                                                    ------       -------------    ---------       -------------       ---------
     Gross profit.............................        36.1            236.5          (21.6)            (36.1)            214.9
Selling, administrative and general...........         0.8            186.9          (24.0)(a)          (3.6)(b)(d)      160.1(g)
Amortization of unallocated excess of purchase
  cost over net assets acquired...............                                                           4.7(b)            4.7
Restructuring including net (gain) loss from
  division disposals..........................                         (7.8)                             7.8(f)
Change in control expenses....................                          3.5                             (3.5)(e)
Pro-Fac share of earnings.....................                         16.9            1.2(a)          (18.1)(d)
                                                    ------       -------------    ---------       -------------       ---------
     Operating income.........................        35.3             37.0            1.2             (23.4)             50.1
Total interest expense........................        11.6             18.2                              7.4(c)           37.2
                                                    ------       -------------    ---------       -------------       ---------
     Pre-tax earnings (loss)..................        23.7             18.8            1.2             (30.8)             12.9
(Benefit) provision for taxes.................        (0.8)             8.7            0.5(h)           (5.4)(h)           3.0
                                                    ------       -------------    ---------       -------------       ---------
     Net income (loss)........................      $ 24.5          $  10.1        $   0.7           $ (25.4)          $   9.9
                                                    ------       -------------    ---------       -------------       ---------
                                                    ------       -------------    ---------       -------------       ---------

            PRO-FAC COOPERATIVE, INC. AND CURTICE-BURNS FOODS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 24, 1994

                                                                                                    PRO FORMA
                                                                                  ---------------------------------------------
                                                   PRO-FAC                                         ACQUISITION
                                                 COOPERATIVE,    CURTICE-BURNS                    AND OLD NOTES
                                                     INC.         FOODS, INC.     DIVISION          OFFERING
                                                 (HISTORICAL)    (HISTORICAL)     DISPOSALS        ADJUSTMENTS        COMBINED
                                                 ------------    -------------    ---------       -------------       ---------
                                                                             (DOLLARS IN MILLIONS)

Net sales and revenues........................      $ 44.5          $ 176.8        $  (2.3)(a)       $ (44.5)(d)       $ 174.5
Cost of sales.................................        37.7            126.8           (1.5)(a)         (37.7)(d)         125.3(g)
                                                    ------       -------------    ---------       -------------       ---------
     Gross profit.............................         6.8             50.0           (0.8)             (6.8)             49.2
Selling, administrative and general...........         0.2             38.0           (1.2)(a)          (0.7)(b)(d)       36.3(g)
Amortization of unallocated excess of purchase
  cost over net assets acquired...............                                                           1.2(b)            1.2
Restructuring including net (gain) loss from
  division disposals..........................                          8.4                             (8.4)(f)
Change in control expenses....................                          1.8                             (1.8)(e)
Gain on assets resulting from fire claim......                         (6.5)                             6.5(f)
Pro-Fac share of earnings.....................                          1.5            0.2(a)           (1.7)(d)
                                                    ------       -------------    ---------       -------------       ---------
     Operating income.........................         6.6              6.8            0.2              (1.9)             11.7
Total interest expense........................         2.9              5.1                              1.9(c)            9.9
                                                    ------       -------------    ---------       -------------       ---------
     Pre-tax earnings (loss)..................         3.7              1.7            0.2              (3.8)              1.8
Provision (benefit) for taxes.................                          1.4            0.1(h)           (0.9)(h)           0.6
                                                    ------       -------------    ---------       -------------       ---------
     Net income (loss)........................      $  3.7          $   0.3        $   0.1           $  (2.9)          $   1.2
                                                    ------       -------------    ---------       -------------       ---------
                                                    ------       -------------    ---------       -------------       ---------

        See accompanying notes to the pro forma combined financial data.

NOTES TO THE PRO FORMA COMBINED FINANCIAL DATA

NOTE 1 -- BASIS OF PRESENTATION

     The unaudited Pro Forma Condensed Combined Balance Sheet as of September 24, 1994 has been presented assuming the Merger of the Company and PFAC occurred as of September 24, 1994. The unaudited Pro Forma Combined Statements of Operations for the Year Ended June 25, 1994 and the Three Months Ended September 24, 1994 have been presented assuming the Merger was consummated as of June 27, 1993 and June 26, 1994, respectively. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and Pro-Fac included elsewhere in this document.

NOTE 2 -- UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 24, 1994 ADJUSTMENTS

     (a) To reflect anticipated net realizable value and related adjustments from the sale of the Nalley's U.S. Chips and Snacks operations, expected to occur in fiscal 1995.

     (b) To reflect the issuance by the Company of $160.0 million in aggregate principal amount of Notes, due 2005, bearing interest at an estimated rate of 12.25% and borrowings of $256.0 million under the New Credit Agreement. The New Credit Agreement includes (i) an $80.0 million Term Loan, which was fully drawn on the Closing Date, with a 10 year term (the current portion of which is $8.0 million), bearing an interest rate, at the Company's option, of (A) the relevant London interbank offered rate plus 2.60%, (B) the relevant prime rate plus 0.50% or (C) the relevant U.S. Treasury Rate plus 3.00%, which rate is assumed to be 8.5%; (ii) a $120.0 million Term Loan Facility, approximately $97.5 million of which has been or will be drawn in connection with the Transactions, payable during the first five years in annual installments in an amount equal to the 'annual cash sweep' (as defined in the New Credit Agreement) for the preceding fiscal year (there was no amount of annual cash sweep for the quarter ended September 24, 1994; accordingly, a current portion of long-term debt is not reflected in the unaudited pro forma condensed combined balance sheet), and payable thereafter in ten equal, consecutive semi-annual installments, bearing an interest rate, at the Company's option of (A) the relevant London interbank offered rate plus 2.60%, (B) the relevant prime rate plus 0.50% or (C) the relevant U.S. Treasury Rate plus 3.00%, which rate is assumed to be 8.0% and
(iii) an $86.0 million Seasonal Facility, $78.5 million of which would have been drawn as of September 24, 1994, after giving effect to the Transactions, borrowings under which mature 18 months after the Closing Date, except that for 15 consecutive calendar days before the end of fiscal 1995, the borrowings under such facility must be zero, bearing an interest rate at the Company's option of
(A) the relevant London interbank offered rate plus 1.75%, (B) the relevant prime rate minus 0.25% or (C) the relevant U. S. Treasury Rate plus 2.00%, which rate is assumed to be the same as the actual rate for seasonal borrowings during the first quarter of fiscal 1995. The assumed rates for the Acquisition Facility reflect the Bank's extension under the New Credit Agreement of certain fixed rates selected by the Company earlier this year. For a description of the indebtedness under the New Credit Agreement, see 'Description of Certain Indebtedness -- New Credit Agreement.'

     (c) To reflect the elimination of outstanding amounts due to Pro-Fac from the Company of $310.2 million, including the repurchase by the Company of the finance receivable related to intangibles held by Pro-Fac of $24.5 million and other amounts as follows: (i) current portion of obligations under Pro-Fac capital leases of $17.7 million; (ii) current portion of Pro-Fac long-term debt in the amount of $14.0 million; (iii) certain amounts due to Pro-Fac totalling $49.3 million (which includes borrowings under seasonal debt, which has been refinanced with borrowings under the New Credit Agreement and intercompany obligations eliminated in consolidation); (iv) long-term debt due to Pro-Fac of $89.0 million; (v) obligations under Pro-Fac capital leases totalling $113.1 million; and (vi) the $2.6 million credited to Pro-Fac upon consummation of the Transactions as a result of the resolution of the disputed matter regarding legal, accounting, investment banking and other expenses incurred by the Company in connection with the change of control.

     (d) To reflect repayment of seasonal debt provided to the Company by Pro-Fac and third parties, which debt has been refinanced under the New Credit Agreement.

     (e) To reflect the crediting to Pro-Fac of $2.6 million upon consummation of the Transactions as a result of the settlement of the disputed matter regarding legal, accounting, investment banking and other expenses incurred in fiscal 1994 and the first quarter of fiscal 1995 by the Company in connection with the change of control.

     (f) Under purchase accounting, tangible and identifiable intangible assets acquired will be recorded at their respective fair values. Current information regarding the fair values of assets to be acquired is not available. As such, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying unaudited pro forma condensed combined financial data. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial data are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial data. Once an appropriate allocation is made, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. The acquisition and merger will be accounted for as a step acquisition. The step acquisition method of purchase accounting requires that the percentage of assets and liabilities acquired be recorded at fair values at the acquisition date. As Pro-Fac has historically shared in 50% of the earnings of the Company, acquired assets will be reflected at 50% of historic value, representing the interest of Pro-Fac retained. The remaining 50% will be recorded at fair value, representing the interest acquired. It is expected that significant goodwill in addition to existing goodwill retained will be recorded as a result of the Merger.

     (g) To reflect the elimination of the historical shareholders' equity accounts of the Company of $22.9 million for the common stock and $57.0 million of retained earnings, and to reflect the capital contribution of approximately
$134.6 million by Pro-Fac in conjunction with the Merger, which capital contribution is eliminated in consolidation.

     (h) To reflect the elimination of debt issuance costs of $0.8 million relating to debt repaid in connection with the Merger.

     (i) To reflect (i) employee severance and retirement benefits for certain employees incurred in conjunction with the Merger in the amount of $0.7 million and (ii) the reclassification of previously accrued retirement benefits totalling $1.0 million. Such amounts are treated as Senior Indebtedness under the Indenture.

     (j) To reflect a reclassification for the income tax effect of the pro forma adjustments based on an estimated marginal income tax rate of 40% in the amount of $0.9 million.

NOTE 3 -- UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 25, 1994 ADJUSTMENTS

     (a) To reflect the division disposals completed during fiscal 1994 and to reflect the elimination of the fiscal 1994 operating activities of the Nalley's U.S. Chips and Snacks operations anticipated to be sold. In conjunction with this decision, the Company has recognized a charge of approximately $8.4 million (pre-tax and pre-earnings split with Pro-Fac) during the first quarter of fiscal 1995. Such charge has not been reflected in the unaudited Pro Forma Combined Statement of Operations.

     (b) To reflect $4.7 million of additional depreciation and amortization assuming an estimated weighted average life of 28 years. Depreciation and amortization recorded by the Company subsequent to the Merger will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting. Additionally, to reduce previously recorded amortization of goodwill and other intangibles by $1.7 million.

     (c) To reflect the net adjustment to interest expense calculated as follows:

                                                                                           (DOLLARS IN
                                                                                            MILLIONS)
Notes at rate of 12.25%.............................................................          $ 19.6
Borrowings under New Credit Agreement:
     $80.0 million Term Loan at assumed rate of 8.3%................................             6.7
     $97.5 million Term Loan Facility at assumed rate of 7.8%.......................             7.6
Amortization of debt issuance costs (10 year period)................................             0.8
Less historical interest expense net adjustment.....................................           (27.0)
Less amortization of debt issue costs related to debt repaid........................            (0.3)
                                                                                              ------
     Net adjustment to interest expense.............................................          $  7.4
                                                                                              ------
                                                                                              ------

     (d) To reflect the elimination of the earnings split and other transactions between the Company and Pro-Fac.

     (e) To reflect the elimination of change in control expenses incurred during fiscal 1994.

     (f) To reflect the elimination of the restructuring charge, including net gains from division disposals, incurred by the Company during fiscal 1994.

     (g) Cost of sales and other selling, administrative and general expenses include $21.4 million of depreciation and amortization expenses (including $1.7 million of amortization of goodwill and intangibles, which is not extinguished as a result of the Transactions).

     (h) To reflect the income tax effect of the pro forma adjustments (exclusive of non-deductible expenses) based on an assumed marginal income tax rate of 40%.

NOTE 4 -- UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 24, 1994 ADJUSTMENTS

     (a) To reflect the elimination of the fiscal 1995 operating activities of the Nalley's U.S. Chips and Snacks operation prior to the disposition of this operation. The operation is anticipated to be sold during fiscal 1995.

     (b) To reflect $1.2 million of additional depreciation and amortization assuming an estimated weighted average life of 28 years. Depreciation and amortization recorded by the Company subsequent to the Merger will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting. Additionally, to reduce previously recorded amortization of goodwill and other intangibles by $0.4 million.

     (c) To reflect the net adjustment to interest expense calculated as follows:

                                                                                           (DOLLARS IN
                                                                                            MILLIONS)
Notes at rate of 12.25%.............................................................          $  4.9
Borrowings under New Credit Agreement:
     $80.0 million Term Loan at assumed rate of 8.5%................................             1.7
     $97.5 million Term Loan Facility at assumed rate of 8.0%.......................             2.0
Amortization of debt issuance costs (10 year period)................................             0.2
Less historical interest expense net adjustment.....................................            (7.1)
Less amortization of debt issuance costs related to debt repaid.....................            (0.2)
                                                                                              ------
     Net adjustment to interest expense.............................................          $  1.5
                                                                                              ------
                                                                                              ------

     (d) To reflect the elimination of the earnings split and other transactions between the Company and Pro-Fac.

     (e) To reflect the elimination of change in control expenses incurred by the Company during the three month period ended September 24, 1994.

     (f) To reflect the elimination of the restructuring charge, including net gains from division disposals, and the elimination of the gain on assets resulting from the Southern Frozen Foods fire claim incurred by the Company during the three month period ended September 24, 1994.

     (g) Cost of sales and other selling, administrative and general expenses includes $5.0 million of depreciation and amortization expenses (including $0.4 million of amortization of goodwill and intangibles, which is not extinguished as a result of the Transactions).

     (h) To reflect the income tax effect of the pro forma adjustments (exclusive of non-deductible expenses) based on an assumed marginal income tax rate of 40%.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

GENERAL

     This discussion outlines the most significant reasons for changes in net sales, expenses and earnings for the Company from fiscal 1992 through fiscal 1994 and the first quarter of fiscal 1995. The relevant figures are shown in the Consolidated Financial Statements of the Company elsewhere herein. All figures shown by business are before any allocation of corporate overhead and before division with Pro-Fac. The historical operating results are not necessarily indicative of the future operating results or financial condition of the Company.

     In addition to the results of operations during fiscal 1994 and the first quarter of fiscal 1995 the Company continued a major restructuring program.

  RESTRUCTURING PROGRAM

     The restructuring program first initiated in fiscal 1993 was based on a strategic foundation of five points: (i) a focus on a more limited number of product lines and businesses for which the Company has the resources to compete and grow profitably; (ii) a strengthening of its national sales and distribution capability so as to better serve large regional and national customers; (iii) a drive to true low-cost producer/distributor status, including a commitment to a unified corporate program of information management; (iv) a continuation of the development of one high-performance, adaptive culture for all divisions, capable of dealing with the continuing change in the food industry; and (v) continuing support of the historically decentralized, autonomous division management system, operating within these overall strategic parameters.

     The first step of the restructuring program was to divest businesses that were unprofitable or declining for the Company, but would fit strategically with other business portfolios. The businesses identified for divestiture were the Lucca Frozen Foods business, the oats portion of the National Oats business, the Hiland potato chips business, the meat snacks business and the Nalley's U.S. Chips and Snacks business. The private label beverage business was sold before the initiation of the restructuring program. Of these six businesses sold, all but the private label beverage and oats businesses incurred significant operating losses over the last few years. The private label beverage business was divested in order to allow the Company to focus on a more limited number of product lines. The National Oats business was divested because, after experiencing record increases in sales and profitability in the oat-based packaged and bulk cereal category during fiscal 1990, the demand for oat bran had reached its peak and began falling off. While the National Oats business was still profitable, the downward trend was expected to continue due to the over-capacity situation in the oat industry. This over-capacity situation and the Company's decision to focus on a more limited number of product lines were the key reasons for the divestiture of the oats portion of the National Oats business.

     Information regarding businesses sold or to be sold is provided below:

          Private Label Beverage. On July 20, 1992, the Company sold the private label beverage business for $2.0 million. There was no material gain or loss on this transaction.

          Lucca Frozen Foods. On November 8, 1992, the Company divested Lucca Frozen Foods. A loss of approximately $2.7 million was recognized on this transaction as part of the $61.0 million restructuring charge in fiscal 1993.

          National Oats. On November 19, 1993, the Company sold the oats portion of the National Oats business for $39.0 million and transferred the popcorn business to CMF. The sale of the oats business resulted in an approximate $10.9 million gain in fiscal 1994.

          Hiland Potato Chips. On November 22, 1993, the Company sold certain assets of the Hiland potato chips business for approximately $3.0 million. There was no material gain or loss on this transaction after taking into account the fiscal 1993 restructuring charge.

          Meat Snacks. On February 22, 1994, the Company sold the meat snacks business. The Company will lease certain manufacturing facilities and equipment and license its trademarks, trade names, etc. to the buyer until February 1995, at which time the buyer is contractually obligated to purchase these assets for $2.0 million. There was no material gain or loss on this transaction after taking into account the fiscal 1993 restructuring charge.

          Nalley's U.S. Chips and Snacks. On September 8, 1994, the Company signed a letter of intent to sell the Nalley's U.S. Chips and Snacks business. There can be no assurance that the transaction will be completed. In the first quarter of fiscal 1995, the Company recognized a charge of approximately $8.4 million in connection with the elimination of this line of business. If the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

     The business divestitures resulted in the following charges to earnings in fiscal 1993, fiscal 1994 and the first quarter of fiscal 1995:

          Fiscal 1993 Restructuring Charge. To reflect completed and anticipated effects of the restructuring program, the Company incurred restructuring charges in fiscal 1993 of $61.0 million. This charge included the loss incurred on the sale of the Lucca Frozen Foods business, anticipated losses on the sale of the Hiland potato chips and meat snacks businesses, and other costs anticipated in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense. The Company also made staff reductions in selected locations throughout the Company. A $1.0 million accrual relating to such costs was recorded as part of the fiscal 1993 restructuring charge.

          Fiscal 1994 Restructuring Gain. Included in the fiscal 1994 results was a net gain of $7.8 million comprised of a gain on the sale of the oats business of $10.9 million, net of a charge of $3.1 million to adjust previous estimates regarding activities initiated in fiscal 1993. Subject to completion of the sale of Nalley's U.S. Chips and Snacks, the Company will have completed its dispositions pursuant to the existing restructuring program and does not currently plan to dispose of any other businesses.


          First Quarter of Fiscal 1995 Restructuring Charge. Included in the first quarter of fiscal 1995 results was a restructuring charge of $8.4 million to reflect the estimated impact of the potential sale of certain assets of the Nalley's U.S. Chips and Snacks operation and other expenses relating to the disposal of this operation. Of this amount, approximately 40% reflects non-cash charges.


  DEVELOPMENTS RELATED TO CHANGE OF CONTROL OF THE COMPANY

     On March 23, 1993, the Company announced that Agway Inc. ('Agway'), which through its wholly-owned subsidiary, Agway Holdings, Inc., owned approximately 99% of the Company's Class B Shares and approximately 14% of the Class A Shares, as of June 25, 1994, was considering the potential sale of its interest in the Company. In August 1993, the Company's Board of Directors authorized the Company's management, with the advice of its investment bankers, to pursue strategic alternatives for the Company. These options included (i) negotiations with Pro-Fac relative to Pro-Fac gaining control of the business; (ii) the possible sale of the entire equity of the Company to a third party; and (iii) the implementation of additional restructuring actions that may include recapitalizing the Company to buy out Pro-Fac. Under the Integrated Agreement, prior to the consummation of the Transactions, title to substantially all of the Company's fixed assets was held by Pro-Fac, and Pro-Fac provided the major portion of the financing of the Company's operations.

     The Company actively explored these alternatives during fiscal 1994. On June 8, 1994, the Company's Board of Directors voted to pursue a proposal submitted by Dean Foods Company ('Dean Foods') to acquire all the outstanding shares of common stock of the Company at a maximum cash price of $20.00 per share, subject to a number of contingencies, including an agreement with Pro-Fac covering the termination of the Integrated Agreement, an agreement with Hormel Foods Corporation for the purchase of Nalley's (excluding Nalley's Canada Ltd. and the Nalley's U.S. Chips and Snacks business) for $150.0 million, clearance of the transaction by appropriate government agencies and negotiation of definitive agreements.

     On August 4, 1994, Pro-Fac submitted a proposal to the Board of Directors of the Company to acquire the Shares for cash in the amount of $19.00 per Share. Pro-Fac's proposal was subject to certain terms and conditions, including receipt of approval of the Board of Directors and shareholders of the Company, receipt of approval of a majority of Pro-Fac's members and receipt of sufficient financing to consummate the Acquisition. In September, Pro-Fac modified its proposal by removing several contingencies and indicating its interest in purchasing the Shares pursuant to a tender offer.

     At its special meeting on September 27, 1994, the Board of Directors of the Company accepted Pro-Fac's proposal. Pro-Fac and the Company entered into the Merger Agreement on September 27, 1994. Pursuant to the Merger Agreement, the Company notified Dean Foods that it had accepted Pro-Fac's proposal and was terminating all negotiations with Dean Foods and other parties for the purchase of all or part of the Company.


     On October 4, 1994, Pro-Fac initiated a tender offer for all of the Company's outstanding stock at $19.00 per share. At the expiration of the tender offer on November 2, 1994, 6,229,442 shares of Class A and 2,046,997 shares of Class B common stock (or approximately 94% and 99%, respectively, of the total number of outstanding shares of Class A and Class B common stock of the Company) had been validly tendered and not withdrawn. All such tendered shares were accepted for payment by PFAC. On November 3, 1994, PFAC merged into the Company, making the Company a wholly-owned subsidiary of Pro-Fac.


     During fiscal 1994 and the first quarter of fiscal 1995, the Company expensed $3.5 million and $1.8 million, respectively, of legal, accounting, investment banking and other expenses relative to the change of control issue. In recognizing these expenses, the Company allocated half of these amounts to Pro-Fac as a deduction to the profit split.

RESULTS OF OPERATIONS OF THE COMPANY

     The following tables illustrate the Company's results of operations by business for the periods indicated.

NET SALES

                                                                                                      THREE MONTHS ENDED
                                                    FISCAL YEAR ENDED                       ---------------------------------------
                                   ----------------------------------------------------
                                                                                              SEPTEMBER 25,         SEPTEMBER 24,
                                   JUNE 26, 1992      JUNE 26, 1993      JUNE 25, 1994            1993                  1994
                                   --------------     --------------     --------------     -----------------     -----------------
                                    NET     % OF       NET     % OF       NET     % OF       NET        % OF       NET        % OF
                                   SALES    TOTAL     SALES    TOTAL     SALES    TOTAL     SALES       TOTAL     SALES       TOTAL
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
                                                                        (DOLLARS IN MILLIONS)
Comstock Michigan Fruit........... $318.8    35.6%    $317.8    36.1%    $333.4    40.2%    $ 75.0       35.7%    $ 71.7       40.6%
Nalley's Fine Foods...............  211.9    23.6      211.1    24.0      214.8    26.0       52.7       25.1       54.0       30.5
Southern Frozen Foods.............   91.7    10.2       93.4    10.7       94.3    11.4       22.9       10.9       23.1       13.1
Snack Foods Group.................   65.3     7.3       65.4     7.4       61.2     7.4       15.5        7.4       15.4        8.7
Brooks Foods......................   30.0     3.3       30.7     3.5       30.0     3.6        5.6        2.7        5.4        3.1
Finger Lakes......................   46.9     5.2       47.1     5.4       49.9     6.0       12.6        6.0       14.6        8.3
Intercompany eliminations(1)......  (30.6)   (3.4)     (32.9)   (3.7)     (34.4)   (4.2)      (9.3)      (4.5)      (9.7)      (5.6)
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
     Sub-total -- Ongoing
       operations.................  734.0    81.8      732.6    83.4      749.2    90.4      175.0       83.3      174.5       98.7
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
Businesses sold(2)................  131.2    14.7      116.4    13.2       55.5     6.7       27.6       13.1       --         --
Business to be sold(3)............   31.7     3.5       29.6     3.4       24.4     2.9        7.5        3.6        2.3        1.3
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
     Sub-total....................  162.9    18.2      146.0    16.6       79.9     9.6       35.1       16.7        2.3        1.3
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
          Total net sales......... $896.9   100.0%    $878.6   100.0%    $829.1   100.0%    $210.1      100.0%    $176.8      100.0%
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----
                                   ------   -----     ------   -----     ------   -----     ------      -----     ------      -----

- ------------
(1) Principally intercompany sales by Finger Lakes.
(2) The Company has sold the private label beverage business, the Lucca Frozen Foods business, the oats portion of the National Oats business, the Hiland potato chips business and the meats snack business. See ' -- General -- Restructuring Program' above.
(3) On September 8, 1994, the Company signed a letter of intent to sell the Nalley's U.S. Chips and Snacks business. There can be no assurance that the transaction will be completed. However, if the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

OPERATING INCOME(1)

                                              FISCAL YEAR ENDED                                    THREE MONTHS ENDED
                           --------------------------------------------------------    ------------------------------------------
                            JUNE 26, 1992       JUNE 26, 1993       JUNE 25, 1994      SEPTEMBER 25, 1993     SEPTEMBER 24, 1994
                           ----------------    ----------------    ----------------    -------------------    -------------------
                           OPERATING  % OF     OPERATING  % OF     OPERATING  % OF     OPERATING     % OF     OPERATING     % OF
                            INCOME    TOTAL     INCOME    TOTAL     INCOME    TOTAL     INCOME       TOTAL     INCOME       TOTAL
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
                                                                   (DOLLARS IN MILLIONS)
Comstock Michigan Fruit...   $20.4     47.2%     $23.0     59.1%     $29.6     59.7%     $ 4.9        45.8%     $ 6.7        55.8%
Nalley's Fine Foods.......    19.5     45.1       21.4     55.0       17.6     35.5        4.7        43.9        4.6        38.3
Southern Frozen Foods.....     8.1     18.7        7.6     19.5       10.2     20.5        1.8        16.8        2.4        20.0
Snack Foods Group.........     5.1     11.8        4.1     10.6        2.7      5.4        0.9         8.4        0.8         6.7
Brooks Foods..............     2.7      6.3        2.7      6.9        3.1      6.3        0.2         1.9        0.1         0.8
Finger Lakes Packaging....    (0.9)    (2.0)       2.9      7.5        3.9      7.9        1.1        10.3        1.0         8.3
Intercompany eliminations
  and corporate
  overhead................   (11.2)   (25.9)     (14.4)   (37.0)     (15.1)   (30.4)      (3.7)      (34.6)      (3.2)      (26.6)
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
     Sub-total -- Ongoing
       operations.........    43.7    101.2       47.3    121.6       52.0    104.9        9.9        92.5       12.4       103.3
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
Businesses sold(2)........    (0.1)    (0.2)      (7.3)   (18.8)       1.2      2.4        1.0         9.4      --           --
Business to be sold(3)....    (0.4)    (1.0)      (1.1)    (2.8)      (3.6)    (7.3)      (0.2)       (1.9)      (0.4)       (3.3)
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
     Sub-total............    (0.5)    (1.2)      (8.4)   (21.6)      (2.4)    (4.9)       0.8         7.5       (0.4)       (3.3)
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
          Total operating
            income........   $43.2    100.0%     $38.9    100.0%     $49.6    100.0%     $10.7       100.0%     $12.0       100.0%
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----
                           ---------  -----    ---------  -----    ---------  -----    ---------     -----    ---------     -----

- ------------
(1) Table excludes restructuring loss from division disposals of $8.4 million, change in control expense of $1.8 million, and an insurance gain on assets resulting from a fire claim of $6.5 million in the first quarter of fiscal 1995. Table also excludes restructuring loss on division disposals for fiscal 1993 of $61.0 million and restructuring gain from division disposals in fiscal 1994 of $7.8 million and change of control expense in fiscal 1994 of $3.5 million.
(2) The Company has sold the private label beverage business, the Lucca Frozen Foods business, the oats portion of the National Oats business, the Hiland potato chips business and the meats snack business. See ' -- General -- Restructuring Program' above.
(3) On September 8, 1994, the Company signed a letter of intent to sell the Nalley's U.S. Chips and Snacks business. There can be no assurance that the transaction will be completed. However, if the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

DEPRECIATION AND AMORTIZATION


                                                                                                      THREE MONTHS ENDED
                                                     FISCAL YEAR ENDED                      --------------------------------------
                                   -----------------------------------------------------
                                                                                              SEPTEMBER 25,        SEPTEMBER 24,
                                    JUNE 26, 1992      JUNE 26, 1993      JUNE 25, 1994           1993                 1994
                                   ---------------    ---------------    ---------------    -----------------    -----------------
                                   DEPRE. &  % OF     DEPRE. &  % OF     DEPRE. &  % OF     DEPRE. &    % OF     DEPRE. &    % OF
                                    AMORT.   TOTAL     AMORT.   TOTAL     AMORT.   TOTAL     AMORT.     TOTAL     AMORT.     TOTAL
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
                                                                        (DOLLARS IN MILLIONS)
Comstock Michigan Fruit...........  $ 12.0    40.1%    $ 11.6    38.0%    $ 11.5    44.8%     $3.1       47.7%     $2.7       49.1%
Nalley's Fine Foods...............     3.7    12.4        3.7    12.1        3.6    14.0       1.0       15.4       1.0       18.2
Southern Frozen Foods.............     2.1     7.0        2.1     6.9        2.5     9.7       0.5        7.7       0.6       10.9
Snack Foods Group.................     1.9     6.4        2.0     6.5        2.0     7.8       0.5        7.7       0.5        9.1
Brooks Foods......................     0.7     2.3        0.6     2.0        0.6     2.3       0.2        3.1       0.2        3.6
Finger Lakes Packaging............     1.1     3.7        1.4     4.6        1.2     4.7       0.3        4.6       0.3        5.5
Intercompany eliminations and
  corporate overhead..............     0.9     3.0        2.7     8.9        1.7     6.6       0.0        0.0       0.1        1.8
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
     Sub-total -- Ongoing
       operations.................    22.4    74.9       24.1    79.0       23.1    89.9       5.6       86.2       5.4       98.2
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
Businesses sold(1)................     6.4    21.4        5.3    17.4        1.5     5.8       0.7       10.7       0.0        0.0
Business to be sold(2)............     1.1     3.7        1.1     3.6        1.1     4.3       0.2        3.1       0.1        1.8
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
     Sub-total....................     7.5    25.1        6.4    21.0        2.6    10.1       0.9       13.8       0.1        1.8
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
          Total depreciation and
            amortization..........  $ 29.9   100.0%    $ 30.5   100.0%    $ 25.7   100.0%     $6.5      100.0%     $5.5      100.0%
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----
                                   --------  -----    --------  -----    --------  -----    --------    -----    --------    -----


                                                        (footnotes on next page)

(footnotes from previous page)

(1) The Company has sold the private label beverage business, the Lucca Frozen Foods business, the oats portion of the National Oats business, the Hiland potato chips business and the meats snack business. See ' -- General -- Restructuring Program' above.

(2) On September 8, 1994, the Company signed a letter of intent to sell the Nalley's U.S. Chips and Snacks business. There can be no assurance that the transaction will be completed. However, if the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

TOTAL ASSETS

                                                                                                    THREE MONTHS ENDED
                                                     FISCAL YEAR ENDED                     ------------------------------------
                                      -----------------------------------------------
                                                                                            SEPTEMBER 25,        SEPTEMBER 24,
                                      JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994           1993                 1994
                                      -------------    -------------    -------------      ---------------      ---------------
                                      TOTAL   % OF     TOTAL   % OF     TOTAL   % OF       TOTAL     % OF       TOTAL     % OF
                                      ASSETS  TOTAL    ASSETS  TOTAL    ASSETS  TOTAL      ASSETS    TOTAL      ASSETS    TOTAL
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
                                                                        (DOLLARS IN MILLIONS)
Comstock Michigan Fruit.............. $223.4   42.2%   $238.3   48.3%   $218.5   48.9%     $239.2     43.7%     $258.9     49.4%
Nalley's Fine Foods..................   81.0   15.3      83.9   17.0      83.5   18.6        96.0     17.5        97.9     18.7
Southern Frozen Foods................   47.6    9.0      45.4    9.1      48.2   10.8        46.8      8.6        47.6      9.1
Snack Foods Group....................   26.6    5.0      27.6    5.6      24.5    5.5        26.0      4.7        24.1      4.6
Brooks Foods.........................   14.9    2.8      12.6    2.6      11.0    2.5        12.8      2.3        13.0      2.4
Finger Lakes Packaging...............   42.2    8.0      42.2    8.5      39.3    8.8        50.2      9.2        50.5      9.6
Intercompany eliminations and
  corporate overhead.................  (31.2)  (5.9)    (11.5)  (2.3)      5.8    1.3       (48.3)    (8.8)       22.0      4.2
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
     Sub-total -- Ongoing
       operations....................  404.5   76.4     438.5   88.8     430.8   96.4       422.7     77.2       514.0     98.0
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
Businesses sold(1)...................  111.4   21.0      41.8    8.5       5.4    1.2       116.1     21.2         5.3      1.0
Business to be sold(2)...............   13.8    2.6      13.4    2.7      10.7    2.4         8.6      1.6         5.1      1.0
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
     Sub-total.......................  125.2   23.6      55.2   11.2      16.1    3.6       124.7     22.8        10.4      2.0
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
          Total assets............... $529.7  100.0%   $493.7  100.0%   $446.9  100.0%     $547.4    100.0%     $524.4    100.0%
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----
                                      ------  -----    ------  -----    ------  -----      ------    -----      ------    -----

- ------------

(1) The Company has sold the private label beverage business, the Lucca Frozen Foods business, the oats portion of the National Oats business, the Hiland potato chips business and the meats snack business. See ' -- General -- Restructuring Program' above.

(2) On September 8, 1994, the Company signed a letter of intent to sell the Nalley's U.S. Chips and Snacks business. There can be no assurance that the transaction will be completed. However, if the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

CONSOLIDATED STATEMENT OF OPERATIONS

     The following table illustrates the Company's income statement data and the percentage of net sales represented by these items for the periods indicated.


                                             FISCAL YEAR ENDED                                  THREE MONTHS ENDED
                           ------------------------------------------------------    ----------------------------------------
                            JUNE 26, 1992      JUNE 26, 1993       JUNE 25, 1994     SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                           ---------------    ---------------     ---------------    ------------------    ------------------
                                     % OF               % OF                % OF                  % OF                  % OF
                           DOLLARS   SALES    DOLLARS   SALES     DOLLARS   SALES    DOLLARS      SALES    DOLLARS      SALES
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
                                                                 (DOLLARS IN MILLIONS)

Net sales................. $ 896.9   100.0%   $ 878.6   100.0%    $ 829.1   100.0%   $ 210.1      100.0%   $ 176.8      100.0%
Cost of sales.............   652.3    72.7      632.6    72.0       592.6    71.5      153.1       72.9      126.8       71.7
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
     Gross profit.........   244.6    27.3      246.0    28.0       236.5    28.5       57.0       27.1       50.0       28.3
Operating expense:
     Selling,
       administrative and
       general............   201.4    22.5      207.1    23.6       186.9    22.5       46.3       22.0       38.0       21.5
     Restructuring,
       including net loss
       (gain) on division
       disposals..........   --       --         61.0     6.9        (7.8)   (0.9)     --          --          8.4        4.8
     (Gain) on assets
       resulting from fire
       claim..............   --       --        --       --         --       --        --          --         (6.5)      (3.7)
     Change in control
       expenses...........   --       --        --       --           3.5     0.4      --          --          1.8        1.0
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
          Total operating
            expenses......   201.4    22.5      268.1    30.5       182.6    22.0       46.3       22.0       41.7       23.6
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
     Operating income
       (loss).............    43.2     4.8      (22.1)   (2.5)       53.9     6.5       10.7        5.1        8.3        4.7
Total interest expense....    22.8     2.5       19.6     2.2        18.2     2.2        4.8        2.3        5.1        2.9
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
     Income (loss) before
       split with Pro-Fac
       and before tax.....    20.4     2.3      (41.7)   (4.7)       35.7     4.3        5.9        2.8        3.2        1.8
Pro-Fac share of
  (earnings) loss.........    (9.5)   (1.1)      21.8     2.5       (16.9)   (2.0)      (2.8)      (1.3)      (1.5)      (0.8)
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
     Pre-tax income
       (loss).............    10.9     1.2      (19.9)   (2.2)       18.8     2.3        3.1        1.5        1.7        1.0
Provision for taxes.......     4.8     0.5        3.9     0.4         8.7     1.1        1.9        0.9        1.4        0.8
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
     Net income (loss).... $   6.1     0.7%   $ (23.8)   (2.6)%   $  10.1     1.2%   $   1.2        0.6%   $   0.3        0.2%
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----
                           -------   -----    -------   -----     -------   -----    -------      -----    -------      -----

CHANGES FROM THREE MONTHS ENDED SEPTEMBER 25, 1993 TO THREE MONTHS ENDED SEPTEMBER 24, 1994

     Net Sales. The Company's net sales in the first quarter of fiscal 1995 of $176.8 million decreased $33.3 million or 15.8% from $210.1 million the first quarter of fiscal 1994. The net sales attributable to businesses sold or to be sold in connection with the Company's restructuring program were $2.3 million in the first quarter of fiscal 1995 and $35.1 million in the first quarter of fiscal 1994. The Company's net sales from ongoing operations excluding businesses sold or to be sold were $174.5 million in the first quarter of fiscal 1995, a decrease of $0.5 million or 0.3% from $175.0 million in the first quarter of fiscal 1994.

     Cost of Sales. The Company's cost of sales in the first quarter of fiscal 1995 of $126.8 million decreased $26.3 million or 17.2% from $153.1 million in the first quarter of fiscal 1994. Of this decrease, $22.5 million was attributable to businesses sold or to be sold and a $3.8 million reduction was attributable to the Company's ongoing operations. This decrease of $3.8 million was the result of variations in volume, selling prices and product mix.

     Gross Profit. Gross profit of $50.0 million in the first quarter of fiscal 1995 decreased $7.0 million or 12.3% from $57.0 million in the first quarter of fiscal 1994. Of this net decrease, a $10.3 million reduction was attributable to businesses sold or to be sold and an increase of $3.3 million was attributable to increased gross profit at the Company's ongoing operations. This increase of $3.3 million was the result of variations in volume, selling prices, costs and product mix.

     Restructuring Expenses Including Net (Gain) Loss From Division Disposals. Restructuring expenses, including net (gain) loss from division disposals resulted in a charge in the first quarter of fiscal 1995 of $8.4 million to reflect the estimated impact of the potential sale of certain assets of the Nalley's U.S. Chips and Snacks operation and other expenses relating to the disposal of this operation. Of this amount, approximately 40% reflects non-cash charges. The Company annnounced on September 8, 1994 the signing of a letter of intent, subject to a number of conditions, including successful financing by the purchaser and the negotiation of a definitive agreement. If the sale contemplated by the letter of intent is not consummated by the end of December, 1995, it is anticipated that Nalley's U.S. Chips and Snacks will discontinue operations, and the Company will incur an additional $3.5 million charge.

     Change in Control Expenses. Change in control expenses recorded in the first quarter of fiscal 1995, amounting to $1.8 million, reflect non-tax deductible expenses relating to the sale of the Company covering legal, accounting, investment banking and other expenses relative to the change in control issue. In recognizing this expense, the Company allocated half of this amount to Pro-Fac as a deduction to the profit split. See ' -- Developments Related to Change in Control of the Company' above.

     Gain on Assets Resulting From Fire Claim. The gain on assets resulting from fire claim recorded in the first quarter of fiscal 1995 amounted to $6.5 million representing the insurance proceeds for the replacement value in excess of the depreciated value of the building and equipment destroyed by fire on July 7, 1994 at Southern.

     Other Selling, Administrative and General Expenses. Other selling, administrative and general expenses in the first quarter of fiscal 1995 of $38.0 million decreased $8.3 million or 17.9% from $46.3 million in the first quarter of fiscal 1994. This net decrease of $8.3 million includes primarily: a $1.2 million net decrease in trade promotions (comprised of a decrease attributable to businesses sold or to be sold of $2.7 million and an increase for ongoing operations of $1.5 million); a $4.3 million net decrease in advertising and selling costs (comprised of a decrease attributable to businesses sold or to be sold of $5.1 million and a $0.8 million increase for the Company's ongoing operations); and a $2.8 million decrease in other administrative costs (comprised of a decrease attributable to businesses sold or to be sold of $1.7 million and a decrease of $1.1 million attributable to the Company's ongoing operations). Of the $1.5 million increase in trade promotions for the Company's ongoing operations: $0.4 million is attributable to an increase at CMF; $0.9 million is attributable to increased spending at Nalley's; and $0.2 million is attributable to increased spending at Southern. The $0.8 million increase in advertising and selling costs attributable to the Company's ongoing operations is comprised of no major variations in any individual division. The $1.1 million decrease in other administrative costs attributable to the Company's ongoing operations is primarily related to reduced spending at CMF ($0.2 million), Nalley's ($0.3 million) and corporate headquarters ($0.5 million).

     Pretax Earnings Before Dividing Profits with Pro-Fac. The Company's pretax earnings before dividing with Pro-Fac (excluding restructuring charges, change in control expenses and the gain on assets resulting from the fire claim discussed above) of $12.0 million in the first quarter of fiscal 1995 increased $1.2 million or 11.1% from $10.8 million in the first quarter of fiscal 1994. Of this net increase, a decrease of $1.2 million is attributable to businesses sold or to be sold and an increase of $2.4 million is attributable to ongoing operations. CMF experienced increased operating income during this period of $1.8 million; Southern's operating income increased $0.6 million; and the operating income of Nalley's, the Snack Foods Group, Brooks and Finger Lakes each decreased $0.1 million. Reduced administrative expenses at the Company's corporate headquarters operation increased operating profit by $0.4 million. CMF's improved operating earnings resulted from increased profits relating to the cheese sauce, fruit fillings and toppings, canned and frozen vegetables and pudding product lines.

     Interest Expense. Interest expense in the first quarter of fiscal 1995 of $5.1 million increased $0.2 million or 4.1% from $4.9 million in the first quarter of fiscal 1994. This net increase is attributable to an increase in debt (with Pro-Fac), which accounted for $0.8 million, offset by a decrease of $0.6 million due to lower interest rates.

     Pro-Fac Share of Earnings. Pro-Fac's share of the Company's earnings in the first quarter of fiscal 1995 of $1.5 million decreased $1.3 million or 46.4% from $2.8 million in the first quarter of fiscal 1994. Restructuring charges, change in control expenses and the gain on assets resulting from the fire claim accounted for a decrease of $1.8 million which offset an increase of $0.5 million due to operational improvements. The Pro-Fac share of earnings in the first quarter of fiscal 1995 and fiscal 1994 was 45.8% and 47.0%, respectively, of the Company's pretax earnings before dividing with Pro-Fac.

     Income Before Taxes. The Company's income before taxes in the first quarter of fiscal 1995 of $1.8 million decreased $1.3 million or 41.9% from $3.1 million in the first quarter of fiscal 1994. Restructuring charges, change in control expenses and the gain on assets resulting from the fire claim accounted for a decrease of $1.8 million which offset an increase of $0.5 million due to operational improvements.

     Provision for Taxes. The provision for taxes in the first quarter of fiscal 1995 of $1.4 million decreased $0.5 million or 26.3% from $1.9 million in the first quarter of fiscal 1994. The provision for taxes is adversely affected by the non-deductibility of change in control expenses incurred in the first quarter of fiscal 1995. The tax provision for the first quarter of fiscal 1994 includes a charge of $0.5 million to adjust deferred taxes to the higher rates as legislated by the Congress and as required under Financial Accounting Standards Board No. 109.

     Net Income. The Company's net income for the first quarter of fiscal 1995 of $0.3 million decreased $0.9 million or 75% from $1.2 million in the first quarter of fiscal 1994. Excluding non-recurring charges, the Company's net income for the first quarter of fiscal 1995 of $2.1 million increased $0.4 million or 23.5% from $1.7 million in the first quarter of fiscal 1994.

CHANGES FROM FISCAL 1993 TO FISCAL 1994

     Net Sales. The Company's net sales in fiscal 1994 of $829.1 million decreased $49.5 million, or 5.6%, from $878.6 million in fiscal 1993. The net sales attributable to businesses sold or to be sold in connection with the Company's restructuring program discussed above were $79.9 million in fiscal 1994 and $146.0 million in fiscal 1993. The Company's net sales from ongoing operations excluding businesses sold or to be sold in fiscal 1994 were $749.2 million, an increase of $16.6 million, or 2.3%, from $732.6 million in fiscal 1993. The increase in net sales from ongoing operations is attributable in part to CMF. Net sales at CMF in fiscal 1994 of $333.4 million increased $15.6 million, or 4.9%, from $317.8 million in fiscal 1993. The increase in net sales at CMF was due to an increase in net sales at CMF's New York vegetables business resulting from increased prices and volumes associated with a national shortage in supply in the vegetable market attributable to floods in the Midwest and a drought in the South in the 1993 growing season. This increase in sales at CMF was offset in part by reduced raw material costs at the Company, that were reflected in reduced selling prices of the Company's products. Net sales at

Nalley's in fiscal 1994 of $214.8 million increased $3.7 million, or 1.8%, from $211.1 million in fiscal 1993. The increase in net sales at Nalley's was primarily net of increases and decreases as follows: (i) an $8.6 million increase in the salad dressing operation that was primarily due to an increase in volume, (ii) a $1.7 million decrease in pickles and relishes related to reduced volume, and (iii) a $3.0 million reduction in the Canadian chips and snacks operation due to reduced pricing. Net sales at Southern in fiscal 1994 of $94.3 million remained essentially flat compared to $93.4 million in fiscal 1993. Net sales at the Snack Foods Group in fiscal 1994 of $61.2 million decreased $4.2 million, or 6.4%, from $65.4 million in fiscal 1993. The decrease was caused by reduced volume related principally to the competitive pressures of the salty snacks business and the decline in consumption for the potato chip category. Net sales at Brooks in fiscal 1994 of $30.0 million decreased $0.7 million, or 2.3%, from $30.7 million in fiscal 1993. This net decrease is comprised of a decrease of $2.8 million of tomato products almost completely offset by increased sales of bean products. The decrease in tomato products sold was the result of the decision to exit the private label ketchup business. The increase in bean products was due to a 21.0% increase in units sold. Net sales at Finger Lakes in fiscal 1994 of $49.9 million increased $2.8 million, or 5.9%, from $47.1 million (before elimination of intercompany sales) in fiscal 1993. This was primarily the result of a 10.2% increase in volume.

     Gross Profit. Gross profit of $236.5 million in fiscal 1994 decreased $9.5 million, or 3.9%, from $246.0 million in fiscal 1993. Of this net decrease, a $21.1 million reduction was attributable to businesses sold or to be sold and an increase of $11.6 million was attributable to increased gross profit at the Company's ongoing operations. Gross profit for CMF increased $8.5 million, Nalley's increased $2.1 million, Southern increased $2.5 million, and the Snack Foods Group decreased $2.8 million. These changes were the result of variations in volume, selling prices, costs and product mix.

     Restructuring including net (gain)/loss from division disposals. Included in the fiscal 1994 results was a net gain of $7.8 million comprised of a gain on the sale of the oats operations of National Oats of $10.9 million, net of a charge of $3.1 million to adjust previous estimates regarding activities initiated in fiscal 1993. Subject to completion of the sale of Nalley's U.S. Chips and Snacks the Company will have completed its dispositions pursuant to the existing restructuring program and does not currently plan to dispose of any other businesses. The Company incurred restructuring charges in fiscal 1993 of $61.0 million, which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland potato chips businesses, and other costs anticipated in conjunction with the restructuring program. See ' -- General -- Restructuring Program' above.

     Change in control expenses. During fiscal 1994, the Company expensed $3.5 million of legal, accounting, investment banking and other expenses relative to the change in control issue. In recognizing this expense, the Company allocated half of this amount to Pro-Fac as a deduction to the profit split. See ' -- General -- Developments Related to Change of Control of the Company' above.

     Selling, administrative and general expenses. Selling, administrative and general expenses of $186.9 million in fiscal 1994 decreased $20.2 million, or 9.8%, from $207.1 million in fiscal 1993. Cost reductions include (i) a $0.7 million decrease in trade promotions, (ii) a $13.1 million decrease in advertising and selling costs and (iii) a $5.1 million decrease in administrative costs. Of the net decrease in trade promotions, an $8.4 million decrease was attributable to businesses sold or to be sold and an increase of $7.7 million was attributable to increased trade promotions at the Company's ongoing operations. Of this increase, $2.6 million was due to increased promotions on a reformulated fruit filling and topping product of CMF and to the expansion of the pumpkin pie filling category and $4.3 million was primarily due to new product promotions for Nalley's salad dressings and canned meats and entrees introduced in fiscal 1993 and 1994. Of the net decrease in advertising and selling costs, $12.2 million was attributable to businesses sold or to be sold. The remaining decrease of $0.9 million was attributable to a $2.1 million decrease in advertising and selling costs net of an increase in such costs of $1.2 million at Nalley's. The increase at Nalley's was primarily related to canned meats and entrees and salad dressings.

     Operating Income. The Company's operating income in fiscal 1994 of $53.9 million increased $76.0 million from an operating loss of $22.1 million in fiscal 1993. Excluding restructuring charges and change in control expenses, the Company's operating income in fiscal 1994 was $49.6 million, a $10.7 million increase, or 27.5%, from an operating income of $38.9 million in fiscal 1993. Operating losses attributable to businesses sold or to be sold in connection with the Company's restructuring program were $2.4 million in fiscal 1994 and $8.4 million in fiscal 1993. Excluding operating losses from businesses sold or to be sold, the Company's operating income from continuing operations in fiscal 1994 was $52.0 million, an increase of $4.7 million, or 9.9%, from $47.3 million in fiscal 1993. Of this increase, CMF contributed $6.6 million, Southern contributed $2.6 million and Finger Lakes contributed $1.0 million. These increases were off-set in part by decreased operating income at Nalley's of $3.8 million and $1.4 million for the Snack Foods Group. The increases for CMF's New York vegetables business and Southern were attributable to increased selling prices as a result of the short crop of vegetables nationally due to poor weather conditions in the Midwest during the 1993 growing season. Finger Lakes benefitted from improved production efficiencies and procedures as a result of capital improvements. The decrease at Nalley's pertained to both a sales volume decline and an increase in costs for the peanut butter and pickles and relishes categories, and trade promotions and selling costs on the canned meat and entree category. In addition, CMF's fruit fillings and toppings business experienced increased trade promotions and advertising costs related to reformulated fruit fillings and toppings and expansion of the pumpkin pie filling markets. The decrease in the Snack Foods Group is the result of the sales decline as previously mentioned. An increase of $1.2 million related to the management incentive plan also reduced operating income.

     Interest Expense. Interest expense in fiscal 1994 of $18.2 million decreased $1.4 million, or 7.1%, from $19.6 million in fiscal 1993. The reduction in interest expense is due to lower interest rates off-set in part by an increase in loan volume.

     Pre-tax earnings/(loss) before dividing with Pro-Fac. Pre-tax earnings/(loss) before dividing with Pro-Fac in fiscal 1994 of $35.7 million increased $77.4 million from a loss of $41.7 million in fiscal 1993. Excluding restructuring charges and change in control expenses, the Company's pre-tax earnings before dividing with Pro-Fac in fiscal 1994 were $31.4 million, a $12.1 million increase, or 62.7%, from pre-tax earnings before dividing with Pro-Fac of $19.3 million in fiscal 1993. The increase is attributable to the factors described above.

     Pro-Fac share of earnings/(loss). Pro-Fac share of earnings in 1994 of $16.9 million increased $38.7 million from a share of loss of $21.8 million in fiscal 1993. The increase is attributable to the factors described above. The Pro-Fac share of earnings/(loss) in fiscal 1994 and fiscal 1993 was 47.3% and 52.3%, respectively, of the Company's pre-tax earnings/(loss) before dividing with Pro-Fac. The change in percentage is the result of changes in the dividend paid by the Bank that Pro-Fac shares with the Company.

     Income/(loss) before taxes. Income/(loss) before taxes in fiscal 1994 of $18.8 million increased $38.7 million from a loss of $19.9 million in fiscal 1993. Excluding restructuring charges and change in control expenses, the Company's income before taxes in fiscal 1994 was $16.6 million, a $6.0 million increase, or 56.6%, from income before taxes of $10.6 million in fiscal 1993. The increase is attributable to the factors described above.

     Provision for taxes. Provision for taxes in fiscal 1994 of $8.7 million increased $4.8 million from a provision of $3.9 million in fiscal 1993. Included in the fiscal 1994 results was a charge against earnings of $0.5 million to adjust deferred taxes to the higher rate as legislated by Congress and as required under Financial Accounting and Standards Board No. 109. The Company's effective tax rate was significantly impacted during fiscal 1994 by non-deductible legal and advisory expenses incurred in conjunction with the change in control, the increase in the federal statutory income tax rate enacted on August 10, 1993 and the adjustment of the valuation allowance previously recorded.

     Net income/(loss). The Company's fiscal 1994 net earnings were $10.1 million compared to a loss of $23.8 million in fiscal 1993. Also included in the fiscal 1994 results was a net gain of $7.8 million comprised of a gain on the sale of the oats operations of National Oats of $10.9 million, net of a charge of $3.1 million to adjust previous estimates regarding activities initiated in 1993, and a charge of $3.5 million of legal, accounting and investment banking and other expenses relating to the potential change of control of the Company. Included in fiscal 1993 results were restructuring charges of $61.0 million. Net earnings, excluding these items, were approximately $9.1 million in fiscal 1994 and $5.8 million in fiscal 1993, an increase of 56.9%.

CHANGES FROM FISCAL 1992 TO FISCAL 1993

     Net Sales. The Company's net sales in fiscal 1993 of $878.6 million decreased $18.3 million, or 2.0%, from $896.9 million in fiscal 1992. The net sales attributable to businesses sold or to be sold in connection with the Company's restructuring program discussed above were $146.0 million in fiscal 1993 and $162.9 million in fiscal 1992. The Company's net sales from continuing operations excluding business sold or to be sold in fiscal 1993 were $732.6 million, a decrease of $1.4 million, or 0.2%, from $734.0 million in fiscal 1992. There were no major variations in net sales by division in these two years.

     Gross Profit. Gross profit of $246.0 million in fiscal 1993 increased $1.4 million, or 0.6%, from $244.6 million in fiscal 1992. Of this net increase, a $10.1 million reduction was attributable to businesses sold or to be sold and an increase of $11.5 million was attributable to increased gross profit at the Company's operations. Gross profit for CMF increased $4.3 million, Nalley's increased $4.9 million, Southern decreased $0.7 million, and the Snack Foods Group decreased $0.1 million. These changes were the result of variations in volume, selling prices, costs and product mix.

     Restructuring including net (gain)/loss from division disposals. To reflect completed and anticipated effects of the restructuring program, the Company incurred restructuring charges in fiscal 1993 of $61.0 million, which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland potato chips businesses, and other costs anticipated in conjunction with the restructuring program. See ' -- General-Restructuring Program' above.

     Selling, administrative and general expenses. Selling, administrative and general expenses of $207.1 million in fiscal 1993 increased $5.7 million, or 2.8%, from $201.4 million in fiscal 1992. This net increase includes an $8.6 million increase in trade promotions, a $1.9 million decrease in advertising and selling costs, a one-time $3.3 million benefit due to operational changes in the Company's salaried vacation policy, and a $2.3 million increase in other administrative costs. Of the increase in trade promotions, $0.4 million was attributable to businesses sold or to be sold and $8.2 million was attributable to ongoing businesses. Of this $8.2 million increase in trade promotions attributable to ongoing businesses, $4.8 million related to CMF, primarily attributable to pie fillings and toppings, New York vegetables business and the introduction of salad dressings in the eastern United States. Nalley's had a $2.7 million increase in trade promotions, primarily attributable to canned meats and entrees and salad dressings. All of the decrease in advertising and selling costs were attributable to ongoing operations, primarily CMF, which was mostly attributable to reduced advertising and selling costs for the fruit filling and topping category. Of the $2.3 million increase in other administrative costs, $1.8 million relates to increases attributable to ongoing businesses and $0.5 million was attributable to businesses sold or to be sold.

     Operating Income. The Company's operating loss in fiscal 1993 of $22.1 million was a decrease of $65.3 million, or 151.1%, from an operating income of $43.2 million in fiscal 1992. Excluding the restructuring charge, the Company's operating income in fiscal 1993 was $38.9 million, a $4.3 million decrease, or 10.0%, from fiscal 1992. Operating losses attributable to businesses sold or to be sold in connection with the Company's restructuring program were $8.4 million in fiscal 1993 and $0.5 million in fiscal 1992. Excluding operating losses from businesses sold or to be sold, the Company's operating income from ongoing operations in fiscal 1993 was $47.3 million, an increase of $3.6 million, or 8.2%, from $43.7 million in fiscal 1992. This $3.6 million increase was comprised of a $2.6 million increase at CMF, including $2.8 million attributable to fruit fillings and toppings and puddings, a $1.9 million increase at Nalley's primarily comprised of a $1.6 million increase in canned meats and entrees and a $0.3 million decrease in peanut butter, and a $3.8 million increase at Finger Lakes primarily due to improved production efficiencies. These increases were offset, in part, by reduced operating profits for CMF's New York vegetables business of $0.9 million and Southern of $0.5 million as a result of the over-supply situation in the commodity vegetable business. The Snack Foods Group had a decreased operating income of $1.0 million as a result of competitive pressures that prevented the implementation of price increases to cover increased costs. An increase of $1.3 million related to the management incentive plan also reduced operating income.

     Interest Expense. Interest expense in fiscal 1993 of $19.6 million decreased $3.2 million, or 14.0%, from $22.8 million in fiscal 1992. This decrease was attributable to a reduction in debt, which accounted for $0.8 million of the decrease, and lower interest rates, which accounted for $2.4 million of the decrease.

     Pro-Fac share of earnings/(loss). Pro-Fac's share of the Company's loss in fiscal 1993 of $21.8 million decreased $31.3 million from a share of earnings in fiscal 1992 of $9.5 million. Restructuring charges accounted for $30.5 million of the decrease. The Pro-Fac share of earnings/(losses) in fiscal 1993 and fiscal 1992 was 52.3% and 46.6%, respectively, of the Company's pre-tax earnings/(losses) before dividing with Pro-Fac.

     Income/(loss) before taxes. The Company's loss before taxes in fiscal 1993 of $19.9 million decreased $30.8 million from income of $10.9 million in fiscal 1992. This decrease in earnings was due primarily to the restructuring charges discussed above.

     Provision for taxes. Provision for taxes in fiscal 1993 of $3.9 million decreased $0.9 million from a provision of $4.8 million in fiscal 1992. The Company's effective tax rate was significantly impacted by the writedown of goodwill and other intangibles having a lower tax basis than book value.

     Net income/(loss). The Company's fiscal 1993 net loss of $23.8 million was a decrease of $29.9 million compared to earnings of $6.1 million in fiscal 1992. This decrease was almost entirely due to the restructuring charges (after allocating to Pro-Fac its share of the loss) and the Company's increased effective tax rate, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

  HISTORICAL FUNDING AND CAPITAL EXPENDITURES

     The operations of the Company historically have been funded with cash flows generated by operations, borrowings from Pro-Fac (which in turn borrowed a portion of these funds from the Bank) and borrowings under the Company's seasonal facility with a syndicate of commercial lenders led by The Chase Manhattan Bank, N.A. Pro-Fac and the Company had available seasonal lines of credit of $100.0 million through September 1993, $86.0 million through September 1994 and $96.0 million thereafter. The maximum borrowing on those seasonal lines during fiscal 1994 was $81.0 million, while the average amount outstanding during such year totaled approximately $51.5 million. The balance outstanding at September 24, 1994 was $90.0 million. These borrowings were repaid simultaneously with the consummation of the Transactions.

     In addition to borrowings by Pro-Fac, which have been loaned to the Company, substantially all cash not distributed by Pro-Fac to its members or securityholders has either been invested in assets leased to the Company or loaned to the Company to finance its operations. As such, the information provided below describes liquidity and capital resources of the Company and Pro-Fac on a combined basis.

     In the first quarter of fiscal 1995, the net cash used by combined operating activities of the Company and Pro-Fac of $62.1 million reflects net income of $0.3 million for the Company and $3.7 million for Pro-Fac. Amortization of assets amounted to $5.5 million. Non-recurring charges amounted to $3.7 million. Inventories increased $67.2 million, and accounts receivable increased $7.1 million. Changes in other assets and liabilities amounted to $1.0 million.

     In fiscal 1994, the net cash provided by combined operating activities of the Company and Pro-Fac of $39.0 million reflects net income of $10.1 million for the Company and $24.5 million for Pro-Fac. Amortization of assets amounted to $25.7 million. Inventories decreased $0.3 million and accounts receivable decreased $5.7 million. Changes in other assets and liabilities amounted to $27.3 million.

     Cash flows from investing activities include the acquisition and disposition of property, plant and equipment and other assets held for or used in the production of goods. Net cash used in investing activities of $4.7 million in the first quarter of fiscal 1995 was comprised of $1.0 million received for the disposition of fixed assets, offset by $5.4 million paid for fixed assets, and a $0.3 million increase in the investment in the Bank. Net cash provided by investing activities of $22.4 million in fiscal 1994 was comprised of $42.1 million received from disposals, $19.6 million paid for purchases of property, plant and equipment, $1.3 million received for disposals of fixed assets, and a $1.4 million increase in the investment of the Bank. In fiscal 1994, the $42.1 million received from the disposition of the oats portion of the National Oats business and the Hiland potato chips business was generally applied to reduce debt.

     Net cash provided by financing activities of $71.3 million in the first quarter of fiscal 1995 was primarily comprised of proceeds of short-term debt of $78.5 million which offset payments on long-term debt of $0.5 million, the cash portion of non-qualified retain conversion of $0.3 million, and dividends paid of $6.3 million. Net cash used in financing activities of $65.0 million in fiscal 1994 was primarily comprised of payments on short-term debt of $0.5 million, payments on long-term debt of $50.2 million, payments on capital leases of $2.1 million, repurchases of $3.2 million, and dividends paid of $9.9 million, less issuance of capital stock of $0.7 million.

     Capital expenditures were $16.2 million, $21.5 million and $19.5 million in the 1992, 1993 and 1994 fiscal years, respectively. These figures represent capital expenditures for the Company and Pro-Fac. Under the Integrated Agreement, Pro-Fac had historically provided the fixed assets used in the business of the Company. Capital expenditures are expected to approximate $20.0 million in fiscal 1995. Management believes the Company's maintenance level of capital expenditures to be approximately $8.0 million.



NEW BORROWINGS; ADDITIONAL CAPITAL CONTRIBUTION BY PRO-FAC

     Under the New Credit Agreement, the Company is able to borrow up to $86.0 million for seasonal working capital purposes under the Seasonal Facility, subject to a borrowing base limitation, and obtain up to $10.0 million in aggregate face amount of letters of credit pursuant to a letter of credit facility. The borrowing base is defined as the lesser of (i) $86.0 million and
(ii) the sum of 60% of eligible accounts receivable plus 50% of eligible inventory. As of the Closing Date, after giving effect to the Transactions, the borrowing base under the Seasonal Facility was $108.2 million.

     As of the Closing Date, after giving effect to the Transactions, (i) cash borrowings outstanding under the Seasonal Facility were $72.6 million, (ii) additional availability under the Seasonal Facility, after taking into account the amount of the borrowing base, was $13.4 million and (iii) outstanding letters of credit were approximately $9.7 million. In addition to its seasonal financing, as of November 3, 1994, after giving effect to the Transactions, the Company would have had $22.5 million available for long-term borrowings under the Term Loan Facility. The Company believes that the cash flow generated by its operations and the amounts available under the Seasonal Facility should be sufficient to fund its working capital needs, fund its capital expenditures and service its debt for the foreseeable future. See 'Description of Certain Indebtedness -- New Credit Agreement.'

     Pro-Fac intends to make additional equity contributions to the Company. Specifically, Pro-Fac has undertaken to contribute not less than $10.0 million in equity to the Company by the end of fiscal 1995.

     As a result of the Transactions, the Company's total debt and interest expense have increased because the Notes have a substantially higher interest rate than the debt that was repaid with the proceeds from the Old Note Offering. The New Credit Agreement will require that both Pro-Fac and the Company meet certain financial tests and ratios and comply with certain other restrictions and limitations. See 'Description of Certain Indebtedness -- New Credit Agreement.'

CERTAIN TAX MATTERS

     In December 1991, the national office of the Internal Revenue Service issued a technical advice memorandum ('TAM') concluding that virtually all of Pro-Fac's income arises from patronage sources. As a result of the TAM, in January 1992 an additional distribution of patronage proceeds for fiscal 1991 was made to members in the amount of $3.7 million. Patronage proceeds available for distribution are determined by the Board of Directors each year, as stipulated in the Bylaws.

     In August 1993, the Internal Revenue Service issued a determination letter which concluded that Pro-Fac is exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code of 1986, as amended (the 'Code'), 'Exemption of Farmers' Cooperatives from Tax.'

Unlike a non-exempt cooperative, a tax-exempt cooperative is entitled to deduct any cash dividends it pays on its capital stock in computing its taxable income. The exempt status is retroactive to fiscal year 1986. In conjunction with this ruling, for fiscal years 1986 to 1990, Pro-Fac has filed for tax refunds in the amount of approximately $5.8 million and interest payments of approximately $3.4 million. In addition, it is anticipated that Pro-Fac will file for tax refunds for fiscal years 1991 and 1992 in the amount of approximately $3.1 million and interest payments of approximately $0.4 million. No such refund amounts have been reflected in the financial statements of Pro-Fac as of June 25, 1994 or September 24, 1994. It is anticipated that the refund amounts will be recognized upon receipt. It is anticipated, however, that as a result of the acquisition of the Company, Pro-Fac may no longer be entitled to exempt status under Section 521 of the Code and may no longer be permitted to deduct the cash dividends paid on its capital stock.

     During fiscal 1989 and 1990, the Company entered into a series of transactions with Pro-Fac which were recorded as financing transactions for financial reporting purposes. For tax purposes, these transactions were inadvertently reported in a manner that may have implied that certain intangible assets had been disposed of. The Company is amending its tax returns to correct the reporting. The years in question are currently under audit by the Internal Revenue Service. Based upon consultation with its tax counsel and independent accountants, the Company does not believe that there will be any material incremental tax due as a result of such audit.

OTHER MATTERS

     In November 1992, the Financial Accounting Standard Board issued Statement of Accounting Standards No. 112, 'Employers' Accounting for Postemployment Benefits.' This statement establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits are all types of benefits provided to former or inactive employees, their beneficiaries and covered dependents. This statement is effective for fiscal years beginning after December 15, 1993. The Company adopted this statement in the first quarter of fiscal 1995 with no significant impact on its results of operations.

     Statement of Position (SOP) 93-7, 'Reporting on Advertising Costs,' was issued in December 1993. The Statement provides guidance on financial reporting on advertising costs. The Company believes that the effect on the results of operations will not be material.

SUPPLEMENTAL INFORMATION ON INFLATION

     During the last three fiscal years, the changes in costs and prices within the Company's business due to inflation were not significantly different from inflation in the United States economy as a whole. Levels of capital investment, pricing and inventory investment were not materially affected by the moderate inflation.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PRO-FAC

GENERAL

     This discussion outlines the most significant reasons for changes in the major items of Pro-Fac's statement of net proceeds from fiscal 1992 through 1994 and the first quarter of fiscal 1995. The relevant figures are shown in the Financial Statements of Pro-Fac elsewhere herein. The historical operating results are not necessarily indicative of the future operating results or financial condition of Pro-Fac.

     Most of the proceeds of Pro-Fac are derived from the sale to the Company of the crops of its members and hence depend primarily upon the volume and Commercial Market Value of these crops (which accrues to Pro-Fac at the time of delivery). In addition, proceeds depend upon the profitability of the finished products made from Pro-Fac crops and raw materials from other sources which are then processed and sold by the Company during the course of the fiscal year. Under the Integrated Agreement, which has been superseded by the Pro-Fac Marketing Agreement, the total purchase price for crops and the financing charge were both based in part on the results of operations of the Company.

PRO-FAC'S RESULTS OF OPERATIONS

  CHANGES FROM THREE MONTHS ENDED SEPTEMBER 25, 1993 TO THREE MONTHS ENDED SEPTEMBER 24, 1994

     The Commercial Market Value of crops delivered during the first quarter of fiscal 1995 decreased to $37.7 million from $42.3 million in the first quarter of fiscal 1994.

     For the quarter ended September 24, 1994, the change in net proceeds compared to the prior year quarter is summarized below:

                                                                                                (MILLIONS)

Decreased proceeds from the Company..........................................................     $ (0.4)
Increased net interest income................................................................        0.3
Change in bank dividend......................................................................       (0.1)
                                                                                                ----------
Change in excess of revenues before taxes, dividends and allocation of net proceeds..........       (0.2)
Change in tax provision......................................................................        0.4
Increase in dividends........................................................................       (0.5)
                                                                                                ----------
Change in net proceeds.......................................................................     $ (0.3)
                                                                                                ----------
                                                                                                ----------

  CHANGES FROM FISCAL 1993 TO FISCAL 1994

     The 1994 Commercial Market Value of crops delivered during this production season decreased to $59.2 million from $59.8 million in fiscal 1993. This 1.0% decrease was the net result of a 2.5% tonnage increase offset by the effect of price and mix variations from the commodities.

     For the year ended June 25, 1994, the change in net proceeds and the allocation to members compared to the prior year is summarized below:

                                                                                      (DOLLARS IN MILLIONS)

Increased proceeds from the Company................................................           $40.4
Increased net interest income......................................................             0.7
All other..........................................................................             0.1
                                                                                             ------
Change in excess of revenues before taxes, dividends and allocation of net
  proceeds.........................................................................            41.2
Benefit for taxes..................................................................             0.8
Change in dividends................................................................             0.2
                                                                                             ------
Change in net proceeds.............................................................            42.2
Less increase in allocation to earned surplus......................................           (30.8)
                                                                                             ------
Increase in net proceeds available to members......................................           $11.4
                                                                                             ------
                                                                                             ------

  CHANGES FROM FISCAL 1992 TO FISCAL 1993

     The 1993 Commercial Market Value of crops delivered during the production season decreased to $59.8 million from $64.2 million in fiscal 1992. This decrease of 6.9% was the net result of a 12.0% tonnage increase offset by the effect of price and mix variations for the commodities. Significant supplies of cherries in 1992 drove Commercial Market Value for that crop down so that even though the volume delivered to Pro-Fac increased 64% from the prior year the dollar amount of Commercial Market Value decreased by 39%.

     For the year ended June 25, 1994, the change in net proceeds and the allocation to members compared to the prior year is summarized below:

                                                                                      (DOLLARS IN MILLIONS)

Decreased proceeds from the Company................................................           (31.3)
Increase net interest income.......................................................             0.6
Change in bank dividend............................................................             0.4
                                                                                             ------
Change in excess of revenues before taxes, dividends and allocation of net
  proceeds.........................................................................           (30.3)
Decrease in the benefit for taxes..................................................            (1.1)
Increase in dividends..............................................................            (0.1)
                                                                                             ------
Change in net proceeds.............................................................           (31.5)
Decrease in allocation to earned surplus...........................................            28.0
                                                                                             ------
Decrease in net proceeds available to members from current operations..............            (3.5)
Additional distribution of 1991 net proceeds from earned surplus in fiscal 1992....            (3.7)
                                                                                             ------
Decrease in net proceeds available to members......................................            (7.2)
                                                                                             ------
                                                                                             ------

CERTAIN TAX MATTERS

     In December 1991, the national office of the Internal Revenue Service issued a TAM concluding that virtually all of Pro-Fac's income arises from patronage sources. As a result of the TAM, in January 1992 an additional distribution of patronage proceeds for fiscal 1991 was made to members in the amount of $3.7 million. Patronage proceeds available for distribution are determined by the Board of Directors each year, as stipulated in the Bylaws.

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that Pro-Fac is exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperatives from Tax.' Unlike a non-exempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. The exempt status is retroactive to fiscal year 1986. In conjunction with this ruling, for fiscal years 1986 to 1990, Pro-Fac has filed for tax refunds in the amount of approximately $5.8 million and interest payments of approximately $3.4 million. In addition, it is anticipated that Pro-Fac will file for tax refunds for fiscal years 1991 and 1992 in the amount of approximately $3.1 million and interest payments of approximately $0.4 million. No such refund amounts have been reflected in the financial statements of Pro-Fac as of June 25, 1994 or September 24, 1994. It is anticipated that the refund amounts will be recognized upon receipt. It is anticipated, however, that as a result of the acquisition of the Company Pro-Fac may no longer be entitled to exempt status under Section 521 of the Internal Revenue Code and may no longer be permitted to deduct the cash dividends paid on its capital stock.

ACCOUNTING FOR INCOME TAXES

     In February 1992, the Financial Accounting Standards Board issued SFAS 109, 'Accounting for Income Taxes.' SFAS 109 eliminates and simplifies part of the requirements of the previously issued SFAS 96. The Statement is effective for fiscal years beginning after December 15, 1992, with retroactive adoption permitted. Pro-Fac has retroactively adopted the provisions of this standard as of June 29, 1991. There was no effect on Pro-Fac for this accounting change.

                                    BUSINESS

GENERAL

     The Company is a producer and marketer of processed food products including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter and snack foods. In addition, the Company manufactures cans which are both utilized by the Company and sold to third parties. In fiscal 1994, on a pro forma basis after giving effect to the Transactions, the Company would have had net sales and operating income plus depreciation and amortization of $749.2 million and $77.0 million (excluding the nonrecurring restructuring gain of $7.8 million and the $3.5 million charge relating to legal and advisory costs incurred in connection with the change of control), respectively. See 'Pro Forma Financial Data of the Company.'

     The Company sells products in three principal categories: (i) 'branded' products, which are sold under the Company's trademarks, (ii) 'private label' products, which are sold to grocers that in turn use their own brand names on the products and (iii) 'food service' products, which are sold to food service institutions such as restaurants, caterers and bakeries and to schools. In fiscal 1994, approximately one-half of the Company's net sales were branded and the remainder were split between private label and food service. The Company's branded products include 'Comstock,' 'Thank You' and 'Wilderness' fruit fillings and toppings, 'Nalley' chilies and stews, 'Bernstein's' salad dressings and 'Adams' peanut butter. The Company's private label products include salad dressings, salsa, fruit fillings and toppings, canned puddings and canned and frozen vegetables, which are sold to customers such as A&P, Kroger, Safeway, Topco, Wegman's and Winn-Dixie. The Company's food service products include salad dressings, pickles, fruit fillings and toppings, canned and frozen vegetables, canned puddings, cheese sauces and canned and frozen fruit, which are sold to customers such as Carvel, Disney, Foodservice of America, KFC, McDonald's and Sysco.

BUSINESS STRATEGY

     Achieve Leading Market Shares of Branded Products. The Company believes that having branded products with strong shares in regional markets provides it with distinct advantages. Specifically, by achieving a market presence within a geographic region, the Company believes it is better able to create avenues for the sale of the Company's other branded products and to assess and meet local market and consumer needs.

     Diversify  Through  Sales  of  Branded,  Private  Label  and  Food  Service
Products. Historically, the Company has focused primarily on its branded products, many of which have leading market shares in the regions they serve. However, with the growth of the private label and food service businesses, the Company has also begun to focus on profitable opportunities in these areas. For example, Nalley's has been working with grocers on programs for private label salsa, soups and salad dressings with 'good,' 'better' and 'best' categories. This concept offers the grocer a three-tiered product selection and provides the Company with a means to customize products and programs specifically for consumer desires. The Company is currently reviewing the expansion of the 'good,' 'better' and 'best' program to many other products. In addition, with the growth of the food service sector, the Company has pursued food service opportunities for its fruit fillings and toppings, puddings and cheese sauces. Future food service growth is planned for other products such as breaded vegetables and salad dressings.

     Engage in Selective National Expansion Program. Certain of the Company's products have achieved significant market shares within specific geographic regions, and the Company believes substantial opportunities exist to distribute these products on a national basis. The Company recently began selling its 'Bernstein's' salad dressing, first introduced in California, in Arizona, Colorado and Upstate New York. Other products under consideration for national expansion include Mexican specialty items, such as chili and salsa, other salad dressings and canned soups.

     Continuous Focus on Cost Reduction. Through a corporate wide program of information management, selected capital expenditures and individual division initiatives, the Company continuously seeks to reduce costs and improve efficiency. During fiscal 1993, the Company initiated production consolidation efforts involving the closing of three plants located in Michigan, Colorado and New York.

Further consolidations are being explored to reduce operational redundancies. In the area of purchasing, by maximizing market leverage through collaborative and cooperative purchasing activities throughout the Company, significant savings have been achieved. As a result of the Company's cost reduction activities, the Company's operating income margin from ongoing businesses improved from 6.0% to 6.5% to 6.9% in each of fiscal 1992, 1993 and 1994, respectively.

DESCRIPTION OF BUSINESSES

  COMSTOCK MICHIGAN FRUIT

     CMF, the Company's largest division, headquartered in Rochester, New York, produces products in three principal categories: (i) fruit fillings and toppings, (ii) aseptically produced products and (iii) canned and frozen fruits and vegetables. In fiscal 1994, approximately one-third of CMF's net sales represented branded products, approximately one-third represented private label products and approximately one-third represented food service products. CMF markets its branded products under the 'Thank You,' 'Comstock,' 'Wilderness,' 'Greenwood,' 'Silver Floss,' 'Blue Boy,' 'Victor,' 'Cortland Valley,' 'Cerise,' 'Super Pop,' 'Pop-Eye' and 'Pops-Rite' labels. The following table sets forth the net sales and division operating income for CMF for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)

Net sales........      $ 318.8          $ 317.8          $ 333.4             $ 75.0                $ 71.7
Operating
  income.........         20.4             23.0             29.6                4.9                   6.7

     CMF estimates the national fruit fillings and toppings market to be approximately $225.0 million. CMF's fruit fillings and toppings are marketed under the 'Comstock,' 'Thank You' and 'Wilderness' brands, which held a national market share of approximately 56% in the fruit filling segment in fiscal 1994. CMF's fruit fillings and toppings are sold both through grocers to the public and to food service institutions such as restaurants, caterers and bakeries and to schools. In fiscal 1994, the Company introduced the 'More Fruit/More Flavor' program at CMF, which involved the production of fruit fillings and toppings with 25% more fruit content, which CMF sells at a premium price. The Company believes this program has increased CMF's market share in the fruit fillings and toppings category. In fiscal 1992, CMF also launched a pumpkin filling, which represents approximately one-quarter of the fruit fillings and toppings category. CMF is capitalizing on its existing brand franchise in fruit fillings and toppings to make pumpkin a part of its full line.

     CMF's aseptic operations produce puddings, cheese sauces and dips for sale by CMF and diet drinks for sale by a third party under a co-packing arrangement. The aseptic production process involves preparation of the product in a sterile environment beginning with batch formulation and continuing through packaging. As a result, once packaged, the product requires no further cooking. The Company believes its aseptic production facility is state-of-the-art. In 1993, CMF's aseptically processed puddings accounted for approximately one-half of the national food service market and aseptically processed cheese sauces accounted for approximately one-quarter of the national food service market.

     CMF's fruit and vegetable processing business includes both branded and private label production. It also includes value added products such as canned specialty fruits and frozen vegetable mixes. Success in the fruit and vegetable processing business is driven by, among other things, an ability to control costs. The Company has aggressively sought to reduce costs in the fruit and vegetable processing business by closing plants, making capital investments in the modernization of processing equipment, changing its product mix and refining advertising strategies. For example, in fiscal 1993, the Company initiated production consolidation efforts involving the closing of CMF plants located in Michigan and New York. Programs aimed at further reducing costs include continued capital investment in cost savings projects and further vegetable plant consolidation.

  NALLEY'S

     Nalley's, which includes the Nalley's Fine Foods division headquartered in Tacoma, Washington and Nalley's Canada Ltd. located in Vancouver, British Columbia, markets canned meat products such as chilies and stews, pickles, salad dressings, peanut butter and syrup, which are sold throughout the Northwest and Western United States and Western Canada under the 'Nalley' brand and other brands, such as 'Bernstein's' salad dressing and 'Adams' natural peanut butter. Approximately three-quarters of Nalley's products are branded; however, private label accounts for a growing percentage of Nalley's business. The following table sets forth the net sales and division operating income for Nalley's for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)
Net sales........      $ 211.9          $ 211.1          $ 214.8(1)          $ 52.7                $ 54.0
Operating
  income.........         19.5             21.4             17.6                4.7                   4.6

- ------------

(1) Sales by Nalley's Canada Ltd. accounted for approximately 20% of Nalley's total net sales in fiscal 1994.

     The Nalley's branded products have been a vehicle for growth through both geographic expansion and line extension. Several of Nalley's branded products have leading market shares in the Pacific Northwest, such as Nalley's chili, which had a market share of approximately 57%, and 'Nalley' and 'Farman's' pickles, which together had a market share of approximately 49%, for the 52-week period ended August 7, 1994. In the Pacific Northwest, the Company's 'Nalley' and 'Bernstein's' brands of salad dressings had a combined market share of approximately 17% for the same period. The Company recently began selling its 'Bernstein's' salad dressings in Arizona, Colorado and Upstate New York. Plans are under consideration to expand production to an existing facility in the Midwest or East to service Eastern markets. In addition, Nalley's has begun distribution of a refrigerated version of the 'Bernstein's' dressings in the Pacific Northwest. Nalley's is currently exploring opportunities with two national food companies in order to expand the distribution of its products.

     Private label efforts include executing a new three-tiered store labeling strategy for specialty Mexican products such as chili and salsa, salad dressings and canned soups. The three-tiered strategy allows the Company to offer its 'Nalley' branded products to its private label customers in a 'good,' 'better,' 'best' product format. For example, if a given grocer seeks a premium salsa brand, Nalley's can offer its top-tier brand of salsa. By using the three-tiered product approach, the Company believes it can effectively extend the reach of a given product line. The private label customer base includes Kroger in the Midwest, Ralph's on the West Coast, Wegman's in Upstate New York and Winn-Dixie in the Southeast.

  SOUTHERN FROZEN FOODS

     Southern, located in Montezuma, Georgia, freezes and sells a full line of southern vegetables such as black-eyed peas, okra and leafy greens as well as a line of traditional vegetables such as corn, peas, squash and green beans. Southern also produces specialty side dishes and a small amount of frozen fruit. The following table sets forth the net sales and division operating income for Southern for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)
Net sales........       $91.7            $93.4            $94.3              $ 22.9                $ 23.1
Operating
  income.........         8.1              7.6             10.2                 1.8                   2.4

     Southern's  products  are  marketed   under  the  following  brand   names:
'McKenzie's,' 'Southern Farms,' 'Gold King,' 'Chill-Ripe' and 'Tropic Isle.' Approximately one-half of Southern's products are sold under brand labels, with 'McKenzie's' and 'Southern Farms' accounting for approximately 26% of the southern vegetable market in the Southeastern United States for the 52-week period ended

March 6, 1994. Approximately 15% of Southern's products are sold to private label customers with major accounts including Winn-Dixie, Federated Foods, SuperValue and Marketing Management. Distribution is primarily in the Southeast and South Central portions of the United States.

     On July 7, 1994, a fire extensively damaged Southern's breading and packaging operations. By July 12, 1994, Southern had arranged for co-packing and resumed shipments. The Company has business interruption insurance and believes that all losses beyond its $250,000 deductible will be covered. The Company began construction of a new breading and packaging facility in late October 1994. Completion is scheduled for June 1995.

  SNACK FOODS GROUP

     The Snack Foods  Group consists  of three separate  divisions: (i)  Snyder,
(ii) Tim's and (iii) Husman. The following table sets forth the net sales and division operating income for the Snack Foods Group for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)

Net sales........       $65.3            $65.4            $61.2              $ 15.5                $ 15.4
Operating
  income.........         5.1              4.1              2.7                 0.9                   0.8

     Snyder of Berlin, located in Berlin, Pennsylvania, produces and markets several varieties of potato chips in distinctive silver-colored bags, as well as several varieties of corn chips and similar snack products in conventional packaging, primarily under the 'Snyder of Berlin' brand. Snyder's products are recognized for their taste and freshness among users in Western Pennsylvania, Ohio and West Virginia, some of the country's highest per capita snack consumption markets.

     Tim's Cascade Chips, located in Tacoma, Washington, produces kettle-fried potato chips for distribution in the Seattle/Tacoma, Washington area.
Kettle-frying produces a potato chip that is thicker and crisper than other potato chips.

     Husman Snack Foods, located in Cincinnati, Ohio, markets potato chips in Cincinnati and Dayton, Ohio. Husman has maintained volume with marketing concepts such as a licensing agreement with a leading local restaurant chain to use its recognizable Bar-B-Que flavor in potato chips and dip.

  BROOKS FOODS

     Brooks markets specialty chili beans, specialty tomato products, barbecue sauce and related products under the 'Brooks' label. Its principal markets are in the Midwest. In fiscal 1994, branded sales accounted for approximately three-quarters of Brooks' total sales. However, Brooks is seeking to expand its private label business, particularly for its specialty chili bean products. The following table sets forth the net sales and division operating income for Brooks for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)

Net sales........       $30.0            $30.7            $30.0               $5.6                  $5.4
Operating
  income.........         2.7              2.7              3.1                0.2                   0.1

     Brooks sells a line of specialty tomato products under the 'Just for Chili' brand name, a line of whole and stewed tomatoes under the 'Hoosier Sweets' brand name and a line of chili hot beans under the 'Brooks' brand name. In fiscal 1994, 'Brooks' chili hot beans had a market share of approximately 68% in the major Midwestern cities it serves.

  FINGER LAKES PACKAGING COMPANY

     Finger Lakes manufactures various sizes of three-piece sanitary food cans for sale to the Company and third parties. In fiscal 1994, approximately two-thirds of Finger Lakes sales were to other divisions of the Company and one-third were to other customers. The following table sets forth the net sales and division operating income (before elimination of corporate overhead) for Finger Lakes for the periods shown:

                                   FISCAL YEAR ENDED                              THREE MONTHS ENDED
                    -----------------------------------------------    ----------------------------------------
                    JUNE 26, 1992    JUNE 26, 1993    JUNE 25, 1994    SEPTEMBER 25, 1993    SEPTEMBER 24, 1994
                    -------------    -------------    -------------    ------------------    ------------------
                                                       (DOLLARS IN MILLIONS)

Net sales........       $46.9            $47.1            $49.9              $ 12.6                $ 14.6
Operating
  income.........        (0.9)             2.9              3.9                 1.1                   1.0

     Finger Lakes' three part metal sanitary cans are used in the retail, food service and institutional markets. These cans are recyclable and provide economical containers for the Company's products based on volume run and customer base.

PACKAGING AND DISTRIBUTION

     The food products produced by the Company are distributed to various consumer markets in all 50 states as well as in Canada. Branded lines of CMF, Southern and Brooks are sold through food brokers which sell primarily to supermarket chains and various institutional feeders. Nalley's has its own sales personnel responsible for sales within the Pacific Northwest and uses food brokers for sales in other marketing areas. Snyder's, Tim's and Husman's products are marketed through distributors, some of which are owned and operated by the Company, who sell directly to retail outlets in Kentucky, Maryland, Ohio, Pennsylvania, Virginia and West Virginia.

     Customer brand operations encompass the sale of products under private labels to chain stores and under the controlled labels of buying groups. For example, private label customers of CMF include such major food distributors as A&P, Kroger, Safeway, Topco, Wegman's and Winn-Dixie. The Company has developed central storage and distribution facilities that permit multi-item single shipment to customers in key marketing areas.

     Curtice-Burns Express ('CBX'), a subsidiary of the Company, is a licensed common carrier with authority in 48 states. It is used by the Company to obtain backhaul volume on shipments via the Company's trucks or contract haulers. The other divisions of the Company lease their equipment to CBX for these backhauls.

TRADEMARKS

     The major brand names under which the Company markets its products are trademarks of the Company. Such brand names are considered to be of material importance to the business of the Company since they have the effect of developing brand identification and maintaining consumer loyalty. All of the Company's trademarks are of perpetual duration so long as periodically renewed, and it is currently intended that the Company will maintain them in force. The major brand names utilized by the Company are as follows:

              PRODUCT                                            BRAND NAME
- ------------------------------------  -----------------------------------------------------------------


Chilies, stews and soups............  Brooks, Mariners Cove, Nalley

Fruits and vegetables...............  Blue Boy, Brooks, Cerise, Chill-Ripe, Gold King, Gracias,
                                      Greenwood, Hoosier Sweets, Just for Chili, McKenzie's, Naturally
                                      Good, Ritter, Southern Farms, Southland, Thank You, Tropic Isle

Fruit fillings and toppings.........  Comstock, Globe, Gracias, Thank You, Wilderness

Peanut butter.......................  Adams

Pickles.............................  Farman's, Nalley

Popcorn.............................  Pop-Eye, Pops-Rite, Super Pop

Puddings............................  Gracias, Thank You

Salad dressings.....................  Bernstein's, Bernstein's Light Fantastic, Nalley

Sauerkraut..........................  Cortland Valley, Silver Floss, Victor

Snack food..........................  Cheese Pleezers, Husman, La Restaurante, Snyder of Berlin,
                                      Thunder Crunch, Tim's Cascade Chips

Syrup...............................  Lumberjack

RAW MATERIALS

     It is currently anticipated that the Company will acquire a substantial part of its raw agricultural products from Pro-Fac. In fiscal 1994, approximately 65% of the crops processed by the Company were supplied by Pro-Fac. The Company also will purchase on the open market some crops of the same type and condition as those purchased from Pro-Fac. Such open market purchases may occur at prices higher or lower than those paid to Pro-Fac for similar products. See 'Certain Transactions -- Pro-Fac Marketing Agreement.'

     The canned and frozen vegetable portion of the Company's business can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation in a given year. This oversupply typically will result in depressed selling prices and reduced profitability to the Company on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This shortage typically will result in higher selling prices and increased profitability to the Company. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The 1993 floods in the Midwest and the drought in the South increased prices, even though the crops in the Company's growing areas were at normal levels.

     Except for cans manufactured by Finger Lakes, the Company purchases all of its requirements for nonagricultural products, including containers, on the open market. Although the Company has not experienced any difficulty in obtaining adequate supplies of such items, occasional periods of short supply of certain raw materials may occur.

COMPETITION

     All products of the Company, particularly branded products, compete with those of national and major regional food processors under highly competitive conditions. Many of the national manufacturers have substantially greater resources than the Company. The principal methods of competition in the food industry are ready availability of a broad line of products, product quality, price, advertising and sales promotion.

     In recent years, and particularly when various food items are in short supply, the constant availability of a full line of food items and the ability to deliver the required items rapidly and economically have been among the most important competitive factors in the markets in which the Company operates. The Company believes that it is competitive with national brands in this area since distribution of many of its regional brands and custom-pack food items are limited to areas which can easily be served from its production and distribution facilities.

     Quality of product and uniformity of quality are also important methods of competition. The Company's relationship with Pro-Fac has provided the Company with local sources of supply, thus allowing the Company to exercise control over the quality and uniformity of much of the raw product which it purchases. The members of Pro-Fac generally operate relatively large production units with emphasis on mechanical growing and harvesting techniques. This factor is also an advantage in producing uniform, high-quality food products.

     The Company believes that its pricing is generally competitive with that of other food processors for products of comparable quality. The branded products of the Company are marketed under regional brands and its marketing programs are focused on local tastes and preferences as a means of developing consumer brand loyalty. The Company's advertising program utilizes local media, and strong emphasis is placed on in-store promotions.

     Although the relative importance of the above factors may vary as between particular products or customers, the above description is generally applicable to all of the products of the Company in the various markets in which they are distributed.

     An estimate of the number of competitors in the markets served by the Company is very difficult. Nearly all products sold by the Company compete with the nationally advertised brands of the leading food processors, including Borden, DelMonte, Eagle, Green Giant, Heinz, Frito-Lay, Kraft, Vlasic, Birdseye and similar major brands, as well as with the branded and private label products of a number of regional processors, many of which operate only in portions of the marketing area served by the Company. While the major brands are dominant in branded products on a national level, the Company believes that it is a significant factor in many of the marketing areas served by one or more of its regional brands.

ENVIRONMENTAL MATTERS

     The disposal of solid and liquid waste material resulting from the preparation and processing of foods and the emission of wastes and odors inherent in the heating of foods during preparation are subject to various federal, state, and local environmental laws and regulations. Such laws and regulations have had an important effect on the food processing industry as a whole, requiring substantially all firms in the industry to incur material expenditures for modification of existing processing facilities and for construction of new waste treatment facilities. The Company is also subject to standards imposed by regulatory agencies pertaining to the occupational health and safety of its employees. Management believes that continued measures to comply with such laws and regulations will not have a material adverse effect upon its competitive position.

     Among the various programs for the protection of the environment which have been adopted to date, the most important for the operations of the Company are the wastewater discharge permit programs administered by the environmental protection agencies in those states in which the Company does business and by the federal Environmental Protection Agency. Under these programs, permits are required for processing facilities which discharge certain wastes into streams and other bodies of water, and the Company is required to meet certain discharge standards in accordance with compliance schedules established by such agencies. The Company has to date received permits for all facilities for which permits are required, and each year submits applications for renewal permits for some of the facilities. Such renewal permits are currently being processed, and the Company expects that they will be issued by the agencies in due course.

     While the Company cannot predict with certainty the effect of any proposed or future environmental legislation or regulations on its processing operations, management of the Company believes that the waste disposal systems which are now in operation or which are being constructed or designed are sufficient to comply with all currently applicable laws and regulations.

     In 1991, the Company settled criminal charges arising out of its alleged failure to file accurate monthly discharge reports pursuant to waste water discharge permits at its Red Creek, New York and Rushville, New York facilities. There was no claim of any harm to the environment, only that certain reports were not properly filed as required by the permits. At the time the criminal charges were settled by payment of a fine of $50,000, the New York State Department of Environmental Conservation ('DEC'), which issued the permits, indicated that it might seek a civil penalty for the same alleged violations on which the criminal charges were based. During the ensuing three years the DEC has not formally sought any such penalties, and in any event the Company believes that it has valid defenses to any such claims.

     A facility owned by the Company in Brockport, New York, known as the Former 3M/Dynacolor Plant Site (DEC Site No. 828066) and used by prior owners as a manufacturing facility, is under study by DEC to determine whether it should be classified as a hazardous waste site presenting a significant threat to the public health or the environment. Levels of contaminants of concern in soil appear to be below DEC action levels. However, DEC is currently assessing any impact on groundwater from soil contamination. Until the results of DEC's assessment are available, it is not possible to determine what, if any, response actions will be required at the facility.

     The Company has been identified as a potentially responsible party ('PRP') under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ('CERCLA') along with over 100 other entities, at the Ellis Road Site in Jacksonville, Florida. To date, the Company has paid approximately $45,000 toward the completion of various removal actions and soil clean up. EPA is evaluating the need for groundwater remediation which, if required, the Company does not believe will have a material impact on its earnings given its relatively small contribution of material to the site and the availability of other viable PRPs.

     The Company has been identified by EPA as a PRP under CERCLA at the Spectron Inc. Site located in Elkton, Maryland. The investigation of the site is still in the preliminary stages, and it is not yet possible to estimate the scope or cost of whatever remedial action may be required. However, based upon its very small contribution of material to the site and the large number of other viable PRPs, the Company does not believe this matter will have a material impact on its earnings.

     The Company is cooperating with environmental authorities in remediating various leaks and spills at several of its plants, primarily associated with underground storage tanks. Such actions are being conducted pursuant to procedures approved by the appropriate environmental authorities at a cost which is not significant, except for one project at the Company's Nalley's plant in Tacoma, Washington, where the cost of remediation is expected to be approximately $800,000. Approximately three-quarters of this amount has already been expended by the Company.

     Historically, expenditures for facilities related to protection of the environment have been made from the regular capital budget of Pro-Fac and such facilities were then leased to the Company pursuant to the facilities financing section of the Integrated Agreement. Expenditures related to environmental programs and facilities have not had, and are not expected to have, a material effect on the earnings of the Company.

     In fiscal 1994, total capital expenditures of Pro-Fac and the Company were $19.5 million, of which approximately $2.1 million was devoted to the construction of environmental facilities. The Company estimates that the capital expenditures for environmental control facilities, principally waste water treatment facilities, for the 1995 fiscal year will be approximately $2.7 million. However, there can be no assurance that expenditures will not be higher.

EMPLOYEES

     As of June 25, 1994, the Company had 4,325 full-time employees, of whom 2,750 were engaged in production and the balance in management, sales and administration. As of that date, the Company also employed approximately 1,000 seasonal and other part-time employees, almost all of whom were engaged in production. Most of the production employees are members of various labor unions. The Company believes its relationship with its employees is good.

LEGAL PROCEEDINGS

     A grower has filed suit against the Company for damages resulting from defective seed which was purchased from Southern. The lawsuit alleges that the defective seed resulted in the loss of crops and acreage, and the grower is seeking $950,000 in damages. Management believes this claim is without merit and intends to vigorously defend its position. In addition, management anticipates that any material costs of settlement, if incurred, will be covered under its insurance policies.

     In conjunction with the sale of the National Oats division by Pro-Fac and the Company, Pro-Fac terminated the membership of the Harvest States Cooperative ('Harvest States') in Pro-Fac. Harvest States was the only supplier of oats to the Company's National Oats division. As a result of this action, Harvest States filed a claim against Pro-Fac for, among other things, the receipt of payments for future oats purchases after the sale of National Oats division through fiscal 1995. The Company agreed to indemnify Pro-Fac as to certain expenses arising out of the termination of the membership of Harvest States in Pro-Fac. It was agreed that any settlement payments would be deemed an expense of the Company under the division of earnings with Pro-Fac. The exact amount of any potential settlement related to this issue cannot be estimated at September 24, 1994, but Pro-Fac's management does not believe that this is a material exposure to the Company.

     The owner of property formerly leased by the Company in the City of South San Francisco, San Mateo, California sued the Company in February 1994 seeking, inter alia, damages for alleged contamination from underground storage tanks and other activities at the facility, an order requiring the Company to perform environmental investigation and remediation, and additional rental payments at the rate of approximately $26,800 per month commencing November 1, 1993. 350 Harborway Associates v. Curtice-Burns Foods, Inc., Civ. Action No. 387014 (Super. Ct., San Mateo County, Cal.). The Company has completed soil remediation and is conducting groundwater monitoring with the approval of the San Mateo County Health Department and believes there is no need for additional study or clean-up at the facility. Management believes this claim is without merit and intends to vigorously defend its position.

     The Company has been named as a third-party defendant in a lawsuit brought by the Federal Environmental Protection Agency (EPA) under CERCLA against, inter alia, the owner of the International Disc Site in Ellsworth, Michigan to recover response costs. United States v. Taylor, 802 F. Supp. 116 (W.D. Mich. 1992). The site was formerly owned by a business acquired by the Company in 1974. The Company believes it has valid defenses to this suit and does not expect it to have a material impact on its earnings.

     Other than these disputes there are no material pending legal proceedings other than routine litigation incidental to the business to which either the Company or Pro-Fac is a party or to which any of their property is subject. Further, no such proceedings are known to be contemplated by governmental authorities.

PROPERTIES

     Historically, Pro-Fac has held title to, and leased to the Company, most of the processing facilities, warehouses and other plants and equipment (including equipment located in properties not owned by Pro-Fac) utilized in the Company's business. Nalley's Canada Ltd. owns the facility used in its business and the Company leases some facilities from third parties. In connection with the Transactions, Pro-Fac contributed title to all of its properties to PFAC, which was merged into the Company, and Pro-Fac, PFAC and the Company terminated the lease arrangements.

     Seven of the properties contributed by Pro-Fac are not being used for production by the Company and are held for resale. These properties are located in Denver, Colorado; Des Moines, Iowa; Wall Lake, Iowa; Clifton, New Jersey; Alton, New York; Rushville, New York; and Albany, Oregon. The aggregate net book value of these properties was $11.9 million as of June 25, 1994.

     In July 1994, a plant operated by Southern, located in Montezuma, Georgia, was damaged by fire. All material costs associated with repairs to the facility and business interruption are anticipated to be covered under the Company's insurance policies.

     The following table describes all facilities leased or owned by the Company (other than the seven properties held for resale and certain public warehouses leased by the Company from third parties from time to time). Except as otherwise noted, each facility set forth below is owned by the Company.

                     TYPE OF PROPERTY (BY DIVISION)                             LOCATION         SQUARE FEET
- -------------------------------------------------------------------------   -----------------    -----------
COMSTOCK MICHIGAN FRUIT:
     Office building, manufacturing plant and warehouse..................   Benton Harbor, MI      239,252
     Distribution center.................................................   Coloma, MI             400,000
     Manufacturing plant and warehouse...................................   Fennville, MI          370,600
     Warehouse...........................................................   Sodus, MI              243,138
     Warehouse and office; public storage facility (1)...................   Vineland, NJ           198,000
     Warehouse...........................................................   Alton, NY               60,060
     Freezing plant; warehouse; office and dry storage...................   Barker, NY             150,100
     Freezing plant......................................................   Bergen, NY             122,009
     Cold storage and repack facility and public storage warehouse.......   Brockport, NY          429,052
     Cutting, curing and packaging plant.................................   Gorham, NY              55,534
     Canning plant and warehouse; freezing plant.........................   Leicester, NY          205,599
     Distribution center and warehouse...................................   LeRoy, NY              137,300
     Canning plant and warehouse; freezing plant.........................   Oakfield, NY           203,403
     Canning plant and warehouse.........................................   So. Dayton, NY         151,140
     Canning plant and warehouse.........................................   Red Creek, NY          137,264
     Cutting, curing and canning plant...................................   Shortsville, NY        103,686
     Cutting and curing plant............................................   Waterport, NY           21,626
     Manufacturing plant.................................................   Ridgway, IL             50,000
     Manufacturing plant.................................................   North Bend, NE          50,000
NALLEY'S FINE FOODS:
     Office building, warehouse and tank farm............................   Enumclaw, WA            87,313
     Office building, manufacturing plant and warehouse..................   Tacoma, WA             438,000
     Sales offices and distribution warehouse (1)........................   Spokane, WA             16,300
     Parking lot and yards (1)...........................................   Tacoma, WA             162,570
     Warehouses (1)......................................................   Tacoma, WA             254,000
     Receiving and grading station (1)...................................   Cornelius, OR           11,700
     Sales offices and distribution warehouses (1).......................   Portland, OR            14,365
     Receiving and grading station (1)...................................   Mount Vernon, WA        30,206
     Warehouse (1).......................................................   Sea-Tac, WA             13,950
                                                                            Annacis Island,
     Office, manufacturing plant and distribution warehouse (1)..........   BC                     108,000
     Main office (1).....................................................   Burnaby, BC              8,350
     Office building and warehouse (1)...................................   Kelowna, BC             15,900
     Office, manufacturing plant and warehouse...........................   Vancouver, BC           48,000
     Warehouse (1).......................................................   Calgary, AB             13,800
     Warehouse (1).......................................................   Edmonton, AB             8,000
SOUTHERN FROZEN FOODS:
     Office, freezing plant, cold storage and repackaging facility.......   Montezuma, GA          545,942
     Office, freezing plant and cold storage.............................   Alamo, TX              110,000
SNACK FOODS GROUP:
     Office, plant and warehouse.........................................   Berlin, PA             190,225
     Administrative, plant, warehouse and distribution center (1)........   Auburn, WA              37,600
     Office, plant and warehouse.........................................   Cincinnati, OH         113,576
     Warehouse (1).......................................................   Elwood City, PA          8,000
BROOKS FOODS:
     Office building, canning plant and warehouse........................   Mt. Summit, IN         200,000
FINGER LAKES PACKAGING:
     Can manufacturing plant.............................................   Lyons, NY              147,376
CORPORATE HEADQUARTERS:
     Headquarters office (1) (Includes office space for CMF as well as
       Corporate Conference Center)......................................   Rochester, NY           62,500

- ------------

(1) Leased from third parties, although certain related equipment is owned by the Company.

                                   MANAGEMENT

     Effective  upon  consummation of  the  Transactions, Pro-Fac  established a management structure for the Company, providing for a Board of Directors consisting of one management director, Pro-Fac Directors and Disinterested Directors. The number of Pro-Fac Directors is equal to the number of Disinterested Directors. The Chairman of the Board is a Pro-Fac Director. The initial management and directors are listed below. The Company may in the future expand the Board of Directors, but Pro-Fac has undertaken to cause the Company to maintain a Board on which the number of Pro-Fac Directors does not exceed the number of Disinterested Directors. The Indenture provides that there will be a Change of Control if, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company is less than the greater of (i) two and (ii) the number of directors of the Company who are Pro-Fac Directors.

     Upon consummation of the Transactions, Roy A. Myers was elected as Chief Executive Officer. The Company intends to commence a search for a chief executive officer to replace Mr. Myers. Although the Company believes that it will be able to find a qualified candidate to become chief executive officer, there can be no assurance as to how long such search will take. Mr. Myers has agreed to remain as Chief Executive Officer until his successor is found.

THE COMPANY

  DIRECTORS AND OFFICERS

     Set forth below is certain information concerning the individuals who serve as directors and executive officers of the Company and the individuals who serve as presidents and chief executive officers of certain of the Company's divisions.

                  NAME                      AGE                               POSITIONS
- -----------------------------------------   ---   -----------------------------------------------------------------

Roy A. Myers(1)..........................   63    Chief Executive Officer and Director
William D. Rice..........................   60    Senior Vice President, Secretary and Treasurer
Stephen R. Wright........................   47    Senior Vice President -- Procurement
Patrick D. Lindenbach....................   39    Executive Vice President of the Company and President and Chief
                                                    Executive Officer of Nalley's
Dennis M. Mullen.........................   40    President and Chief Executive Officer of CMF
Thomas A. Collins........................   56    President and Chief Executive Officer of Southern
Eugene W. Hermenet.......................   56    President and Chief Executive Officer of Brooks
Ronald R. Fithen.........................   48    President and Chief Executive Officer of Finger Lakes
Robert V. Call, Jr.(2)...................   68    Director
Bruce R. Fox(2)..........................   47    Director
Cornelius D. Harrington, Jr.(3)..........   67    Director
Steven D. Koinzan(2).....................   45    Director
William B. McKnight, Jr.(3)..............   49    Director
Frank M. Stotz(3)........................   64    Director

- ------------

(1) Management director.

(2) Pro-Fac Director.

(3) Disinterested Director.

     Roy A. Myers has been the Chief Executive Officer and a Director of the Company since the completion of the Transactions. Mr. Myers served as a Director and Executive Vice President of the Company from 1987 to the completion of the Transactions (at which time he was appointed the Chief Executive Officer). He served as Vice President-Operations of the Company from 1985 to 1987 and as Vice President of the Company from 1983 to 1985. He has been an employee of the Company or a predecessor to the Company since 1955 in various other capacities including Industrial Relations Manager, Operations Manager and President of the Corporate Services Division. He was General Manager of Pro-Fac from 1987 until the completion of the Transactions, having served as Assistant General Manager from 1983 to 1987.

     William D. Rice has been Senior Vice President Finance and Administration of the Company since 1991, Secretary of the Company since 1989 and Treasurer of the Company since 1975. He was Vice President-Finance of the Company from 1969 to 1991. He has been Assistant Treasurer of Pro-Fac since 1970.

     Stephen R. Wright has been Senior Vice President -- Procurement of the Company since the completion of the Transactions. He was Vice President -- Procurement for the Company from 1990 to November, 1994, having served as Director of Commodities and Administration Services for the Company from 1988 to 1990.

     Patrick D. Lindenbach has been an Executive Vice President of the Company since March 1993 and Division President and Chief Executive Officer of Nalley's since June 1990. He was Division President and Chief Executive Officer of Nalley's Canada Ltd. from 1988 to 1990. Prior to working at the Company, he held various positions at Kellogg Salada Canada Inc., Warner Lambert Canada, Inc. and Standard Brands Canada Ltd.

     Dennis M. Mullen has been President and Chief Executive Officer of CMF since March 1993. He was Senior Vice President and Business Unit Manager-Food Service of CMF from 1991 to 1993, and Senior Vice President-Custom Pack Sales for Nalley's from 1990 to 1991. Prior to employment with the Company, he was President and Chief Executive Officer of Globe Products Company.

     Thomas A. Collins has been President and Chief Executive Officer of Southern since 1990. He was Executive Vice President of Southern from 1989 to 1990, Vice President-Sales and Marketing of Southern from 1985 to 1989, Vice President-Marketing for Retail and Foodservice of Southern from 1981 to 1985 and Vice President-Foodservice Sales of Southern from 1975 to 1981.

     Ronald R. Fithen has been President and Chief Executive Officer of Finger Lakes since 1991. Prior to joining the Company in 1991, he was Plant Manager for Continental Can's largest manufacturing operation in St. Louis.

     Eugene W. Hermenet has been President and Chief Executive Officer of Brooks since 1978. He was Executive Vice President of Brooks from 1975 to 1978. He was President of Silver Floss from 1972 to 1975, Vice President of Silver Floss from 1971 to 1972 and Assistant to the President of Silver Floss from 1969 to 1971.

     Robert V. Call, Jr. has been a Director of the Company since the completion of the Transactions. Mr. Call had been a Director of the Company since 1986 until completion of the Transactions (at which time he resigned and was reappointed). He has been a Director of Pro-Fac since 1962. He has been the President of Pro-Fac since 1986, having served as Treasurer from 1973 to 1984, and a member of Pro-Fac since 1961. He is a vegetable, fruit and grain farmer (My-T Acres, Inc., Batavia, NY).

     Bruce R. Fox has been a Director of the Company since the completion of the Transactions. He has been a Director of Pro-Fac since 1974. He has been Treasurer of Pro-Fac since 1984 and a member of Pro-Fac since 1974. Mr. Fox is a fruit and vegetable grower (N.J. Fox & Sons, Inc., Shelby, MI).

     Cornelius D. Harrington, Jr. has been a Director of the Company since the completion of the Transactions. He has been retired since December 1990. Prior to his retirement, Mr. Harrington was President of the Bank of New England-West in Springfield, MA or a predecessor to the Bank of New England-West from 1978 to December 1990. He was Chief Executive Officer of the Bank of New England-West from 1984 to December 1990. Until 1987, he served as Chairman of the Board of Directors of BayState Medical Center in Springfield, MA. He has been a Director of the Farm Credit Bank of Springfield since January 1994.

     Steven D. Koinzan has been a Director of the Company since the completion of the Transactions. He has been a Director of Pro-Fac since 1983. He has been Secretary of Pro-Fac since March 1993 and a member of Pro-Fac since 1979. Mr. Koinzan is a popcorn, fieldcorn and soybean farmer (Koinzan Farms, Norden, NE).

     William B. McKnight, Jr. has been a Director of the Company since the completion of the Transactions. Mr. McKnight is a management consultant. He was Executive Vice President of the Nabisco Foods Group of RJR Nabisco, Inc. until 1993. He was President and Chief Executive Officer of the Nabisco Foods Company from 1988 to 1992 and President of the Biscuit Division of the Nabisco Foods Group from 1986 to 1988. Mr. McKnight was President of the Grocery Division of the Nabisco Foods Group from 1984 to 1986, President of the Grocery Products Division from 1982 to 1984 and Vice President, Marketing of the Special Products Division from 1981 to 1982. From 1968 to 1981, he held various management positions at General Mills, Inc. Mr. McKnight has been a Director of VideOcart, Inc. since 1989 and a Director of Ghirardelli Chocolate Company since 1991. He is a member of the Executive Committee of The Kenyon College Fund and St. Clare's Riverside Hospital.

     Frank M. Stotz has been a Director of the Company since the completion of the Transactions. Mr. Stotz retired this year from his position as Senior Vice President -- Finance of Bausch & Lomb Incorporated. Before joining Bausch & Lomb in that capacity in 1991, Mr. Stotz was a partner in Price Waterhouse. He joined Price Waterhouse in Chicago in 1954, was admitted to partnership in 1966 and retired from the firm in 1991 to join Bausch & Lomb. From 1980 to 1991, he was partner in charge of the Rochester office of Price Waterhouse. Mr. Stotz serves on the Boards of Trustees of St. John Fisher College, The Genesee Hospital, The Rochester Center for Governmental Research and The Automobile Club of Rochester. He is also a member of the Bishop's Council of the Catholic Diocese of Rochester.

  TERM OF OFFICE

     All directors of the Company will hold office from the date of election until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer of the Company will hold office from the date of election until his successor is elected or appointed.

PRO-FAC

  DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the individuals who serve as directors and executive officers of Pro-Fac.

            NAME               AGE                           POSITIONS
- ----------------------------   ---   ---------------------------------------------------------
Robert V. Call, Jr..........   68    President and Director
Albert P. Fazio.............   58    Vice President and Director
Bruce R. Fox................   47    Treasurer and Director
Steven D. Koinzan...........   45    Secretary and Director
William D. Rice.............   60    Assistant Treasurer
Stephen R. Wright...........   47    Assistant General Manager
Thomas R. Kalchik...........   47    Vice President of Member Relations
Dale W. Burmeister..........   54    Director
Glen Lee Chase..............   57    Director
Tommy R. Croner.............   52    Director
Kenneth A. Mattingly........   46    Director
Allan D. Mitchell...........   67    Director
Allan W. Overhiser..........   34    Director
Paul E. Roe.................   55    Director
Edward L. Whitaker..........   68    Director

     Robert V. Call, Jr. has been a Director of Pro-Fac since 1962. For information regarding Mr. Call, see 'Management -- The Company -- Directors and Officers.'

     Albert P. Fazio has been a Director of Pro-Fac since 1976, Vice President of Pro-Fac since March 1993 and a member of Pro-Fac since 1975. He was Secretary of Pro-Fac from 1991 to 1993. Mr. Fazio is a vegetable, grain and livestock farmer (New Columbia Garden Co., Inc., Vancouver, WA). Mr. Fazio also operates a sand and gravel business (Fazio Bros. Sand Co., Vancouver, WA).

     Bruce R. Fox has been a Director of Pro-Fac since 1974. For information regarding Mr. Fox, see 'Management -- The Company -- Directors and Officers.'

     Steven D. Koinzan has been a Director of Pro-Fac since 1983. For information regarding Mr. Koinzan, see 'Management -- The Company -- Directors and Officers.'

     William D. Rice has been Assistant Treasurer of Pro-Fac since 1970. For information regarding Mr. Rice, see 'Management -- The Company -- Directors and Officers.'

     Stephen R. Wright has been Assistant General Manager of Pro-Fac since November 14, 1994. For information regarding Mr. Wright, see 'Management -- The Company -- Directors and Officers.'

     Thomas R. Kalchik is employed by the Company to provide management services to Pro-Fac pursuant to the Pro-Fac Marketing Agreement. In such capacity, he has served as Vice President of Member Relations of Pro-Fac since June 1990 and Assistant Secretary of Pro-Fac since 1983. Mr. Kalchik was Director of Member Relations of Pro-Fac from August 1983 to June 1990.

     Dale W. Burmeister has been a Director of Pro-Fac since 1992 and a member of Pro-Fac since 1974. Mr. Burmeister is a fruit and vegetable grower (Lakeshore Farms, Inc., and Dale Burmeister, sole proprietorship, Shelby, MI).

     Glen Lee Chase has been a Director of Pro-Fac since 1989 and a member of Pro-Fac since 1984. Mr. Chase is a peanut, poultry, grain and vegetable farmer (Chase Farms Inc., Oglethorpe, GA).

     Tommy R. Croner has been a Director of Pro-Fac since 1985 and a member of Pro-Fac since 1973. Mr. Croner is a dairy and potato farmer (T-Rich Inc., Berlin, PA).

     Kenneth A. Mattingly has been a Director of Pro-Fac since 1993 and a member of Pro-Fac since 1978. Mr. Mattingly is a vegetable and grain farmer (M-B Farms Inc., LeRoy, NY).

     Allan D. Mitchell has been a Director of Pro-Fac since 1975 and a member of Pro-Fac since 1961. He was Secretary of Pro-Fac from 1985 to 1990. Mr. Mitchell is a fruit grower (North Rose, NY).

     Allan W. Overhiser has been a Director of Pro-Fac since March 1994 and a member of Pro-Fac since 1984. Mr. Overhiser is a fruit farmer (A.W. Overhiser Orchards, South Haven, MI).

     Paul E. Roe has been a Director of Pro-Fac since 1986 and a member of Pro-Fac since 1961. Mr. Roe is a vegetable, grain and dry bean farmer (Roe Acres, Inc., Bellona, NY).

     Edward L. Whitaker has been a Director of Pro-Fac since 1992 and a member of Pro-Fac since 1988. Mr. Whitaker is a farm land owner and a popcorn grower (Forest City, IL).

  REGIONAL REPRESENTATION

     The business of Pro-Fac is conducted pursuant to policies established by its Board of Directors. The territorial area in which Pro-Fac operates has been divided into geographical regions based on natural divisions of product and location. In addition, some regions have been further divided into districts. The members within each region or district are represented on the Board by at least one director. The Board designates the number of directors to be elected from each region or district, based on the value of raw product delivered, so as to attain reasonably balanced representation on the Board. At present, there are five regions of Pro-Fac covering the following areas and represented by the number of directors indicated:

                                                             NUMBER
    REGION                       AREA                     OF DIRECTORS
- --------------     ---------------------------------      ------------

   I (Dist. 1)     Western Upstate New York                     2
     (Dist. 2)     Eastern Upstate New York                     2
     (Dist. 3)     Pennsylvania and Maryland                    1
  II (Dist. 1)     Michigan                                     3
     (Dist. 2)     Illinois                                     1
           III     Iowa, Nebraska and North Dakota              1
            IV     Washington, Oregon and California            1
             V     Georgia and Florida                          1

  TERM OF OFFICE

     Directors of Pro-Fac are elected for three-year terms. Officers of Pro-Fac are elected for one-year terms.

                             EXECUTIVE COMPENSATION

THE COMPANY

     The following table shows the cash compensation and certain other components of the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company earned during fiscal years ended June 25, 1994, June 26, 1993 and June 26, 1992.

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL            LONG-TERM
                                                                   COMPENSATION(1)       COMPENSATION     DEFERRED
                                                                 --------------------       AWARDS         PROFIT
             NAME AND PRINCIPAL POSITION                 YEAR     SALARY     BONUS(2)     OPTIONS(3)     SHARING(4)
- ------------------------------------------------------   ----    --------    --------    ------------    ----------

J. William Petty(5) ..................................   1994    $406,369    $219,440            0        $ 13,323
  Chief Executive Officer and Director                   1993     322,498     148,739       66,800               0
                                                         1992     283,134      73,803       11,785               0
Roy A. Myers .........................................   1994    $228,615    $101,231            0        $  7,886
  Executive Vice President and Director(6)               1993     219,969      35,943       18,200               0
                                                         1992     211,467           0        3,460               0
Patrick D. Lindenbach ................................   1994    $189,083    $ 66,438            0        $  6,403
  Executive Vice President and President and Chief       1993     166,779     102,152       12,700               0
  Executive Officer, Nalley's                            1992     145,206      84,569        1,154               0
William D. Rice ......................................   1994    $230,912    $102,248            0        $  7,933
  Senior Vice President, Secretary and Treasurer         1993     222,700      36,389       19,500               0
                                                         1992     215,494           0        3,403               0
Dennis M. Mullen .....................................   1994    $170,128    $101,643            0        $  5,761
  President and Chief Executive Officer, CMF             1993     151,880      98,531       10,200               0
                                                         1992     134,369      57,217            0               0

- ------------

(1) No named executive officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of annual salary.

(2) Pursuant to the Management Incentive Plan of the Company (the 'Incentive Plan'), additional compensation is paid if justified by the activities of the officers and employees eligible under the Incentive Plan and by the earnings of the Company and Pro-Fac.

(3) Fiscal 1992 options are net of cancelled options as follows:

                                                            GRANTED               CANCELLED
                                                      -------------------    -------------------
                                                      SHARES    PER SHARE    SHARES    PER SHARE
                                                      ------    ---------    ------    ---------

   J. William Petty................................   23,485     $ 10.25     11,700     $15.375
   Roy A. Myers....................................   12,460       10.25      9,000      15.375
   Patrick D. Lindenbach...........................    6,554       10.25      5,400      15.375
   William D. Rice.................................   12,803       10.25      9,400      15.375

(4) The deferred profit sharing program (the 'Profit Sharing Plan') is a defined contribution plan, which is dependent upon the financial success of the Company.

(5) Mr. Petty resigned as a Director and the Chief Executive Officer of the Company upon completion of the Transactions.

(6) Mr. Myers has been a Director and the Chief Executive Officer of the Company since completion of the Transactions.

  RETIREMENT PLANS

     The Company's Master Salaried Retirement Plan (the 'Pension Plan') provides defined retirement benefits for its officers and all salaried and clerical personnel. The compensation upon which the pension benefits are determined for the named executive officers of the Company is included in the salary column of the Summary Compensation Table.

     For retirement before age 65, the annual benefits are reduced by an amount, depending upon the participant's date of birth, for each year prior to age 65 at which such retirement occurs so that if retirement occurs at age 55, the benefits are 70% of those payable at age 65 for any participant whose date of birth precedes January 1, 1938, and 61% for any participant whose of date of birth is January 1, 1938 or later.

     The number of years of credited participation under the Company's Pension Plan as of June 25, 1994, of the executive officers listed in the Summary Compensation Table are as follows: J. William Petty, 10; Roy A. Myers, 32; Patrick D. Lindenbach, 4; William D. Rice, 22; and Dennis M. Mullen, 4.

     The Company's Excess Benefit Retirement Plan serves to provide employees with the same retirement benefit they would have received from the Pension Plan under the career average base pay formula, but for changes required under the 1986 Tax Reform Act and the compensation limitation under Section 401(a)(17) of the Code, which was $150,000 on January 1, 1994, having been revised in the 1992 Omnibus Budget Reform Act.

     The following table shows the estimated pension benefits payable to a covered participant, at age 65, at the specified final average pay, and years of credited service levels under the Pension Plan and the Excess Benefit Retirement Plan.

                               PENSION PLAN TABLE

                                         YEARS OF SERVICE
   FINAL         ----------------------------------------------------------------
AVERAGE PAY         15           20            25            30            35
- -----------      --------     ---------     ---------     ---------     ---------

 $ 125,000       $ 22,607     $  29,558     $  36,490     $  43,446     $  50,645
   150,000         27,857        36,558        45,240        53,946        62,895
   175,000         33,107        43,558        53,990        64,446        75,145
   200,000         38,357        50,558        62,740        74,946        87,395
   225,000         43,607        57,558        71,490        85,446        99,645
   250,000         48,857        64,558        80,240        94,946       111,895
   275,000         54,107        71,558        88,990       106,446       124,145
   300,000         59,357        78,558        97,740       116,946       136,395
   350,000         69,857        92,558       115,240       137,946       160,895
   400,000         80,357       106,558       132,740       158,946       185,395

     The benefits listed on the Pension Plan Table are not subject to any deduction for Social Security.

     The Company also maintains a Supplemental Executive Retirement Plan (the 'SERP') to ensure that key executives affected by joining the Company at mid-career will receive levels of retirement income reasonably related to their service and compensation and reflecting their contribution to the success of the Company.

  CHANGE OF CONTROL PROVISIONS OF SEVERANCE AND OTHER BENEFIT PLANS

     The Company has adopted the Key Executive Severance Plan concerning certain key employees and executive officers (the 'KESP'). The KESP provides salary and benefit continuation to designated executives (including the named executives listed in the Summary Compensation Table) in the event their employment is terminated within a specified period after a change of control of the Company, as such term is defined in the KESP. The completion of the Transactions constituted a change of control under the KESP as of November 3, 1994. As part of the Transactions, Mr. Petty has resigned.

     Because of the completion of the Transactions, the term of the KESP is extended through November 3, 1996. The KESP cannot be terminated during this two-year period. The KESP provides for salary and benefit continuation upon a designated executive's termination, other than for cause, as follows: one year of salary and benefit continuation for Messrs. Petty, Myers and Rice; two years of salary and benefit continuation for the other designated executives including Messrs. Lindenbach and Mullen, or until the executive (other than Mr. Petty) obtains other employment at an annual salary not less than 75% of his annual salary at termination, whichever occurs first.

     Under the  terms  of  the  KESP,  Mr.  Petty  was  entitled  to  a  minimum supplemental retirement benefit equal to 50% of his salary as of the Closing Date, less all other sources of retirement income including his supplemental retirement benefit under the SERP. Messrs. Myers and Rice would be entitled to a supplemental retirement benefit equal to the benefit they would receive from the Pension Plan if they continue working until age 65 at their current salary level, less their actual retirement benefit from such Plan. In all cases, the supplemental retirement benefits begin at the end of the salary and benefit continuation period. Also, upon completion of the Transactions all stock options granted prior to February 15, 1993 became exercisable. However, with the exception of Mr. Petty's stock options, the vesting of stock options was accelerated only to the extent that such acceleration would not result in an excise tax under the Code. Upon completion of the Transactions, payments were made by the Company to the designated executives in connection with the cancellation of exercisable stock options.

     If any excise tax is imposed on Mr. Petty in respect to payments under these agreements and the accelerated vesting of stock options, the Company will pay to Mr. Petty an amount that will net him the same sum as he would have retained if the excise tax did not apply. See 'Certain Transactions -- Golden Parachutes/Severance in connection with the Transactions.'

     The Profit Sharing Plan and the Incentive Plan also contain a change of control provision pursuant to which, in the event of a change of control of the Company, participants in such plans who are terminated within two years following a change in control are entitled to benefits earned under such plans for the fiscal year of their termination on a pro rata basis for the part of the year they were employed.

  EXECUTIVE STOCK OPTIONS

     The following table provides information on unexercised stock options held as of the end of the fiscal year by the named executive officers. No options were exercised by the named executive officers during the fiscal year ended June 25, 1994. For certain amounts paid to the named executive officers on account of cancelled options in connection with the consummation of the Transactions, see 'Certain Transactions -- Golden Parachutes/Severance in connection with the Transactions.'

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                     OPTIONS AT                OPTIONS AT FISCAL YEAR
                                                                 FISCAL YEAR END(1)                    END(2)
                                                            ----------------------------    ----------------------------
                          NAME                              EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------------------------------------   -----------    -------------    -----------    -------------

J. William Petty.........................................      59,038          49,474        $ 175,674       $ 140,047
Roy A. Myers.............................................      26,836          15,904           61,773          53,613
Patrick D. Lindenbach....................................      17,145          10,242           35,227          31,955
William D. Rice..........................................      27,632          16,821           64,573          56,046
Dennis M. Mullen.........................................       4,080           6,120            8,160          12,240

- ------------

(1) Fair market value of the Company's Class A Common Stock on June 25, 1994 was $16.625.

(2) Value of unexercised options equals the fair market value of the shares underlying in-the-money options at June 25, 1994 ($16.625), less exercise price, times the number of options outstanding.

     Subject to certain limited exceptions, the Company will maintain in effect for at least one year after the effective time of the Merger all existing employee benefit plans (except stock-related plans) and will honor all deferred compensation arrangements for current and former executive officers of the Company. Upon the effective time of the Merger, all stock option plans, and the provisions of any other benefit plan calling for the issuance of stock by the Company, were terminated.

  DIRECTORS COMPENSATION

     In fiscal 1994, non-employee directors who were designated by either Pro-Fac or Agway received an annual stipend of $6,000 per year, plus $200 per day for attending Board or Committee meetings. In fiscal 1994, all other outside directors, Messrs. Blazin and Tiedemann and Ms. Ford, received $18,000 in addition to $600 per day. The Chairman of the Board receives a fixed amount in lieu of the standard attendance fees and annual stipend. During fiscal 1994, Mr. Pease received $24,700 for the fiscal year as Chairman of the Board. Directors who are also officers of the Company or Agway were not paid directors' fees. Directors of the Company will continue to be compensated according to the same terms. Due to the consummation of the Transactions, there will no longer be any directors designated by Agway.

PRO-FAC

     Pro-Fac does not compensate its executive officers. However, under the Integrated Agreement, which has been superseded by the Pro-Fac Marketing Agreement, Pro-Fac had reimbursed the Company annually for the salaries and expenses of the Company employees who performed Pro-Fac membership relations functions. Under the Pro-Fac Marketing Agreement, the Company will continue to manage the business and affairs of Pro-Fac and provide all personnel and systems required for its management, and Pro-Fac will pay the Company a quarterly fee of $25,000 for these services.

     For fiscal 1994, the salary expense paid by Pro-Fac was $180,000 and the employee expense (travel and telephone) was $68,000. Each director of Pro-Fac receives an annual fee of $6,000 (except the President who receives $12,000) plus an additional fee of $200 per day (except the President who receives $400) for attendance at board and other designated meetings. Pro-Fac directors are also reimbursed for their out-of-pocket expenses.

     Pro-Fac has no pension or retirement plan under which retirement benefits are proposed to be paid to any of its officers or directors.

                              CERTAIN TRANSACTIONS

PRO-FAC MARKETING AGREEMENT

  GENERAL

     Upon consummation of the Transactions, the Integrated Agreement was terminated, and Pro-Fac and the Company entered into the Pro-Fac Marketing Agreement. Under the Pro-Fac Marketing Agreement, Pro-Fac and the Company will continue the marketing and management arrangements of the Integrated Agreement. The Pro-Fac Marketing Agreement is the successor to similar marketing agreements between the Company and Pro-Fac that have been continuously in effect since these companies' formations in the early 1960s.

  PURCHASE OF CROPS FROM PRO-FAC

     Under the Pro-Fac Marketing Agreement, the Company purchases crops from Pro-Fac at the Commercial Market Value of those crops, which is defined generally as the weighted average of the prices paid by other commercial processors for similar crops used for similar or related purposes sold under pre-season contracts and in the open market in the same or similar market areas. Under the predecessor agreements to the Pro-Fac Marketing Agreement, the Company paid Pro-Fac $64.2 million, $59.8 million and $59.2 million as Commercial Market Value for crops purchased from Pro-Fac in fiscal years 1992, 1993 and 1994, respectively. The crops purchased by the Company from Pro-Fac represented approximately 65%, 60% and 65% of all raw agricultural crops purchased by the Company in fiscal 1992, 1993 and 1994, respectively.

     Commercial Market Value will be determined, similar to the process that existed prior to the Acquisition, by a joint committee of the Boards of Directors of Pro-Fac and the Company, which is currently comprised of the Chief Executive Officer of the Company and an equal number of Pro-Fac directors and Disinterested Directors. The Pro-Fac Marketing Agreement requires a majority of the Disinterested Directors to approve the recommendation of the joint committee. Although Commercial Market Value is intended to be no more than the fair market value of the crops purchased by the Company, it may be more or less than the price the Company would pay in the open market in the absence of the Pro-Fac Marketing Agreement. The volume and type of crops to be purchased by the Company under the Pro-Fac Marketing Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors.

  PATRONAGE INCOME OF PRO-FAC

     In addition to Commercial Market Value, under the Pro-Fac Marketing Agreement, the Company will pay to Pro-Fac as additional patronage income (the 'Additional Patronage Income') up to 90% of the Company's pre-tax income on Pro-Fac related products (the 'Pro-Fac Products'), or reduce Commercial Market Value by up to 90% of the Company's losses on Pro-Fac Products. The Pro-Fac Marketing Agreement provides that Additional Patronage Income may not exceed 50% of the Company's entire pre-tax income and that no more than 50% of the Company's entire pre-tax loss will be charged to Pro-Fac, through a reduction of Commercial Market Value, during the term of the Notes. Additional Patronage Income is paid to Pro-Fac for services provided to the Company, including the provision of a long term, stable crop supply, favorable payment terms for crops and access to cooperative bank financing and the sharing of risks in losses of operations of the business.

     The Company has historically paid Pro-Fac Additional Patronage Income based on a portion of the Company's pre-tax income. Under the predecessor agreements to the Pro-Fac Marketing Agreement, Additional Patronage Income has generally been equal to 50% of the pre-tax income of the Company, or in loss years amounts due to Pro-Fac for interest on its loans to the Company have been reduced by 50% of the Company's pre-tax losses. The Company paid Additional Patronage Income to Pro-Fac of $9.5 million and $16.9 million in fiscal 1992 and 1994 on account of the Company's earnings for those years. In fiscal 1993, the Company reduced the amount of interest due to Pro-Fac by $21.8 million based on a 50% allocation of a loss at the Company.

     Historically, the  Company has  deducted  Additional Patronage  Income  for income tax purposes as an ordinary and necessary business expense for accommodations provided to the Company by Pro-Fac. Under the Pro-Fac Marketing Agreement, Pro-Fac will continue to provide many of the same services as it has in the past. Although the Company is a wholly-owned subsidiary of Pro-Fac, the payment of Additional Patronage Income will be subject to a similar methodology to that established at arm's length in the past and will be approved by a majority of the Disinterested Directors. The Indenture provides that there will be a Change of Control if, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company is less than the greater of (i) two and (ii) the number of directors of the Company who are Pro-Fac Directors. The Company's management believes that it will continue to be able to pay Additional Patronage Income to Pro-Fac and deduct such payments for federal income tax purposes as ordinary and necessary business expenses. There can be no assurance that all of such payments will be able to be deducted in the future.

     Additional Patronage Income received by Pro-Fac is deductible to Pro-Fac for federal tax purposes only to the extent distributed to its members. Pro-Fac may make this distribution to its members through a combination of cash and securities as long as a minimum of 20% of the amount is paid in cash as required by federal tax law. Pro-Fac has historically paid its members between 20% and 30% of Additional Patronage Income in cash and the remaining portion in securities. Funds made available by the distribution of investment certificates to members in lieu of cash have historically been reinvested by Pro-Fac in the Company. Under the Indenture, Pro-Fac will be required to reinvest at least 70% of the Additional Patronage Income in the Company. See 'Description of the Notes -- Certain Covenants.'

     Under the Pro-Fac Marketing Agreement, the Company will continue to manage the business and affairs of Pro-Fac and provide all personnel and systems required for its management, and Pro-Fac will pay the Company a quarterly fee of $25,000 for these services. See 'Executive Compensation -- Pro-Fac.'

     Immediately prior to the Acquisition, Pro-Fac contributed to PFAC all of its properties, which were leased to the Company, and, upon consummation of the Transactions, Pro-Fac, PFAC and the Company terminated the lease arrangements. In addition, borrowings under the New Credit Agreement were used in part to refinance the existing financing arrangements between Pro-Fac and the Company.

  BORROWINGS BY PRO-FAC

     The Indenture governing the Notes permits the Company to make demand loans to Pro-Fac for working capital purposes in amounts not exceeding $10.0 million at any time outstanding, each such loan to bear interest at a rate equal to the rate in effect on the date of such loan under the Seasonal Facility. The loan balance must be reduced to zero for a period of not less than 15 consecutive days in each fiscal year. Except for the foregoing provision and except for Pro-Fac's guarantee of the Notes and the New Credit Agreement, as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement, the Indenture does not permit Pro-Fac to incur any other Indebtedness.

EQUITY OWNERSHIP IN SPRINGFIELD BANK FOR COOPERATIVES

     As part of its historical lending arrangements with the Bank, which is a cooperative, Pro-Fac made investments in the Bank. Pro-Fac made these investments through (i) a capital purchase obligation equal to a percentage, set annually based on the Bank's capital needs, of its interest paid to the Bank and
(ii) a patronage rebate on interest paid by Pro-Fac to the Bank based on the Bank's earnings, which is paid in cash and capital certificates. The investments in the Bank are capital certificates that are redeemed by the Bank, currently beginning six years after issuance in four quarterly installments. As of June 25, 1994, the amount of Pro-Fac's investment in the Bank was approximately $20.9 million. Pursuant to its capital purchase obligation, Pro-Fac increased its investment in the Bank by $2.5 million, $2.6 million and $2.6 million in fiscal 1992, 1993 and 1994, respectively. Amounts paid to Pro-Fac on account of dividends and the redemption of capital certificates in connection with such investment were $2.2 million, $2.5 million and $3.1 million in fiscal 1992, 1993 and 1994, respectively. In connection with the Transactions, Pro-Fac contributed its investment in the Bank to the capital of the Company. Robert V. Call, Jr., a director and executive officer of Pro-Fac and a director of the Company, is also a director of the Bank. (The Bank announced that it will consolidate with the Farm Credit Bank of Springfield and CoBank effective January 1, 1995 to form an Agricultural Credit Bank named CoBank ACB.)

GOLDEN PARACHUTES/SEVERANCE IN CONNECTION WITH THE TRANSACTIONS

     The completion of the Transactions constituted a change of control under the KESP thereby causing the KESP to remain in effect until November 3, 1996. The KESP provides ten executive officers of the Company with salary and benefit continuation in the event of their termination within two years of the Acquisition. Under the KESP, certain executives are provided with two years of salary and benefit continuation and the other executives with up to twelve months of salary and benefit continuation if they are terminated for reasons other than 'cause' or resign for 'good reason' within the term of the KESP. In addition, the KESP permits Mr. Petty and Mr. Lindenbach to receive severance benefits if they voluntarily resign from the Company during the term of the KESP.

     Upon consummation of the Transactions, Mr. Petty resigned from the Company. Under the KESP, Mr. Petty will receive salary continuation for one year of approximately $424,000, less earned income from other sources of employment, an annual supplemental retirement benefit for his life of approximately $58,000 and benefits continuation for one year with a value of approximately $4,500. These benefits to Mr. Petty are in addition to the projected annual benefits payable under the SERP. See 'Executive Compensation -- Retirement Plans.'

     In the event Mr. Lindenbach exercises his right to resign voluntarily from the Company during the remaining term of the KESP, his benefits would include salary continuation for two years with a present value of approximately $370,000 in the aggregate, and benefit continuation for two years with a present value of approximately $11,000 in the aggregate.

     Messrs. Myers, Mullen and Rice also participate in the KESP. Under the KESP, none of these executives will be entitled to benefits unless his employment with the Company is terminated for reasons other than 'cause' or he resigns for 'good reason' within two years of the Acquisition.

     Although not technically severance plans, the Profit Sharing Plan and Incentive Plan provide that, in a change of control situation, a pro rata portion of annual awards will be granted to terminated executives for the year of termination.

     The payments made by the Company to the named executive officers set forth in the Summary Compensation Table in connection with the cancellation pursuant to the Merger Agreement of certain options granted to such officers pursuant to the Company's stock option plans, which options were exercisable at prices less than $19.00 per share, were as follows: J. William Petty, $340,856; Roy A. Myers, $148,342; Patrick D. Lindenbach, $85,545; William D. Rice, $154,231; and Dennis M. Mullen, $17,850.

SALE OF CROPS TO PRO-FAC

     Each of the members of Pro-Fac sells crops to Pro-Fac pursuant to a general marketing agreement between such member and Pro-Fac, which crops in turn are sold to the Company pursuant to the Pro-Fac Marketing Agreement. Prior to consummation of the Transactions, these crops were sold to the Company pursuant to the Integrated Agreement. During fiscal 1994, the following directors and executive officers of Pro-Fac and beneficial owners of more than 5% of Pro-Fac's common stock, directly or through sole proprietorships or corporations, sold crops to Pro-Fac for the following aggregate amounts:

                                                      RELATIONSHIP           AGGREGATE AMOUNT PAID
                    NAME                               TO PRO-FAC                IN FISCAL 1994
- --------------------------------------------   ---------------------------    ---------------------
                                                                              (DOLLARS IN MILLIONS)
Dale E. Burmeister(1).......................   Director                               $ 0.1
Robert V. Call, Jr.(2)......................   Director and President                   2.0
Glen Lee Chase(3)...........................   Director                                 0.1
Tommy R. Croner(4)..........................   Director                                 0.2
Albert P. Fazio(5)..........................   Director and Vice President              0.2
Bruce R. Fox(6).............................   Director and Treasurer                   0.4
Steven D. Koinzan...........................   Director and Secretary                   0.1
Kenneth A. Mattingly(7).....................   Director                                 0.4
Paul E. Roe(8)..............................   Director                                 0.2
Cherry Central Cooperative, Inc.............   Stockholder                              2.1
Michigan Blueberry Growers Assoc............   Stockholder                              2.5

- ------------

(1) Paid to Lakeshore Farms, Inc., which is 100% beneficially owned by Mr. Burmeister.

(2) Paid to My-T Acres, Inc., which is 20% beneficially owned by Mr. Call.

(3) Paid to Chase Farms, Inc., which is 96% beneficially owned by Mr. Chase.

(4) Paid to T-Rich, Inc., which is 50% beneficially owned by Mr. Croner.

(5) Paid to New Columbia Garden Co., Inc., which is 30% beneficially owned by Mr. Fazio.

(6) Paid to N.J. Fox & Sons, which is 33% beneficially owned by Mr. Fox.

(7) Paid to M-B Farms, Inc., which is 50% beneficially owned by Mr. Mattingly.

(8) Paid to Roe Acres, Inc., which is 100% beneficially owned by Mr. Roe.

OTHER TRANSACTIONS WITH DIRECTORS AND OFFICERS OF PRO-FAC

     In fiscal 1994, CMF paid My-T Acres, Inc. $0.2 million for commercial harvesting and hauling services and $0.1 million for crops (not covered by the Integrated Agreement). Robert V. Call, Jr. is a Director and the President of Pro-Fac, a Director of the Company and the President and a 20% beneficial owner of My-T Acres, Inc.

     In fiscal 1994, the Company paid T-Rich, Inc. $0.1 million for solid waste removal services provided to Snyder. Tommy R. Croner is a Director of Pro-Fac and is the President and a 50% beneficial owner of T-Rich, Inc.

     In fiscal 1994, Pro-Fac paid N.J. Fox & Sons, Inc. $0.4 million for storage, handling, hydrocooling and trucking services. Bruce R. Fox is a Director and the Treasurer of Pro-Fac, a Director of the Company and the President and a 33% beneficial owner of N.J. Fox & Sons.

     In fiscal 1994, CMF paid H&M Harvesting $0.2 million for harvesting services. M-B Farms Inc. is a 50% partner of H&M Harvesting. Kenneth A. Mattingly is a Director of Pro-Fac and the President and a 50% beneficial owner of M-B Farms Inc.

     In fiscal 1994, CMF paid Roe Acres, Inc. $0.2 million for harvesting services. Paul E. Roe is a Director of Pro-Fac and the President and sole stockholder of Roe Acres, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

THE COMPANY

     The following table sets forth certain information, as of November 3, 1994, with respect to each person who is a beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company. No shares of Common Stock of the Company are owned by any director or executive officer of the Company.

                                 NAME AND ADDRESS                                    NUMBER OF SHARES    PERCENTAGE
- ----------------------------------------------------------------------------------   ----------------    ----------

Pro-Fac Cooperative, Inc. ........................................................        10,000             100%
  90 Linden Place
  P.O. Box 682
  Rochester, New York 14603

PRO-FAC

     The following table sets forth certain information, as of November 3, 1994, with respect to (i) each person known by Pro-Fac to own beneficially 5% or more of any class of Pro-Fac's voting securities, (ii) each director and executive officer of Pro-Fac and (iii) all directors and executive officers of Pro-Fac as a group.

                                                                                    AMOUNT AND NATURE OF      PERCENT OF
                             NAME                                TITLE OF CLASS    BENEFICIAL OWNERSHIP(A)     CLASS(B)
- --------------------------------------------------------------   ---------------   -----------------------    ----------
Cherry Central Cooperative, Inc. .............................   Common
  P.O. Box 988                                                   Preferred
  Traverse City, MI 49685                                                              383,942                   18.79%
                                                                                       10,073                     0.39
Michigan Blueberry Growers Assoc. ............................   Common
  P.O. Drawer B                                                  Preferred
  Grand Junction, MI 49056                                                             116,400                    5.70
                                                                                       51,060                     1.95
Dale E. Burmeister............................................   Common                      3,318(c)             0.16
                                                                 Preferred                     486(c)             0.02
                                                                                             7,535                0.29
Robert V. Call, Jr............................................   Common                     35,197(d)             1.72
                                                                 Preferred                  27,112(d)             1.05
                                                                                            13,088(e)             0.50
                                                                                               392(f)             0.02
                                                                                             1,506                0.06
Glen Lee Chase................................................   Common                      9,472(g)             0.46
                                                                 Preferred                   3,521(g)             0.13
Tommy R. Croner...............................................   Common                      7,026(h)             0.34
                                                                 Preferred                   9,057(i)             0.35
Albert P. Fazio...............................................   Common                      6,975(j)             0.34
                                                                 Preferred                   6,971(j)             0.27
Bruce R. Fox..................................................   Common                     20,222(k)             0.99
                                                                 Preferred                   7,745(k)             0.30
                                                                                             3,196(l)             0.12
                                                                                             1,085                0.04
Steven D. Koinzan.............................................   Common                      7,140                0.35
                                                                 Preferred                     840                0.03
Kenneth A. Mattingly..........................................   Common                      4,645(m)             0.23
                                                                 Preferred                   2,617(m)             0.10
Allan D. Mitchell.............................................   Common                         78                0.00
                                                                 Preferred                   1,674(n)             0.06
                                                                                             4,978                0.19
Allan W. Overhiser............................................   Common                      1,139(o)             0.06
                                                                 Preferred                   1,332(o)             0.05
Paul E. Roe...................................................   Common                     12,005(p)             0.59
                                                                 Preferred                   2,683(p)             0.10
Edward L. Whitaker............................................   Common                        240                0.01
                                                                 Preferred                      --                  --
All directors and officers as a group.........................   Common                    107,457                 5.3
                                                                 Preferred                  96,146                 3.7

                                                        (footnotes on next page)

(footnotes from previous next page)

 (a) Certain of the directors named above may have the opportunity, along with the other members producing a specific crop, to acquire beneficial ownership of additional shares of the common stock of Pro-Fac within a period of approximately 60 days commencing February 1, 1995 if Pro-Fac determines that a permanent change is required in the total quantity of that particular crop.

 (b) In the above table, each director who has direct beneficial ownership of common or preferred shares by reason of being the record owner of such shares has sole voting and investment power with respect to such shares, while each director who has direct beneficial ownership of common or preferred shares as a result of owning such shares as a joint tenant has shared voting and investment power regarding such shares. Each director who has indirect beneficial ownership of common or preferred shares resulting from his status as a shareholder or a partner of a corporation or partnership which is the record owner of such shares has sole voting and investment power if he controls such corporation or partnership. If he does not control such corporation or partnership, he has shared voting and investment power. Pro-Fac does not believe that the percentage ownership of any such corporation or partnership by a director is material, since in the aggregate no director beneficially owns in excess of 5% of either the common or preferred shares of Pro-Fac.

 (c) Record ownership by Lakeshore Farms, Inc.

 (d) Record ownership by My-T Acres, Inc.

 (e) Record ownership by My-T Acres, Inc. Employee Profit-Sharing Plan

 (f) Record ownership by estate of L. Call

 (g) Record ownership by Chase Farms, Inc.

 (h) Record ownership by Richard Croner & Son

 (i) Record ownership by T-Rich, Inc.

 (j) Record ownership by New Columbia Garden Co., Inc.

 (k) Record ownership by N.J. Fox & Sons, Inc.

 (l) Record ownership by K. Fox

(m) Record ownership by M-B Farms, Inc.

 (n) Record ownership jointly with spouse

 (o) Record ownership by A.W. Overhiser Orchards

 (p) Record ownership by Roe Acres, Inc.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT AGREEMENT

     The Bank has provided the Company, subject to the terms and conditions set out in the New Credit Agreement, with loans of up to $200 million to finance the purchase of Shares pursuant to the Tender Offer and the Merger, to refinance certain existing indebtedness of Pro-Fac and the Company and to pay fees and expenses related to the purchase of Shares.

     The Bank also has provided the Company, subject to the terms and conditions set out in the New Credit Agreement, with seasonal financing of up to $86.0 million and a $10.0 million letter of credit facility. The Acquisition Facility, the Seasonal Facility and the Letter of Credit Facility are collectively referred to herein as the 'Bank Facility.' The closing under the Bank Facility occurred on the Closing Date substantially simultaneously with the closing of the other Transactions.

     Guarantees and Security. All obligations under the Bank Facility are guaranteed by Pro-Fac and the Subsidiary Guarantors. The Company's obligations under the Bank Facility, and Pro-Fac's and the Subsidiary Guarantors' obligations under their respective guaranties, are secured by all of the assets of the Company and each guarantor, respectively, including (i) all present and future accounts, contract rights, chattel paper, instruments (excluding shares of capital stock), documents, inventory, general intangibles and equipment, (ii) all real property and (iii) all products and proceeds of the foregoing.

     Interest. The Bank Facility provides for interest rates on the Acquisition Facility, at the Company's option, equal to (i) the relevant London interbank offered rate plus 2.60%, (ii) the relevant prime rate plus 0.50% or (iii) the relevant U.S. Treasury Rate plus 3.00%. The Seasonal Facility provides for interest rates on amounts outstanding thereunder, at the Company's option, equal to (x) the relevant London interbank offered rate plus 1.75%, (y) the relevant prime rate minus 0.25% or (z) the relevant U.S. Treasury Rate plus 2.00%. The Bank has extended to a portion of the Acquisition Facility for a limited period of time certain fixed rates that were in effect with respect to indebtedness repaid to the Bank on the Closing Date. The weighted average rate of interest applicable to that portion of the Acquisition Facility is estimated to equal approximately 8.3% per annum for the period from the Closing Date through May 1, 1995.

     Maturity. Borrowings of $80.0 million under the Term Loan portion of the Acquisition Facility are payable in 20 equal semi-annual installments, beginning in May 1995. Borrowings of up to an additional $120.0 million under the Term Loan Facility portion of the Acquisition Facility are payable during the first five years of the facility in annual installments on September 1 of each year, in an amount equal to the 'annual cash sweep' for the preceding fiscal year, as defined in the Acquisition Facility. The Company will be permitted to pay and reborrow funds under the Term Loan Facility, subject to limitations on the amount reborrowed and the other terms of the Acquisition Facility. Beginning in the year 2000, the balance of the Term Loan Facility will be payable in ten equal semi-annual installments.

     Borrowings under the Seasonal Facility are payable at the expiration of that portion of the facility, which is 18 months after the Closing Date, except that for 15 consecutive calendar days before the end of fiscal 1995, the borrowings under the Seasonal Facility must be zero. The Letter of Credit Facility provides for the issuance of letters of credit during the first 12 months of the facility.

     Certain Covenants. The Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to achieve an adjusted cash flow coverage ratio at the end of fiscal 1995 of at least 1.0 to 1.0 and at the end of each fiscal year thereafter of at least 1.1 to 1.0, to maintain a minimum working capital of at least $100.0 million for each fiscal year (beginning with the fiscal year ending June 30, 1995), and to maintain a minimum long-term debt to equity ratio (measured at each month-end) of 3.1 to 1.0 from the Closing Date through May, 1995, 2.8 to 1.0 from June 30, 1995 through May 1996 and declining over time to
1.8 to 1.0 at June 30, 2001 and thereafter. In addition, the Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to maintain a consolidated total net worth of not less than 15% of total assets for each month-end until July 2000, and 20% thereafter and at least 19% of total assets at the fiscal years ending June 1995 and 1996, increasing over time to at least 25% of total assets at the fiscal year ending June 2001 and each fiscal year thereafter. The Bank Facility and the Pro-Fac Bank Guarantee contain additional restrictions and obligations on Pro-Fac and the Company, including (i) restrictions on the ability to declare or pay dividends or repurchase stock, (ii) limitations on the incurrence of debt or prepayment of debt, (iii) limitations on debt, investments, acquisitions, capital expenditures and asset sales and (iv) requiring maintenance of properties and insurance and the delivery of information, financial and otherwise.

     Conditions. Subsequent drawings under the Bank Facility are subject to various conditions, including the absence of defaults under the Bank Facility and the accuracy in all material respects of certain representations on the date of such drawing.

     Events of Default. The Bank Facility contains customary events of default, including (i) a cross default to certain defaults under other debt obligations (including the Notes) and (ii) defaults relating to changes in ownership of the Company.

     Fees. PFAC agreed to pay certain fees with respect to the Bank Facility, including a fee of 3/4% of the Acquisition Facility, which was paid at the closing of the Acquisition Facility.

                            DESCRIPTION OF THE NOTES

GENERAL

     The New Notes will be issued pursuant to the Indenture among the Company, Pro-Fac, as Parent Guarantor, certain Subsidiaries of the Company, as Subsidiary Guarantors (together with Pro-Fac, as Parent Guarantor, the 'Guarantors'), and IBJ Schroder Bank & Trust Company, as trustee (the 'Trustee'), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under ' -- Certain Definitions.'

     On November 3, 1994, the Company issued $160.0 million aggregate principal amount of Old Notes under the Indenture. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture.

     The Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the New Credit Agreement) as described below under ' -- Subordination.' The Notes are unconditionally guaranteed by the Guarantors on a senior subordinated basis, with each such guarantee subordinated to the Guarantors' respective guarantees of the obligations of the Company under the New Credit Agreement and all other Senior Indebtedness of the Guarantors.

     Interest on each New Note will accrue from November 3, 1994 or from the most recent interest payment date to which interest was paid on the Old Note surrendered in exchange therefor or on the New Note, as the case may be. The New Notes will bear interest at 12 1/4% per annum, except that, if any interest accrues on the New Notes in respect of any period prior to their issuance, such interest will accrue at the rate or rates borne by the Old Notes from time to time during such period.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on February 1, 2005. Interest on the Notes accrues at the rate of 12 1/4% per annum and is payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 1995, to Holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes are payable as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the Holder's registered address. See ' -- Delivery and Form of Securities -- Book Entry, Delivery and Form.' Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Trustee maintained for such purpose. The Notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

GUARANTEES

     Each of Pro-Fac and the Subsidiary Guarantors has unconditionally guaranteed the payment of Obligations of the Company under the Notes. Rights of Holders pursuant to such guarantees are subordinate to the rights of the holders of the Senior Indebtedness of Pro-Fac and the Subsidiary Guarantors to payment in full in the same manner as the rights of Holders of the Notes are subordinate to those of the holders of the Senior Indebtedness of the Company.

SUBORDINATION

     The Indebtedness evidenced by the Notes is subordinated to the prior payment in cash or Cash Equivalents when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company. The Notes rank pari passu with all existing and future senior subordinated
Indebtedness of the Company, and rank senior to all existing and future subordinated Indebtedness of the Company.

     The Indenture provides that, upon any distribution to creditors of the Company of the assets of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, (i) the holders of all Senior Indebtedness of the Company then outstanding will be entitled to be paid in full in cash or Cash Equivalents (including interest accruing subsequent to a bankruptcy or insolvency, whether or not such interest is an allowed claim enforceable against the Company in bankruptcy) before the Holders are entitled to receive any payment on or with respect to the Notes; and (ii) the holders of all Senior Indebtedness of the Company will be entitled to be paid in full in cash (including interest accruing subsequent to a bankruptcy or insolvency, whether or not such interest is an allowed claim enforceable against the Company in bankruptcy) before the Holders are entitled to receive any cash payment on or with respect to the Notes. Until all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled but for the subordination provisions will be made to holders of Senior Indebtedness of the Company as their interests may appear, and until all Senior Indebtedness of the Company is paid in full in cash (or in Cash Equivalents subsequently converted to cash), any cash distribution to which the Holders would be entitled but for the subordination provisions will be first, exchanged for Cash Equivalents previously applied to the payment of Senior Indebtedness (and not subsequently converted to cash), and second, made to holders of Senior Indebtedness of the Company as their interests may appear.

     Upon the occurrence of any default beyond the applicable grace period in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness of the Company (a 'Payment Default'), no payment shall be made by the Company with respect to the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist, such Senior Indebtedness has been discharged or paid in full or the benefits of this sentence have been waived by or on behalf of the holders of such Senior Indebtedness of the Company, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

     Upon (1) the occurrence of a continuing event of default (other than a Payment Default) relating to Senior Indebtedness of the Company, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Senior Indebtedness to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) the maturity of such Senior Indebtedness (a 'Non-payment Default') and (2) the receipt by the Trustee and the Company from a senior representative of written notice (a 'Payment Blockage Notice') of such occurrence, no payment is permitted to be made by the Company in respect of the Notes for a period (a 'Payment Blockage Period') commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Senior Indebtedness of the Company): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the Senior Representative, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Senior Indebtedness of the Company has been discharged or paid in full, immediately after which, in the case of clause (w), (x), (y) or (z), the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days and (b) no default or event of default with respect to the Senior Indebtedness of the Company that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 120 consecutive days after such date.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor, whether in cash, property or securities (other than securities that are subordinated at least to the same extent as the Notes and the guarantees are to Senior Indebtedness of the Company or such Guarantor, respectively), shall be received by the Trustee or the Holders of Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company or such Guarantor, as the case may be, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company or such Guarantor, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash and Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the Holders to accelerate the maturity of the Notes. See ' -- Events of Default and Remedies.'

OPTIONAL REDEMPTION

     Except as set forth below, the Notes are not redeemable at the option of the Company prior to February 1, 2000. At any time on or after February 1, 2000, the Notes will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12 month period beginning February 1, of the years indicated below:

                                                                     %
                                                                  -------

2000...........................................................   104.594
2001...........................................................   103.063
2002...........................................................   101.531
2003 and thereafter............................................   100.000

     Notwithstanding the foregoing, at any time on or prior to February 1, 1998, the Company may redeem up to $56.0 million aggregate principal amount of Notes (provided that at least $104.0 million aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption), at a redemption price equal to 110.0% of the principal amount of such Notes, plus accrued interest to the date of redemption, with the proceeds of any offering of Capital Stock (other than a public offering pursuant to a registration statement on Form S-8 or an offering of Disqualified Stock) or the proceeds of any Asset Sale generating Net Proceeds in excess of $20.0 million to the extent such proceeds are not otherwise applied in accordance with the terms of the Indenture.

MANDATORY REDEMPTION

     Except as set forth below under ' -- Repurchase at the Option of Holders,' the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the 'Change of Control Offer') at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, Additional Payments and Liquidated Damages thereon, if any, to the date of purchase (the 'Change of Control Payment'). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to the covenant entitled 'Change of Control' and that all Notes tendered will be accepted for payment and setting forth the facts and circumstances relevant to such Change of Control;
(ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the 'Change of Control Payment Date'); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

     On or before the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of the Indenture described above under the caption ' -- Change of Control' and the provisions described below under the caption ' -- Certain Covenants -- Merger, Consolidation or Sale of Assets' and not by the provisions of this covenant), or
(ii) issue Equity Interests in any of its Subsidiaries, or sell Equity Interests in any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $1.0 million, or (b) for net proceeds in excess of $1.0 million (each of the foregoing, an 'Asset Sale'), unless (x) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) any securities and other non-cash consideration acquired in connection with such Asset Sale are Permitted Asset Sale Consideration. A transfer of assets or issuance of Equity Interests by a Subsidiary of the Company to the Company or a Subsidiary Guarantor will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted by the covenant described below under the caption ' -- Certain Covenants -- Restricted Payments' will not be deemed to be an Asset Sale.

     Within 270 days after any Asset Sale, the Company or the relevant Subsidiary, as the case may be, may apply the Net Proceeds from such Asset Sale, at its option, either (i) to permanently reduce borrowings under the New Credit Agreement or any successor facility or to permanently repay any other Senior Indebtedness (and, in each case, correspondingly to reduce commitments thereunder, if any, unless such borrowings could be incurred under the first paragraph of the covenant described below under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock' as of such date), (ii) to acquire properties and assets in the same line of business as the Company or the relevant Subsidiary, as the case may be, was engaged in on the date of the Asset Sale or a similar business or a business reasonably related thereto or (iii) to redeem the Notes in whole or in part to the extent permitted under the caption ' -- Optional Redemption.' Pending the final application of any such Net Proceeds, the Company or the relevant Subsidiary, as the case may be, may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute 'Excess

Proceeds.' When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an 'Asset Sale Offer') to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Payments and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the relevant Subsidiary, as the case may be, may use such remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as nearly as possible on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Indenture also provides that, notwithstanding the foregoing, to the extent that the Company or any of its Subsidiaries receives securities or other non-cash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such non-cash proceeds required by the covenant described in the immediately preceding paragraph until such non-cash property has been converted to cash or Cash Equivalents.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or, if the relevant notice of redemption identifies the requirements applicable to such selection of the principal national securities exchange, if any, on which the Notes are listed, then selection of Notes for redemption will be made by the Trustee in compliance with such requirements; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value prior to its scheduled final maturity any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) at the time of such Restricted Payment and after giving effect thereto as if such Restricted Payment (and any other Restricted Payments made since the end of the applicable four-quarter period) had been made at the beginning of such four-quarter period, the Fixed Charge Coverage Ratio (calculated in the manner set forth in clause (i) of the proviso contained in the first paragraph of the covenant described below under the caption ' -- Incurrence of Indebtedness and Issuance of Preferred Stock') would have been at least 1.75 to 1.00; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (including, but not limited to, Restricted Payments permitted by clauses (i), (ii) and (iii)(b) of the next succeeding paragraph), is less than the sum of (u) 50% of the Consolidated Net Income (or, if Consolidated Net Income is negative, 100% of the Consolidated Net Income) of the Company for the period (taken as one accounting period) from June 26, 1994 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (v) 100% of the aggregate net cash proceeds (50% with respect to the first $10.0 million) received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (including, but not limited to, Equity Interests issued as described in clauses (ii) and (iii)(b) of the next succeeding paragraph, but excluding amounts contributed to the Company as contemplated by clause
     (y) and any Equity Interests purchased with the proceeds of loans by the Company or any of its Subsidiaries to employees of the Company or any of its Subsidiaries or additional contributions of capital by Pro-Fac in respect of Equity Interests), plus (w) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of debt securities of the Company that have been converted into such Equity Interests (other than (1) Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, (2) Disqualified Stock or debt securities that have been converted into Disqualified Stock and (3) Equity Interests purchased by members of the Company's or its Subsidiaries' management with the proceeds of loans from the Company or any of its Subsidiaries), plus (x) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (y) 40% of the aggregate contributions by Pro-Fac to the Company pursuant to the covenant entitled ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac' subsequent to the date of the Indenture, plus (z) $5.0 million.

     The foregoing provisions of clauses (b) and (c) will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption, repurchase or other retirement of subordinated Indebtedness (a) with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or (b) in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Company (other than (x) Disqualified Stock, (y) Equity Interests sold to a Subsidiary of the Company and (z) Equity Interests purchased by members of the Company's or its Subsidiaries' management with the proceeds of loans from the Company or any of its Subsidiaries); and (iv) the payment of amounts required to fund Pro-Fac's reasonable operating expenses, not in excess of $250,000, as adjusted to reflect changes in the Consumer Price Index between the date of the Indenture and the date of any such payment, in any fiscal year.

  PAYMENTS PURSUANT TO THE PRO-FAC MARKETING AGREEMENT; REINVESTMENTS BY PRO-FAC; BORROWINGS BY PRO-FAC

     As promptly as practicable, and in any event within ten Business Days, after receipt from the Company of any payment made in excess of the Commercial Market Value for crops and other services pursuant to the Pro-Fac Marketing Agreement, Pro-Fac will invest in cash as common equity interests (other than Disqualified Stock) in the Company an amount equal to 70% of such excess. Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company will not: (a) amend the calculation of amounts payable to Pro-Fac under the Pro-Fac Marketing Agreement in a manner which would increase the payments made to Pro-Fac or (b) amend the Pro-Fac Marketing Agreement to require that Affiliate Transactions involving Pro-Fac be approved by less than a majority of the Disinterested Directors. The Indenture permits the Company to make demand loans to Pro-Fac for working capital purposes in amounts not exceeding $10.0 million at any time outstanding, each such loan to bear interest at a rate equal to the rate in effect on the date of such loan under the Seasonal Facility. The loan balance must be reduced to zero for a period of not less than 15 consecutive days in each fiscal year. Except for the foregoing provision and except for Pro-Fac's guarantee of the Obligations under the Indenture and the New Credit Agreement, as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement, the Indenture does not permit Pro-Fac to incur any other Indebtedness (it being understood that Pro-Fac's obligations in respect of retained earnings allocated to its members shall not be deemed to be Indebtedness).

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, 'incur') any Indebtedness (including Acquired Debt) and will not issue any Disqualified Stock and will not permit any of its Subsidiaries to incur any Indebtedness (including Acquired
Debt) or to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the net proceeds therefrom had been applied, at the beginning of such four-quarter period and
(ii) no Default or Event of Default shall have occurred and be continuing immediately after such incurrence.

     The foregoing limitations will not apply to the incurrence (i) by the Company of Indebtedness (and by Subsidiary Guarantors of related guarantees) under the Seasonal Working Capital Facility in an aggregate principal amount at any time outstanding not to exceed the amount of the Borrowing Base calculated as of the date of such incurrence; (ii) (A) by the Company of Indebtedness evidenced by letters of credit issued in the ordinary course of business consistent with past practice to support the Company's insurance or self-insurance obligations (including to secure workers' compensation and other similar insurance coverage) or to support surety bonds or appeal bonds provided by the Company in the ordinary course of business and (B) by the Company of Indebtedness (and by Subsidiary Guarantors of related guarantees) available under the Letter of Credit Facility evidenced by letters of credit with an aggregate face amount not to exceed $10.0 million; (iii) by the Company of Indebtedness (and by Subsidiary Guarantors of related guarantees) available under the Term Loan Facility in an aggregate principal amount at any time outstanding not to exceed $120.0 million, as reduced by any mandatory commitment reductions under the Term Loan Facility; (iv) by the Company of Indebtedness under the Term Loan (and by Subsidiary Guarantors of related guarantees) in an aggregate principal amount at any time not to exceed $80.0 million, as reduced by any mandatory commitment reductions under the Term Loans; (v) by the Company of Indebtedness represented by the Notes (and by the Subsidiary Guarantors of Indebtedness represented by the Guarantees); (vi) by the Company or any Subsidiary in respect of Capital Lease Obligations in an aggregate principal amount not to exceed $10.0 million at any time outstanding; (vii) by the Company or any Subsidiary in respect of purchase money obligations in an aggregate amount not to exceed $5.0 million at any time outstanding; (viii) by the Company or any Subsidiary in respect of industrial revenue bonds or similar securities provided that the net proceeds thereof are applied to construct new facilities and that the aggregate principal amount of such industrial revenue bonds does not exceed 75% of the fair market value of the facilities financed thereby; (ix) by any Subsidiary of the Company of Indebtedness to the Company; (x) by the Company of Hedging Obligations for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; and (xi) Permitted Refinancing Indebtedness of Indebtedness incurred by the Company pursuant to clause (v) above or pursuant to the preceding paragraph.

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
  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless (i) in the case of any Lien that secures an Obligation that is pari passu with the Indebtedness represented by the Notes, all payments in respect of the Notes are secured on an equal and ratable basis with the Obligation so secured and (ii) in the case of any Lien that secures an Obligation that is subordinated to the Indebtedness represented by the Notes, all payments in respect of the Notes are secured on a senior basis reflecting the subordination of the Obligation so secured.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (iii) on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) provisions in Indebtedness of Subsidiaries that is permitted by the Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness or (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     In addition to permitting the Acquisition, the Indenture provides that the Company may consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, but only if (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or, subject to the final sentence of this paragraph, a limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form satisfactory to the Trustee in its reasonable judgment; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) would, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, be permitted to incur at

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
least $1.00 of additional Indebtedness pursuant to the Fixed Coverage Ratio test set forth in the covenant entitled ' -- Incurrence of Indebtedness and Issuance of Preferred Stock.' At or prior to consummation of any transaction otherwise permitted by this provision, if the entity or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a limited liability company or similar entity (such transaction being hereinafter referred to as an 'LLC Restructuring'), the Company shall deliver to the Trustee (i) an opinion of counsel in the United States acceptable to the Trustee in its reasonable judgment to the effect that (a) the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such LLC Restructuring and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such LLC Restructuring had not occurred or (b) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the same effect; (ii) an opinion of counsel to the effect that, as a result of the LLC Restructuring, the rights of the Holders of the outstanding Notes will not be adversely affected in any material respect by the application of any bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (iii) an Officers' Certificate stating that the LLC Restructuring was not effected by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (iv) such other opinions of counsel and Officers' Certificates customary in the issuance of debt securities as the Trustee may reasonably request.

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction'), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving Pro-Fac (including, without limitation, any amendment to or waiver under the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement) or involving aggregate payments in excess of $1.0 million, a written resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the Disinterested Directors and (b) with respect to any Affiliate Transaction (other than relating to the Pro-Fac Marketing Agreement or any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement) involving aggregate payments in excess of $5.0 million, either (I) an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing or (II) with respect to any Affiliate Transaction involving a transfer of tangible assets, a written appraisal from a nationally recognized appraiser showing such tangible assets to have a value not less than the value of such payments, in the case of a transfer of such assets to the Company or such Subsidiary, and not more than the value of such payments, in the case of a transfer of such assets from the Company or such Subsidiary; provided, however, that (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) except to the extent referenced in the parenthetical to clause (a), the Pro-Fac Marketing Agreement and any transactions effected pursuant thereto and (z) transactions permitted by the provisions of the Indenture described above under the covenant ' -- Restricted Payments,' in each case, shall not be deemed Affiliate Transactions.

  LIMITATIONS ON LAYERING DEBT

     The Indenture provides that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any

Senior Indebtedness of the Company and senior in right of payment to the Notes and that neither Pro-Fac nor any Subsidiary Guarantor will incur, create, issue, assume, guarantee, or otherwise become liable for any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of Pro-Fac or any such Subsidiary Guarantor, as the case may be, and senior in any respect in right of payment to the guarantee of Pro-Fac or such Subsidiary Guarantor, as the case may be, with respect to the Notes.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or its Subsidiaries may enter into such sale and leaseback transaction if (i) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption ' -- Incurrence of Indebtedness and Issuance of Preferred Stock' and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption ' -- Liens,' (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the Company shall apply or cause to be applied the proceeds of such transaction in compliance with the covenant entitled ' -- Repurchase at the Option of Holders -- Asset Sales.' To the extent that the Company or any Subsidiary enters into a sale and leaseback transaction, the Company will specify to the Trustee the provision of the covenants relating to incurrence of Indebtedness pursuant to which such Attributable Debt would have been permitted to have been incurred and the amount available under such provision for future incurrences of Indebtedness or Attributable Debt shall be correspondingly reduced.

  ADDITIONAL SUBSIDIARY GUARANTORS

     If the Company shall at any time have a Subsidiary that is a guarantor of any Senior Indebtedness of the Company or any Guarantor, the Company shall cause such Subsidiary to become a Subsidiary Guarantor.

  REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Pro-Fac and the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Pro-Fac and the Company were required to file such Forms, including a 'Management's Discussion and Analysis of Financial Condition and Results of Operations' that describes the financial condition and results of operations of Pro-Fac, the Company and its Subsidiaries, and, with respect to the annual information only, a report by Pro-Fac's and the Company's certified independent accountants and (ii) all reports that would be filed with the Commission on Form 8-K if Pro-Fac and the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, following Consummation of the Exchange Offer, Pro-Fac and the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. Each of Pro-Fac and the Company has agreed that, for so long as any Transfer Restricted Securities remain outstanding, they will furnish to the Holders and beneficial holders of Transfer Restricted Securities and to prospective purchasers of Transfer Restricted Securities designated by the Holders of Transfer Restricted Securities and to broker-dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  RELEASE OF A SUBSIDIARY GUARANTOR

     Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor by the Company, or upon the consolidation or merger of a Subsidiary Guarantor with or into any entity or the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of its

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
properties and assets to any entity (in each case, other than the Company or an Affiliate of the Company), such Subsidiary Guarantor will be automatically and unconditionally released from all obligations under its guarantee of the Notes; provided that the proceeds received by the Company or any Subsidiary of the Company, from such transaction shall be applied as described above under the caption ' -- Optional Redemption' or ' -- Repurchase at the Option of Holders -- Asset Sales.'

  SECURITIES OWNED BY THE COMPANY OR AN AFFILIATE OF THE COMPANY

     The Indenture provides that the Company shall, as promptly as reasonably practicable, notify the Trustee of any Notes owned by the Company or any Affiliate of the Company and that the Trustee shall provide to each Holder upon the request of such Holder all such information furnished to the Trustee.

EVENTS OF DEFAULT AND REMEDIES

     The  Indenture provides that each of  the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest or Additional Payments on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any Subsidiary to comply with the provisions described above under the captions ' -- Certain
Covenants  --  Restricted Payments,'  ' --  Certain  Covenants --  Incurrence of
Indebtedness and Issuance of Preferred Stock' or ' -- Certain Covenants -- Merger, Consolidation or Sale of Assets' or by Pro-Fac to comply with the provisions described above under the caption ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac'; (iv) failure by the Company or any Guarantor for 60 days after notice from the Trustee or from holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such
Indebtedness the maturity of which has been so accelerated, aggregates $2.0 million or more; (vi) default by any Guarantor under its guarantee with respect to the Notes or such guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its Obligations under such guarantee; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) failure by the Company to file the certificate of merger with respect to the Merger on the Closing Date and to take all other steps, if any, required to effectuate the Merger by 5:00 P.M. New York City time on the business day following the Closing Date; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Payments or Liquidated Damages on, or the principal of or premium on, the Notes) if it determines that withholding notice is in their interest.

     Except as set forth in the last sentence of this paragraph, no Holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder unless such Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, the Trustee does not pursue the remedy addressed in such request within 30 days after receipt of such notice and offer and the

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
Trustee has not within such 30-day period received directions inconsistent with such written request from Holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or accrued interest on such Note on or after the due date expressed in such Note (including acceleration thereof) or, following notification by the Trustee to the Company of its resignation as Trustee under the Indenture and prior to the appointment of a successor Trustee, the institution of any proceeding with respect to the Indenture or any remedy thereunder, including acceleration, by the Holders of a majority in principal amount of outstanding Notes with respect to such Holders' Notes, provided that upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt notice.

     In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes as described under the caption ' -- Optional Redemption,' an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to February 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to February 1, 2000, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 110.0%.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, member or stockholder of Pro-Fac, the Company or their Subsidiaries, as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees, or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding Notes ('Legal Defeasance') except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's Obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the Obligations of the Company released with respect to certain covenants that are described in the Indenture ('Covenant Defeasance') and thereafter any omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under ' -- Events of Default and Remedies' will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the

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
principal of, premium, if any, and interest, Additional Payments on, and Liquidated Damages with respect to, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest or Additional Payments on, or Liquidated Damages with respect to, the outstanding Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States acceptable to the Trustee in its reasonable judgment confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that and based thereon, such opinion of counsel shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States acceptable to the Trustee in its reasonable judgment confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (except as the result of the incurrence of Indebtedness the proceeds of which are applied to such defeasance) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee in its reasonable judgment to the effect that the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of Notes whose

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Holders must consent  to an  amendment, supplement  or waiver,  (ii) reduce  the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the right of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change in the provisions described above under the caption ' -- Repurchase at the Option of Holders -- Change of Control' that adversely affects the rights of any Holder of Notes or (ix) make any change in the foregoing amendment and waiver provisions.

     Any amendment to the Indenture or the Notes which would materially and adversely affect the rights of the lenders under the New Credit Agreement will also require the consent of such lenders.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or the Guarantors' respective Obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualifications of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense.

DELIVERY AND FORM OF SECURITIES

  BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes were initially issued in the form of one or more Global Notes (collectively, the 'Old Global Note'). Except for New Notes issued to Non-Global Purchasers (as defined below), the New Notes will initially be issued in the form of one or more Global Notes (collectively, the 'New Global Note'). The Old Global Note was deposited on the date of closing of the sale of the Old Notes, and the New Global Note will be deposited on the date of closing of the Exchange Offer, with or on behalf of the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the 'Global Note Holder').

     Notes that are (i) originally issued to or transferred to 'institutional accredited investors' that are not 'qualified institutional buyers,' as defined in Rule 144A under the Securities Act (the 'Non-Global Purchasers') or (ii) issued as described below under ' -- Certificated Securities' will be issued in

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
registered form (the 'Certificated Securities'). Upon the transfer to a qualified institutional buyer of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities will, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred. 'Global Note' means the Old Global Note or the New Global Note, as the case may be.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the 'Participants' or the 'Depositary's Participants') and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the 'Indirect Participants' or the 'Depositary's Indirect Participants') that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     Pursuant to procedures established by the Depositary (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants in connection with the Notes with portions of the principal amount of the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of the Global Note under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. None of the Company, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names any Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company

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
notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the Global Note Holder of the Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

THE EXCHANGE OFFER; REGISTRATION RIGHTS

     Holders of New Notes are not entitled to any registration rights with respect to the New Notes. The Company agrees for a period of 180 days from the consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any New Notes. The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offer which is the subject of the Registration Rights Agreement. Upon the closing of the Exchange Offer, subject to certain limited exceptions, Holders of untendered Old Notes will not retain any rights under the Registration Rights Agreement.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by contacting the Company at 90 Linden Place, P.O. Box 681, Rochester, New York 14603, Attention: Secretary (Telephone: (716) 383-1850).

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     'Acquired Debt' means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     'Acquisition' means (i) the acquisition by PFAC of 90% or more of each class of the capital stock of the Company and (ii) the Merger.

     'Affiliate' of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to Pro-Fac and the Company, any member of Pro-Fac that is a director of Pro-Fac or that has beneficial ownership of more than 1% of the voting securities of Pro-Fac. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     'Attributable Debt' in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining terms of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

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
     'Borrowing Base' means, as of any date, an amount equal to the sum of (i) 80% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date and (ii) 50% of the book value of all inventory owned by the Company and its Subsidiaries as of such date (calculated in each case in accordance with the New Credit Agreement). To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     'Capital Lease Obligation' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     'Capital Stock' means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     'Cash Equivalents' means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having remaining maturities of not more than 12 months from the date of acquisition and rated at least 'A' or the equivalent by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) certificates of deposit and eurodollar time deposits with remaining maturities of not more than 12 months from the date of acquisition, bankers' acceptances with remaining maturities not more than 12 months and overnight bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250 million and a Keefe Bank Watch Rating of B or better, (iv) repurchase Obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case with a remaining maturity of not more than 12 months after the date of acquisition,
(vi) any security with a remaining maturity of not more than 12 months from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (iii) above, and (vii) any money-market fund sponsored by any registered broker-dealer or mutual fund distributor that invests solely in instruments of the types set forth above.

     'Change of Control' means the occurrence of any of the following, other than in connection with the Acquisition: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Pro-Fac's or the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, (A) more than 50% of the voting power of the voting stock of Pro-Fac or the Company or (B) more than 30% of the voting power of the voting stock of the Company if Pro-Fac owns, directly or indirectly, a lesser percentage than such Person or group of the voting power of the voting stock of the Company, (iii) the first date on which any Person or group (as defined above) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of Pro-Fac or the Company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Pro-Fac or the Company, as the case may be, or (iv) for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company being less than the greater of (A) two and (B) the number of directors of the Company who are Pro-Fac Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Pro-Fac or the Company shall be deemed to be a transfer of such portion of the voting stock owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

     'Commercial Market Value' means Commercial Market Value determined in accordance with the Pro-Fac Marketing Agreement.

     'Consolidated Cash Flow' means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to the noncash portion of any extraordinary loss and any loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) the Consolidated Income Tax Expense of such Person for such period (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses or gains or losses on Asset Sales), plus (iii) in the case of the Company, the Pro-Fac share of earnings(loss) as determined in accordance with the Pro-Fac Marketing Agreement, plus (iv) the Consolidated Interest Expense of such Person for such period, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

     'Consolidated Income Tax Expense' means, with respect to any Person for any period, the income tax expense of such Person and its Subsidiaries for such period that was deducted in computing the Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

     'Consolidated Interest Expense' means, without duplication, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capital Lease Obligations and Attributable Debt, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial Obligations and bankers' acceptance financing,
(iii) the net costs associated with Hedging Obligations, (iv) amortization of financing fees and expenses, (v) the interest portion of any deferred payment Obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all interest payable with respect to discontinued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by the referent Person or any of its Subsidiaries to the extent paid by the referent Person or any such Subsidiary.

     'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such Net Income is not at the date of determination permitted without any governmental approval (which has not been obtained) or directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded; provided, that in calculating Consolidated Net Income for the Company, any charges recognized in connection with the Company's elimination of its Nalley's U.S. Chips and Snacks line of business or the change of control of the Company, in each case subsequent to June 25, 1994 and net of any related tax benefits, shall be excluded.

     'Consolidated Net Worth' means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock determined in accordance with GAAP, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person.

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
     'Consolidated Tangible Assets' means with respect to any Person as of any date, the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as 'intangible assets' under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of the Indenture in the book value of any asset owned by such Person or any of its Subsidiaries (except to the extent that any such write-up was required by GAAP as a result of an acquisition by such Person or any such Subsidiary accounted for as a purchase).

     'Default' means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     'Disinterested Directors' means directors of the Company who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of the Company) of either Pro-Fac or the Company.

     'Disqualified Stock' means any Capital Stock and all warrants, options or other rights to acquire Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund Obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to a date that is one year after the date on which the Notes mature.

     'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     'Fixed Charge Coverage Ratio' means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined below)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date, but only to the extent that the Obligations giving rise to such Fixed Charges would no longer be Obligations contributing to such Person's Fixed Charges subsequent to the Calculation Date). In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than revolving credit borrowings) or Attributable Debt or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness or Attributable Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions that have been made by the referent Person or any of its Subsidiaries, including all mergers and consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period; provided, however, that if any such calculation requires the use of any quarter prior to the date of the Indenture, such calculation for such quarter shall be made on a pro forma basis giving effect to the Acquisition, including the financing thereof, as if the same had occurred at the beginning of such four-quarter period.

     'Fixed Charges' means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person or a Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     'Hedging Obligations' means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

     'Indebtedness' means, with respect to any Person, (i) any indebtedness of such Person (including Acquired Debt and Attributable Debt), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(ii) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person, and (iii) to the extent not otherwise included, the guarantee of any indebtedness of any other Person by such Person.

     'Investments' means, with respect to any Person, all (i) investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) purchases or other acquisitions for consideration of Indebtedness, (iii) Equity Interests or other securities and (iv) other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     'Letter of Credit Facility' means that portion of the New Credit Agreement that provides for the issuance of letters of credit, with an aggregate face amount not in excess of $10.0 million at any time outstanding, naming the Company as the account party.

     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     'Merger' means the merger under New York law of PFAC with and into the Company, with the Company being the surviving entity.

     'Net Income' means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     'Net Proceeds' means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness that is by its terms subordinated to the Notes) upon sale of the asset or assets that are the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets.

     'New Credit Agreement' means the Credit Agreement by and among the Company and Springfield Bank for Cooperatives in the form existing as of the Closing Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, restated, refunded, replaced or refinanced in whole or in part from time to time.

     'Obligations'   means   any    principal,   interest,   penalties,    fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     'Permitted Asset Sale Consideration' means securities and other non-cash consideration acquired by the Company or any of its Subsidiaries as consideration for the sale of assets or Equity Interests in an Asset Sale having an aggregate fair market value (measured as of the date of acquisition) that does not exceed 5% of the Consolidated Tangible Assets of the Company and its Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available immediately preceding the date such consideration is acquired. The fair market value of Permitted Asset Sale Consideration shall be determined in good faith by the Company's Board of Directors on the date on which it is acquired and no adjustments will be made for subsequent changes in fair market value except that the amount deemed to be outstanding will be reduced (but not below zero) to the extent of any cash received by the Company or a Subsidiary upon disposition of such Permitted Asset Sale Consideration.

     'Permitted Investments' means (i) any Investments in the Company or in a Subsidiary of the Company; (ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Subsidiary of the Company that is engaged in the same or a similar line of business to that which the Company and its Subsidiaries were engaged in on the date of the Investment or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is engaged in the same or a similar line of business to that which the Company and its Subsidiaries were engaged in on the date of the Investment; (iv) Permitted Asset Sale Consideration; (v) loans by the Company or any of its Subsidiaries to employees of the Company or any of its Subsidiaries the proceeds of which are applied to purchase Capital Stock of the Company; (vi) demand loans for working capital purposes from the Company to Pro-Fac, not exceeding $10.0 million at any time outstanding, which will be reduced to zero for a period of not less than 15 consecutive days in each fiscal year; and (vii) any Investment in the Bank required under the New Credit Agreement.

     'Permitted Liens' means (i) Liens securing Indebtedness under the New Credit Agreement that is permitted to be incurred pursuant to clauses
(i) -- (iv) of the second paragraph of the covenant described under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock'; (ii) Liens securing intercompany notes on assets that are required to be pledged to secure borrowings under the New Credit Agreement; (iii) Liens in favor of the Company; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens on assets of the Company and its Subsidiaries to secure Capital Lease Obligations, purchase money obligations and industrial revenue bonds or similar securities permitted to be incurred pursuant to the covenant described above under the caption ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock', provided that such Liens cover only the assets acquired with the proceeds of such Capital Lease Obligations, purchase money obligations or industrial revenue bonds or similar securities, as the case may be; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens created or pledges and deposits made in connection with workers' compensation, unemployment insurance and other social security benefits incurred by the Company or any Subsidiary of the Company; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens created by the Company or any Subsidiary in the ordinary course of business; (x) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not, in the aggregate, have a material adverse effect on the operation of the business of the Company and its Subsidiaries taken as a whole; (xi) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings or in connection with compliance with environmental laws or regulations; and (xii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to Obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     'Permitted Refinancing Indebtedness' means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company; provided that: (i) the principal amount and premium, if any, of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses incurred in connection therewith); (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of
Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     'Pro-Fac Director' means any Person who, as a director, officer or other designee of Pro-Fac, serves as a director of the Company.

     'Pro-Fac Marketing Agreement' means the agreement between Pro-Fac and the Company in the form existing as of the Closing Date, as such agreement may be amended, restated, renewed, extended or replaced in accordance with the Indenture.

     'Restricted  Investment'  means  an  Investment  other  than  a   Permitted
Investment.

     'Seasonal Working Capital Facility' means that portion of the New Credit Agreement that provides for revolving Indebtedness of the Company, the proceeds of which are to be used to finance the Company's operations.

     'Senior Indebtedness' means all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or any Guarantor, as the case may be, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed by the Company or such Guarantor: (i) the principal of and interest on and all other Obligations related to the New Credit Agreement (including without limitation all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the New Credit Agreement, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Agreement), (ii) amounts payable in respect of any Hedging Obligations, (iii) all Indebtedness not prohibited by the ' -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock' covenant that is not expressly pari passu with, or subordinated to, the Notes or the guarantees, as the case may be, (iv) all Indebtedness represented by industrial revenue bonds and all Capital Lease Obligations, in each case, outstanding on the date of the Indenture, (v) all amounts payable to senior officers and directors of the Company in connection with the Acquisition and (vi) all permitted renewals, extensions, refundings or refinancings thereof permitted under the Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness (it being understood that any agreements among creditors, as to their priority positions with respect to collateral, shall not be included as Indebtedness for purposes of this clause (i)), (ii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (iii) Indebtedness incurred (but only to the extent incurred) in violation of the Indenture as in effect at the time of the respective incurrence, provided that any Lender under the New Credit Agreement with respect to such Indebtedness shall be permitted to rely conclusively on an Officers' Certificate as to the permissibility of such Indebtedness under the Indenture.

     'Subsidiary' means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     'Term Loan Facility' means that portion of the New Credit Agreement that provides for up to $120.0 million of term Indebtedness of the Company, as reduced by any mandatory commitment reductions pursuant to the terms of the New Credit Agreement as in effect on the date of the Indenture, at least $90.0 million of the proceeds of which are to be used to finance in part the Acquisition.

     'Term Loans' means that portion of the New Credit Agreement that provides for $80.0 million of term Indebtedness of the Company, as reduced by any mandatory commitment reductions pursuant to the terms of the New Credit Agreement as in effect on the date of the Indenture.

     'Weighted Average Life to Maturity' means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed, in connection with the Exchange Offer, to indemnify the Initial Investors against certain liabilities, including liabilities under the Securities Act.

     By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

                                 LEGAL MATTERS

     The legality of the New Notes and the Guarantees to be issued in the Exchange Offer will be passed upon for the Company by Howard, Darby & Levin, New York, New York and Harris Beach & Wilcox, Rochester, New York.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of Curtice-Burns Foods, Inc. and the financial statements and financial statement schedules of Pro-Fac Cooperative, Inc. at June 25, 1994 and June 26, 1993 and for each of the three years in the period ended June 25, 1994, included in the Prospectus, have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants (which reports contain an explanatory paragraph relative to disputes between Curtice-Burns Foods, Inc. and Pro-Fac Cooperative, Inc.), given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

Curtice-Burns Foods, Inc. and Consolidated Subsidiaries:
     Report of Independent Accountants.....................................................................   F-2
     Consolidated Financial Statements for the years ended June 25, 1994, June 26, 1993 and June 26, 1992
          Consolidated Statement of Operations and Retained Earnings.......................................   F-3
          Consolidated Balance Sheet.......................................................................   F-4
          Consolidated Statement of Cash Flows.............................................................   F-5
          Notes to Consolidated Financial Statements.......................................................   F-6
     Consolidated Financial Statements (Unaudited) for the three months ended September 24, 1994 and
      September 25, 1993
          Consolidated Statement of Operations and Retained Earnings.......................................   F-25
          Consolidated Balance Sheet.......................................................................   F-26
          Consolidated Statement of Cash Flows.............................................................   F-27
          Notes to Consolidated Financial Statements.......................................................   F-28
Pro-Fac Cooperative, Inc.:
     Report of Independent Accountants.....................................................................   F-36
     Financial Statements for the years ended June 25, 1994, June 26, 1993 and June 26, 1992
          Statement of Net Proceeds........................................................................   F-37
          Balance Sheet....................................................................................   F-38
          Statement of Cash Flows..........................................................................   F-39
          Statement of Changes in Shareholders' and Members' Capitalization................................   F-40
          Notes to Financial Statements....................................................................   F-41
     Financial Statements (Unaudited) for the three months ended September 24, 1994 and September 25, 1993
          Statement of Net Proceeds........................................................................   F-53
          Balance Sheet....................................................................................   F-54
          Statement of Cash Flows..........................................................................   F-55
          Notes to Financial Statements....................................................................   F-56

     The Company's obligations under the New Credit Agreement and the Notes are guaranteed by Curtice-Burns Express, Inc., Curtice Burns Meat Snacks, Inc., Finger Lakes Packaging Company, Inc., Husman Snack Foods Company, Inc., Kennedy Endeavors, Incorporated, Nalley's Canada Limited, Quality Snax of Maryland, Inc., Seasonal Employers, Inc. and Pro-Fac Holding Company of Iowa, Inc., each a wholly-owned subsidiary of the Company, in addition to Pro-Fac. All subsidiaries of the Company, other than Curtice-Burns Express, Inc., Curtice Burns Meat Snacks, Inc., Finger Lakes Packaging Company, Inc., Husman Snack Foods Company, Inc., Kennedy Endeavors, Incorporated, Nalley's Canada Limited, Quality Snax of Maryland, Inc., Seasonal Employers, Inc. and Pro-Fac Holding Company of Iowa, Inc., are inactive, and consequently, maintain no assets or are active, but maintain insignificant assets. Financial information of the Company and the Subsidiary Guarantors is substantially the same as that presented in the Consolidated Financial Statements of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
CURTICE-BURNS FOODS, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and cash flows present fairly, in all material respects, the financial position of Curtice-Burns Foods, Inc. and its subsidiaries at June 25, 1994 and June 26, 1993, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 25, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Notes 2 and 4 to the consolidated financial statements, several disputes currently exist between Pro-Fac Cooperative, Inc. and the Company. The Company has requested arbitration to resolve the disputes with Pro-Fac Cooperative, Inc. Additionally, two competing offers to acquire the outstanding common stock of the Company have been made.

PRICE WATERHOUSE LLP

Rochester, New York
August 10, 1994 (Except as to Note 3, which is as of September 22, 1994)

                           CURTICE-BURNS FOODS, INC.
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                                       FISCAL YEARS ENDED
                                                                                --------------------------------
                                                                                  1994        1993        1992
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS
                                                                                       EXCEPT SHARE DATA)

Net sales....................................................................   $829,116    $878,627    $896,931
Costs and expenses:
     Cost of sales...........................................................    592,621     632,663     652,347
     Restructuring including net (gain) loss from division disposals.........     (7,768)     61,037       --
     Change in control expenses..............................................      3,500       --          --
     Other selling, administrative and general expenses......................    186,934     207,119     201,327
     Interest expense:
          Interest expense on Pro-Fac related borrowings.....................     15,617      16,515      19,869
          Interest expense on other debt.....................................      2,667       3,047       3,558
          Less capitalized interest..........................................        (79)        (12)       (592)
                                                                                --------    --------    --------
               Total interest expense........................................     18,205      19,550      22,835
                                                                                --------    --------    --------
Total costs and expenses.....................................................    793,492     920,369     876,509
                                                                                --------    --------    --------
Pre-tax earnings (loss) before dividing with Pro-Fac.........................     35,624     (41,742)     20,422
Pro-Fac share of (earnings) loss.............................................    (16,849)     21,800      (9,505)
                                                                                --------    --------    --------
Income (loss) before taxes...................................................     18,775     (19,942)     10,917
Provision for taxes..........................................................     (8,665)     (3,895)     (4,769)
                                                                                --------    --------    --------
Net income (loss)............................................................     10,110     (23,837)      6,148
Retained earnings at beginning of period.....................................     53,541      82,882      80,849
Less cash dividends declared ($.64, $.64, and $.48 per share,
  respectively)..............................................................     (5,530)     (5,504)     (4,115)
                                                                                --------    --------    --------
Retained earnings at end of period...........................................   $ 58,121    $ 53,541    $ 82,882
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Net income (loss) per share..................................................   $   1.17    $  (2.77)   $    .71
                                                                                --------    --------    --------
                                                                                --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                             JUNE 25,   JUNE 26,
                                                                                               1994       1993
                                                                                             --------   --------
                                                                                                 (DOLLARS IN
                                                                                                  THOUSANDS
                                                                                             EXCEPT SHARE DATA)
ASSETS
Current assets:
     Cash..................................................................................  $  2,928   $  6,516
     Accounts receivable trade, less allowances for bad debts of $1,066 and $801,
      respectively.........................................................................    57,640     63,160
     Accounts receivable, other............................................................     8,460      8,151
     Income taxes refundable...............................................................       237      --
     Current deferred taxes receivable.....................................................    10,487      7,561
     Inventories --
          Finished goods...................................................................   108,538    110,772
          Raw materials and supplies.......................................................    46,721     58,704
                                                                                             --------   --------
               Total inventories...........................................................   155,259    169,476
                                                                                             --------   --------
     Prepaid manufacturing expense.........................................................     8,190      7,164
     Prepaid expenses and other current assets.............................................     4,305      4,920
                                                                                             --------   --------
               Total current assets........................................................   247,506    266,948
Net property, plant and equipment leased from Pro-Fac......................................   141,322    173,513
Other property, plant and equipment, net...................................................    26,194     18,939
Goodwill and other intangibles, less amounts financed and accumulated amortization of
  $10,335 and $8,650, respectively.........................................................    24,909     26,546
Other assets...............................................................................     7,007      7,783
                                                                                             --------   --------
               Total assets................................................................  $446,938   $493,729
                                                                                             --------   --------
                                                                                             --------   --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable......................................................................  $ 62,335   $ 64,663
     Due to Pro-Fac........................................................................     9,447      9,113
     Accrued employee compensation.........................................................    11,482     11,843
     Other accrued expenses................................................................    26,947     30,334
     Income taxes payable..................................................................     --         9,046
     Current portion of obligations under Pro-Fac capital leases...........................    17,645     21,184
     Current portion of obligations under other capital leases.............................       785      1,687
     Current portion of Pro-Fac long-term debt.............................................    14,000     16,000
     Current portion of other long-term debt...............................................       816      2,656
                                                                                             --------   --------
               Total current liabilities...................................................   143,457    166,526
Long-term debt due Pro-Fac.................................................................    78,040     78,648
Long-term debt due others..................................................................     1,021      6,389
Obligations under Pro-Fac capital leases...................................................   123,677    152,329
Obligations under other capital leases.....................................................     1,296      1,773
Deferred income taxes......................................................................    14,958      9,362
Other non-current liabilities..............................................................     3,591      3,027
                                                                                             --------   --------
               Total liabilities...........................................................   366,040    418,054
                                                                                             --------   --------
Commitments and contingencies
Shareholders' equity:
     Class A Common -- $.99 par value; 10,125,000 shares authorized; 6,628,430 and
      6,568,518 outstanding, respectively..................................................     6,562      6,503
     Class B Common -- $.99 par value; 4,050,000 shares authorized; 2,056,876 and 2,060,702
      outstanding, respectively............................................................     2,036      2,040
     Additional paid-in capital............................................................    14,224     13,591
     Retained earnings.....................................................................    58,121     53,541
     Minimum pension liability adjustment..................................................       (45)     --
                                                                                             --------   --------
               Total shareholders' equity..................................................    80,898     75,675
                                                                                             --------   --------
               Total liabilities and shareholders' equity..................................  $446,938   $493,729
                                                                                             --------   --------
                                                                                             --------   --------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                         FISCAL YEARS ENDED
                                                                                   ------------------------------
                                                                                     1994       1993       1992
                                                                                   --------   --------   --------
                                                                                       (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
Net income (loss)................................................................  $ 10,110   $(23,837)  $  6,148
     Adjustments to reconcile net income to net cash provided by operating activities --
          Restructuring charges, including net (gain) loss from division
            disposals............................................................    (7,768)    61,037      --
          Amortization of goodwill and other intangibles.........................     1,685      2,538      2,742
          Depreciation and amortization of capital assets........................    22,322     25,432     24,414
          Provision for losses on accounts receivable............................       709        346        827
          Deferred tax provision (benefit).......................................     2,670    (10,642)     1,009
     Change in assets and liabilities net of effects of disposals --
          Accounts receivable....................................................     5,704     (8,043)     7,823
          Inventories............................................................       250      4,738      9,162
          Income taxes (refundable) payable......................................    (9,283)    11,617       (650)
          Accounts payable and accrued expenses..................................    (7,313)     2,497      7,136
          Due to Pro-Fac.........................................................       834     (1,654)      (443)
          Other assets and liabilities...........................................     2,055     (3,345)    (5,491)
                                                                                   --------   --------   --------
          Net cash provided by operating activities..............................    21,975     60,684     52,677
                                                                                   --------   --------   --------
Cash flows from investing activities:
     Proceeds from division disposals............................................    42,097      --         --
     Cash paid for intangibles...................................................    (1,637)   (26,898)    (2,405)
     Purchase of property, plant and equipment...................................    (9,543)    (8,360)      (562)
     Disposal of assets..........................................................     1,900      3,817      6,176
     Disposal of Pro-Fac assets..................................................       714      4,923      1,661
     Disposal of third party leases..............................................       357         94        587
                                                                                   --------   --------   --------
          Net cash provided by (used in) investing activities....................    33,888    (26,424)     5,457
                                                                                   --------   --------   --------
Cash flows from financing activities:
     Due to Pro-Fac..............................................................      (500)   (16,000)   (18,000)
     Proceeds from issuance of Pro-Fac long-term debt............................    40,378     33,348        201
     Payments on Pro-Fac long-term debt..........................................   (42,986)   (14,000)     --
     Payments on other long-term debt............................................    (7,208)    (2,644)    (3,108)
     Payments on Pro-Fac capital leases..........................................   (42,193)   (26,928)   (23,827)
     Payments on other capital leases............................................    (2,100)    (2,642)    (2,073)
     Proceeds from sale of stock under stock option plans........................       688        517        213
     Stock repurchased...........................................................     --           (17)    (5,000)
     Cash dividends paid.........................................................    (5,530)    (5,504)    (5,540)
                                                                                   --------   --------   --------
          Net cash used in financing activities..................................   (59,451)   (33,870)   (57,134)
                                                                                   --------   --------   --------
Net change in cash...............................................................    (3,588)       390      1,000
Cash at beginning of year........................................................     6,516      6,126      5,126
                                                                                   --------   --------   --------
Cash at end of year..............................................................  $  2,928   $  6,516   $  6,126
                                                                                   --------   --------   --------
                                                                                   --------   --------   --------
Supplemental disclosure of cash flow information:
Cash paid during the year for --
     Interest (net of amount capitalized)........................................  $ 18,623   $ 19,757   $ 22,636
                                                                                   --------   --------   --------
                                                                                   --------   --------   --------
     Income taxes, net...........................................................  $ 15,077   $  1,909   $  3,795
                                                                                   --------   --------   --------
                                                                                   --------   --------   --------
Supplemental schedule of non-cash investing and financing activities:
     Capital lease obligations incurred..........................................  $ 10,723   $ 16,065   $ 19,897
                                                                                   --------   --------   --------
                                                                                   --------   --------   --------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles including the following major accounting policies:

     FISCAL YEAR

          Fiscal 1994 ended on June 25, 1994, and fiscal 1993 ended on June 26, 1993, the last Saturday in June. Prior years ended on the last Friday in June. All future fiscal years will end on the last Saturday in June. The years ended June 25, 1994, June 26, 1993, and June 26, 1992 each comprised 52 weeks.

     CONSOLIDATION

          The consolidated financial statements include the Company and its wholly-owned subsidiaries after elimination of intercompany transactions and balances. Certain items for fiscal 1993 and 1992 have been reclassified to conform with fiscal 1994 presentations.

     INVENTORIES

          Inventories are stated at the lower of cost or market on the first-in, first-out ('FIFO') method. Inventory reserves are recorded to reflect the difference between FIFO cost and the market applicable to canned and frozen fruit and vegetable inventories. These reserves amounted to $379,000, $1,189,000 and $2,520,000 for fiscal 1994, 1993 and 1992, respectively.

     MANUFACTURING OVERHEAD

          Allocation of manufacturing overhead to finished goods produced is on the basis of a production year; thus at the end of each fiscal year, manufacturing costs incurred by seasonal plants subsequent to the previous pack are deferred and included in the accompanying balance sheet under the caption 'Prepaid manufacturing expense.'

     PROPERTY, PLANT AND EQUIPMENT AND RELATED LEASE ARRANGEMENTS

          Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 3 to 40 years.

          Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Such leases include those assets title to which is held by Pro-Fac and utilized by the Company under the terms of the Integrated Agreement (the 'Agreement') described in Note 4. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

     INCOME TAXES

          Income taxes are provided on income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting are appropriately classified in the balance sheet.

     PENSION

          The Company and its subsidiaries have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Company and its subsidiaries are based upon actuarially

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

          In fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 106, 'Employers Accounting for Postretirement Benefits Other than Pensions' which is further described in Note 9.

     EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS

          In November 1992, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 112, 'Employers' Accounting for Postemployment Benefits.'

          This statement establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits are all types of benefits provided to former or inactive employees, their beneficiaries, and covered dependents.

          This Statement is effective for fiscal years beginning after December 15, 1993. Management believes that any change caused by this Statement will not be material.

     GOODWILL AND OTHER INTANGIBLES

          Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and trademarks net of the portion of such intangibles financed by Pro-Fac in those transactions. Goodwill and other intangible assets, stated at net of accumulated amortization, are amortized on a straight-line basis over periods ranging to 40 years. The Company periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the estimated undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. Should aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the undiscounted future cash flows and the carrying value of goodwill.

     ENVIRONMENTAL EXPENDITURES

          Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable and the cost can be reasonably estimated.

NOTE 2. POTENTIAL CHANGE OF CONTROL OF CURTICE-BURNS

     On March 23, 1993, the Company announced that Agway Inc., which owns 99% of Curtice-Burns' Class B shares and approximately 14% of Class A shares, was considering the potential sale of its interest in the Company. At its meeting held on August 9 and 10, 1993, the Curtice-Burns Board of Directors authorized Curtice-Burns' management, with the advice of its investment bankers, to pursue strategic alternatives for Curtice-Burns. These options include negotiations with Pro-Fac relative to Pro-Fac gaining control of the business; the possible sale of the entire equity of Curtice-Burns to a third party; and the implementation of additional restructuring actions that may include recapitalizing the Company to buy out Pro-Fac and possibly Agway. Under the Agreement with Pro-Fac, title to substantially all of Curtice-Burns' fixed assets is held by Pro-Fac, and Pro-Fac provides the major

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

portion of the financing of Curtice-Burns' operations. Under the Agreement, Curtice-Burns has an option to purchase these assets from Pro-Fac at their book value. However, Curtice-Burns and Pro-Fac are currently in arbitration proceedings relating to, among other matters, whether or not Curtice-Burns has the right to terminate the Agreement, the amount that would be due to Pro-Fac upon such termination and when such termination would take effect. In connection with any termination of the Agreement, Curtice-Burns would be required to repay all debt owed to Pro-Fac.

     The Company actively explored these alternatives during fiscal 1994. On June 8, 1994, the Curtice-Burns Board of Directors voted to pursue a proposal submitted by Dean Foods to acquire all the outstanding shares of Curtice-Burns at a maximum cash price of $20.00 per share, subject to a number of contingencies, including an agreement with Pro-Fac covering the termination of the Integrated Agreement, an agreement with Hormel Foods Corporation for the purchase of the Nalley's Fine Foods Division of Curtice-Burns, clearance of the transaction by appropriate government agencies, negotiation of definitive agreements and approval of any transaction by Curtice-Burns' shareholders.

     As a result of Pro-Fac's unwillingness to enter into the agreement required by Dean Foods, on July 11, 1994, Curtice-Burns commenced arbitration proceedings against Pro-Fac under the Integrated Agreement. These arbitration proceedings are discussed in more detail under 'Arbitration Proceedings with Pro-Fac' below.

ARBITRATION PROCEEDINGS WITH PRO-FAC

     On July 11, 1994, Curtice-Burns commenced arbitration proceedings against Pro-Fac under the Integrated Agreement by serving a Demand for Arbitration on Pro-Fac. In the arbitration, Curtice-Burns is seeking, among other relief, a declaration confirming its right to terminate the Integrated Agreement and to purchase the assets owned by Pro-Fac but used by Curtice-Burns in the conduct of its business upon tender of the then current book value thereof, determined in accordance with generally accepted accounting principles, a declaration confirming the effect of termination of the Integrated Agreement on the obligations of Curtice-Burns under the Integrated Agreement and a declaration confirming that Curtice-Burns does not have any obligations under the Integrated Agreement to purchase crops except as set forth in the fiscal 1995 Profit Plan. Curtice-Burns is also seeking an award of damages sustained by Curtice-Burns in an amount to be determined by the arbitrators, but in no event less than the difference in value between the Dean Foods $20.00 per share offer and the market price per share of Curtice-Burns' common stock following any public announcement that the Dean Foods acquisition proposal has been withdrawn.

     On August 2, 1994, Curtice-Burns filed a petition in the Supreme Court of New York for an order compelling Pro-Fac to proceed with the arbitration.

     On August 4, 1994, Pro-Fac served Curtice-Burns with Pro-Fac's Response and Counterdemand for Arbitration (the 'Response'). In the Response, Pro-Fac asserted (1) that Pro-Fac is entitled to a 50% share of the profits from the consummation of the pending acquisition proposal from Dean Foods, which share Pro-Fac calculated to be greater than $5.75 per share of Curtice-Burns' common stock; (2) that Curtice-Burns cannot terminate the Integrated Agreement at all or not before, at the earliest, June 1996; (3) that the book value of Pro-Fac's assets for the purposes of calculating the price at which Curtice-Burns may buy those assets and terminate the Integrated Agreement should not take into account specified writedowns by Curtice-Burns of those assets; (4) that Curtice-Burns is in default under the Integrated Agreement for improper termination of crops; and
(5) that Curtice-Burns is in default under the Integrated Agreement for failing to manage the business of Pro-Fac. Pro-Fac also claimed damages that it estimated at more than $50 million. In the Response, Pro-Fac also generally denied Curtice-Burns' allegations in its Demand for Arbitration.

     On August 4, 1994, Pro-Fac submitted a proposal for acquisition of all the outstanding stock of Curtice-Burns for $19.00 per share in cash, and upon acceptance of the offer, Pro-Fac would relinquish its claims against Curtice-Burns. The contingencies of the Pro-Fac offer involve shareholder approval

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and financing. This was the second proposal submitted by Pro-Fac. The first was for $16.87 per share, in cash, on June 8, 1994, which the Company rejected at that time in favor of pursuing the Dean Foods offer.

     The Company has expensed $3.5 million of legal, accounting, investment banking and other expenses relative to the change in control issue. In recognizing this expense, the Company allocated half of this amount to Pro-Fac as a deduction to the profit split ($1.8 million). The allocation to Pro-Fac of this charge is being disputed by Pro-Fac. See Notes 4 and 5.

     The Company believes that Pro-Fac's allegations are without merit and intends to resist them vigorously.

NOTE 3. RESTRUCTURING PROGRAM

THE CONCEPTUAL VISION AND STRATEGY

     The restructuring program first initiated in fiscal 1993 was based on Curtice-Burns' new vision of a company smaller in sales but more profitable, as measured by return on sales and equity, and possessing the financial and management resources sufficient to drive growth in carefully selected product line markets in which the Company can prosper for the long term. Thus, the strategy was to focus on a more limited number of product lines which now have a strong, competitive position.

     The Plan outlined in 1993 is to restructure the business to a more profitable base. At the same time, the remaining businesses were to be managed to optimize earnings growth by installing corporate-wide purchasing, and a corporate-wide focus of capital spending.

     The third leg of the strategy was to accelerate the Company's national sales and distribution programs by executing new product programs in store-brand retail dressings, salsa and chunky soups, and the 'More Fruit/More Flavor' pie filling program.

EXECUTION OF THE PROGRAM

     The first step of the restructuring program was to divest businesses that were unprofitable or declining for the Company but would fit strategically with other business portfolios. During fiscal 1993, the Company divested Lucca Frozen Foods. A loss of approximately $2.7 million (before dividing with Pro-Fac and before taxes) was recognized on this transaction. At the end of fiscal 1993, the Company wrote down the assets and provided for the expenses to dispose of the Hiland potato chips and meat snacks businesses during fiscal 1994. On November 22, 1993, Curtice-Burns sold certain assets of the Hiland potato chips business for $2.0 million at closing, plus approximately $1.0 million paid in installments over three months. On February 22, 1994, Curtice-Burns sold the meat snacks business located in Denver, Colorado and Albany, Oregon to Oberto Sausage Company of Kent, Washington. Under the agreement, Oberto has purchased certain assets and assumed certain liabilities of the meat snacks operation, excluding plant, equipment, and trademarks. Curtice-Burns will lease its Albany Oregon manufacturing facility and equipment and license its trademarks, trade names, etc. to Oberto until February 1995, at which time Oberto is contractually obligated to purchase these assets. The sale of the Hiland potato chips and meat snacks businesses did not result in any significant gain or loss in fiscal 1994 after giving effect to the restructuring charges recorded in fiscal 1993; however, charges of $3.1 million were incurred in fiscal 1994 to adjust previous estimates. In the fiscal year ended June 26, 1993, Curtice-Burns incurred losses of $13.2 million from the meat snacks and Hiland potato chips businesses before dividing such losses with Pro-Fac and before taxes.

     On November 19, 1993, the Company sold the oats portion of the National Oats business for $39.0 million. The oats business contributed approximately $1.4 million of earnings in fiscal 1993 before dividing with Pro-Fac and before taxes. The sale of the oats business resulted in an approximate $10.9

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

million gain. The popcorn portion of the National Oats Division was transferred to the Comstock Michigan Fruit Division.

     During fiscal 1993 and 1994, the Company also made staff reductions in selected locations throughout the Company. A $1.0 million accrual relating to such costs was recorded as part of the fiscal 1993 restructuring charge.

     Thus, a major part of the restructuring plan was successfully executed during fiscal 1994.

     As reported above, Curtice-Burns incurred restructuring charges in fiscal 1993 of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland businesses, and other costs (primarily severance and losses prior to sale) in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense.

     Having completed the first phase of the restructuring program in fiscal 1993, the second phase was approved by the Company's Board of Directors in August 1994. In connection with the second phase, the company is evaluating several alternatives regarding the Nalley's snack food business in the United States, including its possible sale to a third party. A charge, not to exceed $12.0 million before split with Pro-fac and before taxes, for this phase of the restructuring program will be recorded during the first quarter of fiscal 1995.

     With respect to the potential sale of the snack food business, the Company has signed a letter of intent with Country Crisp Foods of Salt Lake City, Utah. The letter of intent is subject to a number of conditions, including successful financing by the purchaser and the negotiation of a definitive purchase agreement. Country Crisp, a regional snack food company operating in the inter-mountain states of Colorado, Utah, Wyoming, Idaho, Nevada and New Mexico, will continue to market the Nalley's brand snacks under a licensing arrangement with the Company. If this sale is finalized, it may result in a revision to the aforementioned reserve.

NOTE 4. AGREEMENT WITH PRO-FAC

     The Company has a contractual relationship with Pro-Fac under an Agreement consisting of five sections: Operations Financing, Marketing, Facilities Financing, Management, and Settlement, which extends to 1997, and provides for two successive five-year renewals at the option of the Company.

     The provisions of the Agreement include the financing of certain assets utilized in the business of the Company and provide a sharing of income and losses between Curtice-Burns and Pro-Fac. Should the Company terminate the Agreement, the Company has the option of purchasing those assets financed by Pro-Fac at their book value at that time.

     Revenues received or paid by Pro-Fac from or to Curtice-Burns under the Agreement for the years ended June 25, 1994, June 26, 1993, and June 26, 1992 include: commercial market value of crops delivered, $59,216,000, $59,800,000, and $64,152,000, respectively; interest income, $15,617,000, $16,515,000, and
$19,869,000, respectively; and additional proceeds from profit and loss sharing provisions (amounts in parenthesis indicate deductions from amounts otherwise payable by Curtice-Burns to Pro-Fac as a result of loss sharing), $16,849,000, ($21,800,000), and $9,505,000, respectively. In addition, Pro-Fac received from the Company amortization and financing payments of $43,830,000, $53,826,000, and $26,232,000 for the years ending June 25, 1994, June 26, 1993, and June 26, 1992, respectively.

     Should the resolution of the potential change of control of Curtice-Burns (see Note 2) result in the Company exercising its option to purchase from Pro-Fac the property and equipment and certain other assets used by the Company in its business, the financing required to accomplish this (including the repayment of debt) would be $267,718,000 as measured at the book value on June 25, 1994. Of this amount, $101,487,000 represents short- and long-term debt, $24,909,000 relates to intangible assets, and $141,322,000 relates to fixed assets. This $267,718,000 at June 25, 1994 compares to $303,820,000 at June

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

26, 1993, which was comprised of $103,761,000 of short- and long-term debt, $26,546,000 relating to intangible assets and $173,513,000 relating to leased fixed assets. This change of $36,102,000 during the year is the net of increases and decreases in the amounts attributable to short- and long-term debt and leased assets. The decrease in leased assets during fiscal 1994 is the result of certain businesses that were sold (see Note 3) and depreciation exceeding additions for the period, resulting in a net decrease of $32,191,000 in the leased asset values for which Pro-Fac holds title.

     In fiscal 1993 the Company wrote down assets associated with its Meat Snacks and Hiland Potato Chip businesses (see Note 3). The total amount of such writedown was $58,300,000, of which approximately $29,150,000 was allocated to reduce the value of assets leased from Pro-Fac.

     In the arbitration proceedings currently pending between Curtice-Burns and Pro-Fac, Pro-Fac has asserted, among other matters, (1) that Pro-Fac is entitled to a 50% share of the profits from the consummation of the pending acquisition proposal from Dean Foods, which share Pro-Fac calculates to be greater than $5.75 per share of Curtice-Burns' common stock; and (2) that the book value of Pro-Fac's assets for the purposes of calculating the buyout price under the Integrated Agreement should not take into account the writedown of the assets associated with the Meat Snacks and Hiland Potato Chip businesses. See Note 2. The Company and Pro-Fac have agreed that, in such arbitration, the effect of the fiscal 1993 writedown of assets associated with the Company's Meat Snacks and Hiland Potato Chip businesses will be treated as if such businesses had not been sold. Also in dispute is Curtice-Burns allocation to Pro-Fac of one-half of the change in control costs of $3.5 million, one-half of which were allocated to Pro-Fac in fiscal 1994 pursuant to the provisions of the Agreement. See Note 2.

     In March 1994, the Company advised Pro-Fac that, in view of the possibility that the Company might be acquired by a third party, Pro-Fac should not rely on Curtice-Burns to purchase any crops from Pro-Fac or its growers in calendar 1995 and beyond. In addition, the Company notified Pro-Fac that Curtice-Burns will not commit to purchase a substantial portion of the crops historically purchased from Pro-Fac in the 1995 growing season. As a result, Pro-Fac has given notice to its affected members terminating Pro-Fac's obligation to purchase these crops beginning next year. The affected Pro-Fac growers are principally Pro-Fac's New York fruit and vegetable growers, Illinois and Nebraska popcorn growers, and Northwest potato growers who represent more than half of Pro-Fac's membership and have accounted for approximately $29.9 million or 50% of the total crops delivered by Pro-Fac to Curtice-Burns in the past year. In the arbitration proceedings currently pending between Curtice-Burns and Pro-Fac, Pro-Fac has asserted, among other matters, that Curtice-Burns is in default under the Integrated Agreement for improper termination of crops and has claimed damages that Pro-Fac estimates at more than $50.0 million (see Note 2). The Company believes that its only obligation to purchase crops from Pro-Fac is as set forth in the Profit Plan as approved each year by the Boards of Directors of both Pro-Fac and the Company. Because the most recent approved Profit Plan was for fiscal year 1995 (which Plan corresponds to the 1994 calendar year crops), the Company believes that it is not currently obligated to purchase any crops from Pro-Fac for calendar year 1995 or later.

     On August 3, 1994, Pro-Fac responded to the claim and served the Company with a counter claim demanding arbitration.

NOTE 5. DEBT

SHORT-TERM DEBT

     Short-term bank lines of credit are extended individually to both the Company and Pro-Fac. They are interrelated so that both companies must participate on a proportionate basis in the average borrowings under such lines. At least 55% of such borrowing is attributable to Pro-Fac and advanced by the Springfield Bank for Cooperatives and up to 45% is attributable to the Company and advanced by a commercial bank syndicate consisting of six banks. The combined line of credit at June 25, 1994 was $86,000,000. The revolving lines of credit under such agreements have been renewed through November

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of 1994. Such lines expire annually unless renewed. Such renewals grant both short-term and long-term lenders liens on substantially all assets of the Company and Pro-Fac as collateral for borrowings under such agreements and other long-term debt. Outstanding borrowings at June 25, 1994 were $11,500,000. The maximum amount of short-term borrowings outstanding during the year were $81,000,000. The approximate average short-term borrowings during fiscal 1994 were $51,516,000, of which $30,464,000 was borrowed from Pro-Fac through funds advanced to Pro-Fac from the Springfield Bank for Cooperatives and $21,052,000 was borrowed from commercial banks. The approximate daily weighted average interest rate on borrowings was 4.6% and the rate at June 25, 1994 was 5.5%. The Company pays a one-fourth of one percent fee on the unused portion of the commercial bank lines of credit and a one-eighth of one percent facility fee to commercial banks participating in the credit agreement. There are no compensating balance requirements.

LONG-TERM DEBT

     In addition to the long-term and the short-term borrowings included in the balance sheet as due to Pro-Fac, the Company guaranteed Pro-Fac debt at June 25, 1994 of $48,974,000 which was used primarily for financing the fixed and intangible assets referred to in Note 4. The interest rate on Pro-Fac borrowings was 6.7% at June 25, 1994. The other debt of $1,837,000, primarily Industrial Revenue Bonds, carries rates ranging up to 11.0% at June 25, 1994.

     Long-term debt maturities during each of the next five fiscal years are as follows: 1995-$14,816,000; 1996-$14,343,000; 1997-$14,209,000; 1998-$14,206,000,
and 1999-$14,182,000. Provisions of the Agreement do, however, allow Pro-Fac, with sufficient notice, to accelerate the repayment of debt.

     Based on an estimated borrowing rate at fiscal year end 1994 of 8.0% for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding is approximately $88,709,000 for Pro-Fac related debt and $1,835,000 for other debt.

ADDITIONAL INFORMATION WITH RESPECT TO BORROWING ARRANGEMENTS

     Because Pro-Fac guarantees the debt of the Company and the Company guarantees the debt of Pro-Fac (substantially all of which is advanced to the Company), management and lenders use combined pro forma financial statements to assess the financial strength of the two companies. Specifically, the combined statement of operations, balance sheet and statement of cash flows portray the financial results, cash flows and equity of the Company and Pro-Fac. Management believes that combined financial statements are useful because they provide information concerning the Company's ability to continue present credit arrangements and/or obtain additional borrowings in the future.

     Certain borrowing agreements require that the companies maintain specified levels with regard to working capital, current ratio, ratio of net worth to assets, ratio of long-term debt to net worth, tangible net worth, net income, coverage of interest, and fixed charges and the incurrence of additional debt. The companies are in compliance with, or have obtained waivers for, restrictions and requirements under the terms of the borrowing agreements. The revolving lines of credit under such agreements have been renewed through November of 1994. Such renewals grant to both short-term and long-term lenders liens on substantially all assets of the Company and Pro-Fac as collateral for borrowings under such agreements.

     Such combined financial statements are neither necessary for a fair presentation of the financial position of the Company nor appropriate as primary statements for the Company's shareholders or for Pro-Fac shareholders and members because they combine earnings, assets and liabilities and cash flows which are legally attributable to either the Company's shareholders or to Pro-Fac shareholders and members, but not to both. Accordingly, the condensed pro forma financial statements presented below are special purpose in nature and should be used only within the context described.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                               FISCAL YEAR ENDED
                                                        ---------------------------------------------------------------
                                                                        JUNE 25, 1994
                                                        ----------------------------------------------    JUNE 26, 1993
                                                        CURTICE-                                          -------------
                                                         BURNS     PRO-FAC    ELIMINATIONS    COMBINED      COMBINED
                                                        -------    -------    ------------    --------    -------------
                                                                             (DOLLARS IN MILLIONS)
Sales and revenues...................................   $ 829.1     $94.4        $(94.4)       $829.1        $ 878.6
Cost of sales........................................     592.6      58.2         (58.2)        592.6          632.7
Restructuring, including net (gain) loss from
  division disposals.................................      (7.8)     --          --              (7.8)          61.0
Change in control costs..............................       3.5      --          --               3.5         --
Other selling, administrative and general expenses...     187.0        .9          (2.0)        185.9          205.5
Interest expense.....................................      18.2      11.6         (15.6)         14.2           16.8
Pro-Fac share of earnings............................      16.8      --           (16.8)        --            --
                                                        -------    -------    ------------    --------    -------------
Total cost and expenses..............................     810.3      70.7         (92.6)        788.4          916.0
                                                        -------    -------    ------------    --------    -------------
Income (loss) before taxes...........................      18.8      23.7          (1.8)(A)      40.7          (37.4)
(Provision) benefit for taxes........................      (8.7)       .8        --              (7.9)          (3.9)
                                                        -------    -------    ------------    --------    -------------
Net income (loss)....................................   $  10.1     $24.5        $ (1.8)(A)    $ 32.8        $ (41.3)
                                                        -------    -------    ------------    --------    -------------
                                                        -------    -------    ------------    --------    -------------

- ------------

Note to combined pro forma condensed statement of operations:

 (A) Amounts represent the balance of the fiscal 1994 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Notes 2 and 4.

     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of operations.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                   COMBINED PRO FORMA CONDENSED BALANCE SHEET
                                   UNAUDITED

                                                                        JUNE 25, 1994
                                                        ---------------------------------------------    JUNE 26, 1993
                                                        CURTICE-                                         -------------
                                                        BURNS     PRO-FAC    ELIMINATIONS    COMBINED      COMBINED
                                                        ------    -------    ------------    --------    -------------
                                                                            (DOLLARS IN MILLIONS)

ASSETS
Current assets(A)(C).................................   $247.5    $ 46.7       $  (42.9)      $251.3        $ 268.9
Property, plant and equipment, net(B)................    167.5      --           --            167.5          192.5
Investment in direct financing leases(C).............     --       123.7         (123.7)       --            --
Due from Curtice-Burns(D)............................     --        78.0          (78.0)       --            --
Goodwill and other intangibles.......................     24.9      24.9         --             49.8           53.1
     Other assets....................................      7.0      22.7         --             29.7           26.9
                                                        ------    -------    ------------    --------    -------------
          Total assets...............................   $446.9    $296.0       $ (244.6)      $498.3        $ 541.4
                                                        ------    -------    ------------    --------    -------------
                                                        ------    -------    ------------    --------    -------------

LIABILITIES AND NET WORTH
Current liabilities(A)(C)............................   $143.4    $ 44.6       $  (41.1)      $146.9        $ 166.8
Lease obligations(C).................................    125.0      --           (123.7)         1.3            1.8
Long-term debt --
     Due Pro-Fac(D)..................................     78.0      --            (78.0)       --            --
     Due others(E)...................................      1.1     127.1         --            128.2          174.4
Other liabilities....................................     18.5       0.5         --             19.0           12.8
                                                        ------    -------    ------------    --------    -------------
          Total liabilities..........................    366.0     172.2         (242.8)       295.4          355.8
Shareholders' equity and members'
  capitalization(F)..................................     80.9     123.8           (1.8)(G)    202.9          185.6
                                                        ------    -------    ------------    --------    -------------
          Total liabilities and net worth............   $446.9    $296.0       $ (244.6)      $498.3        $ 541.4
                                                        ------    -------    ------------    --------    -------------
                                                        ------    -------    ------------    --------    -------------

- ------------

Notes to combined balance sheet:

 (A) Current   assets  of  Pro-Fac  consist  principally  of  amounts  due  from
     Curtice-Burns with respect to the Agreement described in Note 4. Such amounts are eliminated for purposes of this balance sheet.

 (B) Property, plant and equipment owned by Pro-Fac and leased to Curtice-Burns on a financing basis had a net book value of $141.3 million at June 25, 1994.

 (C) The majority of the lease obligations of Curtice-Burns are payable to Pro-Fac and amount to $141.3 million at June 25, 1994, of which $17.6 million is payable currently. The related Curtice-Burns liability and Pro-Fac receivable are eliminated for purposes of this balance sheet.

 (D) Long-term borrowings by Curtice-Burns from Pro-Fac under the Agreement are eliminated for purposes of this balance sheet.

 (E) With respect to Pro-Fac, long-term debt due others represents term loans payable to the Springfield Bank for Cooperatives (interest rate of 6.7% at June 25, 1994).

 (F) Shareholders' and members' capitalization of Pro-Fac at June 25, 1994 consists of common stock, $10.3 million; retained earnings allocated to members ('retains'), $44.4 million; preferred stock, $64.4 million which originates from conversion of 'retains' -- normally after five years -- and which is redeemable at the option of Pro-Fac; and earned surplus (unallocated and apportioned), $4.7 million.

 (G) Amount represents the balance of the fiscal 1994 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Notes 2 and 4.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         JUNE 25, 1994
                                                         ---------------------------------------------    JUNE 26, 1993
                                                         CURTICE-                                         -------------
                                                         BURNS     PRO-FAC    ELIMINATIONS    COMBINED      COMBINED
                                                         ------    -------    ------------    --------    -------------
                                                                             (DOLLARS IN MILLIONS)

Net cash provided by (used in) operating activities...   $ 21.9     $18.0        $ (0.9)       $ 39.0         $42.2
Net cash provided by (used in) investing activities...     33.9      32.9         (44.4)(A)      22.4         (17.1)
Net cash (used in) provided by financing activities...    (59.4)    (50.9)         45.3         (65.0)        (24.7)
                                                         ------    -------    ------------    --------       ------
Net change in cash....................................     (3.6)     --          --              (3.6)          0.4
Cash at beginning of year.............................      6.5      --          --               6.5           6.1
                                                         ------    -------    ------------    --------       ------
Cash at end of year...................................   $  2.9     $--          $--           $  2.9         $ 6.5
                                                         ------    -------    ------------    --------       ------
                                                         ------    -------    ------------    --------       ------
Supplemental disclosure of cash flow information
Cash paid during the period for:
     Interest (net of amount capitalized).............   $ 18.6     $12.1        $(15.6)       $ 15.1         $17.3
                                                         ------    -------    ------------    --------       ------
                                                         ------    -------    ------------    --------       ------
     Income taxes, net................................   $ 15.0     $(1.0)       $--           $ 14.0         $ 2.9
                                                         ------    -------    ------------    --------       ------
                                                         ------    -------    ------------    --------       ------
Supplemental schedule of non-cash investing and
  financing activities:
     Capital lease obligations incurred...............   $ 10.7     $--          $(10.0)       $  0.7         $ 3.0
                                                         ------    -------    ------------    --------       ------
                                                         ------    -------    ------------    --------       ------
     Conversion of retains into preferred stock.......              $ 4.9                      $  4.9         $ 5.9
                                                                   -------                    --------       ------
                                                                   -------                    --------       ------
     Net proceeds allocated to members but retained by
       the cooperative................................              $14.2                      $ 14.2         $ 4.8
                                                                   -------                    --------       ------
                                                                   -------                    --------       ------

- ------------

 (A) Amount includes the balance of the fiscal 1994 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Notes 2 and 4.

     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of cash flows.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

     The following is a summary of property, plant and equipment and related obligations at June 25, 1994 and June 26, 1993.

                                                                 JUNE 25, 1994                          JUNE 26, 1993
                                                   -----------------------------------------    -----------------------------
                                                                 LEASED FROM                                  LEASED FROM
                                                    OWNED     ------------------                 OWNED     ------------------
                                                   ASSETS     PRO-FAC     OTHERS     TOTAL      ASSETS     PRO-FAC     OTHERS
                                                   -------    --------    ------    --------    -------    --------    ------
                                                                             (DOLLARS IN THOUSANDS)

Land............................................   $     6    $  8,635    $ --      $  8,641    $    41    $  9,673    $ --
Land improvements...............................        85       3,467      --         3,552         85       3,693      --
Buildings.......................................     1,150      86,903       720      88,773      1,377      95,597       720
Machinery and equipment.........................     8,953     219,971     4,609     233,533      8,895     234,930     6,615
Construction in progress........................    21,085       --         --        21,085     18,778       --         --
Valuation allowance.............................     --         (3,970)     --        (3,970)    (6,900)      --         --
                                                   -------    --------    ------    --------    -------    --------    ------
                                                    31,279     315,006     5,329     351,614     22,276     343,893     7,335
Less accumulated amortization...................     7,142     173,684     3,272     184,098      6,628     170,380     4,044
                                                   -------    --------    ------    --------    -------    --------    ------
Net.............................................   $24,137    $141,322    $2,057    $167,516    $15,648    $173,513    $3,291
                                                   -------    --------    ------    --------    -------    --------    ------
                                                   -------    --------    ------    --------    -------    --------    ------
Obligations under capital leases(1).............              $141,322    $2,081    $143,403               $173,513    $3,460
Less current portion............................                17,645       785      18,430                 21,184     1,687
                                                              --------    ------    --------               --------    ------
Long-term portion...............................              $123,677    $1,296    $124,973               $152,329    $1,773
                                                              --------    ------    --------               --------    ------
                                                              --------    ------    --------               --------    ------


                                                   TOTAL
                                                  --------

Land............................................  $  9,714
Land improvements...............................     3,778
Buildings.......................................    97,694
Machinery and equipment.........................   250,440
Construction in progress........................    18,778
Valuation allowance.............................    (6,900)
                                                  --------
                                                   373,504
Less accumulated amortization...................   181,052
                                                  --------
Net.............................................  $192,452
                                                  --------
                                                  --------
Obligations under capital leases(1).............  $176,973
Less current portion............................    22,871
                                                  --------
Long-term portion...............................  $154,102
                                                  --------
                                                  --------

- ------------

(1) Represents the present value of net minimum lease payments calculated at the Company's incremental borrowing rate at the inception of the leases, which ranged from 6 to 9%.

- ----------------------------------------------------------

     As of June 25, 1994, the Company leases seven facilities from Pro-Fac that are not being utilized and are currently for sale. The net book value of these properties is $11,898,000 at June 25, 1994.

     The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 25, 1994.

                                                               CAPITALIZED LEASES
               FISCAL YEAR ENDING LAST                   ------------------------------    OPERATING    TOTAL FUTURE
                   SATURDAY IN JUNE                      PRO-FAC     OTHER      TOTAL       LEASES       COMMITMENT
- ------------------------------------------------------   --------    ------    --------    ---------    ------------
                                                                           (DOLLARS IN THOUSANDS)

1995..................................................   $ 17,645    $1,207    $ 18,852     $ 5,175       $ 24,027
1996..................................................     15,829       765      16,594       2,591         19,185
1997..................................................     14,590       503      15,093       1,655         16,748
1998..................................................     13,276       308      13,584       1,234         14,818
1999..................................................     11,963        98      12,061         932         12,993
Later years...........................................     68,019       309      68,328         956         69,284
                                                         --------    ------    --------    ---------    ------------
Net minimum lease payments(1).........................    141,322     3,190     144,512     $12,543       $157,055
                                                                                           ---------    ------------
                                                                                           ---------    ------------
Less amount representing interest(1)..................      --        1,109       1,109
                                                         --------    ------    --------
Present value of minimum lease payments...............   $141,322    $2,081    $143,403
                                                         --------    ------    --------
                                                         --------    ------    --------

- ------------

(1) With respect to the Agreement with Pro-Fac (see Note 4), the net minimum payments do not include interest since interest amounts are determined and billed to Curtice-Burns based upon Pro-Fac's borrowing costs required to finance the leased assets. With respect to other leases, interest has been calculated at the Company's incremental borrowing rate at the inception of the respective leases.

- ----------------------------------------------------------

     Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $11,721,000, $13,713,000, and $13,659,000, for fiscal years 1994,
1993 and 1992, respectively.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7. INCOME TAXES

     Taxes on income include the following:

                                                                               FISCAL YEARS ENDED
                                                                         ------------------------------
                                                                          1994       1993        1992
                                                                         -------    -------    --------
                                                                             (DOLLARS IN THOUSANDS)

Federal --
     Current..........................................................   $ 4,047    $10,132    $  1,933
     Deferred.........................................................     1,831     (7,407)        911
                                                                         -------    -------    --------
                                                                           5,878      2,725       2,844
                                                                         -------    -------    --------
State and foreign --
     Current..........................................................     1,948      4,405       1,827
     Deferred.........................................................       839     (3,235)         98
                                                                         -------    -------    --------
                                                                           2,787      1,170       1,925
                                                                         -------    -------    --------
                                                                         $ 8,665    $ 3,895    $  4,769
                                                                         -------    -------    --------
                                                                         -------    -------    --------

     The deferred tax liabilities/assets consist of the following:

                                                                          1994       1993        1992
                                                                         -------    -------    --------

Liabilities
     Depreciation.....................................................   $22,147    $19,854    $ 27,734
     Non-compete agreements...........................................       513        620       1,336
     Long-term receivables............................................     1,416        885       --
     Insurance accruals...............................................     --         --            317
     Other............................................................       486        592       1,178
                                                                         -------    -------    --------
                                                                          24,562     21,951      30,565
                                                                         -------    -------    --------
Assets
     Inventory reserves...............................................       319        796       3,124
     Allowance for doubtful accounts..................................       514        364         520
     Reserve for restructuring........................................     3,526      6,459       --
     Capital loss carryforward........................................     3,979      3,979       --
     Accrued employee benefits........................................     2,180      1,817       3,659
     Insurance accruals...............................................     2,022      1,249       --
     Pension accruals.................................................     2,971      2,179       1,749
     Plant consolidation and closing expenses.........................     3,639      2,321       3,256
     Alternative minimum income tax...................................     --           376       2,859
     Other............................................................       941      1,460       2,955
                                                                         -------    -------    --------
                                                                          20,091     21,000      18,122
                                                                         -------    -------    --------
     Net deferred liabilities.........................................    (4,471)      (951)    (12,443)
     Valuation allowance..............................................     --          (850)      --
                                                                         -------    -------    --------
                                                                         $(4,471)   $(1,801)   $(12,443)
                                                                         -------    -------    --------
                                                                         -------    -------    --------

     Federal income taxes have been reduced by $213,000 for job development credits for fiscal 1992. The fiscal 1994 and 1993 credits have no significant impact on federal income taxes. The Alternative Minimum Tax credit carryforwards created in prior years have been fully utilized.

     A valuation allowance was recorded in fiscal 1993 for that portion of the capital loss carryforward where, it was more likely than not that, a tax benefit would not be realized. However, based on activities during fiscal 1994, which include the anticipated acquisition of the Company by a third party and the disposal of certain divisions, management now believes that the utilization of the complete capital loss

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

carryforward is more likely than not. Accordingly, the provision for the valuation allowance was reversed in fiscal 1994.

     The capital loss carryforward can be used to reduce future capital gains. The amount expires in fiscal 1999.

     A reconciliation of the Company's effective tax rate to the amount computed by applying the federal income tax rates of 35 and 34% to income before taxes, is as follows:

                                                                                 FISCAL YEARS ENDED
                                                                             ---------------------------
                                                                              1994      1993       1992
                                                                             ------    -------    ------

Income tax provision (benefit), at 35% in 1994 and 34% in previous
  years...................................................................   $6,571    $(6,797)   $3,712
State income taxes, net of federal income tax effect......................      900        189       597
Goodwill..................................................................      480      9,248       442
Valuation allowance.......................................................     (850)       850      --
Tax credits...............................................................     --        --         (141)
Statutory rate change.....................................................      480      --         --
Non-deductible legal and advisory expenses................................    1,058      --         --
Other, net................................................................       26        405       159
                                                                             ------    -------    ------
                                                                             $8,665    $ 3,895    $4,769
                                                                             ------    -------    ------
                                                                             ------    -------    ------
Effective Tax Rate........................................................     46.2%       N/M*     43.7%
                                                                             ------    -------    ------
                                                                             ------    -------    ------

- ------------

*  The effective tax rate calculation for 1993 is not meaningful.

- ----------------------------------------------------------

     On August 10, 1993, President Clinton signed into law a new income tax bill which increased corporate income tax rates from 34% to 35%. Under the provisions of SFAS 109 the Company recorded the impact of this rate increase during the first quarter of fiscal 1994. The impact of this rate increase on the Company's deferred tax assets and liabilities resulted in an increase to income tax expense of approximately $480,000.

     Although the Company reported a pretax loss for fiscal 1993, a tax provision of $3,895,000 was recorded, primarily due to the non-deductible writedown of goodwill recorded in conjunction with the Company's overall restructuring plan.

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' (SFAS
109) and the Company adopted the provisions of this standard effective as of June 29, 1991. Under the liability method specified by SFAS 109, the deferred tax liability is based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which are anticipated to be in effect when these differences reverse. The deferred tax provision is the result of changes in the liability for deferred tax. There was no cumulative effect of this change on prior years and no effect on the 1992 provision for income taxes for this accounting change as the Company was previously accounting for income taxes in accordance with SFAS 96.

NOTE 8. CAPITAL STOCK

     The rights and privileges of the holders of the two classes of common stock are identical except as follows:

          Class A shares are freely transferable. Holders of Class B shares cannot transfer or sell such shares without first offering the shares to the Company.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          Dividends may be paid on Class A shares without payment of dividends on Class B shares; any dividends paid on Class B shares cannot exceed the per share dividends on Class A shares.

          The Class A shareholders vote for the election of 30% (rounded to the nearest whole number) and the Class B shareholders vote for the election of 70% of the directors of the Company. As of June 25, 1994, Agway Inc. owned through a subsidiary approximately 33.8% of the outstanding securities of the Company, consisting of 899,447 shares or 13.6% of the Class A stock and 2,036,643 shares or 99.0% of the Class B stock. In fiscal 1993, Agway informed the Company it was considering the potential sale of its interest in the Company (see Note 2).

          The Company had reserved 523,125 shares of Class A Common Stock for its 1980 Non-Qualified Stock Option Plan. During fiscal 1982, by shareholder vote, this plan and most of the outstanding options under the plan were converted to an Incentive Stock Option Plan complying with the regulations issued by the Internal Revenue Service under 1981 tax legislation. The plan has expired so that no new options can be granted from it but the remaining unexercised options can be exercised until ten years from the day they were granted. The Company reserved 500,000 shares of Class A Common Stock for its 1990 Incentive Stock Option Plan which was approved by shareholders on November 15, 1990. Under these plans, options have been granted to officers and key employees at prices equal to the fair market value at the date of grant and are exercisable over a ten year period. During the first five years, the options are exercisable at a rate of 20% each year on a cumulative basis, except that those options granted March 27, 1993, were not exercisable until March 27, 1994, at which time 40% were exercisable.

          The following summarizes stock option transactions for fiscal years 1992 through 1994:

                                                          1980 PLAN                          1990 PLAN
                                                -----------------------------      -----------------------------
                                                NUMBER OF                          NUMBER OF
                                                 SHARES      PRICE PER SHARE        SHARES      PRICE PER SHARE
                                                ---------    ----------------      ---------    ----------------

Outstanding at June 28, 1991.................    173,823     $   7.11 - 24.63        97,700     $          15.38
     Granted.................................      --               --              150,000                10.25
     Exercised...............................      --               --               (3,141)               10.25
     Canceled................................     (8,203)       20.58 - 22.67       (97,700)               15.38
                                                ---------    ----------------      ---------    ----------------
Outstanding at June 26, 1992.................    165,620         7.11 - 24.63       146,859                10.25
     Granted.................................      --               --              268,000        14.25 - 14.63
     Exercised...............................    (31,185)        7.11 - 12.17        (3,500)               10.25
     Canceled................................    (13,901)       11.00 - 23.83        (3,120)               10.25
                                                ---------    ----------------      ---------    ----------------
Outstanding at June 26, 1993.................    120,534        11.00 - 24.63       408,239        10.25 - 14.63
     Granted.................................      --               --                1,400                12.63
     Exercised...............................      --               --               (5,650)               10.25
     Canceled................................    (19,747)       17.67 - 24.63       (26,066)       10.25 - 14.63
                                                ---------    ----------------      ---------    ----------------
Outstanding at June 25, 1994.................    100,787     $  11.00 - 22.67       377,923     $  10.25 - 14.63
                                                ---------    ----------------      ---------    ----------------
                                                ---------    ----------------      ---------    ----------------
Exercisable at June 25, 1994.................     98,965     $  11.00 - 22.67       175,645     $  10.25 - 14.63
                                                ---------    ----------------      ---------    ----------------
                                                ---------    ----------------      ---------    ----------------

     The Company had reserved 409,688 shares of Class A Common Stock for issuance under the 1980 Installment Stock Purchase Plan, which was amended by stockholder vote on November 12, 1981 to an Incentive Stock Option Plan. Under this plan, 401,593 shares were issued and the plan expired as of June 28, 1991.

     The Company has also reserved 150,000 shares of Class A Common Stock for issuance under the 1990 Installment Stock Purchase Plan which was approved by shareholders on November 15, 1990. Under this plan, 75,441 shares were issued, and no shares had been subscribed as of June 25, 1994.

     Under this stock purchase plan, each salaried employee and eligible hourly-paid employee has been offered options equal in value to 10% of the employee's annual base salary as of the date the option is

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

offered, at prices equal to the fair market value at the date of offer. The employee has 45 days to subscribe and can exercise at that time or up to one year later. The absence of stock subscriptions as of June 25, 1994, relates to a decision by the Company to freeze this Plan until the potential change in ownership of the Company is clarified or completed.

     None of the options has been considered in the computation of weighted average shares outstanding inasmuch as their inclusion would be insignificant.

     The following summarizes changes in common stock, additional paid-in capital and treasury stock for fiscal years 1992 through 1994:

                                                  CLASS A COMMON         CLASS B COMMON       ADDITIONAL
                                                -------------------    -------------------     PAID-IN
                                                 SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL
                                                ---------    ------    ---------    ------    ----------
                                                                 (DOLLARS IN THOUSANDS)

Balance at June 28, 1991.....................   6,846,029    $6,778    2,063,282    $2,043     $ 17,600
Exchange of Class B stock for Class A
  stock......................................       2,430        3        (2,430)      (3 )      --
Issued under Stock Option and Purchase
  Plans......................................      15,292       14        --         --             199
Stock canceled in connection with
  acquisition................................    (341,297)    (338 )      --         --          (4,662)
                                                ---------    ------    ---------    ------    ----------
Balance at June 26, 1992.....................   6,522,454    6,457     2,060,852    2,040        13,137
Exchange of Class B stock for Class A
  stock......................................         150     --            (150)    --              --
Issued under Stock Option and Purchase
  Plans......................................      47,539       47        --         --             470
Repurchased and canceled under terms of Stock
  Option Plan................................      (1,625)      (1 )      --         --             (16)
                                                ---------    ------    ---------    ------    ----------
Balance at June 26, 1993.....................   6,568,518    6,503     2,060,702    2,040        13,591
Exchange of Class B stock for Class A
  stock......................................       3,826        4        (3,826)      (4 )          --
Issued under Stock Option and Purchase
  Plans......................................      56,086       55        --         --             633
                                                ---------    ------    ---------    ------    ----------
Balance at June 25, 1994.....................   6,628,430    $6,562    2,056,876    $2,036     $ 14,224
                                                ---------    ------    ---------    ------    ----------
                                                ---------    ------    ---------    ------    ----------

NOTE 9. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

PENSIONS

     The Company has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and U.S. Government obligations.

     The Company also participates in several union sponsored pension plans; however, it is not possible to determine the Company's relative share of the accumulated benefit obligations or net assets for these plans.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pension cost for fiscal years ended 1994, 1993 and 1992 includes the following components:

                                                  1994                 1993                 1992
                                            -----------------    -----------------    -----------------
                                                              (DOLLARS IN THOUSANDS)

Service cost -- benefits earned during
  the period.............................              $3,958               $3,927               $3,393
Interest cost on projected benefit
  obligation.............................               6,815                6,259                5,951
Return on assets
Actual gain..............................    (2,044)              (6,311)              (6,446)
Deferred gain............................    (5,213)                (842)                (493)
                                            -------              -------              -------
     Total gain..........................              (7,257)              (7,153)              (6,939)
Amortization of transition amount at June
  29, 1985...............................              (1,001)              (1,001)              (1,001)
Amortization of prior service cost.......                 426                  130                  134
Recognition of curtailment gain..........                (874)                --                   --
Amortization of gain.....................                   6                 --                   --
                                                       ------               ------               ------
                                                        2,073                2,162                1,538
Union and other pension costs............                 593                  555                  427
                                                       ------               ------               ------
Net pension cost.........................              $2,666               $2,717               $1,965
                                                       ------               ------               ------
                                                       ------               ------               ------

     As a result of restructuring activities, the Plan assets and obligations were remeasured as of November 22, 1993. The restructuring and the resulting curtailment caused the projected benefit obligation to decrease by approximately $874,000 and caused approximately $311,000 of previously unrecognized prior service cost to be recognized immediately. This resulted in a net decrease in annual pension cost of $563,000.

     The pension plans' funded status was as follows:

                                                             JUNE 25, 1994    JUNE 26, 1993    JUNE 26, 1992
                                                             -------------    -------------    -------------
                                                              ACCUMULATED     ASSETS EXCEED    ASSETS EXCEED
                                                               BENEFITS        ACCUMULATED      ACCUMULATED
                                                             EXCEED ASSETS      BENEFITS         BENEFITS
                                                             -------------    -------------    -------------
                                                                         (DOLLARS IN THOUSANDS)

Actuarial present value of benefit obligations:
     Vested benefit obligation............................     $ (71,302)       $ (66,927)       $ (57,234)
                                                             -------------    -------------    -------------
                                                             -------------    -------------    -------------
     Accumulated benefit obligation.......................     $ (76,649)       $ (70,522)       $ (62,997)
                                                             -------------    -------------    -------------
                                                             -------------    -------------    -------------
Projected benefit obligation..............................     $ (87,744)       $ (85,277)       $ (76,033)
Plan assets at fair value.................................        71,875           74,147           72,941
                                                             -------------    -------------    -------------
Projected benefit obligation in excess of plan assets.....       (15,869)         (11,130)          (3,092)
Unrecognized net loss.....................................        11,075            8,305            3,423
Unrecognized prior service cost...........................         1,088            1,693            1,701
Unrecognized net asset at year end........................        (4,408)          (5,410)          (6,411)
Liability for unfunded accumulated benefit obligation.....        (1,401)         --               --
                                                             -------------    -------------    -------------
                                                                  (9,515)          (6,542)          (4,379)
Union and other pension plans.............................          (958)            (711)            (536)
                                                             -------------    -------------    -------------
Pension liability at year end.............................     $ (10,473)       $  (7,253)       $  (4,915)
                                                             -------------    -------------    -------------
                                                             -------------    -------------    -------------

     In 1994 the assumed discount rate, assumed long-term rate of return on plan assets and the assumed long-term rate of compensation increase were 7.75%, 10.0% and 4.50%, respectively. In 1993

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and 1992 the assumed discount rate, assumed long-term rate of return on plan assets and the assumed long-term rate of compensation increase were 8.25%, 10.0% and 6.0%, respectively.

     Provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, 'Employers Accounting for Pensions' (SFAS
87), require the Company to record a minimum pension liability relating to certain unfunded pension obligations, establish an intangible asset thereto and reduce stockholders equity. At June 25, 1994, a minimum pension liability of $1,401,000 was recorded as required by SFAS 87. A related intangible asset was recorded for $1,356,000 and stockholders equity was reduced by $45,000. The adjustment in the minimum pension liability at June 25, 1994 resulted mainly from a decrease in the discount rate and the general performance of investment markets.

PROFIT SHARING

     Under the Deferred Profit Sharing Plan, the Company allocates to all salaried employees a percentage of its earnings in excess of 7.0% of the combined long-term debt and equity (as defined) of Pro-Fac and the Company. In fiscal 1994, $1,171,000 was allocated to the Plan while no awards were allocated in fiscal years 1993 and 1992.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Generally, other than pensions, the Company does not pay retirees' benefit costs. Isolated exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

     In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions' (SFAS 106). SFAS 106, effective for fiscal years beginning after December 15, 1992, requires employers to accrue the cost of retiree health and other postretirement benefits during the working careers of active employees and allows the transition obligation to be recognized in net income either immediately or over 20 years.

     The Company adopted SFAS 106 during the first quarter of fiscal 1994. The Company has elected to amortize the unrecognized transition obligation over 20 years. The adoption of SFAS 106 is not considered material to the financial statements as a whole.

     The Company has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no Plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Plan's funded status was as follows:

                                                                                        JUNE 25, 1994
                                                                                    ----------------------
                                                                                    (DOLLARS IN THOUSANDS)

Accumulated postretirement benefit obligation:
     Fully eligible active participants..........................................           $  202
     Other active participants...................................................              288
     Retirees....................................................................            2,474
                                                                                           -------
          Total..................................................................            2,964
     Less Plan assets at fair value..............................................         --
                                                                                           -------
     Accumulated postretirement benefit obligation in excess of fair value of
       assets....................................................................           (2,964)
     Unrecognized transition obligation..........................................            2,622
     Unrecognized prior service cost.............................................         --
     Unrecognized losses.........................................................                6
                                                                                           -------
     Accrued postretirement benefit cost.........................................           $ (336)
                                                                                           -------
                                                                                           -------

Net periodic postretirement benefit cost included the following components:

                                                                                        JUNE 25, 1994
                                                                                    ----------------------
                                                                                    (DOLLARS IN THOUSANDS)

Service cost.....................................................................           $   38
Interest cost....................................................................              248
Actual return on assets..........................................................         --
Net amortization and deferral....................................................              155
                                                                                           -------
Net periodic postretirement benefit cost.........................................           $  441
                                                                                           -------
                                                                                           -------

     Restructuring activities during the year resulted in a curtailment which caused the Accumulated Postretirement Obligation to decrease by approximately $878,000 and the Unrecognized Transition Obligation to decrease by approximately $817,000. This resulted in a net decrease in the Net Postretirement Benefit Cost of $92,000.

     The weighted-average assumed discount rate used to measure the benefit obligations was 8.25% at the beginning and 7.75% at the end of the fiscal year.

     The annual rate of increase in the per capita cost of health care benefits was assumed to be 15% for 1993. The rate was assumed to decrease gradually to 6.5% by the year 2006 and remain at that level thereafter.

     The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation (APBO) and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost as follows:

                                                                                                       1% HIGHER
                                                                           CURRENT TREND                 TREND
                                                                       ----------------------    ----------------------
                                                                                    (DOLLARS IN THOUSANDS)

APBO................................................................           $2,964                    $3,149
Service cost+interest cost..........................................              286                       301

EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS

     In November 1992, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 112, 'Employers' Accounting for Postemployment Benefits.'

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     This statement establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits are all types of benefits provided to former or inactive employees, their beneficiaries, and covered dependents.

     This Statement is effective for fiscal years beginning after December 15, 1993. Management believes that any change caused by this Statement will not be material.

NOTE 10. OTHER MATTERS

CONTINGENCIES

     In conjunction with the sale of the National Oats Division by the Company, Pro-Fac terminated the membership of the Harvest States Cooperatives ('Harvest States') in Pro-Fac. Harvest States was the National Oats Division's only supplier of oats. As a result of this action, Harvest States filed a claim against Pro-Fac for, among other things, the receipt of payments for future oats purchases after the sale of National Oats division through fiscal year 1995.

     Under an agreement with Pro-Fac, the Company agreed to indemnify Pro-Fac as to certain expenses arising out of the termination of the membership of Harvest States in Pro-Fac. It was agreed that any settlement payments would be deemed an expense of the Company under the division of earnings with Pro-Fac. The exact amount of any potential settlement related to this issue cannot be estimated at June 25, 1994, but management, upon input from counsel, does not believe that this is a material exposure to the Company.

     A grower has filed suit against the Company for damages resulting from defective seed which was purchased from the Southern Frozen Foods division. The lawsuit alleges that the defective seed resulted in the loss of crops and acreage use for a growing season, and the grower is seeking $950,000 in damages. Management believes this claim is without merit and intends to vigorously defend its position. As the amount of damages is neither probable nor reasonably estimable, no accrual for loss has been included in the fiscal 1994 financial statements. In addition, management anticipates that all material costs of settlement, if incurred, will be covered under its insurance policies.

COMMITMENTS

     The Company's Southern Frozen Foods Division has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated by Southern Frozen Foods on behalf of the City.

SUBSEQUENT EVENTS

     Subsequent to year end, on July 1, 1994, Curtice-Burns declared a dividend of $.16 per share to Class A and Class B shareholders of record on July 15, 1994. The dividend was paid on July 29, 1994.

     In July 1994, a plant operated by the Company's Southern Frozen Foods division, located in Montezuma, Georgia, was damaged by fire. The plant itself is owned by Pro-Fac and leased to the Company under the terms of the Integrated Agreement. Management is currently in the process of assessing the extent of damage to the facility. All material costs associated with the facility repairs and business interruption are anticipated to be covered under the Company's insurance policies. The Springfield Bank for Cooperatives is loss payee on the property insurance policy under the terms of the Security Agreement with lenders. See Note 5.

NOTE 11. EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT ACCOUNTANTS

     On November 3, 1994, PF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Pro-Fac, consummated a merger with the Company. The Company will continue as the surviving corporation and has, therefore, become a wholly owned subsidiary of Pro-Fac. In conjunction with the consummation of this merger, the disputes between the Company and Pro-Fac, as described in Notes 2 and 4, have been resolved.

     The interim financial statements contained herein are unaudited, but in the opinion of the management of Curtice-Burns Foods, Inc. include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

                           CURTICE-BURNS FOODS, INC.
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 24,    SEPTEMBER 25,
                                                                                          1994             1993
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS
                                                                                        EXCEPT PER SHARE AMOUNTS)

Net sales..........................................................................     $ 176,847        $ 210,090
                                                                                      -------------    -------------
Costs and expenses:
     Cost of sales.................................................................       126,844          153,051
     Restructuring expenses, including net (gain) loss from division disposals.....         8,415            --
     Change in control expenses....................................................         1,750            --
     Gain on assets resulting from fire claim......................................        (6,469)           --
     Other selling, administrative and general expenses............................        37,973           46,289
                                                                                      -------------    -------------
          Operating income.........................................................         8,334           10,750
                                                                                      -------------    -------------
     Interest expense:
          Interest expense on Pro-Fac related borrowings...........................         4,247            4,124
          Interest expense on other debt...........................................           862              754
          Less capitalized interest................................................           (38)             (24)
                                                                                      -------------    -------------
               Total interest expense..............................................         5,071            4,854
                                                                                      -------------    -------------
Pretax earnings before dividing with Pro-Fac.......................................         3,263            5,896
Pro-Fac share of earnings..........................................................        (1,493)          (2,773)
                                                                                      -------------    -------------
Income before taxes................................................................         1,770            3,123
Provision for taxes................................................................        (1,437)          (1,939)
                                                                                      -------------    -------------
Net income.........................................................................           333            1,184
Retained earnings at beginning of period...........................................        58,121           53,541
Less cash dividends declared ($.16 per share)......................................        (1,390)          (1,382)
                                                                                      -------------    -------------
Retained earnings at end of period.................................................     $  57,064        $  53,343
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Net income per share...............................................................     $     .04        $     .14
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Average number of shares outstanding...............................................     8,690,005        8,635,291
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Dividends per share................................................................     $     .16        $     .16
                                                                                      -------------    -------------
                                                                                      -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                     SEPTEMBER 24,    JUNE 25,    SEPTEMBER 25,
                                                                         1994           1994          1993
                                                                     -------------    --------    -------------
                                                                               (DOLLARS IN THOUSANDS
                                                                               EXCEPT SHARE AMOUNTS)

ASSETS
Current assets:
     Cash.........................................................     $   7,293      $  2,928      $   7,598
     Accounts receivable trade....................................        65,120        57,640         73,589
     Accounts receivable, other...................................         8,055         8,460          7,173
     Income taxes refundable......................................          --             237           --
     Current deferred taxes receivable............................        12,618        10,487          7,561
     Inventories:
          Finished goods..........................................       177,952       108,538        167,038
          Raw materials and supplies..............................        44,488        46,721         49,809
                                                                     -------------    --------    -------------
               Total inventories..................................       222,440       155,259        216,847
                                                                     -------------    --------    -------------
     Prepaid manufacturing expense................................          --           8,190           --
     Prepaid expenses and other current assets....................         6,151         4,305          8,628
                                                                     -------------    --------    -------------
               Total current assets...............................       321,677       247,506        321,396
Net property, plant and equipment leased from Pro-Fac.............       130,728       141,322        172,108
Other property, plant and equipment, net..........................        29,560        26,194         19,169
Goodwill and other intangibles, net...............................        24,487        24,909         26,125
Other assets......................................................        17,914         7,007          8,601
                                                                     -------------    --------    -------------
               Total Assets.......................................     $ 524,366      $446,938      $ 547,399
                                                                     -------------    --------    -------------
                                                                     -------------    --------    -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable................................................     $  40,000      $   --        $  34,000
     Accounts payable.............................................        53,491        62,335         55,932
     Due to Pro-Fac...............................................        49,304         9,447         41,308
     Accrued employee compensation................................         8,597        11,482          9,181
     Other accrued expenses.......................................        33,409        26,947         31,941
     Accrued manufacturing expense................................           774          --            2,059
     Income taxes payable.........................................         1,288          --            3,199
     Current portion of obligations under Pro-Fac capital
      leases......................................................        17,645        17,645         21,184
     Current portion of obligations under other capital leases....           785           785          1,687
     Current portion of Pro-Fac long-term debt....................        14,000        14,000         16,000
     Current portion of other long-term debt......................           641           816          2,886
                                                                     -------------    --------    -------------
               Total current liabilities..........................       219,934       143,457        219,377
Long-term debt due Pro-Fac........................................        88,952        78,040         80,848
Long-term debt due others.........................................           896         1,021          5,848
Obligations under Pro-Fac capital leases..........................       113,083       123,677        150,924
Obligations under other capital leases............................         1,296         1,296          1,773
Deferred income taxes.............................................        16,338        14,958          9,828
Other non-current liabilities.....................................         3,974         3,591          3,233
                                                                     -------------    --------    -------------
               Total liabilities..................................       444,473       366,040        471,831
                                                                     -------------    --------    -------------
Commitments and Contingencies
Shareholders' Equity:
     Class A common -- $.99 par value; 10,125,000 shares
      authorized; 6,633,129, 6,628,430 and 6,575,787 outstanding,
      respectively................................................         6,567         6,562          6,510
     Class B common -- $.99 par value; 4,050,000 shares
      authorized; 2,056,876, 2,056,876 and 2,060,702 outstanding,
      respectively................................................         2,036         2,036          2,040
     Additional paid-in capital...................................        14,271        14,224         13,675
     Retained earnings............................................        57,064        58,121         53,343
     Minimum pension liability....................................           (45)          (45)          --
                                                                     -------------    --------    -------------
               Total shareholders' equity.........................        79,893        80,898         75,568
                                                                     -------------    --------    -------------
               Total liabilities and shareholders' equity.........     $ 524,366      $446,938      $ 547,399
                                                                     -------------    --------    -------------
                                                                     -------------    --------    -------------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                            THREE MONTHS ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 24,    SEPTEMBER 25,
                                                                                          1994             1993
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)

Cash Flows From Operating Activities:
     Net income....................................................................     $     333        $   1,184
     Adjustments to reconcile net income to net cash provided by operating activities --
          Restructuring including net (gain)/loss from division disposals..........         8,415             --
          Gain on assets resulting from fire claim.................................        (6,469)            --
          Amortization of goodwill and other intangibles...........................           422              421
          Depreciation and amortization of capital assets..........................         4,671            5,698
          Deferred tax provision...................................................          (751)             466
     Change in assets and liabilities
          Accounts receivable......................................................        (7,075)          (9,451)
          Inventories..............................................................       (67,181)         (47,371)
          Income taxes payable/refundable..........................................         1,525           (5,847)
          Accounts payable and accrued expenses....................................        (9,985)            (563)
          Due to Pro-Fac...........................................................         1,357            2,195
          Other assets and liabilities.............................................         6,298           (4,320)
                                                                                      -------------    -------------
     Net cash used in operating activities.........................................       (68,440)         (57,588)
                                                                                      -------------    -------------
Cash Flows From Investing Activities:
     Purchase of property, plant and equipment.....................................        (4,419)          (4,584)
     Disposal of assets............................................................            44               61
                                                                                      -------------    -------------
     Net cash used in investing activities.........................................        (4,375)          (4,523)
                                                                                      -------------    -------------
Cash Flows From Financing Activities:
     Due to Pro-Fac................................................................        38,500           32,200
     Proceeds from issuance of short-term debt.....................................        40,000           34,000
     Proceeds from issuance of long-term debt (Pro-Fac)............................        10,912             --
     Payments on long-term debt....................................................          (300)            (311)
     Payments on Pro-Fac capital leases............................................       (10,594)          (1,405)
     Proceeds from sale of stock under stock option plans..........................            52               91
     Cash dividends paid...........................................................        (1,390)          (1,382)
                                                                                      -------------    -------------
     Net cash provided by financing activities.....................................        77,180           63,193
                                                                                      -------------    -------------
Net change in cash.................................................................         4,365            1,082
Cash at beginning of period........................................................         2,928            6,516
                                                                                      -------------    -------------
Cash at end of period..............................................................     $   7,293        $   7,598
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Supplemental Disclosure of Cash Flow Information:
     Cash paid/(received) during the period for --
          Interest (net of amount capitalized).....................................     $   4,661        $   4,855
                                                                                      -------------    -------------
                                                                                      -------------    -------------
          Income taxes, net........................................................     $     557        $   7,455
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Supplemental Schedule of Non-Cash Investing and Financing Activities:
          Capital lease obligations incurred.......................................     $     934        $   4,150
                                                                                      -------------    -------------
                                                                                      -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                           CURTICE-BURNS FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. AGREEMENT WITH PRO-FAC COOPERATIVE, INC. ('PRO-FAC')

     The Company has a contractual relationship with Pro-Fac under an Agreement consisting of five sections: Operations Financing, Marketing, Facilities Financing, Management, and Settlement, which extends to 1997, and provides for two successive five-year renewals at the option of the Company.

     The provisions of the Agreement include the financing of certain assets utilized in the business of the Company and provide a sharing of income and losses between Curtice-Burns and Pro-Fac. Should the Company terminate the Agreement, the Company has the option of purchasing those assets financed by Pro-Fac at their book value at that time.

     Revenues received or paid by Pro-Fac from or to Curtice-Burns under the Agreement for the quarters ended September 24, 1994 and September 25, 1993 include: commercial market value of crops delivered, $37,657,000 and
$42,327,000,   respectively;   interest  income,   $4,247,000   and  $4,124,000,
respectively; and additional proceeds from profit sharing provisions, $1,493,000 and $2,773,000, respectively. In addition, Pro-Fac received from the Company amortization and financing payments of $11,016,000 and 1,825,000 for the quarters ending September 24, 1994 and September 25, 1993, respectively. See discussion at Note 2 relative to disputed profit sharing allocation.

     On September 27, 1994, the Company entered into a definitive merger agreement with Pro-Fac for the acquisition by Pro-Fac of all the outstanding stock of Curtice-Burns for $19.00 per share in cash.

NOTE 2. DEVELOPMENTS RELATED TO CHANGE OF CONTROL OF THE COMPANY

     On March 23, 1993, the Company announced that Agway, which through its wholly-owned subsidiary, AHI, owned approximately 99% of the Company's Class B shares and approximately 14% of the Class A shares as of June 25, 1994, was considering the potential sale of its interest in the Company. In August 1993, the Company's Board of Directors authorized the Company's management, with the advice of its investment bankers, to pursue strategic alternatives for the Company. These options included (i) negotiations with Pro-Fac relative to Pro-Fac gaining control of the business; (ii) the possible sale of the entire equity of the Company to a third party; and (iii) the implementation of additional restructuring actions that may include recapitalizing the Company to buy out Pro-Fac. Under the Integrated Agreement, title to substantially all of the Company's fixed assets is held by Pro-Fac, and Pro-Fac provides the major portion of the financing of the Company's operations. Under the Integrated Agreement, the Company has an option to purchase these assets from Pro-Fac at their book value. However, there presently exists a disagreement with Pro-Fac as to how such settlement amount would be calculated. Exercise of the buyout option would result in the termination of the Integrated Agreement with Pro-Fac. In such event, the Company would be required to repay all debt owed to Pro-Fac.

     The Company actively explored these alternatives during fiscal 1994. On June 8, 1994, the Company's Board of Directors voted to pursue a proposal submitted by Dean Foods Company ('Dean Foods') to acquire all the outstanding shares of common stock of the Company at a maximum cash price of $20.00 per share, subject to a number of contingencies, including an agreement with Pro-Fac covering the termination of the Integrated Agreement, an agreement with Hormel Foods Corporation for the purchase of Nalley's (excluding Nalley's Canada Ltd. and the Nalley's U.S. Chips and Snacks business) for $150.0 million, clearance of the transaction by appropriate government agencies and negotiation of definitive agreements.

     On August 4, 1994, Pro-Fac submitted a proposal to the Board of Directors of the Company to acquire the shares for cash in the amount of $19.00 per share. Pro-Fac's proposal was subject to certain terms and conditions, including receipt of approval of the Board of Directors and shareholders of the Company, receipt of approval of a majority of Pro-Fac's members and receipt of sufficient financing to consummate the acquisition. In September Pro-Fac modified its proposal by removing several contingencies and indicating its interest in purchasing the share pursuant to a tender offer.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At its special meeting on September 27, 1994, the Board of Directors of the Company accepted Pro-Fac's proposal. Pro-Fac and the Company entered into the Merger Agreement on September 27, 1994. Pursuant to the Merger Agreement, the Company notified Dean Foods that it had accepted Pro-Fac's proposal and was terminating all negotiations with Dean Foods and other parties for the purchase of all or part of the Company. Management expects such merger to be finalized in the second quarter of fiscal 1995.

     During fiscal 1994 and the first quarter of fiscal 1995, the Company expensed $3.5 million and $1.8 million, respectively, of legal, accounting, investment banking and other expenses relative to the change of control issue. In recognizing these expenses, the Company allocated half of these amounts to Pro-Fac as a deduction to the profit split. Pro-Fac has objected to this allocation. This dispute has been resolved in conjunction with the merger.

     On October 4, 1994, Pro-Fac initiated a tender offer for all of Curtice-Burns outstanding stock at $19.00 per share. At the expiration of the tender offer on November 2, 1994, 6,229,442 shares of Class A and 2,046,997 shares of Class B common stock (or approximately 94% and 99%, respectively of the total number of outstanding shares of Class A and Class B common stock of Curtice-Burns) had been validly tendered and not withdrawn. All such tendered shares were accepted for payment by PF Acquisition Corp., a wholly-owned subsidiary of Pro-Fac. On November 3, 1994, PF Acquisition Corp. merged into Curtice-Burns, making Curtice-Burns a wholly-owned subsidiary of Pro-Fac.

     Roy A. Myers, who has served as the general manager of Pro-Fac since 1987, has been named president and chief executive officer of Curtice-Burns, replacing
J. William Petty, who has resigned. Pro-Fac and Curtice-Burns will continue to operate under two separate boards. The Pro-Fac Board of Directors will remain unchanged, and a new Curtice-Burns Board, consisting of seven directors, has been appointed.

     Financing for the offer was obtained through approximately $250.0 million of seasonal and term senior bank financing from Springfield Bank for Cooperatives and from the issuance of $160.0 million in senior subordinated debt securities issued to qualified institutional buyers. The bonds will carry an annual interest rate of 12 1/4%. In addition, Pro-Fac contributed approximately $135.0 million in capital to complete the transaction.

NOTE 3. RESTRUCTURING PROGRAM

THE CONCEPTUAL VISION AND STRATEGY

     The restructuring program first initiated in fiscal 1993 was based on Curtice-Burns' new vision of a company smaller in sales but more profitable, as measured by return on sales and equity, and possessing the financial and management resources sufficient to drive growth in carefully selected product line markets in which the Company can prosper for the long term. Thus, the strategy was to focus on a more limited number of product lines which now have a strong, competitive position.

     The Plan outlined in 1993 is to restructure the business to a more profitable base. At the same time, the remaining businesses were to be managed to optimize earnings growth by installing corporate-wide purchasing, and a corporate-wide focus of capital spending.

     The third leg of the strategy was to accelerate the Company's national sales and distribution programs by executing new product programs in store-brand retail dressings, salsa and chunky soups, and the 'More Fruit/More Flavor' pie filling program.

EXECUTION OF THE PROGRAM

     The first step of the restructuring program was to divest businesses that were unprofitable or declining for the Company but would fit strategically with other business portfolios. During fiscal 1993, the Company divested Lucca Frozen Foods. A loss of approximately $2.7 million (before dividing with

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Pro-Fac and before taxes) was recognized on this transaction. At the end of fiscal 1993, the Company wrote down the assets and provided for the expenses to dispose of the Hiland potato chips and meat snacks businesses during fiscal 1994. On November 22, 1993, Curtice-Burns sold certain assets of the Hiland Potato Chip business for $2.0 million at closing, plus approximately $1.0 million paid in installments over three months. On February 22, 1994, Curtice-Burns sold the meat snacks business located in Denver, Colorado and Albany, Oregon to Oberto Sausage Company of Kent, Washington. Under the agreement, Oberto has purchased certain assets and assumed certain liabilities of the meat snacks operation, excluding plant, equipment, and trademarks. Curtice-Burns will lease its Albany Oregon manufacturing facility and equipment and license its trademarks, trade names, etc. to Oberto until February 1995, at which time Oberto is contractually obligated to purchase these assets. The sale of the Hiland and meat snacks businesses did not result in any significant gain or loss in fiscal 1994 after giving effect to the restructuring charges recorded in fiscal 1993; however, charges of $3.1 million (before dividing with Pro-Fac and before taxes) were incurred in fiscal 1994 to adjust previous estimates. In the fiscal year ended June 26, 1993, Curtice-Burns incurred losses of $13.2 million from the meat snacks and Hiland potato chip businesses before dividing such losses with Pro-Fac and before taxes.

     On November 19, 1993, the Company sold the oats portion of the National Oats business for $39.0 million. The oats business contributed approximately $1.4 million of earnings in fiscal 1993 before dividing with Pro-Fac and before taxes. The sale of the oats business resulted in an approximate $10.9 million gain (before dividing with Pro-Fac and before taxes). The popcorn portion of the National Oats Division was transferred to the Comstock Michigan Fruit Division.

     During fiscal 1993 and 1994, the Company also made staff reductions in selected locations throughout the Company. A $1.0 million accrual relating to such costs was recorded as part of the fiscal 1993 restructuring charge.

     Thus, a major part of the restructuring plan was successfully executed during fiscal 1994.

     As reported above, Curtice-Burns incurred restructuring charges in fiscal 1993 of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland businesses, and other costs (primarily severance and unexpected losses prior to sale) in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense.

     Having completed the first phase of the restructuring program in fiscal 1993, the second phase was approved by the Company's Board of Directors in August 1994. In connection with the second phase, the Company is evaluating several alternatives regarding the Nalley's snack food business in the United States, including its possible sale to a third party. A charge of $8.4 million before split with Pro-Fac and before taxes, for this phase of the restructuring program was recorded during the first quarter of fiscal 1995.

     With respect to the potential sale of the snack food business, the Company has signed a letter of intent with Country Crisp Foods of Salt Lake City, Utah. The letter of intent is subject to a number of conditions, including successful financing by the purchaser and the negotiation of a definitive purchase agreement. Country Crisp, a regional snack food company operating in the inter-mountain states of Colorado, Utah, Wyoming, Idaho, Nevada and New Mexico, will continue to market the Nalley's brand snacks under a licensing arrangement with the Company.

NOTE 4. DEBT

SHORT-TERM DEBT

     Short-term bank lines of credit are extended individually to both the Company and Pro-Fac. They are interrelated so that both companies must participate on a proportionate basis in the average

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

borrowings under such lines. At least 55% of such borrowing is attributable to Pro-Fac and advanced by the Springfield Bank for Cooperatives and up to 45% is attributable to the Company and advanced by a commercial bank syndicate consisting of six banks. The combined line of credit at September 24, 1994 was $96,000,000. Such lines expire annually unless renewed. The revolving lines of credit under such agreements have been renewed through November of 1994. Such renewals provide for adjustments in interest rates and covenants and grant to both short-term and long-term lenders, or entitle such lenders to obtain, liens on substantially all assets of the Company and Pro-Fac as collateral for borrowings under such agreements. Outstanding borrowings at September 24, 1994 were $90,000,000.

LONG-TERM DEBT

     In addition to the long-term and the short-term borrowings included in the balance sheet as due to Pro-Fac, the Company guaranteed Pro-Fac debt at September 24, 1994 of $37,973,000 which was used primarily for financing the fixed and intangible assets referred to in Note 1. The interest rate on Pro-Fac borrowings was 6.8% at September 24, 1994. The other debt of $1,537,000 consists of primarily industrial revenue bonds and carries rates ranging up to 11.0% at September 24, 1994.

ADDITIONAL INFORMATION WITH RESPECT TO BORROWING ARRANGEMENTS

     Because Pro-Fac guarantees the debt of the Company and the Company guarantees the debt of Pro-Fac (substantially all of which is advanced to the Company), management and lenders use combined pro forma financial statements to assess the financial strength of the two companies. Specifically, the combined statement of operations, balance sheet and statement of cash flows portray the financial results, cash flows and equity of the Company and Pro-Fac. Management believes that combined financial statements are useful because they provide information concerning the Company's ability to continue present credit arrangements and/or obtain additional borrowings in the future.

     Certain borrowing agreements require that the companies maintain specified levels with regard to working capital, current ratio, ratio of net worth to assets, ratio of long-term debt to net worth, tangible net worth, net income, coverage of interest, and fixed charges and the incurrence of additional debt. The companies are in compliance with, or have obtained waivers for, restrictions and requirements under the terms of the borrowing agreements. The revolving lines of credit under such agreements have been renewed through November of 1994. Such renewals provide for adjustments in interest rates and covenants and grant to both short-term and long-term lenders, or entitle such lenders to obtain, liens on substantially all assets of the Company and Pro-Fac as collateral for borrowings under such agreements.

     Such combined financial statements are neither necessary for a fair presentation of the financial position of the Company nor appropriate as primary statements for the Company's shareholders or for Pro-Fac shareholders and members because they combine earnings, assets and liabilities and cash flows which are legally attributable to either the Company's shareholders or to Pro-Fac shareholders and members, but not to both. Accordingly, the condensed pro forma financial statements presented herein are special purpose in nature and should be used only within the context described.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                            THREE MONTHS ENDED
                                                   --------------------------------------------------------------------
                                                                 SEPTEMBER 24, 1994                  SEPTEMBER 25, 1993
                                                   ----------------------------------------------    ------------------
                                                   CURTICE-
                                                    BURNS     PRO-FAC    ELIMINATIONS    COMBINED         COMBINED
                                                   -------    -------    ------------    --------    ------------------
                                                                                (MILLIONS)

Sales and revenues..............................   $ 176.8     $44.5        $(44.5)       $176.8           $210.1
                                                   -------    -------    ------------    --------         -------
Cost of sales...................................     126.8      37.7         (37.7)        126.8            153.1
Restructuring...................................       8.4       --            --            8.4              --
Change of control costs.........................       1.8       --            --            1.8              --
Insurance gain..................................      (6.5)      --            --           (6.5)             --
Selling, administrative and general expenses....      38.0       0.2          (0.2)         38.0             46.1
Interest expense................................       5.1       2.9          (4.2)          3.8              3.9
Pro-Fac share of earnings.......................       1.5       --           (1.5)          --               --
                                                   -------    -------    ------------    --------         -------
Total cost and expenses.........................     175.1      40.8         (43.6)        172.3            203.1
                                                   -------    -------    ------------    --------         -------
Income before taxes.............................       1.7       3.7          (0.9)(A)       4.5              7.0
Provision for taxes.............................      (1.4)      --            --           (1.4)            (2.3)
                                                   -------    -------    ------------    --------         -------
Net income......................................   $   0.3     $ 3.7        $ (0.9)(A)    $  3.1           $  4.7
                                                   -------    -------    ------------    --------         -------
                                                   -------    -------    ------------    --------         -------

- ------------

 (A) Amounts represent the balance of the first quarter fiscal 1995 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Note 2.

                                 ------------------------
     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of operations.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                   COMBINED PRO FORMA CONDENSED BALANCE SHEET
                                   UNAUDITED

                                                                           THREE MONTHS ENDED
                                                   -------------------------------------------------------------------
                                                                 SEPTEMBER 24, 1994                 SEPTEMBER 25, 1993
                                                   ----------------------------------------------   ------------------
                                                   CURTICE
                                                    BURNS    PRO-FAC   ELIMINATIONS      COMBINED        COMBINED
                                                   -------   -------   ------------      --------   ------------------
                                                                               (MILLIONS)
ASSETS
     Current assets(A)(C)........................  $ 321.7   $ 88.5      $  (83.6)        $326.6          $324.0
     Property, plant and equipment, net(B).......    160.3      --            --           160.3           191.3
     Investment in direct financing leases(C)....      --     113.1        (113.1)           --              --
     Due from Curtice-Burns(D)...................      --      89.0         (89.0)           --              --
     Goodwill and other intangibles..............     24.5     24.5          --             49.0            52.2
     Other assets................................     17.9     23.0          --             40.9            28.1
                                                   -------   -------   ------------      --------        -------
          Total assets...........................  $ 524.4   $338.1      $ (285.7)        $576.8          $595.6
                                                   -------   -------   ------------      --------        -------
                                                   -------   -------   ------------      --------        -------
LIABILITIES AND NET WORTH
     Current liabilities(A)(C)...................  $ 219.9   $ 88.5      $  (81.0)        $227.4          $221.9
     Lease obligations(C)........................    114.4      --         (113.1)           1.3             1.8
     Long-term debt --
       Due Pro-Fac(D)............................     89.0      --          (89.0)           --              --
       Due others(E).............................      0.9    126.9           --           127.8           173.9
     Other liabilities...........................     20.3      0.6           --            20.9            13.4
                                                   -------   -------   ------------      --------        -------
          Total liabilities......................    444.5    216.0        (283.1)         377.4           411.0
Shareholders' equity and members'
  capitalization(F)..............................     79.9    122.1          (2.6)(G)      199.4           184.6
                                                   -------   -------   ------------      --------        -------
          Total liabilities and net worth........  $ 524.4   $338.1      $ (285.7)        $576.8          $595.6
                                                   -------   -------   ------------      --------        -------
                                                   -------   -------   ------------      --------        -------

- ------------

Notes to combined balance sheet:

     (A) Current assets of Pro-Fac consist principally of amounts due from Curtice-Burns with respect to the Agreement described in Note 1. Such amounts are eliminated for purposes of this balance sheet.

     (B) Property, plant and equipment to which Pro-Fac holds title and leases to Curtice-Burns on a financing basis had a net book value of $130.7 million at September 24, 1994.

     (C) The majority of the lease obligations of Curtice-Burns are payable to Pro-Fac and amount to $130.7 million at September 24, 1994 of which $17.6 million is payable currently. The related Curtice-Burns liability and Pro-Fac receivable are eliminated for purposes of this balance sheet.

     (D) Long-term borrowings by Curtice-Burns from Pro-Fac under the Agreement are eliminated for purposes of this balance sheet.

     (E) With respect to Pro-Fac, long-term debt due others represents term loans payable to the Springfield Bank for Cooperatives (interest rate of 6.8% at September 24, 1994).

     (F) Shareholders' and members' capitalization of Pro-Fac at September 25, 1993 consists of common stock, $10.2 million; retained earnings allocated to members ('retains'), $42.9 million; preferred stock, $65.6 million which originates from conversion of 'retains' -- normally after five years -- and which is redeemable at the option of Pro-Fac; and earned surplus, $3.4 million.

     (G) Amount represents the balance of the fiscal 1994 and first quarter fiscal 1995 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Note 2.

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                               -----------------------------------------------------------------------
                                                              SEPTEMBER 24, 1994                    SEPTEMBER 25, 1993
                                               -------------------------------------------------    ------------------
                                               CURTICE
                                                BURNS     PRO-FAC    ELIMINATIONS       COMBINED         COMBINED
                                               -------    -------    ------------       --------    ------------------
                                                                             (MILLIONS)

Net cash (used in)/provided by operating
  activities................................   $ (68.4)   $  8.1        $ (1.8)(A)       $(62.1)          $(51.9)
Net cash (used in)/provided by investing
  activities................................      (4.4)    (40.9 )        40.6(A)          (4.7)            (5.0)
Net cash provided by/(used in) financing
  activities................................      77.2      32.9         (38.8)            71.3             58.0
                                               -------    -------    ------------     ----------         -------
Net change in cash..........................       4.4       0.1           --               4.5              1.1
Cash at beginning of period.................       2.9       --            --               2.9              6.5
                                               -------    -------    ------------       --------         -------
Cash at end of period.......................   $   7.3    $  0.1        $  --            $  7.4           $  7.6
                                               -------    -------    ------------       --------         -------
                                               -------    -------    ------------       --------         -------
Supplemental disclosure of cash flow
  information
Cash paid during the period for:
     Interest (net of amount capitalized)...   $   4.6    $  2.7        $ (4.2)          $  3.1           $  3.9
                                               -------    -------    ------------       --------         -------
                                               -------    -------    ------------       --------         -------
     Income taxes, net......................   $    .6    $  --          $ --            $  0.6           $  7.5
                                               -------    -------    ------------       --------         -------
                                               -------    -------    ------------       --------         -------
Supplemental Schedule of Non-Cash Investing
  and Financing Activities:
     Capital lease obligations incurred.....   $   0.9    $  --          $ (0.9)         $ --             $ --
                                               -------    -------    ------------       --------         -------
                                               -------    -------    ------------       --------         -------
     Conversion of retains to preferred
       stock................................   $  --      $  1.2        $   --           $  1.2           $ --
                                               -------    -------    ------------       --------         -------
                                               -------    -------    ------------       --------         -------

- ------------

 (A) Amounts include the balance of the first quarter fiscal 1995 share of earnings between the Company and Pro-Fac which is currently under dispute. See discussion at Note 2.

                                ------------------------
     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of cash flows.

NOTE 5. LEASES

     Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incident to ownership. Such leases include those assets furnished by Pro-Fac Cooperative, Inc. under the Agreement described in
Note 1. Capital leases are amortized over either the lease term or the life of the related asset, depending upon available purchase options and lease renewal features.

NOTE 6. OTHER MATTERS

CONTINGENCIES

     In conjunction with the sale of the National Oats Division by the Company, Pro-Fac terminated the membership of the Harvest States Cooperatives ('Harvest States') in Pro-Fac. Harvest States was the National Oats Division's only supplier of oats. As a result of this action, Harvest States filed a claim

                           CURTICE-BURNS FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

against Pro-Fac for, among other things, the receipt of payments for future oats purchases after the sale of National Oats division through fiscal year 1995.

     Under an agreement with Pro-Fac, the Company agreed to indemnify Pro-Fac as to certain expenses arising out of the termination of the membership of Harvest States in Pro-Fac. It was agreed that any settlement payments would be deemed an expense of the Company under the division of earnings with Pro-Fac. The exact amount of any potential settlement related to this issue cannot be estimated at September 24, 1994, but management, upon input from counsel, does not believe that this is a material exposure to the Company.

     A grower has filed suit against the Company for damages resulting from defective seed which was purchased from the Southern Frozen Foods division. The lawsuit alleges that the defective seed resulted in the loss of crops and acreage use for a growing season, and the grower is seeking $950,000 in damages. Management believes this claim is without merit and intends to vigorously defend its position. As the amount of damages is neither probable nor reasonably estimable, no accrual for loss has been included in the financial statements. In addition, management anticipates that all material costs of settlement, if incurred, will be covered under its insurance policies.

COMMITMENTS

     The Company's Southern Frozen Foods Division has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated by Southern Frozen Foods on behalf of the City.

FIRE CLAIM

     In July 1994, a plant operated by the Company's Southern Frozen Foods division, located in Montezuma, Georgia, was damaged by fire. The plant itself is owned by Pro-Fac and leased to the Company under the terms of the Integrated Agreement. All material costs associated with the facility repairs and business interruption are anticipated to be covered under the Company's insurance policies. During the first quarter of fiscal 1995, a $6.5 million gain (before dividing with Pro-Fac and before taxes) was recorded representing the insurance proceeds for the replacement value in excess of the depreciated book value of the building and equipment destroyed in this fire.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members, Shareholders and
Board of Directors of
PRO-FAC COOPERATIVE, INC.

     In our opinion, the accompanying balance sheets and the related statements of net proceeds, of cash flows and of changes in shareholders' and members' capitalization present fairly, in all material respects, the financial position of Pro-Fac Cooperative, Inc. at June 25, 1994 and June 26, 1993, and the results of its operations and its cash flows for each of the three fiscal years in the period ended June 25, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Cooperative's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     Several disputes currently exist between Curtice-Burns Foods, Inc. and the Cooperative. Both Curtice-Burns Foods, Inc. and the Cooperative have requested arbitration to resolve these matters. In addition, on September 27, 1994, the Cooperative's offer to acquire the outstanding common stock of Curtice-Burns Foods, Inc. was recommended for shareholders' approval by the Board of Directors of Curtice-Burns Foods, Inc. The outcome of such transactions could affect the Integrated Agreement with the Cooperative. These matters are described in Note 2 to the financial statement.

PRICE WATERHOUSE LLP
Rochester, New York
September 28, 1994

                           PRO-FAC COOPERATIVE, INC.
                           STATEMENT OF NET PROCEEDS

                                                                                                      FISCAL YEARS ENDED
                                                                                               --------------------------------
                                                                                               JUNE 25,    JUNE 26,    JUNE 26,
                                                                                                 1994        1993        1992
                                                                                               --------    --------    --------
                                                                                                    (DOLLARS IN THOUSANDS)
Revenues
     Proceeds from sale of crops to Curtice-Burns Foods, Inc.
          Established commercial market value:
               Delivered during production season (April through March in each period)......   $ 59,216    $ 59,800    $ 64,152
          Adjust to fiscal year basis.......................................................       (979)        (65)       (718)
                                                                                               --------    --------    --------
     Deliveries during the period...........................................................     58,237      59,735      63,434
     Proceeds (loss) under the Integrated Agreement.........................................     18,599     (21,800)      9,505
     Interest income........................................................................     15,630      17,090      19,869
     Patronage dividend from Springfield Bank for Cooperatives..............................      1,927       1,857       1,411
                                                                                               --------    --------    --------
          Total revenues....................................................................     94,393      56,882      94,219
                                                                                               --------    --------    --------
Costs and Expenses
     Established commercial market value paid to or accrued for the accounts of members
      during the period.....................................................................     58,237      59,735      63,434
     Interest expense.......................................................................     11,587      13,753      17,179
     Administrative expenses................................................................        871         892         852
                                                                                               --------    --------    --------
          Total costs and expenses..........................................................     70,695      74,380      81,465
                                                                                               --------    --------    --------
Excess (deficiency) of revenues before taxes, dividends and allocation of net proceeds from
  current operations........................................................................     23,698     (17,498)     12,754
Benefit for taxes...........................................................................        844       --          1,151
                                                                                               --------    --------    --------
Net income (loss) (proceeds before dividends)...............................................     24,542     (17,498)     13,905
Dividends on common and preferred stock.....................................................     (4,390)     (4,548)     (4,437)
                                                                                               --------    --------    --------
Net proceeds (loss).........................................................................     20,152     (22,046)      9,468
Allocation (to) from earned surplus.........................................................     (2,856)     27,917        (155)
                                                                                               --------    --------    --------
Net proceeds available to members from current operations...................................     17,296       5,871       9,313
Additional distribution of 1991 net proceeds................................................      --          --          3,727
                                                                                               --------    --------    --------
          Total net proceeds available to members...........................................   $ 17,296    $  5,871    $ 13,040
                                                                                               --------    --------    --------
                                                                                               --------    --------    --------
Net proceeds available to members as a percent of commercial market value:
     From current operations................................................................     29.21%       9.82%      14.52%
     From additional distribution of 1991 net proceeds......................................      --          --          5.81%
Allocation of net proceeds available to members
     Distribution from current operations:
          Payable to members currently (20%, 20% and 25%, respectively, of qualified
           proceeds available to members)...................................................   $  3,109    $  1,052    $  2,253
     Allocated to members but retained by the Cooperative:
          Qualified retains.................................................................     12,437       4,209       6,760
          Non-qualified retains.............................................................      1,750         610         300
                                                                                               --------    --------    --------
                                                                                                 17,296       5,871       9,313
                                                                                               --------    --------    --------
Additional distribution of 1991 net proceeds:
     Cash...................................................................................      --          --            932
     Qualified Retains......................................................................      --          --          2,795
                                                                                               --------    --------    --------
                                                                                                  --          --          3,727
                                                                                               --------    --------    --------
          Total allocation of net proceeds available to members.............................   $ 17,296    $  5,871    $ 13,040
                                                                                               --------    --------    --------
                                                                                               --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                                 BALANCE SHEET

                                                                                                         JUNE 25,    JUNE 26,
                                                                                                           1994        1993
                                                                                                         --------    --------
                                                                                                             (DOLLARS IN
                                                                                                              THOUSANDS)
ASSETS
Current assets:
     Cash.............................................................................................   $     10    $     19
     Accounts receivable..............................................................................         68          25
     Receivable from Curtice-Burns Foods, Inc.........................................................     11,197       9,113
     Current portion of long-term loans receivable from Curtice-Burns Foods, Inc......................     14,000      16,000
     Current portion of investment in direct financing leases.........................................     17,645      21,184
     Current portion of investment in Springfield Bank for Cooperatives...............................      1,324       1,172
     Income taxes refundable..........................................................................       --            70
     Prepaid expenses.................................................................................      2,464         693
                                                                                                         --------    --------
          Total current assets........................................................................     46,708      48,276
Long-term portion of investment in direct financing leases............................................    123,677     152,329
Long-term loans receivable from Curtice-Burns Foods, Inc..............................................     78,040      78,648
Long-term portion of investment in Springfield Bank for Cooperatives..................................     19,632      16,814
Deferred tax benefit..................................................................................      2,623       2,010
Finance receivable related to intangibles.............................................................     24,909      26,545
Other assets..........................................................................................        462         262
                                                                                                         --------    --------
          Total assets................................................................................   $296,051    $324,884
                                                                                                         --------    --------
                                                                                                         --------    --------
LIABILITIES AND SHAREHOLDERS' AND MEMBERS' CAPITALIZATION
Current liabilities:
     Notes payable....................................................................................   $ 11,500    $ 12,000
     Accounts payable.................................................................................        617       1,019
     Accrued interest.................................................................................      2,536       3,019
     Federal and state income taxes payable...........................................................        668       --
     Current portion of long-term debt................................................................     14,000      16,000
     Amounts due members..............................................................................     15,327      14,525
                                                                                                         --------    --------
          Total current liabilities...................................................................     44,648      46,563
Long-term debt........................................................................................    127,134     168,000
Other non-current liabilities.........................................................................        504         417
                                                                                                         --------    --------
          Total liabilities...........................................................................    172,286     214,980
                                                                                                         --------    --------
Commitments and contingencies
Shareholders' and members' capitalization:
     Retained earnings allocated to members...........................................................     36,924      29,446
     Non-qualified allocation to members..............................................................      7,454       5,704
       Capital Stock --
          Preferred, par value $25.00, authorized -- 5,000,000 and shares; issued and
          outstanding -- 2,576,720 and 2,378,807, respectively........................................     64,418      59,470
          Common, par value $5.00, authorized -- 5,000,000 shares

                                                                               JUNE 25,     JUNE 26,
                                                                                 1994         1993
                                                                               ---------    ---------
Shares issued...............................................................   2,056,878    2,690,430
Shares subscribed...........................................................       9,270       24,788
                                                                               ---------    ---------
          Total subscribed and issued.......................................   2,066,148    2,715,218
Less subscriptions receivable in installments...............................      (9,270)     (24,788)
                                                                               ---------    ---------
                                                                               2,056,878    2,690,430      10,284      13,455
                                                                               ---------    ---------
                                                                               ---------    ---------
Earned surplus (unallocated and apportioned)................................                                4,685       1,829
                                                                                                         --------    --------
          Total shareholders' and members' capitalization...................                              123,765     109,904
                                                                                                         --------    --------
          Total liabilities and capitalization..............................                             $296,051    $324,884
                                                                                                         --------    --------
                                                                                                         --------    --------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                            STATEMENT OF CASH FLOWS

                                                                                        FISCAL YEARS ENDED
                                                                                 --------------------------------
                                                                                 JUNE 25,    JUNE 26,    JUNE 26,
                                                                                   1994        1993        1992
                                                                                 --------    --------    --------
                                                                                      (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income/(loss)........................................................   $ 24,542    $(17,498)   $ 13,905
     Less amounts payable to members currently................................     (3,109)     (1,052)     (2,253)
                                                                                 --------    --------    --------
                                                                                   21,433     (18,550)     11,652
Adjustments to reconcile net income to net cash provided by operating activities:
     Equity in undistributed earnings of Springfield..........................     (1,541)     (1,486)     (1,129)
     (Benefit)/provision for deferred taxes...................................       (613)        207         307
Change in assets and liabilities:
     Accounts receivable......................................................        (43)        618        (552)
     Accounts payable and accrued expenses....................................       (885)        309      (1,117)
     Amounts due to members...................................................        802      (2,277)        372
     Federal and state taxes payable..........................................        738      (1,180)        265
     Other assets and liabilities.............................................     (1,895)       (319)        591
                                                                                 --------    --------    --------
     Net cash provided by/(used in) operating activities......................     17,996     (22,678)     10,389
                                                                                 --------    --------    --------
Cash flows from investing activities:
     Due from Curtice-Burns, net..............................................        524      (1,694)     18,242
     Return from/(investment in) direct financing leases......................     32,191      13,785       6,002
     Investment in Springfield Bank...........................................     (1,429)     (1,937)     (1,691)
     Cash received from the finance receivable related to intangibles.........      1,636      26,898       2,405
                                                                                 --------    --------    --------
     Net cash provided by investing activities................................     32,922      37,052      24,958
                                                                                 --------    --------    --------
Cash flows from financing activities:
     Payments on short-term debt..............................................       (500)    (16,000)    (18,000)
     Proceeds from long-term debt.............................................        120      20,000       --
     Payments on long-term debt...............................................    (42,986)    (14,025)    (14,027)
     Repurchases of common stock, net of issuances............................     (3,171)        358       1,088
     Payments for the repurchase of preferred stock...........................      --           (165)      --
     Cash dividends paid......................................................     (4,390)     (4,548)     (4,437)
                                                                                 --------    --------    --------
     Net cash used in financing activities....................................    (50,927)    (14,380)    (35,376)
                                                                                 --------    --------    --------
Net decrease in cash..........................................................         (9)         (6)        (29)
Cash at beginning of year.....................................................         19          25          54
                                                                                 --------    --------    --------
Cash at end of year...........................................................   $     10    $     19    $     25
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
Supplemental disclosure of cash flow information
     Cash paid or received during the year for:
          Interest............................................................   $ 12,068    $ 14,050    $ 18,349
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
          Income taxes, net...................................................   $   (970)   $    970    $ (1,711)
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
Supplemental schedule of non-cash investing and financing activities
     Conversion of retains to preferred stock.................................   $  4,948    $  5,934    $  5,739
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
     Net proceeds allocated to members but retained by the Cooperative........   $ 14,187    $  4,819    $  9,855
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
       STATEMENT OF CHANGES IN SHAREHOLDERS' AND MEMBERS' CAPITALIZATION

                                                                                       FISCAL YEARS ENDED
                                                                                --------------------------------
                                                                                JUNE 25,    JUNE 26,    JUNE 26,
                                                                                  1994        1993        1992
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)
Retained earnings allocated to members:
     Qualified retains:
          Balance at beginning of period.....................................   $ 29,446    $ 29,950    $ 24,128
          Additional distribution of 1991 net proceeds.......................      --          --          2,795
          Net proceeds allocated to members..................................     12,437       4,209       6,760
          Converted to preferred stock.......................................     (4,948)     (4,702)     (3,719)
          Cash paid in lieu of fractional shares.............................        (11)        (11)        (14)
                                                                                --------    --------    --------
Balance at end of period.....................................................     36,924      29,446      29,950
                                                                                --------    --------    --------
Non-qualified retains:
     Balance at beginning of period..........................................      5,704       6,645       9,178
     Distribution of 1987, 1986 and 1985 non-qualified retains:
          Cash paid..........................................................      --           (319)       (813)
          Converted to preferred stock.......................................      --         (1,232)     (2,020)
          Net proceeds allocated to members..................................      1,750         610         300
                                                                                --------    --------    --------
Balance at end of period.....................................................      7,454       5,704       6,645
                                                                                --------    --------    --------
Total retains allocated to members at end of period..........................     44,378      35,150      36,595
                                                                                --------    --------    --------
Preferred stock:
     Balance at beginning of period..........................................     59,470      53,701      47,962
     Converted from earnings retained for preferred stock....................      4,948       4,702       3,719
     Conversion of 1987, 1986 and 1985 non-qualified retains.................      --          1,232       2,020
     Repurchased and canceled................................................      --           (165)      --
                                                                                --------    --------    --------
Balance at end of period.....................................................     64,418      59,470      53,701
                                                                                --------    --------    --------
Common stock:
     Balance at beginning of period..........................................     13,455      13,097      12,009
     Repurchased, net of issued..............................................     (3,171)        358       1,088
                                                                                --------    --------    --------
Balance at end of period.....................................................     10,284      13,455      13,097
                                                                                --------    --------    --------
Earned surplus (unallocated and apportioned):
     Balance at beginning of period..........................................      1,829      29,746      33,318
     Additional distribution of 1991 net proceeds............................      --          --         (3,727)
     Net proceeds arising from after tax undistributed income/(loss).........      2,856     (27,917)        155
                                                                                --------    --------    --------
Balance at end of period.....................................................      4,685       1,829      29,746
                                                                                --------    --------    --------
          Total shareholders' and members' capitalization....................   $123,765    $109,904    $133,139
                                                                                --------    --------    --------
                                                                                --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying financial statements have been prepared in accordance with
generally   accepted  accounting   principles  including   the  following  major
accounting policies:

          Fiscal Year -- Fiscal 1994 ended on June 25, 1994, and fiscal 1993 ended on June 26, 1993, the last Saturday in June. All future fiscal years will end on the last Saturday in June. The fiscal year ended on the last Friday in June in fiscal 1992. The years ended June 25, 1994, June 26, 1993, and June 26, 1992 each comprised 52 weeks.

          Leases -- The Cooperative leases its property, plant, equipment and intangibles to Curtice-Burns Foods, Inc. ('Curtice-Burns') under an agreement described in Note 2. Such leases are recorded under the financing method of accounting. See further discussion in Note 4.

          Investment in Springfield Bank for Cooperatives ('Springfield' or 'the Bank') -- The Cooperative's investment in Springfield is comprised of revolving securities which are presently being redeemed by the Bank on the basis of a six-year cycle. These securities are not physically issued by the Bank, but the Cooperative is notified as to their monetary value. The investment is carried on the Cooperative's books at cost (the cash purchases of securities each year in an amount equal to a percentage of the annual interest paid by the Cooperative on its borrowings from the Bank) plus the Cooperative's share of the undistributed earnings of the Bank (that portion of patronage refunds not distributed currently in cash).

          The current portion of the investment represents securities which are expected to be redeemed by the Bank during the subsequent fiscal year.

          Income Taxes -- In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' ('SFAS 109') with retro-active adoption permitted. The Cooperative has adopted the provisions of this standard as of June 29, 1991. Deferred income taxes arise from the issuance of non-qualified retains (see Note 5). Income taxes are recorded under the liability method specified by SFAS 109 in 1992, 1993 and 1994.

          Finance receivable relating to goodwill and other intangibles -- Under the provisions of the Agreement with Curtice-Burns, the Cooperative has provided financing for a portion of the goodwill and other intangible assets which represent the excess of the fair value of net tangible assets acquired in purchase transactions. The decrease in the receivable related to intangibles in fiscal 1993 is attributable to the restructuring efforts initiated by Curtice-Burns (see Note 8).

          Reclassification -- Certain items for fiscal 1993 and 1992 have been reclassified to conform with 1994 presentations.

          Earnings Per Share Data Omitted -- Net income or net proceeds per share amounts are not presented because earnings are not distributed to members in proportion to their common stock holdings. For example, patronage related earnings (representing those earnings derived from patronage-sourced business) are distributed to members in proportion to the dollar value of deliveries under Pro-Fac contracts rather than based on the number of shares of common stock held.

NOTE 2. AGREEMENT WITH CURTICE-BURNS FOODS, INC.

     Pro-Fac has a contractual relationship with Curtice-Burns under an Agreement ('the Agreement') consisting of five sections: Operations Financing, Marketing, Facilities Financing, Management, and Settlement, which extends to 1997 and provides for two successive five-year renewals at the option of Curtice-Burns.

     The provisions of the Agreement include the financing of certain assets utilized in the business of Curtice-Burns and provide a sharing of income and losses between Curtice-Burns and Pro-Fac. Should

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Curtice-Burns  terminate  the  Agreement,   Curtice-Burns  has  the  option   of
purchasing those assets financed by Pro-Fac at the book value at that time.

     Revenues received from Curtice-Burns under the Agreement for the years ended June 25, 1994, June 26, 1993, and June 26, 1992, include: commercial market value of crops delivered, $59,216,000, $59,800,000, and $64,152,000,
respectively;  interest  income,  $15,617,000,  $16,515,000,  and   $19,869,000,
respectively; and additional proceeds from profit sharing provisions, $18,599,000 gain, $21,800,000 loss, and $9,505,000 gain, respectively. In addition, Pro-Fac received financing amortization payments of $43,830,000, $53,826,000, and $26,232,000 for the years ended June 25, 1994, June 26, 1993, and June 26, 1992, respectively.

     In   March  1994,  Curtice-Burns  advised  Pro-Fac  that  in  view  of  the possibility that Curtice-Burns might be acquired by a third party, Pro-Fac should not rely on Curtice-Burns to purchase any crops from Pro-Fac or its growers in calendar 1995 and beyond. In addition, Curtice-Burns notified Pro-Fac that Curtice-Burns will not commit to purchase a substantial portion of the crops historically purchased from Pro-Fac in the 1995 growing season. As a result, Pro-Fac has given notice to its affected members terminating Pro-Fac's obligation to purchase these crops beginning next year. The affected Pro-Fac growers are principally Pro-Fac's New York fruit and vegetable growers, Illinois and Nebraska popcorn growers, and Northwest potato growers who represent more than half of Pro-Fac's membership and have accounted for approximately $29.9 million or 50% of the total crops delivered by Pro-Fac to Curtice-Burns in the past year. In the arbitration proceedings currently pending between Curtice-Burns and Pro-Fac, Pro-Fac has asserted, among other matters, that Curtice-Burns is in default under the Integrated Agreement for improper termination of crops and has claimed damages that Pro-Fac estimates at more than $50.0 million. Curtice-Burns believes that its only obligation to purchase crops from Pro-Fac is as set forth in the Profit Plan as approved each year by the Boards of Directors of both Pro-Fac and Curtice-Burns. Because the most recent approved Profit Plan was for fiscal year 1995 (which Plan corresponds to the 1994 calendar year crops), Curtice-Burns believes that it is not currently obligated to purchase any crops from Pro-Fac for calendar year 1995 or later. Management believes these matters will be resolved in conjunction with the Merger Agreement described above.

POTENTIAL CHANGE OF CONTROL OF CURTICE-BURNS

     On March 23, 1993, the Curtice-Burns announced that Agway Inc., which owns 99% of Curtice-Burns' Class B shares and approximately 14% of Class A shares, was considering the potential sale of its interest in Curtice-Burns. At its meeting held on August 9 and 10, 1993, the Curtice-Burns Board of Directors authorized Curtice-Burns' management, with the advice of its investment bankers, to pursue strategic alternatives for Curtice-Burns. These options included negotiations with Pro-Fac relative to Pro-Fac gaining control of the business; the possible sale of the entire equity of Curtice-Burns to a third party; and the implementation of additional restructuring actions that may include recapitalizing Curtice-Burns to buy out Pro-Fac. Under the Agreement with Pro-Fac, title to substantially all of Curtice-Burns' fixed assets is held by Pro-Fac, and Pro-Fac provides the major portion of the financing of Curtice-Burns' operations. Under the Agreement Curtice-Burns has an option to purchase these assets from Pro-Fac at their book value. However, there presently exists a disagreement with Pro-Fac as to how such settlement amount would be calculated. Exercise of the option would result in the termination of the Agreement with Pro-Fac. In such event, Curtice-Burns would be required to repay all debt owed to Pro-Fac.

     On June 8, 1994, the Curtice-Burns Board of Directors voted to pursue an offer from Dean Foods Company for a maximum of $20.00 per share which was contingent upon Curtice-Burns buying Pro-Fac's assets at book value and upon the sale of the Nalley's Fine Foods Division and the Nalley's Canada, Ltd. subsidiary, both excluding the chips and snack businesses, to Hormel Foods Corporation.

     On September 27, 1994, Pro-Fac and Curtice-Burns entered into a Merger Agreement pursuant to which Pro-Fac will purchase all of the shares of Class A common stock and Class B common stock of

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Curtice-Burns for $19.00 per share, or approximately $167.0 million in the aggregate. Pro-Fac will immediately commence a tender offer for all of the shares to be followed, if successful, by a merger of a subsidiary of Pro-Fac into Curtice-Burns. Pro-Fac has advised Curtice-Burns that it expects to complete its tender offer on or about November 1, 1994.

     In connection with the proposed purchase of Curtice-Burns, Pro-Fac has obtained the commitment of the Springfield Bank to provide up to $200.0 million in long-term financing and up to $86 million in seasonal financing. In addition, Pro-Fac intends to issue up to $160.0 million principal amount of senior subordinated debt privately placed through Dillon, Read & Co. Inc. Upon completion of the merger transaction, Pro-Fac would have an equity investment of $133.0 million in Curtice-Burns, most of which was existing financing to Curtice-Burns under the Integrated Agreement.

     During fiscal 1994, Curtice-Burns expensed $3.5 million of legal, accounting and other expenses relative to the change in control issue and allocated half of those expenses to Pro-Fac. Pro-Fac has disputed this allocation and the financial statements do not reflect the charge as management believes it should not be included as a component of the fiscal 1994 earnings split. Resolution of this dispute is anticipated in conjunction with the Merger Agreement described above.

NOTE 3. DEBT

SHORT-TERM DEBT

     Short-term borrowings are made by the Cooperative under a seasonal line of credit with Springfield which currently provides for borrowings up to $46,000,000. Outstanding borrowings at June 25, 1994 amounted to $11,500,000 at 5.5%. The maximum amount of short-term borrowings outstanding during the 52-week period ended June 25, 1994 was $46,000,000. The approximate average aggregate short-term borrowings were: fiscal 1994 -- $30,464,000, fiscal 1993 -- $39,444,000, fiscal 1992 -- $47,764,000 The approximate daily weighted average interest rates were: fiscal 1994 -- 4.6%, fiscal 1993 -- 4.6% and fiscal 1992 -- 6.2%.

     The Cooperative's short-term borrowings are loaned to Curtice-Burns under the same conditions and at the same rates as the Cooperative obtained from its lenders. Provisions of the Agreement between the two companies do however, allow Pro-Fac, with sufficient notice to Curtice-Burns, to accelerate the repayment of outstanding debt.

LONG-TERM DEBT

     The Cooperative's long-term debt consists of the following:

                                                                            JUNE 25,        JUNE 26,
                                                                              1994            1993
                                                                          ------------    ------------
Term loans due Springfield:
     Interest rate of 6.7% and 6.2% at June 25, 1994 and June 26, 1993,
       respectively....................................................   $141,014,000    $184,000,000
Other debt.............................................................        120,000         --
                                                                          ------------    ------------
                                                                           141,134,000     184,000,000
     Less current portion..............................................     14,000,000      16,000,000
                                                                          ------------    ------------
                                                                          $127,134,000    $168,000,000
                                                                          ------------    ------------
                                                                          ------------    ------------

     The term loans due Springfield are payable as follows: $14.0 million annually fiscal 1995 through fiscal 2002; $12.0 million in fiscal 2003; $10.0 million in fiscal 2004 and $7.0 million in fiscal 2005. The term loans are collateralized by fixed assets and the Cooperative's investment in Springfield (see Note 1). In addition, Curtice-Burns guarantees all of the Cooperative's bank debt and the Cooperative guarantees Curtice-Burns' short-term notes payable to commercial banks and certain other debt. The total lines of credit available to the companies for seasonal borrowings expire annually unless extended or renewed. Curtice-Burns had no short-term notes payable to commercial banks at June 25, 1994,

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

June 26, 1993 or June 26, 1992. Other Curtice-Burns debt which Pro-Fac guarantees amounted to $106,000 at June 25, 1994 and $6,294,000 at June 26, 1993.

     Pro-Fac's other debt of $120,000 is payable in nine installments from fiscal 1996 to fiscal 2005. The rate on this debt is 4%.

     Based on an estimated borrowing rate at 1994 fiscal year end of 8.0% for long-term debt with similar terms and maturities, the fair value of the Cooperative's long-term debt outstanding is approximately $136,779,000 at June 25, 1994.

ADDITIONAL INFORMATION WITH RESPECT TO BORROWING ARRANGEMENTS

     Because Pro-Fac's income is largely determined by the income of Curtice-Burns and because Pro-Fac guarantees the debt of Curtice-Burns and Curtice-Burns guarantees the debt of Pro-Fac (substantially all of which is advanced to Curtice-Burns), management and lenders use combined pro forma financial statements to assess the financial strength of the two companies. Specifically, the combined statement of operations, balance sheet and statement of cash flows portray the financial results, cash flows and equity of Curtice-Burns and Pro-Fac. Management believes that combined financial statements are useful because they provide information concerning Pro-Fac's ability to continue present credit arrangements and/or obtain additional borrowings in the future.

     Certain borrowing agreements require that the companies maintain specified levels with regard to working capital, tangible net worth, fixed charges and the incurrence of additional debt. The Cooperative is in compliance with, or has obtained waivers for, restrictions and requirements under the terms of the borrowing agreements.

     Such financial statements are neither necessary for a fair presentation of the financial position of Pro-Fac nor appropriate as primary statements for Curtice-Burns' shareholders or for Pro-Fac shareholders and members because they combine earnings, assets and liabilities and cash flows which are legally attributable to either Curtice-Burns' shareholders or to Pro-Fac shareholders and members, but not to both. Accordingly, the condensed pro forma financial statements presented below are special purpose in nature and should be used only within the context described.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                                FISCAL YEAR ENDED
                                                         ---------------------------------------------------------------
                                                                          JUNE 25, 1994                    JUNE 26, 1993
                                                         -----------------------------------------------   -------------
                                                         CURTICE-
                                                          BURNS     PRO-FAC   ELIMINATIONS      COMBINED     COMBINED
                                                         --------   -------   ------------      --------   -------------
                                                                              (DOLLARS IN MILLIONS)

Sales and revenues.....................................   $829.1     $94.4       $(94.4)         $829.1       $ 878.6
Cost of sales..........................................    592.6      58.2        (58.2)          592.6         632.7
Restructuring, including net (gain) loss from division
  disposals............................................     (7.8)     --           --              (7.8)         61.0
Change in control costs................................      3.5      --           --               3.5          --
Other selling, administrative and general expenses.....    187.0       0.9         (2.0)          185.9         205.5
Interest expense.......................................     18.2      11.6        (15.6)           14.2          16.8
Pro-Fac share of earnings..............................     16.8      --          (16.8)            --           --
                                                         --------   -------   ------------      --------   -------------
     Total cost and expenses...........................    810.3      70.7        (92.6)          788.4         916.0
                                                         --------   -------   ------------      --------   -------------
Income (loss) before taxes.............................     18.8      23.7         (1.8)(A)        40.7         (37.4)
(Provision) benefit for taxes..........................     (8.7)      0.8         --              (7.9)         (3.9)
                                                         --------   -------   ------------      --------   -------------
Net income (loss)......................................   $ 10.1     $24.5       $ (1.8)(A)      $ 32.8       $ (41.3)
                                                         --------   -------   ------------      --------   -------------
                                                         --------   -------   ------------      --------   -------------

- ------------

 (A) Amounts represent the balance of the fiscal 1994 share of earnings between Curtice-Burns and Pro-Fac which is currently under dispute. See discussion at Note 2.

                            ------------------------
     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of operations.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                   COMBINED PRO FORMA CONDENSED BALANCE SHEET
                                   UNAUDITED

                                                                          JUNE 25, 1994                    JUNE 26, 1993
                                                         -----------------------------------------------   -------------
                                                         CURTICE-
                                                          BURNS     PRO-FAC   ELIMINATIONS      COMBINED     COMBINED
                                                         --------   -------   ------------      --------   -------------
                                                                              (DOLLARS IN MILLIONS)

ASSETS

Current assets(A)(C)...................................   $247.5    $ 46.7      $  (42.9)        $251.3       $ 268.9
Property, plant and equipment, net(B)..................    167.5      --            --            167.5         192.5
Investment in direct financing leases(C)...............     --       123.7        (123.7)          --            --
Due from Curtice-Burns(D)..............................     --        78.0         (78.0)          --            --
Goodwill and other intangibles.........................     24.9      24.9          --             49.8          53.1
Other assets...........................................      7.0      22.7          --             29.7          26.9
                                                         --------   -------   ------------      --------   -------------
          Total assets.................................   $446.9    $296.0      $ (244.6)        $498.3       $ 541.4
                                                         --------   -------   ------------      --------   -------------
                                                         --------   -------   ------------      --------   -------------

LIABILITIES AND NET WORTH

Current liabilities(A)(C)..............................   $143.4    $ 44.6      $  (41.1)        $146.9       $ 166.8
Lease obligations(C)...................................    125.0      --          (123.7)           1.3           1.8
Long-term debt --
     Due Pro-Fac(D)....................................     78.0      --           (78.0)          --            --
     Due others(E).....................................      1.1     127.1                        128.2         174.4
Other liabilities......................................     18.5       0.5          --             19.0          12.8
                                                         --------   -------   ------------      --------   -------------
Total liabilities......................................    366.0     172.2        (242.8)         295.4         355.8
Shareholders' equity and members' capitalization(E)....     80.9     123.8          (1.8)(F)      202.9         185.6
                                                         --------   -------   ------------      --------   -------------
          Total liabilities and net worth..............   $446.9    $296.0      $ (244.6)        $498.3       $ 541.4
                                                         --------   -------   ------------      --------   -------------
                                                         --------   -------   ------------      --------   -------------

- ------------

Notes to combined balance sheet:

 (A) Current   assets  of  Pro-Fac  consist  principally  of  amounts  due  from
     Curtice-Burns with respect to the Agreement described in Note 2. Such amounts are eliminated for purposes of this balance sheet.

 (B) Property, plant and equipment owned by Pro-Fac (with net book value $141.3 million at June 25, 1994) is leased to Curtice-Burns on a financing basis. Such leased assets are reclassified as property, plant and equipment for purposes of this balance sheet.

 (C) The majority of Curtice-Burns' lease obligations are payable to Pro-Fac and amount to $141.3 million at June 25, 1994, of which $17.6 million is payable currently. The related Curtice-Burns liability and Pro-Fac receivable are eliminated for purposes of this balance sheet.

 (D) Long-term borrowings by Curtice-Burns from Pro-Fac under the Agreement are eliminated for purposes of this balance sheet.

 (E) Shareholders' equity of Curtice-Burns consists of Class A common stock, $6.6 million; Class B common stock, $2.0 million; additional paid-in capital, $14.2 million; and retained earnings, $58.1 million.

 (F) Amount represents the balance of the fiscal 1994 share of earnings between Curtice-Burns and Pro-Fac which is currently under dispute. See discussion at Note 2.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         JUNE 25, 1994                     JUNE 26, 1993
                                                        -----------------------------------------------    -------------
                                                        CURTICE-
                                                         BURNS      PRO-FAC    ELIMINATIONS    COMBINED      COMBINED
                                                        --------    -------    ------------    --------    -------------
                                                                             (DOLLARS IN MILLIONS)

Net cash provided by operating activities............    $ 21.8     $ 18.0        $ (0.9)       $ 38.9        $  42.2
Net cash provided by (used in) investing
  activities.........................................      33.9       32.9         (44.4)         22.4(A)       (17.1)
Net cash (used in) provided by financing
  activities.........................................     (59.4)     (50.9 )        45.3         (65.0)         (24.7)
                                                        --------    -------    ------------    --------    -------------
Net change in cash...................................      (3.7)      --            --            (3.7)           0.4
Cash at beginning of year............................       6.5       --            --             6.5            6.1
Cash at end of year..................................    $  2.8     $ --           $--          $  2.8        $   6.5
                                                        --------    -------    ------------    --------    -------------
                                                        --------    -------    ------------    --------    -------------
Supplemental disclosure of cash flow information
Cash paid during the period for:
     Interest (net of amount capitalized)............    $ 18.6     $ 12.1        $(15.6)       $ 15.1        $  17.3
                                                        --------    -------    ------------    --------    -------------
                                                        --------    -------    ------------    --------    -------------
     Income taxes, net...............................    $ 15.0     $ (1.0 )       $--          $ 14.0        $   2.9
                                                        --------    -------    ------------    --------    -------------
                                                        --------    -------    ------------    --------    -------------
Supplemental Schedule of Non-Cash Investing and
  Financing Activities:
     Capital lease obligations incurred..............    $ 10.7     $ --          $(10.0)       $  0.7        $   3.0
                                                        --------    -------    ------------    --------    -------------
                                                        --------    -------    ------------    --------    -------------
     Conversion of retains into preferred stock......               $  4.9                      $  4.9        $   5.9
                                                                    -------                    --------    -------------
                                                                    -------                    --------    -------------
Net proceeds allocated to members but retained by the
  Cooperative........................................               $ 14.2                      $ 14.2        $   4.8
                                                                    -------                    --------    -------------
                                                                    -------                    --------    -------------

- ------------

 (A) Amount represents the balance of the fiscal 1994 share of earnings between Curtice-Burns and Pro-Fac which is currently under dispute. See discussion at Note 2.

                            -------------------------
     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of cash flows.

NOTE 4. LEASES

     At June 25, 1994 and June 26, 1993 Pro-Fac had investments in financing leases of $141,322,000 and $173,513,000, respectively, of which $17,645,000 and
$21,184,000, were due currently.

     Minimum rent payments to be received during each of the next five fiscal years are as follows: 1995-$17,645,000; 1996-$15,829,000; 1997-$14,590,000;
1998-$13,276,000; and 1999-$11,963,000. The minimum rent payments do not include executory costs, since such costs are paid directly by Curtice-Burns and they do not include interest, since interest amounts are determined and billed to Curtice-Burns based upon Pro-Fac's borrowing costs required to finance the leased assets.

NOTE 5. TAXES ON INCOME

     In December 1991, the national office of the Internal Revenue Service issued a technical advice memorandum ('TAM') concluding that virtually all of Pro-Fac's income arises from patronage sources. As a result of the TAM, in January 1992 an additional distribution of patronage proceeds for fiscal 1991 was made to members in the amount of $3,727,000. Patronage proceeds available for distribution are

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

determined by the Board of Directors each year, as stipulated in the Bylaws. As the longer term effects of the TAM are further researched and analyzed, it is possible that the Board may calculate future patronage proceeds available for distribution utilizing a different formula than that used for 1992 and 1993.

     A summary of taxable income (loss) and the related (benefit) provision for income taxes for fiscal 1994, 1993 and 1992 follows.

                                                                                        FISCAL YEARS ENDED
                                                                                 --------------------------------
                                                                                 JUNE 25,    JUNE 26,    JUNE 26,
                                                                                   1994        1993        1992
                                                                                 --------    --------    --------
                                                                                      (DOLLARS IN THOUSANDS)
Taxable income (loss):
     Excess (deficiency) of revenues before taxes, dividends and allocation of
       net proceeds...........................................................   $ 23,698    $(17,498)   $ 12,754
     Less patronage income to be allocated to members for current period......    (15,546)     (5,261)    (13,040)
     Less cash dividends paid on capital stock................................     (4,390)     (4,548)      --
     Less utilization of net operating loss carryforwards.....................     (3,857)      --          --
     Additional fiscal 1991 distribution......................................      --          --          3,727
     Difference between book and tax methodologies............................         95          52         996
                                                                                 --------    --------    --------
          Taxable income (loss) to the Cooperative............................   $      0    $(27,255)   $  4,437
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
Provision (benefit) for income taxes:
     Federal:
          Current.............................................................   $    267    $    207    $ (1,560)
          Deferred............................................................       (613)       (207)        307
                                                                                 --------    --------    --------
                                                                                     (346)      --         (1,253)
          State...............................................................       (498)      --            102
                                                                                 --------    --------    --------
                                                                                 $   (844)   $  --       $ (1,151)
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
Effective tax rate (percent):
     Federal..................................................................       34.0%      (34.0)%      34.0%
     Loss for which no benefit was recorded...................................      --           34.0       --
     Utilization of net operating loss carryforward...........................      (34.0)      --          --
     State (net of federal tax benefit).......................................        0.4       --            1.6
     Other....................................................................       (4.0)      --            0.7
                                                                                 --------    --------    --------
               Sub-total......................................................       (3.6)      --           36.3
Tax benefits resulting from the IRS Technical Advice Memorandum...............      --          --          (62.3)
                                                                                 --------    --------    --------
                    Total.....................................................       (3.6)%     --%         (26.0)%
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative is exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperatives from Tax.' Unlike a non-exempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. This exempt status is retroactive to fiscal year 1986 and is anticipated to apply to future years as long as there is no significant change in the way in which the Cooperative operates. In conjunction with this ruling, the Cooperative has filed for tax refunds for fiscal years 1986 to 1990 in the amount of approximately $5.8 million and interest payments of approximately $3.4 million. In addition, it is anticipated that the Cooperative will file for tax refunds for fiscal years 1991 and 1992 in the amount of approximately $3.1 million and interest payments of approximately $0.4 million. No such refund amounts have been reflected in the Cooperative's financial statements as of June 25, 1994. It is anticipated that the refund amounts will be recognized upon receipt.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A benefit has not been recorded for the net operating loss carryforward resulting from 1993 operations due to the uncertainties surrounding utilization in future years.

     Deferred tax assets have been established for the future tax benefit of the redemption on non-qualified retains.

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' ('SFAS 109') and the Cooperative has adopted the provisions of this standard as of June 29, 1991. There was no effect on the 1992 provision for income taxes for this accounting change as the Cooperative was previously accounting for income taxes in accordance with SFAS 96.

NOTE 6. CAPITALIZATION

     Preferred Stock -- Preferred stock originates from the conversion at par value of retains. Preferred stock is non-voting, except that the holders of preferred and common stock would be entitled to vote as separate classes on certain matters which would affect or subordinate the rights of the class. The preferred stock is segregated by the original year of issue in the records of the Cooperative.

     The Cooperative is entitled to redeem or retire all or any portion of its outstanding preferred stock, at par value, upon 90 days notice.

     Common Stock -- The common stock purchased by members is related to the crop delivery of each member. Regardless of the number of shares held, each member has one vote.

     Common stock may be transferred to another grower only with approval of the Pro-Fac Board of Directors. If a member ceases to be a producer of agricultural products which he markets through the Cooperative, then he must sell his common stock to another grower acceptable to the Cooperative. If no such grower is available to purchase the stock, then the member must provide one year's advance written notice of his intent to withdraw, after which the Cooperative must purchase his common stock at par value. (See Note 7 for common stock dividend information.)

     Due to the uncertainty surrounding the potential change of control of Curtice-Burns and its implications to the Integrated Agreement, the Board of Directors, during 1994, approved a moratorium on all transactions involving common stock and waived the restriction on the utilization of agent farmers to satisfy supply commitments. As a Merger Agreement between the Cooperative and Curtice-Burns was entered into on September 27, 1994, it is anticipated that the Board of Directors will re-evaluate the above described restrictions.

     At June 25, 1994 and June 26, 1993, there were outstanding subscriptions, at par value, for 9,270 and 24,788 shares of common stock, respectively. These shares are issued as subscription payments are received.

     Retained Earnings Allocated to Members ('Retains') -- Retains arise from patronage income and are allocated to the accounts of members within 8.5 months of the end of each fiscal year.

     Qualified Retains -- Qualified retains are freely transferable and normally mature into preferred stock in December of the fifth year after allocation. Qualified retains are taxable income to the member in the year the allocation is made.

     Non-Qualified Retains -- Non-qualified retains may not be sold or purchased. The present intention of the Board of Directors is that the non-qualified retains allocation be redeemed in five years through partial payment in cash and issuance of preferred stock. The non-qualified retains will not be taxable to the member until the year of conversion. Non-qualified retains may be subject to later adjustment if such is deemed necessary by the Board of Directors because of events which may occur after the retains were allocated.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Earned Surplus (Unallocated and Apportioned) -- Earned surplus consists of accumulated income after distribution of earnings allocated to members, dividends and after state and federal income taxes. Earned surplus is reinvested in the business in the same fashion as retains. (See Note 5.)

     Stabilization Program -- Each year a portion of the earnings is available for the commercial market value stabilization program. The amount designated for the program is determined at the discretion of the Board of Directors based upon the amount needed to accumulate the maximum authorized, which is 15% of the previous year's commercial market value of crops delivered. In a year when revenues are insufficient to pay 100% of commercial market value, the stabilization program, with Board approval, will provide for extra payments to be made up to the amount previously designated for the program. The amount designated to the program was $8,970,000 at June 25, 1994.

     Market for Pro-Fac Securities -- There is no established market for trading Pro-Fac common stock. All trades have been arranged on a private basis between buyers and sellers.

     Transfers of preferred stock and qualified retained earnings can be arranged on a regular basis through the Buffalo offices of First Albany
Corporation or Trubee, Collins and Company, registered securities broker dealers. Transfers of preferred stock can also be arranged on a regular basis through the Erie, Pennsylvania office of Advest, registered securities broker dealer. There can be no assurance this market will have the necessary volume of transactions to continue in the future.

NOTE 7. DIVIDENDS ON CAPITAL STOCK

     Dividends on preferred and common stock are declared at the discretion of the Board of Directors and are paid out of legally available funds. Preferred shareholders are entitled to a dividend of up to 12% of the par value of the stock if declared by the Board. Pursuant to New York State laws, applicable to agricultural cooperatives, dividends have been declared and paid subsequent to the fiscal year to which they relate. In fiscal 1994 and 1993, dividends on preferred stock were paid at a rate of 6.25 and 7.25%, respectively, of the par value and dividends on common stock were paid at a rate of 5% of the par value.

     Subsequent to June 25, 1994, the Cooperative declared a cash dividend of 6.75% of the par value of preferred stock and 5.5% of the par value of the common stock, payable on July 15, 1994. These dividends amounted to $4,914,000 and will appear in the fiscal 1995 Statement of Net Proceeds.

NOTE 8. RESTRUCTURING PROGRAM

THE CONCEPTUAL VISION AND STRATEGY

     The restructuring program first initiated in fiscal 1993 was based on Curtice-Burns' new vision of a company smaller in sales but more profitable, as measured by return on sales and equity, and possessing the financial and management resources sufficient to drive growth in carefully selected product line markets in which Curtice-Burns can prosper for the long term. Thus, the strategy was to focus on a more limited number of product lines which now have a strong, competitive position.

     The Plan outlined in 1993 is to restructure the business to a more profitable base. At the same time, the remaining businesses were to be managed to optimize earnings growth by installing corporate-wide purchasing, and a corporate-wide focus of capital spending.

     The third leg of the strategy was to accelerate Curtice-Burns' national sales and distribution programs by executing new product programs in store-brand retail dressings, salsa and chunky soups and the 'More Fruit/More Flavor' pie filling program.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

EXECUTION OF THE PROGRAM

     The first step of the restructuring program was to divest businesses that were unprofitable or declining for Curtice-Burns but would fit strategically with other business portfolios. During fiscal 1993, Curtice-Burns divested Lucca Frozen Foods. A loss of approximately $2.7 million (before dividing with Pro-Fac and before taxes) was recognized on this transaction. At the end of fiscal 1993, Curtice-Burns wrote down the assets and provided for the expenses to dispose of the Hiland potato chips and meat snacks businesses during fiscal 1994. On November 22, 1993, Curtice-Burns sold certain assets of the Hiland potato chips business for $2.0 million at closing, plus approximately $1.0 million paid in installments over three months. On February 22, 1994, Curtice-Burns sold the meat snacks business located in Denver, Colorado and Albany, Oregon to Oberto Sausage Company of Kent, Washington. Under the agreement, Oberto has purchased certain assets and assumed certain liabilities of the meat snacks operation, excluding plant, equipment, and trademarks. Curtice-Burns will lease its Albany Oregon manufacturing facility and equipment and license its trademarks, trade names, etc. to Oberto until February 1995, at which time Oberto is contractually obligated to purchase these assets. The sale of the Hiland potato chips and meat snacks businesses did not result in any significant gain or loss in fiscal 1994 after giving effect to the restructuring charges recorded in fiscal 1993; however, charges of $3.1 million were incurred in fiscal 1994 to adjust previous estimates. In the fiscal year ended June 26, 1993, Curtice-Burns incurred losses of $13.2 million from the meat snacks and Hiland potato chips businesses before dividing such losses with Pro-Fac and before taxes.

     On November 19, 1993, Curtice-Burns sold the oats portion of the National Oats business for $39 million. The oats business contributed approximately $1.4 million of earnings in fiscal 1993 before dividing with Pro-Fac and before taxes. The sale of the oats business resulted in an approximate $10.9 million gain. The popcorn portion of the National Oats Division was transferred to the Comstock Michigan Fruit Division.

     During fiscal 1993 and 1994, Curtice-Burns also made staff reductions in selected locations throughout Curtice-Burns. A $1.0 million accrual relating to such costs was recorded as part of the fiscal 1993 restructuring charge.

     Thus, a major part of the restructuring plan was successfully executed during fiscal 1994.

     As reported above, Curtice-Burns incurred restructuring charges in fiscal 1993 of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland potato chips businesses, and other costs (primarily severance and losses prior to sale) in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense.

     Having completed the first phase of the restructuring program in fiscal 1993, the second phase was approved by Curtice-Burns' Board of Directors in August 1994. In connection with the second phase, the company is evaluating several alternatives regarding the Nalley's snack food business in the United States, including its possible sale to a third party. A charge, not to exceed $12.0 million, before the split with Pro-Fac and before taxes, for this phase of the restructuring program will be recorded during the first quarter of fiscal 1995.

     With respect to the potential sale of the snack food business, Curtice-Burns has signed a letter of intent with Country Crisp Foods of Salt Lake City, Utah. The letter of intent is subject to a number of conditions, including successful financing by the purchaser and the negotiation of a definitive purchase agreement. Country Crisp, a regional snack food company operating in the inter-mountain states of Colorado, Utah, Wyoming, Idaho, Nevada and New Mexico, will continue to market the Nalley's brand snacks under a licensing arrangement with Curtice-Burns. If this sale is finalized, it may result in a revision to the aforementioned reserve.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9. OTHER MATTERS

HARVEST STATES COOPERATIVE

     In conjunction with the sale of the National Oats division by Curtice-Burns, Pro-Fac terminated the membership of the Harvest States Cooperatives ('Harvest States') in Pro-Fac. Harvest States was the National Oats divisions's only supplier of oats. As a result of this action, Harvest States filed a claim against Pro-Fac for, among other things, the receipt of payments for future oats purchases after the sale of National Oats division through fiscal year 1995.

     Under an agreement with Curtice-Burns, Curtice-Burns agreed to indemnify Pro-Fac as to certain expenses arising out of the termination of the membership of Harvest States in Pro-Fac. It was agreed that any settlement payments would be deemed an expense of Curtice-Burns under the division of earnings with Pro-Fac. The exact amount of any potential settlement related to this issue cannot be estimated at June 25, 1994, but management does not believe that this is a material exposure to Curtice-Burns.

SUBSEQUENT EVENTS

     In July 1994, a plant operated by Curtice-Burns's Southern Frozen Foods division, located in Montezuma, Georgia, was damaged by fire. The plant itself is owned by Pro-Fac and leased to Curtice-Burns under the terms of the Integrated Agreement. Management is currently in the process of assessing the extent of damage to the facility. All material costs associated with the facility repairs and business interruption are anticipated to be covered under Curtice-Burns's insurance policies. The Springfield Bank for Cooperatives is loss payee on the property insurance policy under the terms of the Security Agreement with lenders. See Note 5.

     On September 27, 1994, Pro-Fac and Curtice-Burns entered into a Merger Agreement pursuant to which Pro-Fac will purchase all of the shares of Class A common stock and Class B common stock of Curtice-Burns for $19.00 per share, or approximately $167.0 million in the aggregate. Pro-Fac will immediately commence a tender offer for all of the shares to be followed, if successful, by a merger of a subsidiary of Pro-Fac into Curtice-Burns. Pro-Fac has advised Curtice-Burns that it expects to complete its tender offer on or about November 1, 1994.

NOTE 10. EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT ACCOUNTANTS

     On November 3, 1994, PF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Pro-Fac, consummated a merger with Curtice-Burns. Curtice-Burns will continue as the surviving corporation and has, therefore, become a wholly owned subsidiary of Pro-Fac. In conjunction with the consummation of this merger, the disputes between Curtice-Burns and Pro-Fac as described in Note 2 have been resolved.

     The interim financial statements contained herein are unaudited, but in the opinion of the management of Pro-Fac Cooperative, Inc. include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

                           PRO-FAC COOPERATIVE, INC.
                           STATEMENT OF NET PROCEEDS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 24,    SEPTEMBER 25,
                                                                                          1994             1993
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)

Revenues:
     Proceeds from sale of crops to Curtice-Burns Foods, Inc.
          Estimated commercial market value delivered during the period............      $37,657          $42,327
          Additional proceeds under the Integrated Agreement.......................        2,368            2,773
          Interest income..........................................................        4,247            4,124
          Patronage dividend from Springfield Bank for Cooperatives................          275              350
                                                                                      -------------    -------------
               Total revenues......................................................       44,547           49,574
                                                                                      -------------    -------------
Costs and expenses:
     Estimated commercial market value paid to or accrued for the accounts of
      members during the period....................................................       37,657           42,327
     Interest expense..............................................................        2,939            3,168
     Administrative expenses.......................................................          222              203
                                                                                      -------------    -------------
               Total costs and expenses............................................       40,818           45,698
                                                                                      -------------    -------------
Excess of revenues before taxes, dividends and allocation of net proceeds..........        3,729            3,876
Provision for taxes on income......................................................          (25)            (409)
                                                                                      -------------    -------------
Net income (proceeds before dividends).............................................        3,704            3,467
Dividends on common and preferred stock............................................       (4,914)          (4,390)
                                                                                      -------------    -------------
Net proceeds.......................................................................       (1,210)            (923)
Allocation from earned surplus.....................................................        1,210              923
                                                                                      -------------    -------------
Net proceeds available to members..................................................      $--              $--
                                                                                      -------------    -------------
                                                                                      -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                                 BALANCE SHEET

                                                                                            SEPTEMBER 24,    JUNE 25,
                                                                                                1994           1994
                                                                                            -------------    --------
                                                                                             (DOLLARS IN THOUSANDS)
Current assets:
    Cash.................................................................................     $     113      $     10
    Accounts receivable..................................................................           140            68
    Receivable from Curtice-Burns Foods, Inc.............................................        51,929        11,197
    Current portion of long-term loans receivable from Curtice-Burns Foods, Inc..........        14,000        14,000
    Current portion of investment in direct financing leases.............................        17,645        17,645
    Current portion of investment in Springfield Bank for Cooperatives...................         1,308         1,324
    Income taxes refundable..............................................................
    Prepaid expenses.....................................................................         3,437         2,464
                                                                                            -------------    --------
         Total current assets............................................................        88,572        46,708
Long-term portion of investment in direct financing leases...............................       113,083       123,677
Long-term loans receivable from Curtice-Burns Foods, Inc.................................        88,952        78,040
Long-term portion of investment in Springfield Bank for Cooperatives.....................        19,968        19,632
Deferred tax benefit.....................................................................         2,623         2,623
Finance receivable related to intangibles................................................        24,486        24,909
Other assets.............................................................................           450           462
                                                                                            -------------    --------
         Total assets....................................................................     $ 338,134      $296,051
                                                                                            -------------    --------
                                                                                            -------------    --------
Liabilities and Shareholders' and Members Capitalization
Current liabilities:
    Notes payable........................................................................     $  50,000      $ 11,500
    Accounts payable.....................................................................         2,288           617
    Accrued interest.....................................................................         2,802         2,536
    Federal and state income taxes payable...............................................           697           668
    Current portion of long-term debt....................................................        14,000        14,000
    Amounts due members..................................................................        18,762        15,327
                                                                                            -------------    --------
         Total current liabilities.......................................................        88,549        44,648
Long-term debt...........................................................................       126,925       127,134
Other non-current liabilities............................................................           521           504
                                                                                            -------------    --------
         Total liabilities...............................................................       215,995       172,286
                                                                                            -------------    --------
Commitments
Shareholders' and members' capitalization:
    Retained earnings allocated to members...............................................        36,912        36,924
    Non-qualified allocation to members..................................................         5,979         7,454
    Capital Stock --
         Preferred, par value $25, authorized -- 5,000,000 shares; issued and
           outstanding -- 2,378,807, 2,378,807 and 2,148,050, respectively...............        65,590        64,418
         Common, par value $5, authorized -- 5,000,000 shares

                                                                                           SEPTEMBER 25,
                                                                                               1993
                                                                                           -------------
Current assets:
    Cash.................................................................................    $      16
    Accounts receivable..................................................................           25
    Receivable from Curtice-Burns Foods, Inc.............................................       41,308
    Current portion of long-term loans receivable from Curtice-Burns Foods, Inc..........       16,000
    Current portion of investment in direct financing leases.............................       21,184
    Current portion of investment in Springfield Bank for Cooperatives...................        1,371
    Income taxes refundable..............................................................
    Prepaid expenses.....................................................................        1,154
                                                                                           -------------
         Total current assets............................................................       81,058
Long-term portion of investment in direct financing leases...............................      150,924
Long-term loans receivable from Curtice-Burns Foods, Inc.................................       80,848
Long-term portion of investment in Springfield Bank for Cooperatives.....................       17,183
Deferred tax benefit.....................................................................        2,010
Finance receivable related to intangibles................................................       26,125
Other assets.............................................................................          257
                                                                                           -------------
         Total assets....................................................................    $ 358,405
                                                                                           -------------
                                                                                           -------------
Liabilities and Shareholders' and Members Capitalization
Current liabilities:
    Notes payable........................................................................    $  42,000
    Accounts payable.....................................................................          712
    Accrued interest.....................................................................        3,049
    Federal and state income taxes payable...............................................          342
    Current portion of long-term debt....................................................       16,000
    Amounts due members..................................................................       18,876
                                                                                           -------------
         Total current liabilities.......................................................       80,979
Long-term debt...........................................................................      168,000
Other non-current liabilities............................................................          431
                                                                                           -------------
         Total liabilities...............................................................      249,410
                                                                                           -------------
Commitments
Shareholders' and members' capitalization:
    Retained earnings allocated to members...............................................       29,435
    Non-qualified allocation to members..................................................        5,704
    Capital Stock --
         Preferred, par value $25, authorized -- 5,000,000 shares; issued and
           outstanding -- 2,378,807, 2,378,807 and 2,148,050, respectively...............       59,470
         Common, par value $5, authorized -- 5,000,000 shares

                                                SEPTEMBER 24,    JUNE 25,     SEPTEMBER 25,
                                                    1994           1994           1993
                                                -------------    ---------    -------------

Shares issued................................     2,036,655      2,056,878      2,695,885
Shares subscribed............................         9,270          9,270         18,038
                                                -------------    ---------    -------------
    Total subscribed and issued..............     2,045,925      2,066,148      2,713,923
Less subscriptions receivable in
  installments...............................        (9,270)        (9,270)       (18,038)
                                                -------------    ---------    -------------
                                                  2,036,655      2,256,878      2,695,885           10,183        10,284
                                                -------------    ---------    -------------
                                                -------------    ---------    -------------
Earned surplus...............................                                                        3,475         4,685
                                                                                               -------------    --------
    Total shareholders' and members'
       capitalization........................                                                      122,139       123,765
                                                                                               -------------    --------
         Total liabilities and
           capitalization....................                                                    $ 338,134      $296,051
                                                                                               -------------    --------
                                                                                               -------------    --------


Shares issued................................
Shares subscribed............................

    Total subscribed and issued..............
Less subscriptions receivable in
  installments...............................

                                                    13,479

Earned surplus...............................          907
                                               -------------
    Total shareholders' and members'
       capitalization........................      108,995
                                               -------------
         Total liabilities and
           capitalization....................    $ 358,405
                                               -------------
                                               -------------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                            STATEMENT OF CASH FLOWS

                                                                                              QUARTERS ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 24,    SEPTEMBER 25,
                                                                                          1994             1993
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
     Net income....................................................................      $ 3,704          $ 3,467
Change in assets and liabilities:
     Accounts receivable...........................................................          (72)          --
     Accounts payable and accrued expenses.........................................        1,937             (277)
     Amounts due to members........................................................        3,435            4,351
     Federal and state taxes payable/refundable....................................           29              412
     Other assets and liabilities..................................................         (944)            (452)
                                                                                      -------------    -------------
     Net cash provided by operating activities.....................................        8,089            7,501
                                                                                      -------------    -------------

Cash flows from investing activities:
     Due from Curtice-Burns, net...................................................      (51,644)         (34,395)
     Return from direct investment in financing leases.............................       10,594            1,405
     Investment in Springfield Bank................................................         (320)            (568)
     Cash received from the finance receivable related to intangibles..............          423              420
                                                                                      -------------    -------------
     Net cash used in investing activities.........................................      (40,947)         (33,138)
                                                                                      -------------    -------------

Cash flows from financing activities:
     Proceeds from short-term debt.................................................       38,500           30,000
     Payments on long-term debt....................................................         (209)          --
     Repurchase of common stock, net of issuances..................................         (101)              24
     Cash portion of non-qualified conversion......................................         (304)          --
     Cash paid in lieu of fractional shares........................................          (11)          --
     Cash dividends paid...........................................................       (4,914)          (4,390)
                                                                                      -------------    -------------
     Net cash provided by financing activities.....................................       32,961           25,634
                                                                                      -------------    -------------
Net change in cash.................................................................          103               (3)
Cash at beginning of period........................................................           10               19
                                                                                      -------------    -------------
Cash at end of period..............................................................      $   113          $    16
                                                                                      -------------    -------------
                                                                                      -------------    -------------

Supplemental Disclosure of Cash Flow Information
     Cash paid during the year for:
          Interest.................................................................      $ 2,677          $ 3,146
                                                                                      -------------    -------------
                                                                                      -------------    -------------
          Income taxes, net........................................................      $    54          $    (3)
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Supplemental schedule of non-cash investing and financing activities:
     Conversion of retains to preferred stock......................................      $ 1,172          $--
                                                                                      -------------    -------------
                                                                                      -------------    -------------

   The accompanying notes are an integral part of these financial statements.

                           PRO-FAC COOPERATIVE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. AGREEMENT WITH CURTICE-BURNS FOODS, INC.

     Pro-Fac has a contractual relationship with Curtice-Burns under an Agreement ('the Agreement') consisting of five sections: Operations Financing, Marketing, Facilities Financing, Management and Settlement, which extends to 1997 and provides for two successive five-year renewals at the option of Curtice-Burns.

     The provisions of the Agreement include the financing of certain assets utilized in the business of Curtice-Burns and provide a sharing of income and losses between Curtice-Burns and Pro-Fac. Should Curtice-Burns terminate the Agreement, Curtice-Burns has the option of purchasing those assets financed by Pro-Fac at the book value at that time.

     Revenues received from Curtice-Burns under the Agreement for the quarters ended September 24, 1994 and September 25, 1993 include: commercial market value of crops delivered, $37,675,000 and $42,327,000, respectively; interest income, $4,247,000 and $4,124,000, respectively; and additional proceeds from profit sharing provisions, $2,368,000 and $2,773,000, respectively. In addition, Pro-Fac received financing amortization payments of $11,016,000 and $1,825,000 for the quarters ended September 24, 1994 and September 25, 1993, respectively. See discussion below relative to disputed profit sharing.

DEVELOPMENTS RELATED TO CHANGE OF CONTROL OF CURTICE-BURNS

     On March 23, 1993, Curtice-Burns announced that Agway, which through its wholly-owned subsidiary, AHI, owned approximately 99% of Curtice-Burns' Class B shares and approximately 14% of the Class A shares as of June 25, 1994, was considering the potential sale of its interest in Curtice-Burns. In August 1993, Curtice-Burns Board of Directors authorized Curtice-Burns management, with the advice of its investment bankers, to pursue strategic alternatives for Curtice-Burns. These options included (i) negotiations with Pro-Fac relative to Pro-Fac gaining control of the business; (ii) the possible sale of the entire equity of Curtice-Burns to a third party; and (iii) the implementation of additional restructuring actions that my include recapitalizing Curtice-Burns to buy out Pro-Fac. Under the Integrated Agreement, title to substantially all of Curtice-Burns fixed assets is held by Pro-Fac, and Pro-Fac provides the major portion of the financing of Curtice-Burns operations. Under the Integrated Agreement, Curtice-Burns has an option to purchase these assets from Pro-Fac at their book value. However, there presently exists a disagreement with Pro-Fac as to how such settlement amount would be calculated. Exercise of the buyout option would result in the termination of the Integrated Agreement with Pro-Fac. In such event, Curtice-Burns would be required to repay all debt owed to Pro-Fac.

     Curtice-Burns actively explored these alternatives during fiscal 1994. On June 8, 1994, Curtice-Burns Board of Directors voted to pursue a proposal submitted by Dean Foods Company ('Dean Foods') to acquire all the outstanding shares of common stock of Curtice-Burns at a maximum cash price of $20.00 per share, subject to a number of contingencies, including an agreement with Pro-Fac covering the termination of the Integrated Agreement, an agreement with Hormel Foods Corporation for the purchase of Nalley's (excluding Nalley's Canada Ltd. and the Nalley' U.S. Chips and Snacks business) for $150.0 million, clearance of the transaction by appropriate government agencies and negotiation of definitive agreements.

     On August 4, 1994, Pro-Fac submitted a proposal to the Board of Directors of Curtice-Burns to acquire the shares for cash in the amount of $19.00 per share. Pro-Fac's proposal was subject to certain terms and conditions, including receipt of approval of the Board of Directors and shareholders of Curtice-Burns, receipt of approval of a majority of Pro-Fac's members and receipt of sufficient financing to consummate the acquisition. In September Pro-Fac modified its proposal by removing several contingencies and indicating its interest in purchasing the share pursuant to a tender offer.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At its special meeting on September 27, 1994, the Board of Directors of Curtice-Burns accepted Pro-Fac's proposal. Pro-Fac and Curtice-Burns entered into the Merger Agreement on September 27, 1994. Pursuant to the Merger Agreement, Curtice-Burns notified Dean Foods that it had accepted Pro-Fac's proposal and was terminating all negotiations with Dean Foods and other parties for the purchase of all or part of Curtice-Burns. Management expects such merger to finalized in the second quarter of fiscal 1995.

     During fiscal 1994 and the first quarter of fiscal 1995, Curtice-Burns expensed $3.5 million and $1.8 million, respectively, of legal, accounting, investment banking and other expenses relative to the change of control issue. In recognizing these expenses, Curtice-Burns allocated half of this amount to Pro-Fac as a deduction to the profit split. Pro-Fac has objected to this allocation. This dispute will terminate upon completion of the merger.

     On October 4, 1994, Pro-Fac initiated a tender offer for all of Curtice-Burns outstanding stock at $19.00 per share. At the expiration of the tender offer on November 2, 1994, 6,229,442 shares of Class A and 2,046,997 shares of Class B common stock (or approximately 94% and 99%, respectively of the total number of outstanding shares of Class A and Class B common stock of Curtice-Burns) had been validly tendered and not withdrawn. All such tendered shares were accepted for payment by PF Acquisition Corp., a wholly-owned subsidiary of Pro-Fac. On November 3, 1994, PF Acquisition Corp. merged into Curtice-Burns, making Curtice-Burns a wholly-owned subsidiary of Pro-Fac.

     Roy A. Myers, who has served as the general manager of Pro-Fac since 1987, has been named president and chief executive officer of Curtice-Burns, replacing
J. William Petty, who has resigned. Pro-Fac and Curtice-Burns will continue to operate under two separate boards. The Pro-Fac Board of Directors will remain unchanged, and a new Curtice-Burns Board, consisting of seven directors, has been appointed.

     Financing for the offer was obtained through $250.1 million of seasonal and term senior bank financing from Springfield Bank for Cooperatives and from the issuance of $160.0 million in senior subordinated debt securities issued to qualified institutional buyers. The bonds will carry an annual interest rate of 12 1/4%. In addition, Pro-Fac contributed $134.6 million in capital to complete the transaction.

NOTE 2. RESTRUCTURING PROGRAM

THE CONCEPTUAL VISION AND STRATEGY

     The restructuring program first initiated in fiscal 1993 was based on Curtice-Burns new vision of a company smaller in sales but more profitable, as measured by return on sales and equity, and possessing the financial and management resources sufficient to drive growth in carefully selected product line markets in which Curtice-Burns can prosper for the long term. Thus, the strategy was to focus on a more limited number of product lines which now have a strong, competitive position.

     The Plan outlined in 1993 is to restructure the business to a more profitable base. At the same time, the remaining businesses were to be managed to optimize earnings growth by installing corporate-wide purchasing, and a corporate-wide focus of capital spending.

     The third leg of the strategy was to accelerate Curtice-Burns national sales and distribution programs by executing new product programs in store-brand retail dressings, salsa and chunky soups, and the 'More Fruit/More Flavor' pie filling program.

EXECUTION OF THE PROGRAM

     The first step of the restructuring program was to divest businesses that were unprofitable or declining for Curtice-Burns but would fit strategically with other business portfolios. During fiscal 1993, Curtice-Burns divested Lucca Frozen Foods. A loss of approximately $2.7 million (before dividing with

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Pro-Fac and before taxes) was recognized on this transaction. At the end of fiscal 1993, Curtice-Burns wrote down the assets and provided for the expenses to dispose of the Hiland potato chips and meat snacks businesses during fiscal 1994. On November 22, 1993, Curtice-Burns sold certain assets of the Hiland Potato Chip business for $2.0 million at closing, plus approximately $1.0 million paid in installments over three months. On February 22, 1994, Curtice-Burns sold the meat snacks business located in Denver, Colorado and Albany, Oregon to Oberto Sausage Company of Kent, Washington. Under the agreement, Oberto has purchased certain assets and assumed certain liabilities of the meat snacks operation, excluding plant, equipment, and trademarks. Curtice-Burns will lease its Albany Oregon manufacturing facility and equipment and license its trademarks, trade names, etc. to Oberto until February 1995, at which time Oberto is contractually obligated to purchase these assets. The sale of the Hiland and meat snacks businesses did not result in any significant gain or loss in fiscal 1994 after giving effect to the restructuring charges recorded in fiscal 1993; however, charges of $3.1 million (before dividing with Pro-Fac and before taxes) were incurred in fiscal 1994 to adjust previous estimates. In the fiscal year ended June 26, 1993, Curtice-Burns incurred losses of $13.2 million from the meat snacks and Hiland potato chip businesses before dividing such losses with Pro-Fac and before taxes.

     On November 19, 1993, Curtice-Burns sold the oats portion of the National Oats business for $39.0 million. The oats business contributed approximately $1.4 million of earnings in fiscal 1993 before dividing with Pro-Fac and before taxes. The sale of the oats business resulted in an approximate $10.9 million gain (before dividing with Pro-Fac and before taxes). The popcorn portion of the National Oats Division was transferred to the Comstock Michigan Fruit Division.

     During fiscal 1993 and 1994, Curtice-Burns also made staff reductions in selected locations throughout Curtice-Burns. A $1.0 million accrual relating to such costs was recorded as part of the fiscal 1993 restructuring charge.

     Thus, a major part of the restructuring plan was successfully executed during fiscal 1994.

     As reported above, Curtice-Burns incurred restructuring charges in fiscal 1993 of $61.0 million (before dividing such charges with Pro-Fac and before taxes), which included the loss incurred on the sale of the Lucca frozen entree business, anticipated losses on the sale of the meat snacks and Hiland businesses, and other costs (primarily severance and unexpected losses prior to sale) in conjunction with the restructuring program. Virtually all of this charge was a revaluation of assets, rather than cash expense.

     Having completed the first phase of the restructuring program in fiscal 1993, the second phase was approved by Curtice-Burns Board of Directors in August 1994. In connection with the second phase, Curtice-Burns is evaluating several alternatives regarding the Nalley's snack food business in the United States, including its possible sale to a third party. A charge of $8.4 million before split with Pro-Fac and before taxes, for this phase of the restructuring program was recorded during the first quarter of fiscal 1995.

     With respect to the potential sale of the snack food business, Curtice-Burns has signed a letter of intent with Country Crisp Foods of Salt Lake City, Utah. The letter of intent is subject to a number of conditions, including successful financing by the purchaser and the negotiation of a definitive purchase agreement. Country Crisp, a regional snack food company operating in the inter-mountain states of Colorado, Utah, Wyoming, Idaho, Nevada and New Mexico, will continue to market the Nalley's brand snacks under a licensing arrangement with Curtice-Burns.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. DEBT

SHORT-TERM DEBT

     Short-term borrowings are made by the Cooperative under a seasonal line of credit with Springfield which currently provides for borrowings up to $56,000,000. Outstanding borrowings at September 24, 1994 amounted to $50,000,000.

     The Cooperative's short-term borrowings are loaned to Curtice-Burns under the same conditions and at the same rates as the Cooperative obtained from its lenders. Provisions of the Agreement between the two companies do however, allow Pro-Fac, with sufficient notice to Curtice-Burns, to accelerate the repayment of outstanding debt.

LONG-TERM DEBT

     The Cooperative's long-term debt consists of the following:

                                                                          SEPTEMBER 24,    SEPTEMBER 25,
                                                                              1994             1993
                                                                          -------------    -------------
Term loans due Springfield:
     Interest rate of 6.8% and 6.3% at 9/24/94 and 9/25/93,
       respectively....................................................   $ 140,805,000    $ 184,000,000
     Other debt........................................................         120,000         --
                                                                          -------------    -------------
                                                                            140,925,000      184,000,000
          Less current portion.........................................      14,000,000       16,000,000
                                                                          -------------    -------------
                                                                          $ 126,925,000    $ 168,000,000
                                                                          -------------    -------------
                                                                          -------------    -------------

     The term loans are collateralized by virtually all the assets of Curtice-Burns and Pro-Fac. In addition, Curtice-Burns guarantees all of the Cooperative's bank debt and the Cooperative guarantees Curtice-Burns' short-term notes payable to commercial banks and certain other debt. The total lines of credit available to the companies for seasonal borrowings expire annually unless extended or renewed. Curtice-Burns had short-term notes payable to commercial banks at September 24, 1994 and September 25, 1993 of $40,000,000 and $34,000,000, respectively.

ADDITIONAL INFORMATION WITH RESPECT TO BORROWING ARRANGEMENTS

     Because Pro-Fac's income is largely determined by the income of Curtice-Burns and because Pro-Fac guarantees the debt of Curtice-Burns and Curtice-Burns guarantees the debt of Pro-Fac (substantially all of which is advanced to Curtice-Burns), management and lenders use combined pro forma financial statements to assess the financial strength of the two companies. Specifically, the combined statement of operations, balance sheet and statement of cash flows portray the financial results, cash flows and equity of Curtice-Burns and Pro-Fac. Management believes that combined financial statements are useful because they provide information concerning Pro-Fac's ability to continue present credit arrangements and/or obtain additional borrowings in the future.

     Certain borrowing agreements require that the companies maintain specified levels with regard to working capital, tangible net worth, fixed charges and the incurrence of additional debt. The Cooperative is in compliance with, or has obtained waivers for, restrictions and requirements under the terms of the borrowing agreements.

     Such financial statements are neither necessary for a fair presentation of the financial position of Pro-Fac nor appropriate as primary statements for Curtice-Burns' shareholders or for Pro-Fac shareholders and members because they combine earnings, assets and liabilities and cash flows which are legally attributable to either Curtice-Burns' shareholders or to Pro-Fac shareholders and members, but not to both. Accordingly, the condensed pro forma financial statements presented herein are special purpose in nature and should be used only within the context described.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                              ------------------------------------------------------------------------
                                                              SEPTEMBER 24, 1994
                                              --------------------------------------------------    SEPTEMBER 25, 1993
                                              CURTICE-                                              ------------------
                                               BURNS      PRO-FAC    ELIMINATIONS       COMBINED         COMBINED
                                              --------    -------    ------------       --------    ------------------
                                                                             (MILLIONS)

Sales and revenues.........................    $176.8      $44.5        $(44.5)          $176.8           $210.1
                                              --------    -------    ------------       --------         -------
Cost of sales..............................     126.8       37.7         (37.7)           126.8            153.1
Restructuring..............................       8.4       --          --                  8.4          --
Change of control costs....................       1.8       --          --                  1.8          --
Insurance gain.............................      (6.5)      --          --                 (6.5)         --
Selling, administrative and general
  expenses.................................      38.0        0.2          (0.2)            38.0             46.1
Interest expense...........................       5.1        2.9          (4.2)             3.8              3.9
Pro-Fac share of earnings..................       1.5       --            (1.5)           --             --
                                              --------    -------    ------------       --------         -------
     Total cost and expenses...............     175.1       40.8         (43.6)           172.3            203.1
                                              --------    -------    ------------       --------         -------
Income before taxes........................       1.7        3.7          (0.9)(A)          4.5              7.0
Provision for taxes........................      (1.4)      --          --                 (1.4)            (2.3)
                                              --------    -------    ------------       --------         -------
Net income.................................    $  0.3      $ 3.7        $ (0.9)(A)       $  3.1           $  4.7
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------

- ------------

 (A) Amounts represent the balance of the first quarter fiscal 1995 share of earnings between Curtice Burns and Pro-Fac which is currently under dispute. See discussion at Note 1.

- ----------------------------------------------------------

     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of operations.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                   COMBINED PRO FORMA CONDENSED BALANCE SHEET
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                              ------------------------------------------------------------------------
                                                              SEPTEMBER 24, 1994
                                              --------------------------------------------------    SEPTEMBER 25, 1993
                                              CURTICE-                                              ------------------
                                               BURNS      PRO-FAC    ELIMINATIONS       COMBINED         COMBINED
                                              --------    -------    ------------       --------    ------------------
                                                                             (MILLIONS)

ASSETS
     Current assets(A)(C)..................    $321.7     $ 88.5       $  (83.6)         $326.6           $324.0
     Property, plant and equipment,
       net(B)..............................     160.3       --           --               160.3            191.3
     Investment in direct financing
       leases(C)...........................     --         113.1         (113.1)          --             --
     Due from Curtice-Burns(D).............     --          89.0          (89.0)          --             --
     Goodwill and other intangibles........      24.5       24.5         --                49.0             52.2
     Other assets..........................      17.9       23.0         --                40.9             28.1
                                              --------    -------    ------------       --------         -------
          Total assets.....................    $524.4     $338.1       $ (285.7)         $576.8           $595.6
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------
LIABILITIES AND NET WORTH
     Current liabilities(A)(C).............    $219.9     $ 88.5       $  (81.0)         $227.4           $221.9
     Lease obligations(C)..................     114.4       --           (113.1)            1.3              1.8
     Long-term debt --
          Due Pro-Fac(D)...................      89.0       --            (89.0)          --             --
          Due others.......................       0.9      126.9         --               127.8            173.9
     Other liabilities.....................      20.3        0.6         --                20.9             13.4
                                              --------    -------    ------------       --------         -------
          Total liabilities................     444.5      216.0         (283.1)          377.4            411.0
     Shareholders' equity and members'
       capitalization(E)...................      79.9      122.1           (2.6)(F)       199.4            184.6
                                              --------    -------    ------------       --------         -------
          Total Liabilities and Net
            Worth..........................    $524.4     $338.1       $ (285.7)         $576.8           $595.6
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------

- ------------

Notes to combined balance sheet:

 (A) Current  assets  of  Pro-Fac  consist  principally  of  amounts  due   from
     Curtice-Burns with respect to the Agreement described in Note 1. Such amounts are eliminated for purposes of this balance sheet.

 (B) Property, plant and equipment to which Pro-Fac holds title (with net book value of $130.7 million at September 24, 1994) is leased to Curtice-Burns on a financing basis. Such leased assets are reclassified as property, plant and equipment for purposes of this balance sheet.

 (C) The majority of Curtice-Burns' lease obligations are payable to Pro-Fac and amount to $130.7 million at September 24, 1994, of which $17.6 million is payable currently. The related Curtice Burns liability and Pro-Fac receivable are eliminated for purposes of this balance sheet.

 (D) Long-term borrowings by Curtice-Burns from Pro-Fac under the Agreement are eliminated for purposes of this balance sheet.

 (E) Shareholders' equity of Curtice-Burns consists of Class A common stock, $6.6 million; Class B common stock, $2.0 million; additional paid-in capital, $14.3 million, and retained earnings, $57.0 million.

 (F) Amount represents the balance of the fiscal 1994 and first quarter fiscal 1995 share of earnings between Curtice-Burns and Pro-Fac which is currently under dispute. See discussion at Note 1.

                           PRO-FAC COOPERATIVE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

              COMBINED PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                              ------------------------------------------------------------------------
                                                              SEPTEMBER 24, 1994
                                              --------------------------------------------------    SEPTEMBER 25, 1993
                                              CURTICE-                                              ------------------
                                               BURNS      PRO-FAC    ELIMINATIONS       COMBINED         COMBINED
                                              --------    -------    ------------       --------    ------------------
                                                                             (MILLIONS)
Net cash (used in)/provided by operating
  activities...............................    $(68.4)    $  8.1        $ (1.8)(A)       $(62.1)          $(51.9)
Net cash (used in)/provided by investing
  activities...............................      (4.4)     (40.9 )        40.6(A)          (4.7)            (5.0)
Net cash provided by/(used in) financing
  activities...............................      77.2       32.9         (38.8)            71.3             58.0
                                              --------    -------    ------------       --------         -------
Net change in cash.........................       4.4        0.1        --                  4.5              1.1
Cash at beginning of period................       2.9       --          --                  2.9              6.5
                                              --------    -------    ------------       --------         -------
Cash at end of period......................    $  7.3     $  0.1        $--              $  7.4           $  7.6
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------
Supplemental disclosure of cash flow
  information
Cash paid during the period for:
     Interest (net of amount
       capitalized)........................    $  4.6     $  2.7        $ (4.2)          $  3.1           $  3.9
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------
     Income taxes, net.....................    $   .6     $ --          $--              $  0.6           $  7.5
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------
Supplemental Schedule of Non-Cash Investing
  and Financing Activities:
     Capital lease obligations incurred....    $  0.9     $ --          $ (0.9)          $--             -$-
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------
     Conversion of retains to preferred
       stock...............................    $--        $  1.2        $--              $  1.2          -$-
                                              --------    -------    ------------       --------         -------
                                              --------    -------    ------------       --------         -------

- ------------

 (A) Amounts include the balance of the first quarter fiscal 1995 share of earnings between Curtice Burns and Pro-Fac which is currently under dispute. See discussion at Note 1.

- ----------------------------------------------------------
     Transactions between Curtice-Burns and Pro-Fac have been eliminated for purposes of this combined statement of cash flows.

NOTE 4 -- OTHER MATTERS

FAVORABLE TAX RULING

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative is exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperatives from Tax.' Unlike a non-exempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. This exempt status is retroactive to fiscal year 1986 and is anticipated to apply to future years as long as there is no significant change in the way in which the Cooperative operates. In conjunction with this ruling, the Cooperative has filed for tax refunds for fiscal years 1986 to 1990 in the amount of approximately $5.8 million and interest payments of approximately $3.4 million. In addition, it is anticipated that the Cooperative will file for tax refunds for fiscal years 1991 and 1992 in the amount of approximately $3.1 million and interest payments of approximately $0.4 million. No such refund amounts have been reflected in the Cooperative's financial statements as of September 24, 1994. It is anticipated that the refund amounts will be recognized upon receipt.

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

               ---------------------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Available Information..........................     2
Summary........................................     3
Risk Factors...................................    13
The Company....................................    19
The Acquisition................................    21
Use of Proceeds................................    23
The Exchange Offer.............................    23
Capitalization.................................    32
Selected Historical Consolidated Financial Data
  of the Company...............................    34
Selected Historical Financial Data of
  Pro-Fac......................................    37
Pro Forma Financial Data of the Company........    38
Pro Forma Financial Data of Pro-Fac and the
  Company......................................    45
Management's Discussion and Analysis of
  Financial Condition and Results of Operations
  of the Company...............................    52
Management's Discussion and Analysis of
  Financial Condition and Results of Operations
  of Pro-Fac...................................    66
Business.......................................    69
Management.....................................    79
Executive Compensation.........................    83
Certain Transactions...........................    86
Security Ownership of Certain Beneficial
  Owners and Management........................    90
Description of Certain Indebtedness............    92
Description of the Notes.......................    93
Plan of Distribution...........................   116
Legal Matters..................................   117
Experts........................................   117
Index to Financial Statements..................   F-1

_____________________________                      _____________________________

                           CURTICE-BURNS FOODS, INC.

                               ------------------

                             OFFER TO EXCHANGE ITS
                          12 1/4% SENIOR SUBORDINATED
                                 NOTES DUE 2005
                             FOR ANY AND ALL OF ITS
                           OUTSTANDING 12 1/4% SENIOR
                          SUBORDINATED NOTES DUE 2005

                           -------------------------
                                   PROSPECTUS
                           -------------------------

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 722 of the New York Business Corporation Law (the 'New York Corporation Law') Article V of the By-laws of the Company, a copy of which is filed as Exhibit 3.4 to this Registration Statement, provides that the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon to the full extent permitted by the New York Corporation Law. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Registrant in advance of the final disposition of such action or proceeding to the extent, if any, authorized by the Board in accordance with the provisions of the New York Corporation Law, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the by-laws or to repay such amount to the extent the expenses so advanced by the Company or allowed by a court exceed the indemnification to which he is entitled. The Company shall provide such other indemnification to the directors and officers of the Company as may, from time to time, be provided pursuant to resolutions duly adopted by the Board of Directors of the Company.

     Section 726 of the New York Corporation Law allows the Company to purchase and maintain insurance to indemnify (i) the Company for any obligation which it incurs as a result of the indemnification of directors and officers, (ii) directors and officers in instances in which they may be indemnified by the Company, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the Company provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance. Notwithstanding the foregoing, no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer (i) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

     Pursuant to Section 402(b) of the New York Corporation Law, paragraph 10 of the Certificate of Incorporation of the Company, a copy of which is filed as
Exhibit 3.3 to the Registration Statement, provides that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

EXHIBIT
NUMBER                                                  DESCRIPTION
- -------  ----------------------------------------------------------------------------------------------------------

  2.1    -- Agreement  and  Plan  of  Merger dated  as  of  September  27, 1994  among  Pro-Fac  Cooperative,  Inc.
           ('Pro-Fac'), PF Acquisition Corp. ('PFAC') and Curtice-Burns Foods, Inc. ('Curtice- Burns').
  3.1    -- Certificate of Incorporation of Pro-Fac.
  3.2    -- Bylaws of Pro-Fac.

EXHIBIT
NUMBER                                                  DESCRIPTION
- -------  ----------------------------------------------------------------------------------------------------------
  3.3    -- Certificate of Incorporation of Curtice-Burns.
  3.4    -- Bylaws of Curtice-Burns.
  3.5*   -- Certificate of Incorporation of Curtice-Burns Express, Inc. ('Express').
  3.6*   -- Bylaws of Express.
  3.7*   -- Certificate of Incorporation of Finger Lakes Packaging Company, Inc. ('Finger Lakes').
  3.8*   -- Bylaws of Finger Lakes.
  3.9*   -- Certificate of Incorporation of Curtice-Burns Meat Snacks, Inc. ('Meat Snacks').
  3.10*  -- Bylaws of Meat Snacks.
  3.11*  -- Certificate of Incorporation of Quality Snax of Maryland, Inc. ('Snax').
  3.12*  -- Bylaws of Snax.
  3.13*  -- Certificate of Incorporation of Kennedy Endeavors, Incorporated ('Kennedy').
  3.14*  -- Bylaws of Kennedy.
  3.15*  -- Certificate of Incorporation of Husman Snack Foods Co., Inc. ('Husman').
  3.16*  -- Bylaws of Husman.
  3.17*  -- Certificate of Incorporation of Seasonal Employers, Inc. ('Seasonal').
  3.18*  -- Bylaws of Seasonal.
  3.19*  -- Certificate of Incorporation of Nalley's Canada Limited ('Nalley's').
  3.20*  -- Bylaws of Nalley's.
  3.21*  -- Certificate of Incorporation of Pro-Fac Holding Company of Iowa, Inc. ('Pro-Fac Iowa').
  3.22*  -- Bylaws of Pro-Fac Iowa.
  4.1    --  Indenture, dated as of November 3, 1994 (the 'Indenture'), among PFAC, Pro-Fac and IBJ Schroder Bank &
           Trust Company ('IBJ'), as Trustee, as amended by  First Supplemental Indenture, dated as of November  3,
           1994, each with respect to Curtice-Burns' 12 1/4% Senior Subordinated Notes due 2005 (the 'Notes').
  4.2    --  Purchase Agreement, dated as of November 3, 1994, among Pro-Fac, PFAC and each of the purchasers named on the signature pages thereof (the 'Purchasers').
  4.3    -- Registration Rights Agreement, dated as  of November 3, 1994, by and  among PFAC, Pro-Fac, each of  the subsidiary  guarantors  named on  the  signature pages  thereof  (the 'Subsidiary  Guarantors')  and the
           Purchasers.
  4.4    -- Term  Loan, Term  Loan Facility  and Seasonal  Loan  Agreement, dated  as of  November 3,  1994,  among
           Springfield Bank for Cooperatives (the 'Bank'), Curtice-Burns and PFAC.
  4.5    -- Borrower Security Agreement, dated as of November 3, 1994, among the Bank, Curtice-Burns and PFAC.
  4.6    --  Trademark  Collateral  Assignment  and Security  Agreement,  dated  as of  November  3,  1994, between
           Curtice-Burns and the Bank.
  4.7    --  Patent  Collateral  Assignment  and  Security  Agreement,  dated  as  of  November  3,  1994,  between
           Curtice-Burns and the Bank.
  4.8    -- Parent Guaranty, dated as of November 3, 1994, by Pro-Fac in favor of the Bank.
  4.9    -- Parent Security Agreement, dated as of November 3, 1994 between Pro-Fac and the Bank.
  4.10   -- Subsidiaries Guaranty, dated as of November 3, 1994, by the Subsidiary Guarantors in favor of the Bank.
  4.11   --  Subsidiaries Security Agreement, dated as of November 3, 1994, among the Subsidiary Guarantors and the
           Bank.
  4.12   -- Mortgage, Open End Mortgage, Deed of Trust,  Trust Deed, Deed to Secure Debt, Purchase Money  Mortgage,
           Assignment,  Security Agreement and Financing Statement dated November 3, 1994 among PFAC, Curtice-Burns and the Bank.
  5.1*   -- Opinion and Consent of Howard, Darby & Levin.
  5.2*   -- Opinion and Consent of Harris, Beach & Wilcox.
 10.1    -- Marketing and Facilitation Agreement, dated as of November 3, 1994, between Pro-Fac and Curtice-Burns.
 10.2    -- Management Incentive Plan, as amended.
 10.3    -- Supplemental Executive Retirement Plan, as amended.
 10.4    -- Key Executive Severance Plan, as amended.
 10.5    -- Master Salaried Retirement Plan, as amended.
 10.6    -- Non-Qualified Profit Sharing Plan, as amended.

EXHIBIT
NUMBER                                                  DESCRIPTION
- -------  ----------------------------------------------------------------------------------------------------------
 10.7    -- Excess Benefit Retirement Plan.
 10.8    -- Agreement, dated as of September 27, 1994, among Pro-Fac, PFAC and Agway Holdings, Inc.
 12.1    -- Computation of Ratio of Earnings to Fixed Charges.
 21.1    -- List of Subsidiaries.
 23.1    -- Consent of  Price Waterhouse  LLP, independent  accountants, relating  to the  financial statements  of
           Pro-Fac.
 23.2    --  Consent  of Price  Waterhouse LLP,  independent  accountants, relating  to the  consolidated financial statements of Curtice-Burns.
 23.3    -- Consent of Howard, Darby & Levin (included in Exhibit 5.1).
 23.4    -- Consent of Harris, Beach & Wilcox (included in Exhibit 5.2).
 24.1    -- Power of Attorney (included in Part II of the Registration Statement).
 25.1    -- Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of IBJ, as
           Trustee under the Indenture relating to the Notes.
 27.1    -- Financial Data Schedule of Pro-Fac.
 27.2    -- Financial Data Schedule of Curtice-Burns.
 99.1*   -- Form of Transmittal Letter (including Guidelines for Certification of Taxpayer Identification Number on
           Substitute Form W-9).
 99.2*   -- Form of Notice of Guaranteed Delivery.
 99.3*   -- Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner.

- ------------

*  To be filed by amendment.

     (b) Financial Statement Schedules.

          (1) The Company

    SCH. REF.       SCHEDULE DESCRIPTION
    --------------  -------------------------------------------------------------------------------------------

    Schedule V      Property, Plant and Equipment.
    Schedule VI     Reserve for Amortization of Property, Plant and Equipment.
    Schedule VIII   Valuation and Qualifying Accounts.
    Schedule IX     Short Term Borrowings.
    Schedule X      Supplementary Income Statement Information.

          (2) Pro-Fac

    SCH. REF.       SCHEDULE DESCRIPTION
    --------------  -------------------------------------------------------------------------------------------

    Schedule II     Amounts Receivable from Related Parties and Underwriters, Promoters, and Employees Other
                    Than Related Parties.
    Schedule IV     Indebtedness of and to Related Parties -- Not Current.
    Schedule IX     Short Term Borrowings.

     All other schedules of the Company and Pro-Fac for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required, are inapplicable or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                                CURTICE-BURNS FOODS, INC.
                                          By           /s/ ROY A. MYERS
                                             ...................................
                                                        ROY A. MYERS
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of CURTICE-BURNS FOODS, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ ROY A. MYERS               President and Chief Executive Officer and       November 17, 1994
 .........................................    Director
              (ROY A. MYERS)

           /s/ WILLIAM D. RICE              Senior Vice President, Secretary and            November 17, 1994
 .........................................    Treasurer
            (WILLIAM D. RICE)

         /s/ ROBERT V. CALL, JR.            Director                                        November 17, 1994
 .........................................
          (ROBERT V. CALL, JR.)

             /s/ BRUCE R. FOX               Director                                        November 17, 1994
 .........................................
              (BRUCE R. FOX)

       /s/ CORNELIUS D. HARRINGTON          Director                                        November 17, 1994
 .........................................
        (CORNELIUS D. HARRINGTON)

          /s/ STEVEN D. KOINZAN             Director                                        November 17, 1994
 .........................................
           (STEVEN D. KOINZAN)

       /s/ WILLIAM B. MCKNIGHT, JR.         Director                                        November 17, 1994
 .........................................
        (WILLIAM B. MCKNIGHT, JR.)

            /s/ FRANK M. STOTZ              Director                                        November 17, 1994
 .........................................
             (FRANK M. STOTZ)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                                PRO-FAC COOPERATIVE, INC.
                                          By       /s/ ROBERT V. CALL, JR.
                                             ...................................
                                                    ROBERT V. CALL, JR.
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of PRO-FAC COOPERATIVE, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
         /s/ ROBERT V. CALL, JR.            President and Director                          November 17, 1994
 .........................................
          (ROBERT V. CALL, JR.)

             /s/ BRUCE R. FOX               Treasurer and Director                          November 17, 1994
 .........................................
              (BRUCE R. FOX)

          /s/ DALE W. BURMEISTER            Director                                        November 17, 1994
 .........................................
           (DALE W. BURMEISTER)

            /s/ GLEN LEE CHASE              Director                                        November 17, 1994
 .........................................
             (GLEN LEE CHASE)

           /s/ TOMMY R. CRONER              Director                                        November 17, 1994
 .........................................
            (TOMMY R. CRONER)

           /s/ ALBERT P. FAZIO              Director                                        November 17, 1994
 .........................................
            (ALBERT P. FAZIO)

          /s/ STEVEN D. KOINZAN             Director                                        November 17, 1994
 .........................................
           (STEVEN D. KOINZAN)

         /s/ KENNETH A. MATTINGLY           Director                                        November 17, 1994
 .........................................
          (KENNETH A. MATTINGLY)

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
          /s/ ALLAN D. MITCHELL             Director                                        November 17, 1994
 .........................................
           (ALLAN D. MITCHELL)

          /s/ ALLAN W. OVERHISER            Director                                        November 17, 1994
 .........................................
           (ALLAN W. OVERHISER)

             /s/ PAUL E. ROE                Director                                        November 17, 1994
 .........................................
              (PAUL E. ROE)

          /s/ EDWARD L. WHITAKER            Director                                        November 17, 1994
 .........................................
           (EDWARD L. WHITAKER)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                          CURTICE-BURNS EXPRESS, INC.
                                          By           /s/ ROY A. MYERS
                                             ...................................
                                                        ROY A. MYERS
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of CURTICE-BURNS EXPRESS, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                     CAPACITY                            DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ ROY A. MYERS               President and Director                          November 17, 1994
 .........................................
              (ROY A. MYERS)

           /s/ WILLIAM D. RICE              Treasurer                                       November 17, 1994
 .........................................
            (WILLIAM D. RICE)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                          CURTICE BURNS MEAT SNACKS, INC.
                                          By           /s/ ROY A. MYERS
                                             ...................................
                                                        ROY A. MYERS
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of CURTICE-BURNS MEAT SNACKS, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                     CAPACITY                            DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ ROY A. MYERS               President                                       November 17, 1994
 .........................................
              (ROY A. MYERS)

           /s/ WILLIAM D. RICE              Treasurer and Secretary                         November 17, 1994
 .........................................
            (WILLIAM D. RICE)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LYONS, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                          FINGER LAKES PACKAGING COMPANY, INC.
                                          By          /s/ RONALD FITHEN
                                             ...................................
                                                       RONALD FITHEN
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of FINGER LAKES PACKAGING CO., INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                     CAPACITY                            DATE
- ------------------------------------------  --------------------------------------------   -------------------
            /s/ RONALD FITHEN               President                                       November 17, 1994
 .........................................
             (RONALD FITHEN)

           /s/ WILLIAM D. RICE              Vice President, Secretary and                   November 17, 1994
 .........................................    Director
            (WILLIAM D. RICE)

             /s/ ROY A. MYERS               Director                                        November 17, 1994
 .........................................
              (ROY A. MYERS)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                          HUSMAN SNACK FOODS COMPANY, INC.
                                          By           /S/ ROY A. MYERS
                                             ...................................
                                                        ROY A. MYERS
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of HUSMAN SNACK FOODS COMPANY, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                     CAPACITY                            DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ ROY A. MYERS               President and Director                          November 17, 1994
 .........................................
              (ROY A. MYERS)

           /s/ WILLIAM D. RICE              Vice President, Treasurer, Secretary and        November 17, 1994
 .........................................    Director
            (WILLIAM D. RICE)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF VANCOUVER, PROVINCE OF BRITISH COLUMBIA, CANADA, ON NOVEMBER 17, 1994.

                                                 NALLEY'S CANADA LIMITED
                                          By           /s/ JOHN FROSTAD
                                             ...................................
                                                        JOHN FROSTAD
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of NALLEY'S CANADA LIMITED, do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ JOHN FROSTAD               President and Director                          November 17, 1994
 .........................................
              (JOHN FROSTAD)

           /s/ WILLIAM D. RICE              Vice President and Secretary                    November 17, 1994
 .........................................
            (WILLIAM D. RICE)

        /s/ DAVID PHILLIPPE BROWN           Director                                        November 17, 1994
 .........................................
         (DAVID PHILLIPPE BROWN)

         /s/ HENRY STEVENSON HOWE           Director                                        November 17, 1994
 .........................................
          (HENRY STEVENSON HOWE)

        /s/ PATRICK D. LINDENBACH           Director                                        November 17, 1994
 .........................................
         (PATRICK D. LINDENBACH)

        /s/ WILLIAM J. MCFETRIDGE           Director                                        November 17, 1994
 .........................................
         (WILLIAM J. MCFETRIDGE)

             /s/ ROY A. MYERS               Director                                        November 17, 1994
 .........................................
              (ROY A. MYERS)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TACOMA, STATE OF WASHINGTON ON NOVEMBER 17, 1994.

                                             KENNEDY ENDEAVORS, INCORPORATED
                                          By         /s/ HELEN WHATMOUGH
                                             ...................................
                                                      HELEN WHATMOUGH
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of KENNEDY ENDEAVORS, INCORPORATED, do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
           /s/ HELEN WHATMOUGH              President                                       November 17, 1994
 .........................................
            (HELEN WHATMOUGH)

           /s/ WILLIAM D. RICE              Vice President, Secretary and                   November 17, 1994
 .........................................    Director
            (WILLIAM D. RICE)

             /s/ ROY A. MYERS               Director                                        November 17, 1994
 .........................................
              (ROY A. MYERS)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                              QUALITY SNAX OF MARYLAND, INC.
                                          BY           /S/ ROY A. MYERS
                                             ...................................
                                                        ROY A. MYERS
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of QUALITY SNAX OF MARYLAND, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
             /s/ ROY A. MYERS               President and Director                          November 17, 1994
 .........................................
              (ROY A. MYERS)

           /s/ WILLIAM D. RICE              Vice President, Treasurer, Secretary and        November 17, 1994
 .........................................    Director
            (WILLIAM D. RICE)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                                 SEASONAL EMPLOYERS, INC.
                                          By:       /s/ WILLIAM FITZGERALD
                                             ...................................
                                                     WILLIAM FITZGERALD
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of SEASONAL EMPLOYERS, INC., do hereby severally constitute and appoint Roy A. Myers and William D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
          /s/ WILLIAM FITZGERALD            President                                       November 17, 1994
 .........................................
           (WILLIAM FITZGERALD)

           /s/ WILLIAM D. RICE              Vice President, Treasurer, Secretary and        November 17, 1994
 .........................................    Director
            (WILLIAM D. RICE)

             /s/ ROY A. MYERS               Director                                        November 17, 1994
 .........................................
              (ROY A. MYERS)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK ON NOVEMBER 17, 1994.

                                          PRO-FAC HOLDING COMPANY OF IOWA, INC.
                                          BY       /S/ ROBERT V. CALL, JR.
                                             ...................................
                                                    ROBERT V. CALL, JR.
                                                         PRESIDENT

                               POWER OF ATTORNEY

     We, the undersigned, directors and officers of PRO-FAC HOLDING COMPANY OF IOWA, INC., do hereby severally constitute and appoint Roy A. Myers and William
D. Rice and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
         /s/ ROBERT V. CALL, JR.            President and Director                          November 17, 1994
 .........................................
          (ROBERT V. CALL, JR.)

           /s/ WILLIAM D. RICE              Treasurer                                       November 17, 1994
 .........................................
            (WILLIAM D. RICE)

             /s/ ROY A. MYERS               Director                                        November 17, 1994
 .........................................
              (ROY A. MYERS)

          /s/ THOMAS R. KALCHIK             Director                                        November 17, 1994
 .........................................
           (THOMAS R. KALCHIK)

                                                                      SCHEDULE V

                           CURTICE-BURNS FOODS, INC.
                         PROPERTY, PLANT AND EQUIPMENT
                               (OWNED AND LEASED)

                                                                     YEAR ENDED JUNE 25, 1994
                                                  --------------------------------------------------------------
                                                    BALANCE AT
                                                   BEGINNING OF                                   BALANCE AT END
                                                       YEAR         ADDITIONS      RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land............................................  $    9,714,000  $     122,000  $    (1,195,000) $    8,641,000
Land improvements...............................       3,778,000         88,000         (314,000)      3,552,000
Buildings.......................................      97,694,000      2,431,000      (11,352,000)     88,773,000
Machinery and equipment.........................     250,440,000     15,319,000      (32,226,000)    233,533,000
Construction in process.........................      18,778,000      2,307,000        --             21,085,000
Valuation Allowance.............................      (6,900,000)      --              2,930,000      (3,970,000)
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  373,504,000  $  20,267,000  $   (42,157,000) $  351,614,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                     YEAR ENDED JUNE 26, 1993
                                                  --------------------------------------------------------------
                                                    BALANCE AT
                                                   BEGINNING OF                                   BALANCE AT END
                                                       YEAR         ADDITIONS      RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land............................................  $   10,552,000  $    --        $      (838,000) $    9,714,000
Land improvements...............................       3,703,000         75,000        --              3,778,000
Buildings.......................................      97,721,000      3,034,000       (3,061,000)     97,694,000
Machinery and equipment.........................     249,961,000     13,349,000      (12,870,000)    250,440,000
Construction in process.........................       9,140,000     10,967,000       (1,329,000)     18,778,000
Valuation Allowance.............................        --             --             (6,900,000)     (6,900,000)
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  371,077,000  $  27,425,000  $   (24,998,000) $  373,504,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                     YEAR ENDED JUNE 26, 1992
                                                  --------------------------------------------------------------
                                                    BALANCE AT
                                                   BEGINNING OF                                   BALANCE AT END
                                                       YEAR         ADDITIONS      RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land............................................  $   10,666,000  $    --        $      (114,000) $   10,552,000
Land improvements...............................       3,420,000        287,000           (4,000)      3,703,000
Buildings.......................................      97,139,000      2,006,000       (1,424,000)     97,721,000
Machinery and equipment.........................     236,733,000     18,166,000       (4,938,000)    249,961,000
Construction in process.........................      13,244,000     (1,876,000)      (2,228,000)      9,140,000
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  361,202,000  $  18,583,000  $    (8,708,000) $  371,077,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                     SCHEDULE VI

                           CURTICE-BURNS FOODS, INC.
                     RESERVE FOR AMORTIZATION OF PROPERTY,
                              PLANT AND EQUIPMENT
                               (OWNED AND LEASED)

                                                                     YEAR ENDED JUNE 25, 1994
                                                  --------------------------------------------------------------
                                                                    ADDITIONS
                                                    BALANCE AT     CHARGED TO
                                                   BEGINNING OF     COST AND                      BALANCE AT END
                                                       YEAR         EXPENSES       RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land Improvements...............................  $    1,946,000  $     161,000  $      (147,000) $    1,960,000
Buildings.......................................      36,776,000      3,925,000       (2,564,000)     38,137,000
Machinery and equipment.........................     142,330,000     18,236,000      (16,565,000)    144,001,000
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  181,052,000  $  22,322,000  $   (19,276,000) $  184,098,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                     YEAR ENDED JUNE 26, 1993
                                                  --------------------------------------------------------------
                                                                    ADDITIONS
                                                    BALANCE AT     CHARGED TO
                                                   BEGINNING OF     COST AND                      BALANCE AT END
                                                       YEAR         EXPENSES       RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land Improvements...............................  $    1,761,000  $     185,000  $     --         $    1,946,000
Buildings.......................................      33,251,000      4,297,000         (772,000)     36,776,000
Machinery and equipment.........................     129,410,000     20,950,000       (8,030,000)    142,330,000
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  164,422,000  $  25,432,000  $    (8,802,000) $  181,052,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                     YEAR ENDED JUNE 26, 1992
                                                  --------------------------------------------------------------
                                                                    ADDITIONS
                                                    BALANCE AT     CHARGED TO
                                                   BEGINNING OF     COST AND                      BALANCE AT END
                                                       YEAR         EXPENSES       RETIREMENTS       OF YEAR
                                                  --------------  -------------  ---------------  --------------

Land Improvements...............................  $    1,583,000  $     180,000  $        (2,000) $    1,761,000
Buildings.......................................      29,297,000      4,338,000         (384,000)     33,251,000
Machinery and equipment.........................     113,355,000     19,896,000       (3,841,000)    129,410,000
                                                  --------------  -------------  ---------------  --------------
     Total......................................  $  144,235,000  $  24,414,000  $    (4,227,000) $  164,422,000
                                                  --------------  -------------  ---------------  --------------
                                                  --------------  -------------  ---------------  --------------

                                                                   SCHEDULE VIII

                           CURTICE-BURNS FOODS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                 FOR THE THREE FISCAL YEARS ENDED JUNE 25, 1994

                                                                            ADDITIONS      DEDUCTIONS
                                                              BALANCE AT    ----------    ------------    BALANCE AT
                                                              BEGINNING     CHARGE TO       ACCOUNTS        END OF
                                                              OF PERIOD      EXPENSE      WRITTEN OFF       PERIOD
                                                              ----------    ----------    ------------    ----------

Allowance for Doubtful Accounts
     Year ended June 25, 1994..............................   $  801,000     $702,000       $437,000      $1,066,000
     Year ended June 26, 1993..............................   $1,353,000     $346,000       $898,000      $  801,000
     Year ended June 26, 1992..............................   $1,118,000     $827,000       $592,000      $1,353,000

                                                                          BALANCE AT                   BALANCE AT
                                                                          BEGINNING         NET          END OF
                                                                          OF PERIOD       CHANGE        PERIOD*
                                                                          ----------    -----------    ----------

Inventory Reserve
     Year ended June 25, 1994..........................................   $1,189,000    $  (810,000)   $  379,000
     Year ended June 26, 1993..........................................   $2,520,000    $(1,331,000)   $1,189,000
     Year ended June 26, 1992..........................................   $2,549,000    $   (29,000)   $2,520,000

- ------------

* Difference between FIFO cost and market applicable to canned and frozen fruit and vegetable inventories.

                                                                     SCHEDULE IX

                           CURTICE-BURNS FOODS, INC.
                             SHORT-TERM BORROWINGS
                    FOR THE THREE YEARS ENDED JUNE 25, 1994

                                                                           MAXIMUM        AVERAGE        WEIGHTED
                                                                           AMOUNT         AMOUNT          AVERAGE
                                           BALANCE        WEIGHTED       OUTSTANDING    OUTSTANDING    INTEREST RATE
             CATEGORY OF                   AT END          AVERAGE         DURING         DURING          DURING
   AGGREGATE SHORT-TERM BORROWINGS        OF PERIOD     INTEREST RATE    THE PERIOD     THE PERIOD      THE PERIOD
- --------------------------------------   -----------    -------------    -----------    -----------    -------------

June 25, 1994
     Payable to Commercial Banks......      None             N/A         $35,000,000    $21,052,000         4.41%
     Payable to Pro-Fac Cooperative,
       Inc............................   $11,500,000         5.5%        $46,000,000    $30,464,000         4.79%

June 26, 1993
     Payable to Commercial Banks......      None             N/A         $54,000,000    $31,505,000         4.70%
     Payable to Pro-Fac Cooperative,
       Inc............................   $12,000,000        4.32%        $56,000,000    $39,444,000         4.60%

June 26, 1992
     Payable to Commercial Banks......      None             N/A         $45,100,000    $26,567,000         5.83%
     Payable to Pro-Fac Cooperative,
       Inc............................   $28,000,000        4.85%        $77,000,000    $47,764,000         6.28%

                                                                      SCHEDULE X

                           CURTICE-BURNS FOODS, INC.
                   SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                                                CHARGED TO COSTS AND EXPENSES
                                                                                      FISCAL YEAR ENDED
                                                                       -----------------------------------------------
                                                                       JUNE 25, 1994    JUNE 26, 1993    JUNE 26,1992
                                                                       -------------    -------------    -------------

Maintenance and repairs.............................................    $ 26,519,000     $ 28,176,000     $ 29,514,000
Advertising.........................................................    $ 13,319,000     $ 16,499,000     $ 16,773,000
Taxes*
Royalties*
Amortization of Intangibles*

- ------------

* Not applicable as individual amounts do not exceed 1 percent of net sales

                                                                     SCHEDULE II

                           PRO-FAC COOPERATIVE, INC.

      AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS,
                    AND EMPLOYEES OTHER THAN RELATED PARTIES

                                                       BALANCE                                         BALANCE
                                                     AT BEGINNING                                      AT END
                  NAME OF DEBTOR                      OF PERIOD       ADDITIONS       DEDUCTIONS      OF PERIOD
- --------------------------------------------------   ------------    ------------    ------------    -----------

Curtice-Burns Foods
     June 25, 1994................................   $  9,113,000    $123,153,000    $121,069,000    $11,197,000
     June 26, 1993................................   $ 26,767,000    $113,478,000    $131,132,000    $ 9,113,000
     June 26, 1992................................   $ 45,210,000    $121,836,000    $140,279,000    $26,767,000

     The cash needs of a fruit and vegetable food processor such as Curtice-Burns fluctuate greatly during the year because of the peak cash outflow required during a limited production season that is tied to the harvest season of the crops involved, while the cash inflow from sales is more ratably spread throughout the year. By reason of the agreements with Pro-Fac, these peak cash needs are supplied to Curtice-Burns by Pro-Fac. Such receivables from Curtice-Burns include:

          1. Advances under a short-term line of credit.

          2. Accrued interest on all short-term and long-term borrowings that will be paid by Curtice Burns to Pro-Fac when Pro-Fac pays its lenders.

          3. Raw product delivered to Curtice-Burns for which Pro-Fac has agreed on extended terms under the marketing section of the Integrated Agreement.

          4. Amounts due under the profit split provisions of the operations financing section of the Integrated Agreement.

                                                                     SCHEDULE IV

                           PRO-FAC COOPERATIVE, INC.

             INDEBTEDNESS OF AND TO RELATED PARTIES -- NOT CURRENT

                                                         BALANCE                                       BALANCE
                                                       AT BEGINNING     ADDITIONS     DEDUCTIONS       AT END
                   NAME OF PERSON                       OF PERIOD          (2)            (3)         OF PERIOD
- ----------------------------------------------------   ------------    -----------    -----------    -----------

Receivable from Curtice-Burns Foods
     June 25, 1994..................................   $ 78,648,000    $40,378,000    $40,986,000    $78,040,000
     June 26, 1993..................................   $ 61,300,000    $33,348,000    $16,000,000    $78,648,000
     June 26, 1992..................................   $ 61,099,000    $14,201,000    $14,000,000    $61,300,000

     Under the terms of the operations financing section of the Integrated Agreement between Pro-Fac and Curtice-Burns, Pro-Fac lends to Curtice-Burns all funds not required for its own operations or for purchases of assets to be leased to Curtice-Burns. Funds loaned to Curtice-Burns bear the same conditions and interest rates as Pro-Fac has obtained from its lenders. The interest rates on such borrowings at June 25, 1994, June 26, 1993 and June 26, 1992, were 6.7 percent, 6.2 percent, and 7.1 percent, respectively.

                                                                     SCHEDULE IX

                           PRO-FAC COOPERATIVE, INC.
                             SHORT-TERM BORROWINGS
                    FOR THE THREE YEARS ENDED JUNE 25, 1994

                                                                           MAXIMUM        AVERAGE        WEIGHTED
                                                                           AMOUNT         AMOUNT          AVERAGE
                                           BALANCE        WEIGHTED       OUTSTANDING    OUTSTANDING    INTEREST RATE
             CATEGORY OF                   AT END          AVERAGE         DURING         DURING          DURING
   AGGREGATE SHORT-TERM BORROWINGS        OF PERIOD     INTEREST RATE    THE PERIOD     THE PERIOD      THE PERIOD
- --------------------------------------   -----------    -------------    -----------    -----------    -------------

June 25, 1994
     Payable to Springfield Bank for
       Cooperatives...................   $11,500,000        5.50%        $46,000,000    $30,464,000         4.79%
June 26, 1993
     Payable to Springfield Bank for
       Cooperatives...................   $12,000,000        4.32%        $56,000,000    $39,444,000          4.6%
June 26, 1992
     Payable to Springfield Bank for
       Cooperatives...................   $28,000,000        4.85%        $77,000,000    $47,764,000         6.20%